FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226943-04

September 16, 2019

FREE WRITING PROSPECTUS

STRUCTURAL AND COLLATERAL TERM SHEET

$951,712,563

(Approximate Total Mortgage Pool Balance)

$802,449,000

(Approximate Offered Certificates)

BENCHMARK 2019-B13

Deutsche Mortgage & Asset Receiving Corporation

Depositor

German American Capital Corporation

JPMorgan Chase Bank, National Association

Citi Real Estate Funding Inc.

Sponsors and Mortgage Loan Sellers

Co-Lead Managers and Joint Bookrunners

Academy Securities	Drexel Hamilton
Co-Managers

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-226943) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by emailing: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. This free writing prospectus does not contain all information that is required to be included in the prospectus.

Capitalized terms used but not defined herein have the meanings assigned to them in the Preliminary Prospectus expected to be dated September 16, 2019 relating to the offered certificates (hereinafter referred to as the “Preliminary Prospectus”).

KEY FEATURES OF SECURITIZATION
Offering Terms:
Co-Lead Managers and Joint Bookrunners:	Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Citigroup Global Markets Inc.
Co-Managers:	Academy Securities, Inc. and Drexel Hamilton, LLC
Sponsors and Mortgage Loan Sellers:	German American Capital Corporation* (“GACC”) (17.0%), JPMorgan Chase Bank, National Association (“JPMCB”) (53.9%) and Citi Real Estate Funding Inc. (“CREFI”) (29.1%) *An indirect wholly owned subsidiary of Deutsche Bank AG
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Special Servicer:	CWCapital Asset Management LLC
Certificate Administrator:	Wells Fargo Bank, National Association
Trustee:	Wells Fargo Bank, National Association
Rating Agencies:	Fitch Ratings, Inc. (“Fitch”), S&P Global Ratings, a Standard & Poor's Financial Services LLC business (“S&P”) and Kroll Bond Rating Agency, Inc. (“KBRA”).
Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements are being satisfied by GACC, as retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus. Note that this securitization transaction is not being structured to satisfy EU risk retention and due diligence requirements.
Determination Date:	11th day of each month, or if such 11th day is not a business day, the immediately following business day, commencing in November 2019.
Distribution Date:	4th business day following the Determination Date in each month, commencing in November 2019.
Cut-off Date:	With respect to each mortgage loan, the later of the related payment date of such mortgage loan in October 2019 (or, in the case of any mortgage loan that has its first due date subsequent to October 2019, the date that would have been its due date in October 2019 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month) and the date of origination of such mortgage loan. Unless otherwise noted, all mortgage loan statistics are based on balances as of the Cut-off Date.
Closing Date:	On or about October 17, 2019
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	All of the Offered Certificates are expected to be ERISA eligible.
SMMEA Eligible:	None of the Offered Certificates will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	August 2057
Minimum Denominations:	$10,000 (for each class of offered principal balance certificates) and $100,000 (for each class of offered interest-only certificates) and in each case in multiples of $1 thereafter.
Clean-up Call:	1% (with certain exceptions described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus)

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
German American Capital Corporation	5	5	$161,705,723	17.0%
JPMorgan Chase Bank, National Association	20	22	$512,602,855	53.9%
Citi Real Estate Funding Inc.	15	21	$277,403,985	29.1%
Total:	40	48	$951,712,563	100.0%
Collateral Facts
Initial Outstanding Pool Balance:				$951,712,563
Number of Mortgage Loans:				40
Number of Mortgaged Properties:				48
Average Mortgage Loan Cut-off Date Balance:				$23,792,814
Weighted Average Mortgage Rate:				4.0227%
Weighted Average Mortgage Loan Original Term to Maturity Date or ARD (months):				113
Weighted Average Mortgage Loan Remaining Term to Maturity Date or ARD (months):				112
Weighted Average Mortgage Loan Seasoning (months):				2
% of Mortgaged Properties Leased to a Single Tenant:				14.4%
Credit Statistics(1)
Weighted Average Mortgage Loan U/W NCF DSCR:				2.12x
Weighted Average Mortgage Loan Cut-off Date LTV(2):				61.9%
Weighted Average Mortgage Loan Maturity Date or ARD LTV(2):				58.4%
Weighted Average U/W NOI Debt Yield(3):				9.6%
Amortization Overview
% Mortgage Loans with Amortization through Maturity Date or ARD:				16.7%
% Mortgage Loans which pay Interest Only through Maturity or ARD Date:				67.5%
% Mortgage Loans which pay Interest Only followed by Amortization through Maturity Date or ARD:				15.8%
Weighted Average Remaining Amortization Term (months)(4):				361
Loan Structural Feautres
% Mortgage Loans with Upfront or Ongoing Tax Reserves:				67.5%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(5):				67.7%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:				38.2%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(6):				59.8%
% Mortgage Loans with In Place Hard Lockboxes:				71.2%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.05x:				76.9%
% Mortgage Loans with Cash Traps Triggered at Debt Yield Levels ≥ 6.0%:				23.1%

Prepayment Provisions
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period:				75.0%
% Mortgage Loans with Prepayment Only After a Lockout Period and Prior to an Open Period with a Yield Maintenance Charge:				18.4%
% Mortgage Loans with Prepayment Only After a Lockout Period and Prior to an Open Period with Defeasance or a Yield Maintenance Charge:				6.5%

(1)	The LTV, DSCR and Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(2)	With respect to 6 mortgage loans (10.0%) (including 900 & 990 Stewart Avenue, Concord Center, Hotel Indigo Birmingham, Courtyard Warner Robins, Holiday Inn Express and Suites Los Alamos and Double Door), the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated using a value other than the “As Is” appraised values. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

(3)	With respect to the Ensemble mortgage loan (3.6%) the U/W NOI Debt Yield is calculated based on the Cut-off Date Balance net of a related economic reserve.

(4)	Excludes mortgage loans which are interest only for the full loan term.

(5)	Includes FF&E reserves.

(6)	Represents the percent of the allocated Initial Outstanding Pool Balance of office, retail and mixed use properties only structured with TI/LC reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BENCHMARK 2019-B13 Mortgage Trust
STRUCTURE SUMMARY

OFFERED CERTIFICATES

Class(1)	Ratings (S&P/Fitch/KBRA)	Initial Certificate Balance or Notional Amount(2)	Initial Subordination Levels(3)	Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Certificate Underwritten NOI Debt Yield(6)

Class A-1	AAA(sf)/AAAsf/AAA(sf)	$14,591,000	30.000%(7)	2.40	1 – 51	43.3%	13.7%
Class A-2	AAA(sf)/AAAsf/AAA(sf)	$104,583,000	30.000%(7)	4.81	51 – 59	43.3%	13.7%
Class A-SB	AAA(sf)/AAAsf/AAA(sf)	$26,919,000	30.000%(7)	7.41	59 – 116	43.3%	13.7%
Class A-3	AAA(sf)/AAAsf/AAA(sf)	(8)	30.000%(7)	(8)	(8)	43.3%	13.7%
Class A-4	AAA(sf)/AAAsf/AAA(sf)	(8)	30.000%(7)	(8)	(8)	43.3%	13.7%
Class X-A(9)	NR/AAAsf/AAA(sf)	$719,675,000(10)	N/A	N/A	N/A	N/A	N/A
Class A-M	NR/AAAsf/AAA(sf)	$75,877,000	21.750%	9.99	120 – 120	48.4%	12.3%
Class B	NR/AA-sf/AA(sf)	$39,087,000	17.500%	9.99	120 – 120	51.1%	11.6%
Class C	NR/A-sf/A-(sf)	$43,687,000	12.750%	9.99	120 – 120	54.0%	11.0%

NON-OFFERED CERTIFICATES

Class(1)	Ratings (S&P/Fitch/KBRA)	Initial Certificate Balance or Notional Amount(2)	Initial Subordination Levels(3)	Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Certificate Underwritten NOI Debt Yield(6)

Class X-B(9)	NR/A-sf/AAA(sf)	$82,774,000(10)	N/A	N/A	N/A	N/A	N/A
Class X-D(9)	NR/BBB-sf/BBB-(sf)	$48,285,000(10)	N/A	N/A	N/A	N/A	N/A
Class X-F(9)(11)	NR/BB-sf/BB-(sf)	$22,992,000(10)	N/A	N/A	N/A	N/A	N/A
Class D	NR/BBBsf/BBB+(sf)	$26,441,000	9.875%	9.99	120 – 120	55.8%	10.7%
Class E	NR/BBB-sf/BBB-(sf)	$21,844,000	7.500%	9.99	120 – 120	57.3%	10.4%
Class F(11)	NR/BB-sf/BB-(sf)	$22,992,000	5.000%	9.99	120 – 120	58.8%	10.1%
Class G-RR(11)(12)	NR/B-sf/B(sf)	$9,198,000	4.000%	9.99	120 – 120	59.4%	10.0%
Class H-RR(11)(12)	NR/NR/NR	$36,788,563	0.000%	9.99	120 – 120	61.9%	9.6%

NON-OFFERED VERTICAL RISK RETENTION INTEREST

Non-Offered Vertical Risk Retention Interest	Ratings (S&P/Fitch/KBRA)	Initial Certificate Balance or Notional Amount	Initial Subordination Levels	Weighted Average Life (years)(13)	Principal Window (months)(13)	Certificate Principal to Value Ratio	Certificate Underwritten NOI Debt Yield

VRR Interest(14)(15)	NR/NR/NR	$32,000,000(16)	N/A	9.11	1 - 120	N/A	N/A

(1)	The pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates (the “Principal Balance Certificates”) will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related Distribution Date occurs (the “WAC Rate”), (iii) a rate equal to the lesser of a specified pass-through rate and the WAC Rate or (iv) the WAC Rate less a specified rate.

(2)	Approximate; subject to a permitted variance of plus or minus 5%. The Certificate Balance of the VRR Interest is not included in the Certificate Balance or Notional Amount of any Class of Certificates set forth under "Offered Certificates" or "Non-Offered Certificates" in the table above. In addition, the Certificate Balance of each Class of Principal Balance Certificates (and correspondingly, the initial Notional Amount of each Class of Class X Certificates) is subject to change as described in footnote (16) below.

(3)	The initial subordination levels are calculated based on the initial Certificate Balance. The approximate initial credit support percentages shown in the table above for the Principal Balance Certificates do not take into account the VRR Interest. However, losses incurred on the mortgage loans will be allocated between the VRR Interest and the Principal Balance Certificates, pro rata in accordance with their respective outstanding Certificate Balances. See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.

(4)	The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of Principal Balance Certificates are based on (i) modeling assumptions described in the Preliminary Prospectus and (ii) assumptions that there are no prepayments, delinquencies or losses on the mortgage loans. The weighted average life and principal window of the Class A-3 and Class A-4 certificates are subject to change as described in footnote (8) below.

(5)	“Certificate Principal to Value Ratio” for any class of Principal Balance Certificates is calculated as the product of (a) the weighted average mortgage loan Cut-off Date LTV of the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of the related class of Principal Balance Certificates and all other classes of Principal Balance Certificates, if any, that are senior to such class, and the denominator of which is the total initial Certificate Balance of all classes of Principal Balance Certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	“Certificate Underwritten NOI Debt Yield” for any class of Principal Balance Certificates is calculated as the product of (a) the weighted average Underwritten NOI Debt Yield for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of all classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of such class of Principal Balance Certificates and all other classes of Principal Balance Certificates, if any, that are senior to such class. The Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	The initial subordination levels for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are represented in the aggregate.

(8)	The exact initial Certificate Balances of the Class A-3 and Class A-4 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial Certificate Balances, weighted average lives and principal windows of the Class A-3 and Class A-4 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balance of the Class A-3 and Class A-4 certificates is expected to be approximately $497,705,000, subject to a variance of plus or minus 5.0%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Weighted Avg. Life (years)(4)	Expected Range of Principal Window (months)(4)
Class A-3	$100,000,000 - $248,000,000	9.58 - 9.71	113-117 / 113-118
Class A-4	$249,705,000 - $397,705,000	9.90 - 9.86	118-120 / 117-120

(9)	As further described in the Preliminary Prospectus, the pass-through rate applicable to the Class X-A, Class X-B, Class X-D and Class X-F certificates (collectively, the “Class X Certificates” and, together with the Principal Balance Certificates, the “Regular Certificates”) for each Distribution Date will generally be equal to the excess of (i) the WAC Rate over (ii)(A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates (based on their respective Certificate Balances immediately prior to such Distribution Date), (B) with respect to the Class X-B certificates, the weighted average of the pass-through rates of the Class B and Class C certificates (based on their respective Certificate Balances immediately prior to such Distribution Date), (C) with respect to the Class X-D certificates, the weighted average of the pass-through rates of the Class D and Class E certificates (based on their respective Certificate Balances immediately prior to such Distribution Date) and (D) with respect to the Class X-F certificates, the pass-through rate of the Class F certificates.

(10)	The Class X Certificates will not have Certificate Balances. None of the Class X Certificates will be entitled to distributions of principal. The interest accrual amounts on the Class X-A certificates will be calculated by reference to a notional amount equal to the aggregate Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates. The interest accrual amounts on the Class X-B certificates will be calculated by reference to a notional amount equal to the aggregate Certificate Balances of the Class B and Class C certificates. The interest accrual amounts on the Class X-D certificates will be calculated by reference to a notional amount equal to the aggregate Certificate Balances of the Class D and Class E certificates. The interest accrual amounts on the Class X-F certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class F certificates. The notional amount of each class of the Class X Certificates is subject to change depending upon the final pricing of the Principal Balance Certificates, as follows: (1) if as a result of such pricing the pass-through rate of any class of Principal Balance Certificates whose Certificate Balance comprises such notional amount is equal to the WAC Rate, the Certificate Balance of such class of Principal Balance Certificates may not be part of, and will reduce accordingly, such notional amount of the related Class X Certificates (or, if as a result of such pricing the pass-through rate of the related Class X Certificates is equal to zero, such Class X Certificates may not be issued on the Closing Date), and/or (2) if as a result of such pricing the pass-through rate of any class of Principal Balance Certificates that does not comprise such

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BENCHMARK 2019-B13 Mortgage Trust
STRUCTURE SUMMARY

notional amount of the related Class X Certificates is equal to less than the WAC Rate, such class of Principal Balance Certificates may become a part of, and will increase accordingly, such notional amount of the related Class X Certificates.

(11)	The initial certificate balance of each of the Class F, Class G-RR and Class H-RR certificates, and the notional amount of the Class X-F certificates, is subject to change based on final pricing of all certificates and the final determination of the Class G-RR and Class H-RR certificates (collectively, the “HRR Certificates”) that will be retained by the retaining third-party purchaser and the final determination of the VRR Interest that will be retained as described under “Credit Risk Retention” in the Preliminary Prospectus to satisfy the U.S. risk retention requirements of German American Capital Corporation, as retaining sponsor. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

(12)	The HRR Certificates are expected to be retained by Eightfold Real Estate Capital Fund V, L.P. or its affiliate, in partial satisfaction of the retention obligations of German American Capital Corporation in its capacity as the retaining sponsor in accordance with the credit risk retention rules applicable to this securitization transaction. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

(13)	The weighted average life and principal window during which distributions of principal would be received as set forth in the foregoing table with respect to the VRR Interest (as defined below) are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates.

(14)	German American Capital Corporation, as the retaining sponsor, is expected to acquire from the depositor, on the Closing Date, an “eligible vertical interest” (as defined in Regulation RR) in the form of a single vertical security (the “VRR Interest”), representing a specified percentage (to be determined as described in footnote (16) below) of all classes of Principal Balance Certificates and the VRR Interest. A portion of the VRR Interest will be retained by each of German American Capital Corporation or its “majority-owned affiliate” and JPMCB and CREFI in accordance with the credit risk retention rules applicable to this securitization transaction. See “Credit Risk Retention” in the Preliminary Prospectus.

(15)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the VRR Interest will be the WAC rate.

(16)	The initial VRR Interest balance is subject to change depending on the final pricing of all classes of Certificates (other than the Class R certificates) with the final VRR Interest balance determined such that, upon initial issuance, the percentage of the fair value of the HRR Certificates and the percentage of the VRR Interest (in the aggregate) will equal at least 5.00. If the initial Certificate Balance of the VRR Interest is reduced, the initial Certificate Balance of each class of Principal Balance Certificates (and correspondingly, the initial notional amount of each class of Class X Certificates) will be increased on a pro rata basis (based on the initial Certificate Balance set forth in the table above) in an aggregate amount equal to such reduction in the initial Certificate Balance of the VRR Interest. If the initial Certificate Balance of the VRR Interest is increased, the initial Certificate Balance of each class of Principal Balance Certificates (and correspondingly, the initial notional amount of each class of Class X Certificates) will be decreased on a pro rata basis (based on the initial Certificate Balance set forth in the table above) in an aggregate amount equal to such increase in the initial VRR Interest balance. For a further description, see “Credit Risk Retention” in the Preliminary Prospectus.

Class A-2 Principal Paydown(1)

Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio	U/W NCF DSCR	U/W NOI Debt Yield
A-2	JPMCB	900 & 990 Stewart Avenue	Office	$45,000,000	58	69.2%	1.95x	9.1%
A-2	CREFI	Northpoint Tower	Office	$25,000,000	59	62.3%	3.31x	11.3%
A-2	JPMCB	Fern Marketplace	Retail	$12,500,000	59	54.0%	1.76x	9.3%
A-2	CREFI	The BC Remedy Building	Office	$10,480,873	59	64.7%	1.54x	11.2%
A-2	JPMCB	47 Clinton Street	Mixed Use	$9,000,000	51	62.9%	1.16x	6.2%
A-2	CREFI	2975 Breckinridge Boulevard	Office	$4,887,436	58	50.6%	2.01x	14.4%

(1)	This table reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses, (ii) there are no extensions of maturity dates and (iii) each mortgage loan is paid in full on its stated maturity date. See “Yield and Maturity Considerations—Yield Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BENCHMARK 2019-B13 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per NRA/Unit(1)	Cut-off Date LTV(1)(2)	U/W NCF DSCR after IO(1)	U/W NOI Debt Yield(1)
Sunset North	JPMCB	Bellevue, WA	Office	$75,000,000	7.9%	$323	66.1%	2.63x	9.1%
Mac Commons	CREFI	Whitehall, PA	Retail	53,450,000	5.6%	$148	72.7%	1.44x	8.7%
Osborn Triangle	JPMCB	Cambridge, MA	Mixed Use	50,000,000	5.3%	$635	37.1%	3.12x	12.5%
Grand Canal Shoppes	JPMCB	Las Vegas, NV	Retail	50,000,000	5.3%	$1,000	46.3%	2.46x	9.6%
Rivertowne Commons	CREFI	Oxon Hill, MD	Retail	45,000,000	4.7%	$172	62.3%	2.23x	8.8%
900 & 990 Stewart Avenue	JPMCB	Garden City, NY	Office	45,000,000	4.7%	$182	69.2%	1.95x	9.1%
City Hyde Park	JPMCB	Chicago, IL	Mixed Use	45,000,000	4.7%	$622,222	73.8%	1.06x	6.7%
9533 Brighton Way	JPMCB	Beverly Hills, CA	Mixed Use	43,000,000	4.5%	$3,008	63.6%	1.58x	6.7%
Wind Creek Leased Fee	GACC	Bethlehem, PA	Other	41,521,017	4.4%	$56	84.8%	1.27x	7.1%
30 Hudson Yards	GACC	New York, NY	Office	40,000,000	4.2%	$765	50.9%	3.45x	10.9%
Total/Weighted Average				$487,971,017	51.3%		62.6%	2.15x	9.0%
(1)	The Cut-off Date Balance per NRA/Unit Cut-off Date LTV, U/W NCF DSCR after IO and U/W NOI Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(2)	With respect to the 900 & 990 Stewart Avenue mortgage loan, the Cut-off Date LTV have been calculated based on the appraised values other than “As Is”. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

Existing Mezzanine Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu/ Subordinate Companion Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR(1)	Trust Cut-off Date LTV	Total Debt Cut-off Date LTV(1)	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield(1)
Woodlands Mall	$30,000,000	$395,000,000	$39,503,446	3.95x	1.79x	26.0%	48.7%	17.4%	9.3%
SpringHill Suites Ashburn-Dulles North	$13,480,000	$0	$3,000,000	2.24x	1.66x	65.4%	80.0%	13.9%	11.4%
Fern Marketplace	$12,500,000	$0	$3,000,000	1.76x	1.27x	54.0%	67.0%	9.3%	7.5%
(1)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), any related subordinate companion loan(s) and/or any related mezzanine loan(s).

Subordinate Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loans Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR(1)	Trust Cut-off Date LTV	Total Debt Cut-off Date LTV(1)	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield(1)
Osborn Triangle	$50,000,000	$380,000,000	$145,000,000	3.12x	2.33x	37.1%	49.7%	12.5%	9.3%
Grand Canal Shoppes	$50,000,000	$710,000,000	$215,000,000	2.46x	1.67x	46.3%	59.5%	9.6%	7.5%
30 Hudson Yards	$40,000,000	$1,080,000,000	$310,000,000	3.45x	2.51x	50.9%	65.0%	10.9%	8.5%
3 Columbus Circle	$37,500,000	$452,500,000	$105,000,000	2.91x	2.40x	45.4%	55.1%	12.3%	10.2%
Woodlands Mall	$30,000,000	$217,600,000	$177,400,000	3.95x	1.79x	26.0%	48.7%	17.4%	9.3%
(1)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and/or related mezzanine loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BENCHMARK 2019-B13 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Companion Loan Summary

Loan No.	Mortgage Loan	Note(s)	Original Balance ($)	Cut-off Date Balance ($)	Holder of Note(1)	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
1	Sunset North	A-1	$75,000,000	$75,000,000	Benchmark 2019-B13	Yes	Midland	CWCapital
		A-2	$25,000,000	$25,000,000	JPMCB	No
		A-3	$50,000,000	$50,000,000	JPMCB	No
		Total	$150,000,000	$150,000,000
3	Osborn Triangle	A-1	$250,000,000	$250,000,000	JPMCC 2019-OSB	Yes	KeyBank	Situs
		A-2	$50,000,000	$50,000,000	Benchmark 2019-B12	No
		A-3	$50,000,000	$50,000,000	Benchmark 2019-B13	No
		A-4, A-5-1, A-6-1	$80,000,000	$80,000,000	JPMCB	No
		Total Senior Notes	$430,000,000	$430,000,000
		B	$145,000,000	$145,000,000	JPMCB 2019-OSB	No
		Total	$575,000,000	$575,000,000
4	Grand Canal Shoppes	A-1-1, A-1-6	$70,000,000	$70,000,000	MSC 2019-H7	No(2)
		A-1-2, A-2-1	$100,000,000	$100,000,000	BANK 2019-BNK19	No
		A-3-1	$50,000,000	$50,000,000	Benchmark 2019-B12	No
		A-3-2	$50,000,000	$50,000,000	Benchmark 2019-B13	No
		A-4-3	$20,000,000	$20,000,000	GSMS 2019-GC42(3)	No
		A-4-1	$60,000,000	$60,000,000	CGCMT 2019-GC41	No
		A-1-3, A-1-4, A-1-5, A-1-7, A-1-8	$113,846,154	$113,846,154	MSNBA	No
		A-2-2, A-2-3, A-2-4, A-2-5	$125,384,615	$125,384,615	WFB	No
		A-3-3, A-3-4, A-3-5	$75,384,615	$75,384,615	JPMCB	No
		A-4-2, A-4-4, A-4-5	$95,384,615	$95,384,615	GSBI	No
		Total Senior Notes	$760,000,000	$760,000,000
		B	$215,000,000	$215,000,000	CPPIB Credit Investment II Inc.	Yes(2)	Midland	LNR
		Total	$975,000,000	$975,000,000
5	Rivertowne Commons	A-1	$45,000,000	$45,000,000	Benchmark 2019-B13	Yes	Midland	CWCapital
		A-2	$21,000,000	$21,000,000	CREFI	No
		Total	$66,000,000	$66,000,000
6	900 & 990 Stewart Avenue	A-1	$45,000,000	$45,000,000	Benchmark 2019-B13	Yes	Midland	CWCapital
		A-2	$39,000,000	$39,000,000	JPMCB	No
		Total	$84,000,000	$84,000,000
7	City Hyde Park	A-1	$45,000,000	$45,000,000	Benchmark 2019-B13	Yes	Midland	CWCapital
		A-2	$40,000,000	$40,000,000	JPMCB	No
		A-3	$27,000,000	$27,000,000	JPMCB	No
		Total	$112,000,000	$112,000,000
9	Wind Creek Leased Fee	A-4, A-5-2, A-6	$41,600,000	$41,521,017	Benchmark 2019-B13	Yes	Midland	CWCapital
		A-1, A-2	$40,000,000	$39,924,055	CD 2019-CD8	No
		A-3	$45,000,000	$44,914,562	CGCMT 2019-GC41	No
		A-5-1	$20,000,000	$19,962,028	DBRI	No
		Total	$146,600,000	$146,321,662

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BENCHMARK 2019-B13 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Loan No.	Mortgage Loan	Note(s)	Original Balance ($)	Cut-off Date Balance ($)	Holder of Note(1)	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
10	30 Hudson Yards	A-1-S1, A-1-S2, A-1-S3, A-2-S1, A-2-S2, A-2-S3, A-1-C1, A-1-C2, A-1-C9, A-2-C1, A-3-S1, A-3-S2, A-3-S3	$698,000,000	$698,000,000	Hudson Yards 2019-30HY	No
		A-1-C6, A-1-C8, A-2-C2	$100,000,000	$100,000,000	CGCMT 2019-GC41	No
		A-1-C4, A-1-C5, A-1-C10	$93,200,000	$93,200,000	Benchmark 2019-B12	No
		A-1-C7	$40,000,000	$40,000,000	Benchmark 2019-B13	No
		A-1-C3, A-2-C3, A-2-C5	$84,400,000	$84,400,000	GSBI	No
		A-2-C4	$20,000,000	$20,000,000	GSMS 2019-GC42(3)	No
		A-3-C1, A-3-C2, A-3-C3, A-3-C4, A-3-C5	$84,400,000	$84,400,000	BANK 2019-BNK19	No
		Total Senior Notes	$1,120,000,000	$1,120,000,000
		B-1, B-2, B-3	$310,000,000	$310,000,000	Hudson Yards 2019-30HY	Yes	Wells Fargo	Situs
		Total	$1,430,000,000	$1,430,000,000
11	Beverly Hills BMW	A-1, A-3	$39,490,000	$39,490,000	Benchmark 2019-B13	Yes	Midland	CWCapital
		A-2	$20,000,000	$20,000,000	DBNY(4)	No
		Total	$59,490,000	$59,490,000
12	3 Columbus Circle	Notes A-1-1, A-2-1	$75,000,000	$75,000,000	Benchmark 2019-B10	No(5)
		Note A-1-2-A	$50,000,000	$50,000,000	JPMCC 2019-COR5	No
		Notes A-1-2-B, A-1-7	$50,000,000	$50,000,000	Benchmark 2019-B12	No
		Notes A-1-3, A-2-4	$100,000,000	$100,000,000	Benchmark 2019-B11	No
		Note A-1-4-B, A-1-8	$37,500,000	$37,500,000	Benchmark 2019-B13	No
		Note A-1-4-A	$25,000,000	$25,000,000	CCRE	No
		Note A-1-6	$30,000,000	$30,000,000	NREC	No
		Note A-1-5	$50,000,000	$50,000,000	CSAIL 2019-C16	No
		Notes A-2-2, A-2-3	$50,000,000	$50,000,000	CF 2019-CF1	No
		Note A-2-5-A	$12,500,000	$12,500,000	MSC 2019-H7	No
		Note A-2-5-B	$10,000,000	$10,000,000	MSC 2019-H6	No
		Total Senior Notes	$490,000,000	$490,000,000
		Note B-1	$51,450,000	$51,450,000	Benchmark 2019-B10	Yes(5)	KeyBank	LNR
		Note B-2	$53,550,000	$53,550,000	Benchmark 2019-B10	No
		Total	$595,000,000	$595,000,000
14	Woodlands Mall	A-1-1, A-5, A-7	$76,200,000	$76,200,000	Benchmark 2019-B12	No(6)	Midland	Midland
		A-2, A-6	$70,000,000	$70,000,000	CD 2019-CD8	No
		A-3, A-4-1	$50,000,000	$50,000,000	GSMS 2019-GC42(3)	No
		A-4-2	$30,000,000	$30,000,000	Benchmark 2019-B13	No
		A-1-2	$21,400,000	$21,400,000	DBRI	No
		Total Senior Notes	$247,600,000	$247,600,000
		B	$177,400,000	$177,400,000	Benchmark 2019-B12	Yes(6)	Midland
		Total	$425,000,000	$425,000,000
15	Northpoint Tower	A-1, A-2-2, A-3	$65,500,000	$65,500,000	GSMS 2019-GC42(3)	Yes	Midland	Midland
		A-2-1	$25,000,000	$25,000,000	Benchmark 2019-B13	No
		Total	$90,500,000	$90,500,000
(1)	The identification of a securitization trust means we have identified another securitization trust that has closed or as to which a preliminary prospectus (or preliminary offering circular) or final prospectus (or final offering circular) has printed that has or is expected to include the identified Mortgage Note(s).

(2)	With respect to the Grand Canal Shoppes Whole Loan, the initial Control Note is Note B. During the continuance of a Grand Canal Shoppes Control Appraisal Period, Note A-1-1 will be the Control Note. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Grand Canal Shoppes Whole Loan” in the Preliminary Prospectus.

(3)	The GSMS 2019-GC42 securitization transaction is expected to close prior to the Closing Date.

(4)	DBNY expects to transfer the related pari passu companion note (or a 100% equity interest in such note) to DBR Investments Co. Limited, which is expected to contribute such note to one or more future commercial mortgage securitization transactions.

(5)	With respect to the 3 Columbus Circle Whole Loan, the initial Control Note is Note B-1. During the continuance of a 3 Columbus Circle Control Appraisal Period, Note A-1-1 will be the Control Note. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 3 Columbus Circle Whole Loan” in the Preliminary Prospectus.

(6)	With respect to the Woodlands Mall Whole Loan, the initial Control Note is Note B. During the continuance of a Woodlands Mall control appraisal period, Note A-1-1 will be the Control Note. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—Woodlands Mall Whole Loan” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2019-B13 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances(1)

						Weighted Averages
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date or ARD LTV(2)
$3,800,000	-	$7,499,999	4	$17,628,436	1.9%	4.3741%	102	1.80x	57.3%	56.1%
$7,500,000	-	$14,999,999	15	$163,857,510	17.2%	4.4841%	107	1.85x	62.5%	55.4%
$15,000,000	-	$24,999,999	6	$115,765,601	12.2%	4.0542%	119	1.94x	63.2%	57.6%
$25,000,000	-	$49,999,999	11	$426,011,017	44.8%	4.0180%	109	2.12x	64.1%	62.3%
$50,000,000	-	$75,000,000	4	$228,450,000	24.0%	3.6573%	118	2.42x	57.0%	54.1%
Total/Weighted Average			40	$951,712,563	100.0%	4.0227%	112	2.12x	61.9%	58.4%

Distribution of Mortgage Rates(1)
						Weighted Averages
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date or ARD LTV(2)
3.1100%	-	3.9999%	14	$478,505,601	50.3%	3.6366%	115	2.47x	58.6%	57.6%
4.0000%	-	4.2499%	6	$142,533,781	15.0%	4.0865%	119	1.58x	67.9%	60.4%
4.2500%	-	4.7499%	16	$290,317,869	30.5%	4.4906%	106	1.83x	64.8%	59.6%
4.7500%	-	4.9999%	2	$18,855,312	2.0%	4.8000%	118	2.17x	58.4%	47.8%
5.0000%	-	5.2500%	2	$21,500,000	2.3%	5.1919%	56	1.51x	57.7%	57.7%
Total/Weighted Average			40	$951,712,563	100.0%	4.0227%	112	2.12x	61.9%	58.4%

Property Type Distribution(1)(3)(4)
						Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of NRA/Units/Rooms	Cut-off Date Balance per # of NRA/Units/Rooms	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date or ARD LTV(2)
Retail	15	$284,603,000	29.9%	2,947,371	$378	3.9982%	116	96.2%	2.04x	60.1%	57.3%
Anchored(5)	12	$273,414,500	28.7%	2,920,640	$376	4.0096%	116	96.1%	2.03x	60.3%	57.3%
Unanchored	3	$11,188,500	1.2%	26,731	$421	3.7206%	119	100.0%	2.46x	56.6%	56.6%
Office	8	$256,328,308	26.9%	4,285,891	$369	3.6513%	98	94.0%	2.72x	60.4%	60.0%
Suburban	4	$143,347,436	15.1%	1,128,522	$247	3.7364%	98	93.5%	2.45x	66.4%	66.2%
CBD	4	$112,980,873	11.9%	3,157,369	$524	3.5432%	97	94.5%	3.06x	52.9%	52.2%
Mixed Use	9	$188,725,000	19.8%	790,831	$277,678	4.2569%	115	94.5%	1.87x	58.6%	56.5%
Multifamily/Retail	3	$61,500,000	6.5%	201	$670,140	4.7439%	110	97.6%	1.17x	70.8%	66.3%
Office/Retail	2	$57,025,000	6.0%	113,646	$2,303	4.3004%	120	90.3%	1.55x	63.6%	61.4%
Office/Laboratory	3	$50,000,000	5.3%	676,947	$636	3.7970%	116	100.0%	3.12x	37.1%	37.1%
Multifamily/Retail/Self Storage	1	$20,200,000	2.1%	37	$545,946	3.7900%	119	83.8%	1.80x	60.5%	60.5%
Hospitality	9	$102,307,237	10.7%	986	$113,618	4.4009%	119	76.6%	2.01x	62.7%	49.6%
Full Service	1	$15,700,000	1.6%	228	$68,860	4.6500%	120	68.8%	1.87x	60.4%	49.1%
Limited Service	4	$46,340,081	4.9%	387	$130,238	4.3608%	119	75.2%	1.98x	65.6%	52.1%
Extended Stay	2	$22,152,907	2.3%	179	$126,118	4.2405%	119	84.0%	2.20x	59.4%	45.0%
Select Service	2	$18,114,249	1.9%	192	$94,607	4.4837%	118	77.9%	1.97x	61.1%	49.4%
Multifamily	3	$60,800,000	6.4%	145	$435,176	4.0684%	120	87.9%	1.62x	67.9%	67.9%
High Rise	2	$57,000,000	6.0%	134	$441,157	4.0563%	120	87.7%	1.63x	68.3%	68.3%
Mid Rise	1	$3,800,000	0.4%	11	$345,455	4.2500%	120	90.9%	1.55x	61.3%	61.3%
Leased Fee	2	$42,499,017	4.5%	2,610,541	$66	4.3614%	118	0.0%	1.30x	84.1%	72.4%
Self Storage	2	$16,450,000	1.7%	149,845	$111	4.1500%	118	91.3%	1.46x	67.3%	61.2%
Total/Weighted Average	48	$951,712,563	100.0%			4.0227%	112	88.3%	2.12x	61.9%	58.4%

Geographic Distribution(1)(3)
					Weighted Averages
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date or ARD LTV(2)
New York	9	$226,500,000	23.8%	4.0123%	103	2.23x	59.9%	59.9%
New York City	8	$181,500,000	19.1%	3.8939%	114	2.30x	57.5%	57.5%
New York State	1	$45,000,000	4.7%	4.4900%	58	1.95x	69.2%	69.2%
Pennsylvania	4	$112,721,017	11.8%	4.1505%	119	1.38x	76.8%	65.3%
California	5	$104,801,000	11.0%	3.9921%	119	1.63x	71.8%	71.8%
Southern	5	$104,801,000	11.0%	3.9921%	119	1.63x	71.8%	71.8%
Washington	1	$75,000,000	7.9%	3.2500%	120	2.63x	66.1%	66.1%
Illinois	2	$52,500,000	5.5%	4.6571%	120	1.17x	72.1%	66.9%
Massachusetts	3	$50,000,000	5.3%	3.7970%	116	3.12x	37.1%	37.1%
Nevada	1	$50,000,000	5.3%	3.7408%	117	2.46x	46.3%	46.3%
Other	23	$280,190,546	29.4%	4.1696%	108	2.30x	57.9%	51.9%
Total/Weighted Average	48	$951,712,563	100.0%	4.0227%	112	2.12x	61.9%	58.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2019-B13 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date LTVs(1)(2)
						Weighted Averages
Range of Cut-off Date LTVs			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV	Maturity Date or ARD LTV(2)
26.0%	-	54.9%	7	$224,887,436	23.6%	3.8314%	112	3.01x	42.7%	42.6%
55.0%	-	59.9%	6	$71,500,913	7.5%	4.2630%	119	2.06x	57.9%	49.9%
60.0%	-	64.9%	13	$227,316,873	23.9%	4.0349%	107	2.05x	62.6%	60.6%
65.0%	-	69.9%	9	$238,746,325	25.1%	3.9558%	108	2.07x	67.5%	64.6%
70.0%	-	85.0%	5	$189,261,017	19.9%	4.2289%	119	1.22x	78.2%	70.2%
Total/Weighted Average			40	$951,712,563	100.0%	4.0227%	112	2.12x	61.9%	58.4%

Distribution of Maturity Date or ARD LTVs(1)(2)
						Weighted Averages
Range of Maturity Date or ARD LTVs			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date or ARD LTV
26.0%	-	49.9%	9	$229,398,349	24.1%	4.0277%	115	2.75x	44.8%	41.4%
50.0%	-	54.9%	6	$101,126,619	10.6%	4.0596%	111	2.48x	58.3%	52.7%
55.0%	-	59.9%	6	$62,665,579	6.6%	4.1881%	109	1.89x	61.0%	56.3%
60.0%	-	85.0%	19	$558,522,017	58.7%	3.9954%	111	1.82x	69.6%	66.7%
Total/Weighted Average			40	$951,712,563	100.0%	4.0227%	112	2.12x	61.9%	58.4%

Distribution of Underwritten NCF Debt Service Coverages(1)

						Weighted Averages
Range of Underwritten NCF Debt Service Coverages			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date or ARD LTV(2)
1.00x	-	1.44x	5	$188,461,017	19.8%	4.2953%	116	1.21x	77.7%	70.2%
1.45x	-	1.49x	2	$30,475,000	3.2%	4.4031%	118	1.46x	65.7%	58.2%
1.50x	-	1.74x	8	$140,470,873	14.8%	4.1282%	115	1.60x	65.8%	64.1%
1.75x		2.49x	16	$296,865,534	31.2%	4.1829%	106	2.05x	59.9%	55.6%
2.50x	-	3.49x	8	$265,440,139	27.9%	3.5241%	112	2.98x	54.4%	54.0%
3.50x	-	3.95x	1	$30,000,000	3.2%	4.2560%	118	3.95x	26.0%	26.0%
Total/Weighted Average			40	$951,712,563	100.0%	4.0227%	112	2.12x	61.9%	58.4%

Original Terms to Maturity or ARD(1)
						Weighted Averages
Original Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date or ARD LTV(2)
60	-	60	6	$106,868,308	11.2%	4.3448%	58	2.14x	64.0%	63.0%
120	-	120	34	$844,844,255	88.8%	3.9819%	119	2.11x	61.6%	57.9%
Total/Weighted Average			40	$951,712,563	100.0%	4.0227%	112	2.12x	61.9%	58.4%

Distribution of Remaining Terms to Maturity or ARD(1)

						Weighted Averages
Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date or ARD LTV(2)
51	-	59	6	$106,868,308	11.2%	4.3448%	58	2.14x	64.0%	63.0%
113	-	120	34	$844,844,255	88.8%	3.9819%	119	2.11x	61.6%	57.9%
Total/Weighted Average			40	$951,712,563	100.0%	4.0227%	112	2.12x	61.9%	58.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Underwritten NOI Debt Yields(1)(4)

						Weighted Averages
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV(2)
4.0%	-	8.9%	16	$404,352,017	42.5%	4.1644%	118	1.51x	70.3%	66.5%
9.0%	-	9.9%	7	$217,425,000	22.8%	3.8675%	103	2.27x	61.1%	60.1%
10.0%	-	12.4%	10	$193,093,295	20.3%	3.8479%	106	2.66x	57.3%	53.4%
12.5%	-	14.9%	5	$98,462,112	10.3%	3.9889%	115	2.60x	48.9%	42.2%
15.0%	-	17.4%	2	$38,380,139	4.0%	4.3748%	118	3.66x	33.4%	31.0%
Total/Weighted Average			40	$951,712,563	100.0%	4.0227%	112	2.12x	61.9%	58.4%

Amortization Types(1)

				Weighted Averages
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV(2)
Interest Only	23	$642,491,000	67.5%	3.8658%	110	2.38x	58.2%	58.2%
Amortizing Balloon	11	$159,196,563	16.7%	4.3986%	113	1.78x	68.2%	56.0%
Interest Only, then Amortizing	6	$150,025,000	15.8%	4.2956%	119	1.35x	70.8%	62.0%
Total/Weighted Average	40	$951,712,563	100.0%	4.0227%	112	2.12x	61.9%	58.4%

Footnotes:

(1)	The U/W NCF DSCR, Cut-off Date LTV Ratio, Maturity Date or ARD LTV, Underwritten NOI Debt Yield and Cut-off Date Balance per # of NRA/Units/Rooms calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(2)	With respect to 6 mortgage loans (10.0%) (including 900 & 990 Stewart Avenue, Concord Center, Hotel Indigo Birmingham, Courtyard Warner Robins, Holiday Inn Express and Suites Los Alamos and Double Door), the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated using a value other than the “As Is” appraised values. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

(3)	Reflects allocated loan amount for properties securing multi-property Mortgage Loans.

(4)	With respect to the Ensemble mortgage loan (3.6%) the U/W NOI Debt Yield is calculated based on the Cut-off Date Balance net of a related economic reserve.

(5)	Anchored retail includes specialty retail, other, super regional mall, single tenant and shadow anchored properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Allocation between VRR Interest and the Non-VRR Certificates:

The aggregate amount available for distribution to holders of the Certificates (including the VRR Interest) on each Distribution Date will be: (i) the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the Mortgage Loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, costs and expenses reimbursable or indemnifiable therefrom to, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer and CREFC®; and (ii) allocated to amounts available for distribution to the holders of the VRR Interest, on the one hand, and amounts available for distribution to the holders of the remaining Certificates (the “Non-VRR Certificates”), on the other hand. On each Distribution Date, the portion of such aggregate available funds allocable to: (a) the VRR Interest will be the product of such aggregate available funds multiplied by a fraction, expressed as a percentage, the numerator of which is the initial Certificate Balance of the VRR Interest, and the denominator of which is the aggregate initial Certificate Balances of the Principal Balance Certificates and the initial Certificate Balance of the VRR Interest (the “VRR Percentage”); and (b) the Non-VRR Certificates will at all times be the product of such aggregate available funds multiplied by the difference between 100% and the VRR Percentage (such difference, the “Non-VRR Percentage”). See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.

Principal Payments:

Payments in respect of the Non-VRR Percentage of principal on the Non-VRR Certificates will be distributed, first, to the Class A-SB certificates, until the Certificate Balance of such class is reduced to the planned principal balance for the related Distribution Date set forth on Annex F to the Preliminary Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates, in that order, until the Certificate Balance of each such class is reduced to zero. Notwithstanding the foregoing, if the total Certificate Balance of the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates have been reduced to zero as a result of loss allocation, payments in respect of principal of the certificates will be distributed, first, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, on a pro rata basis, based on the Certificate Balance of each such class, then, to the extent of any recoveries on realized losses, to the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates, in that order, in each case until the Certificate Balance of each such class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

Each class of Class X Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates; (ii) the notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class B and Class C certificates; (iii) the notional amount of the Class X-D certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class D and Class E certificates; and (iv) the notional amount of the Class X-F certificates will be reduced by the principal distributions and realized losses allocated to the Class F certificates.

Interest Payments:

On each Distribution Date, interest accrued for each class of Non-VRR Certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of the Non-VRR Percentage of the aggregate available funds (exclusive of any portion thereof that represents the Non-VRR Percentage of any yield maintenance charges and prepayment premiums): first, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D and Class X-F certificates, on a pro rata basis, based on the accrued and unpaid interest on each such class and then, to the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates, in that order, in each case until the interest payable to each such class is paid in full.

The pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates for each Distribution Date will equal one of: (i) a fixed per annum rate, (ii) the WAC Rate, (iii) a rate equal to the lesser of a specified pass-through rate and the WAC Rate or (iv) the WAC Rate less a specified rate.

As further described in the Preliminary Prospectus, the pass-through rates applicable to the Class X Certificates for each Distribution Date will generally be equal to the excess of (i) the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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WAC Rate over (ii) (A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates (weighted based on their respective Certificate Balances immediately prior to that Distribution Date), (B) with respect to the Class X-B certificates, the weighted average of the pass-through rates of the Class B and Class C certificates (weighted based on their respective Certificate Balances immediately prior to that Distribution Date), (C) with respect to the Class X-D certificates, the weighted average of the pass-through rates of the Class D and Class E certificates (weighted based on their respective Certificate Balances immediately prior to that Distribution Date) and (D) with respect to the Class X-F certificates, the pass-through rate of the Class F certificates.

Prepayment Interest Shortfalls:

Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing classes of certificates.

Loss Allocation:

The Non-VRR Percentage of losses on the Mortgage Loans will be allocated to each class of Non-VRR Certificates entitled to principal in reverse alphabetical order starting with Class H-RR through and including Class A-M and then to Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates on a pro rata basis based on the Certificate Balance of each such class. The notional amount of any class of Class X Certificates will be reduced by the aggregate amount of realized losses allocated to the class(es) of certificates that are component(s) of the notional amount of such class of Class X Certificates.

Prepayment Premiums:

A percentage of the Non-VRR Percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) collected on the Mortgage Loans will be allocated to each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D and Class E certificates (the “YM P&I Certificates”) then entitled to principal distributions, which percentage will be equal to the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates on such Distribution Date, and (b) a fraction (expressed as a percentage which can be no greater than 100% nor less than 0%), the numerator of which is the excess of the pass-through rate of each such class of certificates currently receiving principal over the relevant Discount Rate, and the denominator of which is the excess of the related Net Mortgage Rate of the related Mortgage Loan over the relevant Discount Rate.

Prepayment Premium Allocation Percentage for all YM P&I Certificates =

(Pass-Through Rate - Discount Rate)	X	The percentage of the principal distribution amount to such class as described in (a) above
(Net Mortgage Rate - Discount Rate)

The remaining percentage of the Non-VRR Percentage of prepayment premiums will be allocated to the Class X-A, Class X-B and Class X-D certificates in the manner described in the Preliminary Prospectus. In general, this formula provides for an increase in the percentage of prepayment premiums allocated to the YM P&I Certificates then entitled to principal distributions relative to the Class X-A, Class X-B and Class X-D certificates as Discount Rates decrease and a decrease in the percentage allocated to such classes as Discount Rates rise.

Whole Loans:

The mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Sunset North, Osborn Triangle, Grand Canal Shoppes, Rivertowne Commons, 900 & 990 Stewart Avenue, City Hyde Park, Wind Creek Leased Fee, 30 Hudson Yards, Beverly Hills BMW, 3 Columbus Circle, Woodlands Mall and Northpoint Tower each secure both a mortgage loan to be included in the trust fund and one or more other companion loans that will not be included in the trust fund, each of which will be pari passu and/or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of related loans as a “whole loan”.

As of the Closing Date, the pari passu companion loans and the subordinate companion loans are expected to be held by the party identified in “—Companion Loan Summary” above and the table titled “Whole Loan Control Notes and Non-Control Notes” in “Description of the Mortgage Pool—The Whole Loans—General” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Control Rights and Directing Holder:

Controlling Class Certificateholders will generally have certain control rights over servicing matters with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans. The majority owner or appointed representative of the class of Control Eligible Certificates that is the Controlling Class (such owner or representative, the “Directing Holder”) will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans. Furthermore, the Directing Holder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans.

It is expected that Eightfold Real Estate Capital Fund V, L.P. or its affiliate will be the initial Directing Holder with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans.

For a description of the directing holder for each Non-Serviced Whole Loan, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—The Directing Holder” in the Preliminary Prospectus.

Control Eligible Certificates:	Class F, G-RR and Class H-RR certificates.

Controlling Class:

The Controlling Class will be the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any appraisal reduction amounts and any collateral deficiency amounts allocable to such class, equal to at least 25% of the initial Certificate Balance of such class; provided that if at any time the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any appraisal reduction amounts (but without regard to any collateral deficiency amounts) allocable to such classes, have been reduced to zero, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate principal balance greater than zero; provided, further that if at any time the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D and Class E certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero (without regard to the application of appraisal reduction amounts or any collateral deficiency amounts to notionally reduce the Certificate Balance of such class).

The Controlling Class as of the Closing Date will be the Class H-RR certificates.

Appraised-Out Class:

Any class of Control Eligible Certificates that has been determined, as a result of appraisal reductions amounts and collateral deficiency amounts allocable to such class, to no longer be the Controlling Class.

Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of an allocation of appraisal reduction amounts and collateral deficiency amounts in respect of such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal for any Serviced Mortgage Loan for which an appraisal reduction event has occurred or as to which there exists a collateral deficiency amount. Upon receipt of the second appraisal, the Special Servicer will be required to send the appraisal to the Master Servicer, who will be required to recalculate the appraisal reduction amount or collateral deficiency amount based on the second appraisal, and if required by such recalculation, the Special Servicer will reinstate the Appraised-Out Class as the Controlling Class. The Holders of an Appraised-Out Class requesting a second appraisal will not be entitled to exercise any rights of the Controlling Class until such time, if any, as the class is reinstated as the Controlling Class.

Control Termination Event:

Will occur with respect to any Mortgage Loan or Serviced Whole Loan when the Class F certificates have a Certificate Balance (taking into account the application of any appraisal reduction amounts and collateral deficiency amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero. With respect to an excluded loan relating to the Directing Holder, a Control Termination Event will be deemed to exist.

Upon the occurrence and the continuance of a Control Termination Event, the Directing Holder will no longer have any control rights. The Directing Holder will no longer have the right to direct

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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certain actions of the Special Servicer and will no longer have consent rights with respect to certain material actions that the Master Servicer or Special Servicer proposes to take with respect to a Serviced Mortgage Loan and any related Serviced Companion Loans.

Upon the occurrence and continuation of a Control Termination Event, the Directing Holder will retain non-binding consultation rights with respect to certain material actions that the Special Servicer proposes to take with respect to a Serviced Mortgage Loan and any related Serviced Companion Loans. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

Consultation Termination Event:

Will occur with respect to any Mortgage Loan or Serviced Whole Loan when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any appraisal reduction amounts and collateral deficiency amounts; provided that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero. With respect to an excluded loan relating to the Directing Holder, a Consultation Termination Event will be deemed to exist.

Upon the occurrence and continuance of a Consultation Termination Event, the Directing Holder will have no rights under the PSA other than those rights that all Certificateholders have.

Risk Retention Consultation Party:

The risk retention consultation parties will have certain non-binding consultation rights with respect to certain material servicing actions. Each holder of the VRR Interest, which is expected to be transferred on the Closing Date by GACC to Deutsche Bank AG, New York Branch (“DBNY”), JPMCB and CREFI, will be entitled to appoint a risk retention consultation party. Each of DBNY, JPMCB and CREFI are expected to be appointed as the initial risk retention consultation parties.

Appointment and Replacement of Special Servicer:

The Directing Holder will appoint the initial Special Servicer with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Directing Holder generally may replace the Special Servicer with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans with or without cause at any time.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Holder will no longer have the right to replace the Special Servicer and such replacement (other than with respect to the Non-Serviced Whole Loans) will occur based on a vote of holders of all voting eligible classes of certificates as described below. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.

Replacement of Special Servicer by Vote of Certificateholders:

Other than with respect to Non-Serviced Whole Loans, if a Control Termination Event has occurred and is continuing, upon (i) the written direction of holders of certificates evidencing not less than 25% of the voting rights of all classes of Principal Balance Certificates and the VRR Interest (taking into account the application of appraisal reduction amounts to notionally reduce the Certificate Balances of classes to which such appraisal reduction amounts are allocable) and requesting a vote to replace the Special Servicer with a replacement special servicer, (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and Trustee of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates, the Certificate Administrator will be required to promptly post notice of such request on the Certificate Administrator’s website and concurrently provide written notice of such request by mail to all Certificateholders of such request and conduct the solicitation of votes of all certificates in such regard. Upon the written direction (within 180 days) of (i) holders of Principal Balance Certificates and the VRR Interest evidencing at least 66 2/3% of a Certificateholder Quorum or (ii) holders of Principal Balance Certificates and the VRR Interest evidencing more than 50% of the aggregate voting rights of Principal Balance Certificates and the VRR Interest outstanding that has not been reduced to less than 25% of its initial Certificate Balance through the application of appraisal reduction amounts and realized losses), the Trustee will

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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immediately replace the Special Servicer with the replacement Special Servicer (other than with respect to Non-Serviced Whole Loans).

“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above or the Asset Representations Reviewer as described below, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account other than with respect to the termination of the Asset Representations Reviewer, the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates and the VRR Interest, on an aggregate basis.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the Certificateholders as a collective whole, then the Operating Advisor will have the right to recommend the replacement of the Special Servicer. The Operating Advisor’s recommendation to replace the Special Servicer (other than with respect Non-Serviced Whole Loans) must be confirmed by a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates and the VRR Interest on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not risk retention affiliated with each other) within 180 days from the time such recommendation is posted to the Certificate Administrator website and is subject to the receipt of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates.

See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.

Cap on Workout and Liquidation Fees:

The workout fees and liquidation fees payable to a Special Servicer under the PSA will be an amount equal to the lesser of: (1) 1.0% of each collection of interest and principal following a workout or liquidation, subject to a minimum of $25,000 and (2) $1,000,000 per workout or liquidation. All Modification Fees actually paid to the Special Servicer in connection with a workout or liquidation or in connection with any prior workout or partial liquidation that occurred within the prior 18 months will be deducted from the total workout fee (only after receipt by the Special Servicer of workout fees of $25,000) and/or liquidation fees payable (other than Modification Fees earned while the Mortgage Loan was not in special servicing). In addition, the total amount of workout and liquidation fees actually payable by the Trust under the PSA will be capped in the aggregate at $1,000,000 for each related Mortgage Loan. If a new special servicer begins servicing the related Mortgage Loan, all amounts paid to the prior special servicer will be disregarded for purposes of calculating the cap.

Special Servicer Compensation:

The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced loan or REO property, as applicable with a minimum monthly fee of $3,500. The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration under the PSA (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan and any related Serviced Companion Loans, and any purchaser of any Serviced Mortgage Loan and any related Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Serviced Mortgage Loan and any related Serviced Companion Loans, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA, other than as expressly permitted in the PSA and other than commercially reasonable treasury management fees, banking fees, property condition report fees, customary title agent fees and insurance commissions or fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Serviced Whole Loan or REO Property. Subject to certain limited exceptions, the Special Servicer will also be required to report any compensation or other remuneration the Special Servicer or its affiliates have received from any person and such information will be disclosed in the Certificateholders’ monthly distribution date statement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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STRUCTURE OVERVIEW

Operating Advisor:

With respect to the Serviced Mortgage Loans and any related Serviced Companion Loans the Operating Advisor will have access to any final asset status report and all information available with respect to the transaction on the Certificate Administrator’s website and will have certain monitoring responsibilities on behalf of the entire trust. After the occurrence and during the continuance of an Operating Advisor Consultation Event, the Operating Advisor will have consultation rights with respect to certain major decisions.

The Operating Advisor will be subject to termination if holders of at least 15% of the aggregate voting rights of the certificates (in connection with termination and replacement relating to the Mortgage Loans) vote to terminate and replace the Operating Advisor and such vote is approved by holders of more than 50% of the applicable voting rights that exercise their right to vote (in the case of each of such vote and approval, taking into account Realized Losses and the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates), provided that holders of at least 50% of the applicable voting rights have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

An “Operating Advisor Consultation Event” will occur upon the earlier of (i) the aggregate Certificate Balances of the HRR Certificates (taking into account the application of any appraisal reduction amounts and any collateral deficiency amounts to notionally reduce the Certificate Balance of any such class of certificates) is 25% or less of the initial aggregate Certificate Balances of the HRR Certificates and (ii) a Control Termination Event has occurred and is continuing (or a Control Termination Event would occur and be continuing if not for the last proviso in the definition of Control Termination Event).

The Operating Advisor will not have consultation rights in respect of Non-Serviced Mortgage Loans.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and the required percentage of Certificateholders vote to direct a review of such delinquent Mortgage Loans. An asset review will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 15% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights (taking into account Realized Losses, but without regard to the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum, the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the PSA by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any Mortgage Loan sold to the depositor by such Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2019-B13 Mortgage Trust
STRUCTURE OVERVIEW

the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a repurchase request as described in the Preliminary Prospectus is not “Resolved” within 180 days after the related Mortgage Loan Seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the initial requesting Certificateholder (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the initial requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the initial requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or material breach has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller made the loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Liquidated Loan Waterfall:	On liquidation of any Mortgage Loan, all net liquidation proceeds will be applied according to the PSA, so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include (a) any amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) Accrued AB Loan Interest. After the adjusted interest amount is so allocated, any remaining net liquidation proceeds will be allocated to pay principal on the Mortgage Loan until the unpaid principal amount of the Mortgage Loan has been reduced to zero. Any remaining liquidation proceeds would then be allocated as a recovery of (a) accrued and unpaid interest corresponding to the amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) any Accrued AB Loan Interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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3120, 3150 & 3180 139th Avenue Southeast Bellevue, WA 98005	Collateral Asset Summary – Loan No. 1 Sunset North	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 66.1% 2.63x 9.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3120, 3150 & 3180 139th Avenue Southeast Bellevue, WA 98005	Collateral Asset Summary – Loan No. 1 Sunset North	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 66.1% 2.63x 9.1%

Building IV

Floor	Tenant
5	**Intellectual Ventures** 31,574 SF Exp. 5/2025
4	**Intellectual Ventures** 31,574 SF Exp. 5/2025
3	**Intellectual Ventures** 31,574 SF Exp. 5/2025
2	**Intellectual Ventures** 31,408 SF Exp. 5/2025
1	**Intellectual Ventures** 28,503 SF Exp. 5/2025

Building III

Floor	Tenant	
5	**ArenaNet** 31,957 SF Exp. 5/2029	
4	**ArenaNet** 32,450 SF Exp. 5/2029	
3	**ArenaNet** 32,432 SF Exp. 5/2029	
2	**GM Cruise** 32,331 SF Exp. 11/2026	
1	**NC Interactive** 4,269 SF Exp. 5/2021	**Lydig Construction** 22,662 SF Exp. 4/2021

Building V

Floor	Tenant				
5	**WeWork** 33,067 SF Exp. 12/2031				
4	**WeWork** 33,024 SF Exp. 12/2031				
3	**Farmers New World** 27,288 SF Exp. 5/2029	**Vacant** 5,704 SF			
2	**Farmers New World** 32,878 SF Exp. 5/2029				
1	**Akvelon** 6,954 SF Exp. 7/2023	**WeWork** 12,212 SF Exp. 12/2031	**Sister's Deli (Sik & Hee)** 1,725 SF Exp. 6/2029	**Management Office** 1,274 SF	**Farmer's Credit Union** 1,161 SF Exp. 5/2029

Vacant | Building | 2019-2021 | 2022-2024 | 2025-2028 | 2029+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3120, 3150 & 3180 139th Avenue Southeast Bellevue, WA 98005	Collateral Asset Summary – Loan No. 1 Sunset North	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 66.1% 2.63x 9.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3120, 3150 & 3180 139th Avenue Southeast Bellevue, WA 98005	Collateral Asset Summary – Loan No. 1 Sunset North	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 66.1% 2.63x 9.1%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Acquisition
Borrower Sponsor:	Kennedy-Wilson Holdings, Inc.
Borrower:	Sunset North Owner, LLC
Original Balance(1):	$75,000,000
Cut-off Date Balance(1):	$75,000,000
% by Initial UPB:	7.9%
Interest Rate:	3.25000%
Payment Date:	1st of each month
First Payment Date:	November 1, 2019
Maturity Date:	October 1, 2029
Amortization:	Interest Only
Additional Debt(1) :	$75,000,000 Pari Passu Debt
Call Protection(2):	L(24), D(92), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly	Cap
Taxes:	$153,562	$153,562	NAP
Insurance:	$166,282	$33,256	NAP
Replacement:	$12,375	$12,375	$445,499
TI/LC:	$38,672	$38,672	$928,122
Outstanding TI/LC:	$14,380,754	NAP	NAP
Free Rent:	$406,710	NAP	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Bellevue, WA
Year Built / Renovated:	1999, 2000 / 2016-2019
Total Sq. Ft.:	464,061
Property Management:	MMP Washington Commercial Services, LLC
Underwritten NOI(4)(5):	$13,615,798
Underwritten NCF:	$13,003,237
Appraised Value:	$227,100,000
Appraisal Date:	August 21, 2019

Historical NOI
Most Recent NOI(4)(5)(6):	$6,799,024 (T-12 July 31, 2019)
2018 NOI(6)(7):	$13,545,687 (December 31, 2018)
2017 NOI(7):	$10,907,542 (December 31, 2017)
2016 NOI(8):	NAV

Historical Occupancy
Most Recent Occupancy(4)(5):	98.8% (September 30, 2019)
2018 Occupancy(4)(9):	71.9% (December 31, 2018)
2017 Occupancy(9) :	99.5% (December 31, 2017)
2016 Occupancy(8):	NAV

Financial Information(1)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$75,000,000
Pari Passu Notes	75,000,000
Whole Loan	$150,000,000	$323 / $323	66.1% / 66.1%	2.75x / 2.63x	9.1% / 8.7%	9.1% / 8.7%
(1)	The Sunset North Loan (as defined below) consists of the controlling Note A-1 and is part of the Sunset North Whole Loan (as defined below) evidenced by three pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $150.0 million. For additional information, see “The Loan” herein.

(2)	The lockout period will be at least 24 payment dates beginning with and including the first payment date of November 1, 2019. Defeasance of the full $150,000,000 Sunset North Whole Loan is permitted after the date that is the earlier to occur of (i) November 1, 2023 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 24 payments is based on the expected Benchmark 2019-B13 securitization closing date in October 2019. The actual lockout period may be longer.

(3)	See “Initial and Ongoing Reserves” herein.

(4)	The increase in Underwritten NOI and Most Recent Occupancy from Most Recent NOI and 2018 Occupancy, respectively, is primarily attributable to new leases taking effect following The Boeing Company’s (“Boeing”) departure from the Sunset North Property (as defined below) in April 2018, including (i) WeWork for 78,303 sq. ft. (16.9% of net rentable area), (ii) GM Cruise for 32,331 sq. ft. (7.0% of net rentable area), (iii) ArenaNet for a 32,432 sq. ft. expansion space (7.0% of net rentable area), (iv) Farmers New World Life Insurance for 60,166 sq. ft. (13.0% of net rentable area) and (v) Farmers Credit Union executing a 1,161 sq. ft. lease (0.3% of net rentable area). WeWork has executed its lease, taken possession of its space and begun paying rent, but has not yet taken occupancy. According to the borrower sponsor, WeWork is expected to complete buildout of its space and take occupancy in November 2019. We cannot assure you that WeWork will take occupancy as expected, or at all.

(5)	Underwritten NOI and Most Recent Occupancy are inclusive of WeWork, which has executed its lease, taken possession of its space and begun paying rent, but has not yet taken occupancy. According to the Sponsor, WeWork is expected to take occupancy in November 2019.

(6)	The decrease in Most Recent NOI from 2018 NOI is primarily attributable to Boeing’s departure in April 2018, for which a $6.3 million termination fee was paid in the first half of 2018. Following Boeing’s departure, the sponsor has executed several new leases executed in late 2018 and early 2019, for which tenants had not yet begun paying rent in the trailing twelve month period ending July 31, 2019.

(7)	The increase in 2018 NOI from 2017 NOI is primarily attributable to a $6.3 million fee associated with Boeing having terminated its lease in April 2018.

(8)	2016 NOI and 2016 Occupancy are not available as the previous owner acquired the Sunset North Property in March 2016 and was not provided comprehensive first quarter operating history.

(9)	The decrease in 2018 Occupancy from 2017 Occupancy is primarily attributable to Boeing having vacated its space at the Sunset North Property, at which time it had previously occupied 208,846 sq. ft. (45.0% of net rentable area).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3120, 3150 & 3180 139th Avenue Southeast Bellevue, WA 98005	Collateral Asset Summary – Loan No. 1 Sunset North	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 66.1% 2.63x 9.1%

The Loan.   The Sunset North mortgage loan (the “Sunset North Loan”) is part of a whole loan with an outstanding principal balance as of the Cut-off Date of $150.0 million (the “Sunset North Whole Loan”) evidenced by three pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee interest in a 464,061 sq. ft. Class A office campus consisting of three buildings located in Bellevue, Washington (the “Sunset North Property”). The Sunset North Loan, which is evidenced by the controlling Note A-1, has an original principal balance and outstanding principal balance as of the Cut-off Date of $75.0 million.

The relationship between the holders of the Sunset North Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Total Debt Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$75,000,000	$75,000,000	Benchmark 2019-B13	Yes
Note A-2	25,000,000	25,000,000	JPMCB	No
Note A-3	50,000,000	50,000,000	JPMCB	No
Whole Loan	$150,000,000	$150,000,000

The Sunset North Whole Loan has a 10-year interest-only term and accrues interest at a rate of 3.25000% per annum. The Sunset North Whole Loan proceeds along with borrower sponsor equity were used to acquire the Sunset North Property, fund upfront reserves and pay closing costs. Based on the “As Is” appraised value of $227.1 million as of August 21, 2019, the Cut-off Date LTV Ratio is 66.1%. The most recent financing of the Sunset North Whole Loan was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$150,000,000	64.9%	Purchase Price	$212,017,031	91.8%
Sponsor Equity	80,998,765	35.1	Upfront Reserves	15,158,355	6.6
			Closing Costs	3,823,379	1.7
Total Sources	$230,998,765	100.0%	Total Uses	$230,998,765	100.0%

The Borrower / Borrower Sponsor. The borrower is Sunset North Owner, LLC, a Delaware limited liability company structured to be a bankruptcy-remote entity with two independent directors in its organizational structure. The borrower sponsor and non-recourse carveout guarantor is Kennedy-Wilson Holdings, Inc., an affiliate of Kennedy Wilson. Kennedy Wilson (NYSE: KW) is a global real estate investment company focused on multifamily and office properties located in the western United States, United Kingdom and Ireland. Headquartered in Beverly Hills, California, Kennedy Wilson has approximately 350 employees and 16 global offices located throughout the United States, Europe and Japan. As of year end 2018, Kennedy Wilson had an ownership interest in approximately 53 million sq. ft. of property globally, including 28,613 multifamily rental units and 18.9 million sq. ft. of commercial property. As of yearend 2018, Kennedy Wilson held a portfolio of approximately $11.3 billion in assets, which generated approximately $1.0 billion in total revenue. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Sunset North Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3120, 3150 & 3180 139th Avenue Southeast Bellevue, WA 98005	Collateral Asset Summary – Loan No. 1 Sunset North	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 66.1% 2.63x 9.1%

The Property.

Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration(3)
Intellectual Ventures	NR / NR / NR	152,633	32.9%	$27.00	32.1%	5/31/2025
ArenaNet	NR / NR / NR	96,839	20.9	$27.00	20.3	5/31/2029
WeWork(4)	NR / NR / NR	78,303	16.9	$32.50	19.8	12/31/2031
Farmers(5)	A+ / A1 / AA-	61,327	13.2	$28.00	13.4	5/31/2029
GM Cruise	BBB / Baa3 / BBB	32,331	7.0	$30.00	7.5	11/30/2026
Lydig Construction	NR / NR / NR	22,662	4.9	$25.25	4.5	4/30/2021
Akvelon(6)	NR / NR / NR	6,954	1.5	$27.00	1.5	7/31/2023
NC Interactive(7)	NR / NR / NR	4,269	0.9	$28.50	0.9	5/31/2021
Sister’s Deli (Sik & Hee)	NR / NR / NR	1,725	0.4	$0.00	0.0	6/30/2039
Management Office	NR / NR / NR	1,274	0.3	$0.00	0.0	6/30/2039
Total Occupied		458,317	98.8%	$28.04	100.0%
Vacant		5,744	1.2
Total / Wtd. Avg.		464,061	100.0%

(1)	Based on the underwritten rent roll dated September 30, 2019 inclusive of rent steps through September 2020.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent guarantees the lease. In the case of Farmers, Farmers New World is an indirect subsidiary of Zurich Insurance Company Limited.

(3)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease). See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” in the Preliminary Prospectus.

(4)	WeWork has executed its lease, taken possession of its space and begun paying rent, but has not yet taken occupancy. According to the borrower sponsor, WeWork is expected to complete buildout of its space and take occupancy in November 2019.

(5)	Farmers includes (i) 60,166 sq. ft. leased to Farmers New World with the right to terminate its lease on or after June 30, 2026 with no less than 12 months’ prior written notice and payment of a termination fee and (ii) 1,161 sq. ft. leased to Farmers Credit Union with the right to terminate its lease on or after August 31, 2026 with no less than 12 months’ prior written notice and the payment of a termination fee.

(6)	Akvelon has the right to terminate its lease as of May 31, 2021, with nine months’ prior notice and the payment of a termination fee.

(7)	NC Interactive has the right to terminate its lease with no less than 13 months’ prior written notice and the payment of a termination fee.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2020	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2021	2	26,931	5.8	26,931	5.8%	$25.77	5.4	5.4%
2022	0	0	0.0	26,931	5.8%	$0.00	0.0	5.4%
2023	1	6,954	1.5	33,885	7.3%	$27.00	1.5	6.9%
2024	0	0	0.0	33,885	7.3%	$0.00	0.0	6.9%
2025	1	152,633	32.9	186,518	40.2%	$27.00	32.1	38.9%
2026	1	32,331	7.0	218,849	47.2%	$30.00	7.5	46.5%
2027	0	0	0.0	218,849	47.2%	$0.00	0.0	46.5%
2028	0	0	0.0	218,849	47.2%	$0.00	0.0	46.5%
2029	3	158,166	34.1	377,015	81.2%	$27.39	33.7	80.2%
Thereafter(3)	3	81,302	17.5	458,317	98.8%	$31.30	19.8	100.0%
Vacant	NAP	5,744	1.2	464,061	100.0%	NAP	NAP
Total / Wtd. Avg.	11	464,061	100.0%			$28.04	100.0%
(1)	Based on the underwritten rent roll dated September 30, 2019 inclusive of rent steps through September 2020.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Thereafter is inclusive of (i) 1,725 sq. ft. associated with a deli with no attributable underwritten base rent and (ii) 1,274 sq. ft. associated with a management office with no attributable underwritten base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3120, 3150, & 3180 139th Avenue Southeast Bellevue, WA 98005	Collateral Asset Summary – Loan No. 1 Sunset North	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 66.1% 2.63x 9.1%

The Sunset North Property is a 464,061 sq. ft., Class A office campus consisting of three buildings located in Bellevue, Washington. Each building is LEED Silver Certified and consists of five stories of above-grade office space and two levels of structured parking with a total of 1,595 parking spaces, resulting in a parking ratio of approximately 3.4 spaces per 1,000 sq. ft. of net rentable area.

The Sunset North buildings were built in 1999 and 2000 and were acquired in 2016 by M-M Properties for approximately $155.2 million ($334.42 PSF). Since 2016, M-M Properties spent approximately $22.4 million (48.27 PSF) in capital improvements including renovations to the lobbies, common areas and building exteriors, resulting in a cost basis of approximately $177.6 million ($382.69 PSF). In April 2018, Boeing vacated its space at the Sunset North Property at its lease expiration, at which time it had occupied approximately 208,846 sq. ft. (45.0% of net rentable area). Since Boeing’s departure in April 2018, the property has experienced strong leasing momentum. Following Boeing’s departure, new leases accounting for 204,493 sq. ft. were executed to backfill Boeing’s space, including (i) WeWork for 78,303 sq. ft. (16.9% of net rentable area), (ii) GM Cruise for 32,331 sq. ft. (7.0% of net rentable area), (iii) ArenaNet for a 32,432 sq. ft. expansion space (7.0% of net rentable area), (iv) Farmers New World Life Insurance for 60,166 sq. ft. (13.0% of net rentable area) and (v) Farmers Credit Union for 1,161 sq. ft. lease (0.3% of net rentable area). WeWork has executed its lease, taken possession of its space and begun paying rent, but has not yet taken occupancy. According to the Sponsor, WeWork is expected to complete buildout of its space and take occupancy in November 2019.

As of September 30, 2019, the Sunset North Property was 98.8% leased to nine distinct tenants operating in a variety of industries including financial services, insurance, automotives, technology and real estate. The Sunset North Property tenants have a weighted average remaining lease term of approximately 8.1 years.

Major Tenants.

Intellectual Ventures (152,633 sq. ft.; 32.9% of NRA; 32.1% of U/W Base Rent) Intellectual Ventures is a global invention and investment business. Established in 2000, Intellectual Ventures operates four primary investment funds:

●     Invention Investment Fund, which provides companies access to inventions through licensing, strategic partnerships and patent sales;

●     Invention Science Fund, which invests in emerging technology fields for energy, communications and security industries, the Global Good Fund, which is funded by Bill Gates and invests in global health and development technologies; and

●     Deep Science Fund, which investigates applications for inventions and ideas in advanced chemistry, physical sciences and biomedical devices.

Intellectual Ventures has more than 30 strategic partnerships and a portfolio or more than 35,000 intellectual property assets. Intellectual Ventures executed its lease at the Sunset North Property in 2010 and currently occupies all five floors in one of the three buildings through May 2025 with two, five year extension options and no termination options.

ArenaNet (96,839 sq. ft.; 20.9% of NRA; 20.3% of U/W Base Rent) ArenaNet, a subsidiary of NCSOFT, is a game developer and publisher which has sold over 9.5 million copies of its multiplayer online role playing games. Founded in 2000, ArenaNet is headquartered at the Sunset North Property. NCSOFT was established in 1997 and headquartered in Seoul, South Korea, NCSOFT is a gaming publisher with services in the Americas, Europe, Australia and New Zealand. In 2010, ArenaNet executed its initial lease for 64,407 sq. ft. at the Sunset North Property and in June 2019 following Boeing’s departure, expanded its space by 32,432 sq. ft. ArenaNet’s lease expires in May 2029 with two, five year extension options and no termination options.

WeWork (78,303 sq. ft.; 16.9% of NRA; 19.8% of U/W Base Rent) WeWork offers co-working office space including private offices, office suites, custom suites and shared work spaces for entrepreneurs, startups, small businesses and large corporations. Founded in 2010, WeWork has a network of more than 500 workspaces in over 22 countries. Amenities in workspaces include soundproofed phone booths, optimized workstations, bookable conference rooms, complimentary refreshments, onsite staff, multi-function printers, Wi-Fi access, mail and package handling, office supplies and bike storage. Members also receive access to business and lifestyle benefits from WeWork partners including Slack, Amazon Web Services, Avis, Lyft, Equinox, Ticketmaster and Dell. WeWork has executed its lease, taken possession of its space and begun paying rent, but has not yet taken occupancy. According to the borrower sponsor, WeWork is in the process of completing the buildout of its space and is expected to take occupancy in November 2019. We cannot assure you that WeWork will take occupancy as expected or at all or commence paying rent under its lease.

Environmental Matters. The Phase I environmental report dated August 28, 2019 recommended no further action at the Sunset North Property, other than the implementation of an operations and maintenance plan for asbestos containing materials, which was implemented on September 5, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3120, 3150, & 3180 139th Avenue Southeast Bellevue, WA 98005	Collateral Asset Summary – Loan No. 1 Sunset North	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 66.1% 2.63x 9.1%

The Market. The Sunset North Property is located in Bellevue, King County, at the interchange of Interstate 90 and Interstate 405 and approximately 10 miles east of the Seattle central business district, offering its tenants access to local demand drivers including the Marketplace at Factoria Shopping Center, Newport Corporate Center and Bellevue Community College. According to the appraisal, Bellevue is the metropolitan hub for high tech companies operating in software development, internet and network services, multi and digital media and biotech, including Puget Sound Energy, PACCAR, Western Wireless, T-Mobile USA and Esterline Technologies. The Sunset North Property is part of the Seattle-Tacoma-Bellevue metropolitan statistical area, in which the top four employers are Boeing, Microsoft, Amazon and the University of Washington. According to the appraisal, the estimated 2019 population within a one-, three- and five-mile radius of the Sunset North Property is 12,182, 103,277 and 226,943, respectively. Additionally, according to the appraisal, over the same period, the average household income within a one-, three- and five-mile radius was $130,736, $163,977 and $176,633, respectively.

The Sunset North Property is located within the Eastside I-90 Corridor Class A submarket of the Puget Sound office market. As of the second quarter of 2019, the Puget Sound Class A office market consisted of approximately 73.5 million sq. ft. of office space with a total vacancy rate of 9.2% and direct asking rents of approximately $39.92 PSF. The Eastside I-90 Corridor Class A submarket totaled approximately 5.3 million sq. ft. with a total vacancy of 6.6% and direct market asking rents of $38.10 PSF. From 2013 to the second quarter, in the Eastside I-90 Corridor submarket, total vacancy has decreased by approximately 54.5% and average asking rents have increased by approximately 27.4%.

The appraisal identified 18 competitive office rent comparables located across eight properties in Bellevue, Washington. The comparable properties were built between 1983 and 2008 and range in size between 81,522 sq. ft. to 601,081 sq. ft. NNN rents range from $24.45 to $33.00 PSF, with a weighted average of approximately $26.86 PSF. The appraisal’s concluded office market rent for the Sunset North Property is $30.00 PSF, which is approximately 10.2% higher than the Sunset North Property’s in-place weighted average office rent of $27.22 PSF.

Cash Flow Analysis.

Cash Flow Analysis
	2017	2018	T-12 7/31/2019	U/W	U/W PSF
Base Rent(1)	$10,098,734	$7,579,746	$7,065,128	$12,849,546	$27.69
Vacant Income	0	0	0	171,120	0.37
Gross Potential Rent	$10,098,734	$7,579,746	$7,065,128	$13,020,666	$28.06
Total Reimbursements	4,700,218	3,816,450	3,819,019	6,707,106	14.45
Parking Income	420,000	378,600	364,800	1,122,765	2.42
Termination Fees(2)	0	6,333,197	0	0	0.00
Other Income	227,129	260,139	308,265	179,746	0.39
Less: Vacancy	0	0	0	(1,051,514)	(2.27)
Effective Gross Income	$15,446,081	$18,368,132	$11,557,212	$19,978,769	$43.05
Total Fixed Expenses	1,215,537	1,586,222	1,519,653	2,241,825	4.83
Total Operating Expenses	3,323,003	3,236,223	3,238,535	4,121,146	8.88
Net Operating Income(3)(4)(5)	$10,907,542	$13,545,687	$6,799,024	$13,615,798	$29.34
TI/LC	0	0	0	464,061	1.00
Capital Expenditures	0	0	0	148,500	0.32
Net Cash Flow	$10,907,542	$13,545,687	$6,799,024	$13,003,237	$28.02
(1)	U/W Base Rent is based on the underwritten rent roll dated September 30, 2019 inclusive of rent steps through September 2020.

(2)	2018 Termination Fees are associated with the Boeing’s departure in April 2018.

(3)	The increase in 2018 Net Operating Income from 2017 Net Operating Income is primarily attributable to a $6.3 million fee associated with Boeing having terminated its lease in April 2018.

(4)	The decrease in T-12 7/31/2019 Net Operating Income from 2018 Net Operating Income is primarily attributable to Boeing’s departure in April 2018, for which a $6.3 million termination fee was paid in the first half of 2018. Following Boeing’s departure, the sponsor has executed several new leases executed in late 2018 and early 2019, for which tenants had not yet begun paying rent in the trailing twelve month period ending July 31, 2019.

(5)	The increase in U/W Net Operating Income from T-12 7/31/2019 Net Operating Income is primarily attributable to new leases taking effect following Boeing’s departure from the Sunset North Property in April 2018, including (i) WeWork for 78,303 sq. ft. (16.9% of net rentable area), (ii) GM Cruise for 32,331 sq. ft. (7.0% of net rentable area), (iii) ArenaNet for a 32,432 sq. ft. expansion space (7.0% of net rentable area), (iv) Farmers New World for 60,166 sq. ft. (13.0% of net rentable area) and (v) Farmers Credit union executing a 1,161 sq. ft. lease (0.3% of net rentable area). WeWork has executed its lease, taken possession of its space and begun paying rent, but has not yet taken occupancy. According to the Sponsor, WeWork is expected to complete buildout of its space and take occupancy in November 2019.

Property Management.   The Sunset North Property is managed by MMP Washington Commercial Services, LLC, a Delaware limited liability company and an affiliate of the borrower.

Lockbox / Cash Management.   The Sunset North Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required at origination to deliver tenant direction letters instructing all tenants to deposit rents into a lockbox account controlled by the lender. So long as no Cash Sweep Event (as defined below) then exists, all funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower. All funds on deposit in the cash management

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3120, 3150, & 3180 139th Avenue Southeast Bellevue, WA 98005	Collateral Asset Summary – Loan No. 1 Sunset North	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 66.1% 2.63x 9.1%

account following the occurrence and during the continuance of a Cash Sweep Event following payment of taxes and insurance, debt service, required reserves and operating expenses are required to be deposited into the excess cash flow reserve, and in each case to be held and disbursed in accordance with the terms of the loan documents. During the continuance of an event of default, the lender may apply such funds in such order and priority as the lender determines. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence and continuation of (i) an event of default, (ii) any bankruptcy action of the borrower, (iii) any bankruptcy action of the property manager unless, with respect to a property manager that is not affiliated to the borrower, the borrower replaces the property manager within 40 days with a qualified manager under a replacement management agreement within 40 days of such bankruptcy action, (iv) a DSCR Trigger Event (as defined below) or (v) a Tenant Trigger Event (as defined below).

A Cash Sweep Event may be cured if, with respect to a Cash Sweep Event caused solely by (a) clause (i) above, the lender has accepted a cure by the borrower of the related event of default, (b) clause (iii) above, the borrower has replaced the property manager with a qualified manager under a replacement management agreement in accordance with the loan documents, (c) clause (iii) above, a DSCR Cure Event (as defined below) has taken place, or (d) clause (iv) above, either (x) Farmers New World Life Insurance Company or ArenaNet renews their lease or (y) the premises leased to either Farmers New World Life Insurance Company or ArenaNet is relet to one or more tenants reasonably acceptable to the lender. A Cash Sweep Event may be cured no more than a total of five times in the aggregate during the term of the Loan (but a Cash Sweep Event caused by a DSCR Trigger Event or a Tenant Trigger Event may be cured an unlimited number of times).

“DSCR Cure Event” means the debt service coverage ratio of the Sunset North Whole Loan (as calculated in accordance with the loan documents), based on the trailing three-month period immediately preceding the date of determination, is at least 1.50x for two consecutive quarters.

“DSCR Trigger Event” means the debt service coverage ratio of the Sunset North Whole Loan (as calculated in accordance with the loan documents) based on the trailing three-month period immediately preceding the date of determination is less than 1.50x.

“Tenant Trigger Event” means that both Farmers New World Life Insurance Company and ArenaNet, LLC do not renew their respective leases prior to 12 months prior to the expiration dates of their respective leases.

Initial and Ongoing Reserves.  At loan origination, the borrower deposited (i) approximately $14,380,754 into outstanding TI/LC reserve in connection with five leases, (ii) approximately $406,710 into a free rent reserve in connection with two leases, (iii) approximately $166,282 into an insurance reserve, (iv) approximately $153,562 into a real estate tax reserve, (v) approximately $38,672 into a rollover reserve and (vii) $12,375 into a replacement reserve.

Tax Reserve. The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes, which currently equates to approximately $153,562 per month (approximately $0.33 PSF).

Insurance Reserve. The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums, which currently equates to approximately $33,256 per month (approximately $0.07 PSF). In the event the borrower obtains and maintains a blanket insurance policy acceptable to the lender and no event of default has occurred and is continuing, the requirement for monthly deposits into the insurance reserve will be waived.

TI/LC Reserve. The borrower is required to deposit into the TI/LC reserve, on a monthly basis, approximately $38,672 (approximately $1.00 PSF annually), subject to a cap of $928,122 (approximately $2.00 PSF).

Replacement Reserve. The borrower is required to deposit into the replacement reserve, on a monthly basis, $12,375 (approximately $0.32 PSF annually), subject to a cap of approximately $445,499 (approximately $0.96 PSF).

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

2631 MacArthur Road Whitehall, PA 18052	Collateral Asset Summary – Loan No. 2 Mac Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$53,450,000 72.7% 1.44x 8.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2631 MacArthur Road Whitehall, PA 18052	Collateral Asset Summary – Loan No. 2 Mac Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$53,450,000 72.7% 1.44x 8.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2631 MacArthur Road Whitehall, PA 18052	Collateral Asset Summary – Loan No. 2 Mac Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$53,450,000 72.7% 1.44x 8.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2631 MacArthur Road Whitehall, PA 18052	Collateral Asset Summary – Loan No. 2 Mac Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$53,450,000 72.7% 1.44x 8.7%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Refinance
Borrower Sponsor:	Peter C. Abrams
Borrower:	ARD Mac Commons, LLC
Original Balance:	$53,450,000
Cut-off Date Balance:	$53,450,000
% by Initial UPB:	5.6%
Interest Rate:	4.02000%
Payment Date:	6th of each month
First Payment Date:	October 6, 2019
Maturity Date:	September 6, 2029
Amortization:	Interest only for the first 18 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly	Cap
Taxes:	$58,523	$58,523	NAP
Insurance:	$50,324	$10,065	NAP
Replacement:	$648,858	$4,523	NAP
TI/LC:	$0	$15,075	NAP
Required Repairs:	$8,750	NAP	NAP
Unfunded Obligations:	$2,691,216	$0	NAP
Condominium Assessment:	$42,366	$0	NAP

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Whitehall, PA
Year Built / Renovated:	1952 / 2019
Total Sq. Ft.:	361,806
Property Management:	ARD Property Management, LLC
Underwritten NOI:	$4,656,938
Underwritten NCF:	$4,425,960
Appraised Value:	$73,500,000
Appraisal Date:	July 1, 2019

Historical NOI
Most Recent NOI:	$4,404,791 (T-12 May 31, 2019)
2018 NOI:	$4,308,971 (December 31, 2018)
2017 NOI:	$4,346,256 (December 31, 2017)
2016 NOI:	$4,132,690 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy:	96.3% (June 23, 2019)
2018 Occupancy:	100.0% (March 30, 2018)
2017 Occupancy:	100.0% (April 30, 2017)
2016 Occupancy:	100.0% (December 31, 2016)

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$53,450,000	$148 / $123	72.7% / 60.5%	1.52x / 1.44x	8.7% / 8.3%	10.5% / 10.0%

(1)	See “Initial and Ongoing Reserves” herein.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2631 MacArthur Road Whitehall, PA 18052	Collateral Asset Summary – Loan No. 2 Mac Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$53,450,000 72.7% 1.44x 8.7%

The Loan.    The Mac Commons mortgage loan (the “Mac Commons Loan”) is secured by a first mortgage encumbering the borrower’s fee simple interest in a 361,806 sq. ft. retail center in Whitehall, Pennsylvania (the “Mac Commons Property”). The Mac Commons Loan has an original principal balance and outstanding principal balance as of the Cut-off Date of $53.45 million, accrues interest at a rate of 4.02000% per annum and represents approximately 5.6% of the Initial Pool Balance. The Mac Commons Loan proceeds were used to refinance existing debt, fund upfront reserves, return equity to the sponsor and pay closing costs. Based on the appraised value of $73.5 million as of July 1, 2019, the Cut-off Date LTV Ratio is 72.7%. The most recent prior financing of the Mac Commons Property was previously securitized in each of the BSPRT 2018-FL3, BSPRT 2018-FL4 and BSPRT 2019-FL5 transactions.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$53,450,000	100.0%	Loan Payoff	$48,499,710	90.7%
			Upfront Reserves	3,500,037	6.5
			Return of Equity	886,718	1.7
			Closing Costs	563,535	1.1
Total Sources	$53,450,000	100.0%	Total Uses	$53,450,000	100.0%

The Borrower / Borrower Sponsor.    The borrower is ARD Mac Commons, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Mac Commons Loan.

The borrower sponsor and non-recourse carveout guarantor is Peter C. Abrams, the founder of Abrams Realty & Development. Abrams Realty & Development is a real estate investment firm that specializes in commercial real estate in Pennsylvania and New Jersey with a goal of selecting valuable projects measured in terms of location, long term profitability, and the speed and efficiency in which to obtain the proper use, zoning and land development approvals. Abrams Realty & Development currently owns 20 retail and commercial office space properties totaling over 2.5 million sq. ft. Abrams Realty & Development also offers third party management and leasing services.

The Property.

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(3)	% of Total U/W Base Rent(3)	Lease Expiration	Sales PSF	Sales Date	Occupancy Cost(4)
Giant(5)	BBB+ / Baa1 / BBB	65,711	18.2%	$15.33	21.1%	6/30/2031	$510	TTM 5/31/2019	3.0%
Burlington Coat Factory(6)	BB+ / Ba1 / BB+	56,284	15.6%	$8.00	9.4	2/28/2030	$170	TTM 5/31/2019	4.7%
Dick’s Sporting Goods(7)	NR / NR / NR	50,441	13.9%	$15.00	15.8%	1/31/2024	$152	TTM 5/31/2019	9.9%
Big Lots(8)	NR / NR / BBB-	35,418	9.8%	$10.00	7.4%	1/31/2022	NAV	NAV	NAV
TJ Maxx(9)	NR / A2 / A+	35,018	9.7	$11.50	8.4	1/31/2024	$217	TTM 5/31/2019	5.3%
AC Moore(10)	NR / NR / NR	23,064	6.4	$14.00	6.7	12/31/2024	$140	TTM 5/31/2019	10.0%
Planet Fitness(11)	NR / NR / NR	20,000	5.5	$17.00	7.1	7/31/2034	NAV	NAV	NAV
Petco(12)	NR / NR / NR	19,009	5.3	$16.00	6.4	6/30/2020	$110	TTM 5/31/2019	14.5%
Goodwill(13)	NR / NR / NR	16,353	4.5	$9.00	3.1	9/30/2026	NAV	NAV	NAV
Panera Bread(14)	NR / NR / NR	5,123	1.4	$34.00	3.6	2/28/2027	$510	TTM 5/31/2019	6.7%
Total / Wtd. Avg. Major Tenants		326,421	90.2%	$13.05	89.0%
Remaining Tenants		21,925	6.1	$23.93	11.0%
Total / Wtd. Avg. Occupied Collateral		348,346	96.3%	$13.73	100.0%
Vacant		13,460	3.7
Total		361,806	100.0%

(1)	Based on the underwritten rent roll dated June 23, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Includes the straight-line rent steps for Giant ($54,212) and contractual rent steps through February 2020 for One Dollar Zone ($2,561).

(4)	Occupancy Cost is calculated using the most recent tenant reported sales and the adjusted base rent.

(5)	Giant has three, five-year renewal options under its lease.

(6)	Burlington Coat Factory has three, five-year renewal options and one, four-year renewal option under its lease.

(7)	Dick’s Sporting Goods has one, five-year renewal option under its lease.

(8)	Big Lots has two, five-year renewal options under its lease.

(9)	TJ Maxx has three, five-year renewal options under its lease.

(10)	AC Moore has one, five-year renewal option under its lease.

(11)	Planet Fitness has two, five-year renewal options under its lease.

(12)	Petco has two, five-year renewal options under its lease.

(13)	Goodwill has three, five-year renewal options under its lease. Goodwill accepted possession of its space as of July 22, 2019 and is expected to commence paying rent on the earlier of the store’s opening or 90 days from the delivery of their space (October 22, 2019).

(14)	Panera Bread has one, five-year renewal option under its lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2631 MacArthur Road Whitehall, PA 18052	Collateral Asset Summary – Loan No. 2 Mac Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$53,450,000 72.7% 1.44x 8.7%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(2)	% U/W Base Rent Rolling(2)	Cumulative % of U/W Base Rent(2)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	2	21,074	5.8%	21,074	5.8%	$16.91	7.4%	7.4%
2021	1	5,020	1.4%	26,094	7.2%	$12.00	1.3%	8.7%
2022	4	43,734	12.1%	69,828	19.3%	$13.92	12.7%	21.4%
2023	0	0	0.0%	69,828	19.3%	$0.00	0.0%	21.4%
2024	4	110,026	30.4%	179,854	49.7%	$13.80	31.7%	53.2%
2025	0	0	0.0%	179,854	49.7%	$0.00	0.0%	53.2%
2026	2	21,374	5.9%	201,228	55.6%	$12.57	5.6%	58.8%
2027	1	5,123	1.4%	206,351	57.0%	$34.00	3.6%	62.4%
2028	0	0	0.0%	206,351	57.0%	$0.00	0.0%	62.4%
2029	0	0	0.0%	206,351	57.0%	$0.00	0.0%	62.4%
Thereafter	3	141,995	39.2%	348,346	96.3%	$12.66	37.6%	100.0%
Vacant	NAP	13,460	3.7%	361,806	100.0%	NAP	NAP
Total / Wtd. Avg.	17	361,806	100.0%			$13.73	100.0%

(1)	Based on the underwritten rent roll dated June 23, 2019.

(2)	Includes the straight-line rent steps for Giant ($54,212) and contractual rent steps through February 2020 for One Dollar Zone ($2,561).

The Mac Commons Property is a 361,806 sq. ft. grocery-anchored retail center located at 2631 MacArthur Road in Whitehall, Pennsylvania. The Mac Commons Property was originally constructed in 1952 and was recently renovated in 2019 by the borrower sponsor. Since acquisition in April 2018, the borrower sponsor secured renewals for major tenants, such as Dick’s Sporting Goods, AC Moore and TJ Maxx. The Mac Commons Property contains 1,534 parking spaces for a ratio of 4.2 per 1,000 sq. ft. and is shadow anchored by a Walmart supercenter, which expanded in 2012 from approximately 70,000 sq. ft. to approximately 186,000 sq. ft. The Mac Commons Property was 96.3% leased by 17 tenants as of June 23, 2019, including the two largest tenants Giant and Burlington Coat Factory. The weighted average lease term across the Mac Commons Property is 27.2 years.

Condominium Structure. The Mac Commons Property consists of the borrower’s two condominium units that are subject to a condominium regime governing a total of seven condominium units. The borrower’s units consist of the in-line shopping center and an outparcel currently occupied by Panera and Qdoba, which units represent a collective 80.3667% interest in the condominium. The five other condominium units, representing a collective 19.6333% interest in the condominium, are owned by affiliates of the borrower. The borrower has the right to appoint all three of the members of the executive board of the condominium association. The related condominium declaration may not be amended in any material respect without the affirmative vote of a supermajority of the members consisting of 67% ownership of the condominium association.

Major Tenants.

Giant (65,711 sq. ft.; 18.2% of NRA; 21.1% of U/W Base Rent): Giant occupies 65,711 sq. ft. of retail space through June 2031 with three, five-year renewal options and no termination options. Giant has been in occupancy at the Mac Commons Property since 2002. In August 2019, Giant executed an early ten-year renewal, which will take its lease through June 2031. In conjunction with the extension, Giant received a $350,000 tenant improvement allowance to buildout a wine and beverage department within its store. As of May 31, 2019, Giant reported $510 in sales PSF which equates to a 3.0% occupancy cost.

Giant is a supermarket chain headquartered in Pennsylvania that operates over 150 stores throughout the state as well as Delaware, Maryland, Virginia and the District of Columbia. Giant operates 164 stores throughout the four states. Giant is a subsidiary of Ahold Delhaize (rated Baa1 by Moody’s and BBB by S&P and BBB+ by Fitch), a global food retailer that operates supermarkets and e-commerce food businesses, including Giant, Food Lion, Stop & Shop, Peapod and others. Ahold Delhaize has over 2,000 stores across 23 states and approximately 204,000 associates.

Burlington Coat Factory (56,284 sq. ft.; 15.6% of NRA; 9.4% of U/W Base Rent): Burlington Coat Factory (“Burlington”) occupies 56,284 sq. ft. of retail space on a lease that expires in through February 2030 with three, five-year renewal options, one, four-year renewal option and no termination options. Burlington Coat Factory has been at the Mac Commons Property since 1986 and recently extended its lease. The tenant agreed to downsize its space from 92,805 sq. ft. to 56,284 sq. ft., increase its rent from $379,964 to $450,272 and received a tenant improvement allowance of $30 PSF, to update its store to the current company format, as part of the downsizing agreement. The borrower sponsor executed leases with Planet Fitness and Goodwill to fill the remaining space. Burlington and Planet Fitness are both open for business. Goodwill accepted possession of its space as of July 22, 2019 and is expected to commence paying rent on either the store’s opening or 90 days from the delivery of their space (October 20, 2019), whichever is earlier. As of May 31, 2019, Burlington reported $170 in sales PSF, which equates to a 4.7% occupancy cost.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2631 MacArthur Road Whitehall, PA 18052	Collateral Asset Summary – Loan No. 2 Mac Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$53,450,000 72.7% 1.44x 8.7%

Burlington operates 684 stores across 45 states and Puerto Rico. Burlington primarily offers merchandise such as apparel, accessories, footwear, toys, home and beauty products. Burlington went public in 2013 and is rated Ba1 by Moody’s and BB+ by Fitch and S&P. Burlington opened 25 new stores in 2016, 37 new stores in 2017, 46 new stores in 2018 and reportedly plans to open 50 new stores by the end of 2019.

Environmental Matters. The Phase I environmental report dated July 2, 2019 recommended no further action at the Mac Commons Property other than the implementation of an asbestos operations and maintenance plan, which has been established.

The Market. The Mac Commons Property is located in Whitehall, Lehigh County, Pennsylvania, which is part of the greater Lehigh Valley region, comprised of the Allentown-Bethlehem-Easton metro area. The Lehigh Valley is located in the eastern portion of Pennsylvania and benefits from its proximity to New York City and Philadelphia, with a total population of approximately 849,800. According to the appraisal, the Lehigh Valley is the fifth-fastest growing economy in Pennsylvania with the local market area more heavily weighted toward the manufacturing, transportation/utilities, wholesale trade, information and retail trade sectors. Major employers within the area include the Lehigh Valley Health Network, St. Luke’s University Health Network, Air Products and Chemicals, Sands Bethworks Gaming LLC and Dorney Park/Wildwater Kingdom. The area is also home to FedEx Ground’s largest terminal in the United States, a newly built, 800,000 sq. ft. facility. Per the appraisal, resilient manufacturing and healthcare, along with a more recent increase in logistics and tourism, will help the Lehigh Valley sustain job growth that be slightly better than the state average in 2019. Longer term, low costs and steady population growth will likely enable the Lehigh Valley to perform better than Pennsylvania and on par with rest of the United States.

The Mac Commons Property’s immediate neighborhood is Whitehall Township which is immediately north of the city of Allentown, Pennsylvania. Whitehall Township is one of the fastest growing areas in Lehigh County. According to the appraisal, it is considered a suburban, second-tier municipality with significant areas of commercial development in addition to a growing number of residential subdivisions and a cultivated farmland. Per the appraisal, the property is located along one of the region’s most notable retail arteries with an ALDI-anchored center across the street, Whitehall Square, the Whitehall Mall and the Lehigh Valley Mall which is only two miles away. Primary access to the Mac Commons Property’s neighborhood is provided by US Route 22, which is the primary arterial traveling through the Lehigh Valley in an east-west direction. Other major highways serving the greater market area are PA Route 309, I-78 and I-476. Public transportation throughout the greater Lehigh Valley region is provided by The Lehigh and Northampton Transportation Authority. Additionally, the Lehigh Valley International Airport is approximately two miles east of the Mac Commons Property.

According to the appraisal, the year-end 2018 population within a one-, three- and five-mile radius was 8,874, 94,794 and 212,954, respectively. The average household income within a one-, three- and five-mile radius, as of year-end 2018, was $76,501, $63,287 and $70,257, respectively. According to a third party report, the Mac Commons Property is located within the Lehigh Valley Retail submarket which contains approximately 41 million sq. ft. of retail space and has an average vacancy of 3.4%. The submarket has been well occupied historically with vacancy below approximately 5.0% since 2007. Net absorption over the last 12 months was approximately 157,000 sq. ft. Average rent in the submarket is currently $14.99 PSF which is up from $14.71 PSF in 2017 and $14.63 PSF in 2016. Additionally, there is no new construction in the submarket that is expected to directly compete with the property.

In determining market rent for the Mac Commons Property, the appraiser identified the five comparable retail tenants or space offerings listed in the table below.

Retail Rent Comparables(1)
Property Name	Location	Lease Term (Mos.)	Lease Start Date	Tenant Name	Lease Size (SF)	Rent per PSF	Adjusted Rent PSF
Mac Commons Property(2)	Whitehall, Pennsylvania	180	June 2015	Giant	67,711	$14.50	$13.73
The Shoppes at Belmont	Lancaster, Pennsylvania	240	March 2018	Whole Foods	40,259	$16.00	$14.83
Hamilton Crossings	Allentown, Pennsylvania	120	September 2016	Dick’s Sporting Goods	49,919	$14.00	$13.36
Madison Farms	Easton, Pennsylvania	240	October 2015	Shop Rite	67,408	$15.25	$14.82
MacArthur Towne Center	Whitehall, Pennsylvania	180	November 2017	Aldi	20,980	$15.00	$15.45
The Shoppes at Belmont	Lancaster, Pennsylvania	120	March 2018	Dick’s Sporting Goods	51,183	$16.50	$15.30

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated June 23, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2631 MacArthur Road Whitehall, PA 18052	Collateral Asset Summary – Loan No. 2 Mac Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$53,450,000 72.7% 1.44x 8.7%

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017	2018	T-12 5/31/2019	U/W	U/W (PSF)
Base Rent(1)	$4,158,444	$4,353,851	$4,274,345	$4,230,756	$4,727,158	$13.07
Reimbursements	1,318,369	1,347,829	1,574,047	1,502,094	1,354,531	$3.74
Rent Step(2)	0	0	0	0	56,773	$0.16
Potential Income	0	0	0	0	282,502	$0.78
Gross Potential Rent	$5,476,813	$5,701,680	$5,848,393	$5,732,850	$6,420,963	$17.75
Less: Vacancy(3)	(0)	(0)	(0)	(0)	(321,048)	($0.89)
Effective Gross Income	$5,476,813	$5,701,680	$5,848,393	$5,732,850	$6,099,915	$16.86
Real Estate Taxes	672,093	624,398	679,038	651,023	680,776	$1.88
Insurance	106,398	106,742	103,160	116,712	115,027	$0.32
Management Fee	164,304	171,050	175,452	171,985	182,997	$0.51
Total Other Expenses	401,328	453,233	581,772	388,339	464,177	$1.28
Net Operating Income	$4,132,690	$4,346,256	$4,308,971	$4,404,791	$4,656,938	$12.87
Replacement Reserves	0	0	0	0	54,271	$0.15
TI/LC	0	0	0	0	176,707	$0.49
Net Cash Flow	$4,132,690	$4,346,256	$4,308,971	$4,404,791	$4,425,960	$12.23

(1)	U/W Base Rent is based on the underwritten rent roll dated June 23, 2019.

(2)	Includes the straight-line rent steps for Giant ($54,212) and contractual rent steps through February 2020 for One Dollar Zone ($2,561).

(3)	U/W Vacancy represents the underwritten economic vacancy of 5.0%.

Property Management.   The Mac Commons Property is managed by ARD Property Management, LLC, a Pennsylvania limited liability company and affiliate of the borrower.

Lockbox / Cash Management.     The loan documents require a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters to each existing tenant and each future tenant at the Mac Commons Property directing each of them to remit their rent checks directly to a lender-controlled lockbox. The borrower is required to (and is required to cause the property manager to) deposit all revenue derived from the Mac Commons Property into the lockbox immediately upon receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Mac Commons Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Mac Commons Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under lender control to be applied and disbursed for payment of taxes, insurance premiums, operating expenses, debt service, reserves, and other amounts payable in accordance with the loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Mac Commons Loan. To the extent that no Mac Commons Trigger Period is continuing, all excess cash flow funds are required to be disbursed to the borrower. Upon an event of default under the Mac Commons Loan, the lender has the right to apply funds to the payment of the debt in such priority as it may determine.

A “Mac Commons Trigger Period” will commence upon the occurrence of (i) an event of default, (ii) the debt service coverage ratio being less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period (as defined below) or (iv) the occurrence of a Renewal Trigger Event (as defined below), and will end, (a) with respect to clause (i) upon a cure, if applicable, of the event of default, (b) with respect to clause (ii) if the debt service coverage ratio is at least 1.20x for two consecutive calendar quarters, (c) with respect to clause (iii) a Specified Tenant Trigger Period ceasing to exist and (d) with respect to clause (iv) upon the occurrence of a Renewal Trigger Cure (as defined below).

A “Renewal Trigger Event” means Dick’s Sporting Goods and/or TJ Maxx fails to provide written notice to the borrower of renewal of its respective lease upon the earlier to occur of (1) nine months prior to the applicable then current lease expiration and (2) the renewal notice period required under its respective lease, for a minimum renewal term of five years (unless otherwise approved by lender).

A “Renewal Trigger Cure” means the lender’s receipt of satisfactory evidence that (i) Dick’s Sporting Goods has renewed its lease prior to its lease expiration or the Dick’s Sporting Goods space is leased by a satisfactory replacement tenant(s) acceptable to the lender under a lease approved by the lender in accordance with the loan documents for a minimum term of five years, (unless otherwise approved by the lender), the Dick’s Sporting Goods space is open for business and the replacement tenant(s) is paying full unabated rent, and (ii) the lender’s receipt of satisfactory evidence that TJ Maxx has renewed its lease prior to its lease expiration or the TJ Maxx space is leased by a satisfactory replacement tenant(s) acceptable to the lender under a lease approved by the lender in accordance with the loan documents for a minimum term of five years (unless otherwise approved by the lender), the TJ Maxx space is open for business and the replacement tenant(s) is paying full unabated rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2631 MacArthur Road Whitehall, PA 18052	Collateral Asset Summary – Loan No. 2 Mac Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$53,450,000 72.7% 1.44x 8.7%

A “Specified Tenant Trigger Period” means a period (a) commencing on the first to occur of (i) any Specified Tenant (as defined below) lease being in monetary or material non-monetary default under the Specified Tenant lease beyond applicable notice and cure periods, (ii) any Specified Tenant (or any permitted assignee or subtenant) failing to be in actual, physical possession of its space, failing to operate in its premises for the purpose contemplated under its lease and/or “going dark” in the Specified Tenant space (or applicable portion thereof) (but not including a period of 60 days or less for repairs or 90 days or less for renovations as a result of a casualty or condemnation, in either case pursuant to the Specified Tenant’s lease), (iii) any Specified Tenant giving written notice to the borrower that it is terminating its lease for all or any portion of its space, (iv) any termination or cancellation of any Specified Tenant lease and/or any Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of any Specified Tenant and/or guarantor of a Specified Tenant lease, or (vi) any guarantor of the Specified Tenant lease ceasing to satisfy the applicable credit rating condition, and (b) expiring upon the lender’s receipt of such reasonably satisfactory evidence of (A) satisfaction of the applicable cure conditions or (B) the borrower leasing at least 90.0% of the Specified Tenant space (or applicable portion thereof) in accordance with the loan documents and the applicable tenant thereunder in its actual, physical occupancy and open for business in the space demised under the lease and paying the full amount of rent due thereunder its lease.

A “Specified Tenant” means (i) Giant, (ii) any tenant whose lease, individually or when aggregated with all other leases at the Mac Commons Property with the same tenant, any affiliate of such tenant, either (a) accounts for 17.0% or more of total rental income for the Mac Commons Property, or (b) demises 16.0% or more of the Mac Commons Property’s total square footage and (iii) any other subsequent lessee(s) of the Specified Tenant space (or any portion thereof constituting 90.0% or more of the Specified Tenant space).

Initial and Ongoing Reserves.    At origination, the borrower funded a reserve of (i) $58,523 for real estate taxes,(ii) $50,324 for insurance, (iii) $42,366 for the condominium assessments reserve, (iv) $8,750 for immediate repairs, (v) $648,858 for replacement reserves and (vi) $2,691,216 for unfunded obligations.

Tax Reserves. The borrower is required to deposit monthly reserves of 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be $58,523).

Insurance Reserves. The borrower is required to deposit monthly reserves of 1/12 of the insurance premiums that the lender estimates will be sufficient to pay the insurance premiums due for the renewal of coverage (initially estimated to be $10,065).

Replacement Reserves. The borrower is required to deposit monthly $4,523 into a replacement reserve for capital expenditures.

TI/LC Reserves. The borrower is required to deposit monthly $15,075 into a tenant improvement and leasing commissions reserve. On each payment date during the occurrence and continuance of an Extraordinary TI/LC Reserve Deposit Trigger (as defined below), the borrower is required to deposit $57,286 into the tenant improvement and leasing commissions reserve.

A “Extraordinary TI/LC Reserve Deposit Trigger” means a period (a) commencing upon the failure of Dick’s Sporting Goods or TJ Maxx to provide written notice to the borrower of renewal of its respective leases upon the earlier to occur of (i) 18 months prior to the applicable then current lease expiration and (ii) the renewal notice period required under the applicable lease, for a minimum renewal term of five years (unless otherwise approved by the lender) and (b) terminating upon the earlier to occur of (i) a Renewal Trigger Event or (ii) a Renewal Trigger Cure.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Various Cambridge, MA 02139	Collateral Asset Summary – Loan No. 3 Osborn Triangle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 37.1% 3.12x 12.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Cambridge, MA 02139	Collateral Asset Summary – Loan No. 3 Osborn Triangle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 37.1% 3.12x 12.5%

1 Portland Street

Pfizer

610 Main Street North

Pfizer
KSQ
Lab Central
Pfizer

700 Main Street
(South Wing)

NOVARTIS

700 Main Street
(North Wing)

Lab Central
Lab Central
Lab Central

2024

2027+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Cambridge, MA 02139	Collateral Asset Summary – Loan No. 3 Osborn Triangle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 37.1% 3.12x 12.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Cambridge, MA 02139	Collateral Asset Summary – Loan No. 3 Osborn Triangle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 37.1% 3.12x 12.5%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Acquisition
Credit Assessment
(Fitch/KBRA/S&P)(8):	BBB-sf / BBB+(sf) / N/A
Borrower Sponsor:	NAP
Borrowers:	610 Main Street North Leasehold LLC, 610 Main Street South Leasehold LLC, 700 Main Street Leasehold LLC and 610-700 Main Garage Leasehold LLC
Original Balance(1):	$50,000,000
Cut-off Date Balance(1):	$50,000,000
% by Initial UPB:	5.3%
Interest Rate:	3.79700%
Payment Date:	1st of each month
First Payment Date:	July 1, 2019
Maturity Date:	June 1, 2029
Amortization:	Interest Only
Additional Debt(1)(2) :	$380,000,000 Pari Passu Debt $145,000,000 Subordinate Debt
Call Protection:	L(25), YM1(88), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	$0	NAP
TI/LC	$0	$0	NAP
Property Information
Single Asset / Portfolio:	Portfolio of three properties
Property Type:	Office/Laboratory
Collateral:	Leasehold
Location:	Cambridge, MA
Year Built / Renovated(4):	Various / Various
Total Sq. Ft.:	676,947
Property Management(5):	Jones Lang LaSalle Americas, Inc.
Underwritten NOI(6):	$53,734,416
Underwritten NCF:	$51,673,090
Appraised Value:	$1,158,000,000
Appraisal Date(4):	April 11, 2019

Historical NOI
Most Recent NOI(6):	$45,007,805 (T-12 March 31, 2019)
2018 NOI:	$43,904,648 (December 31, 2018)
2017 NOI:	$42,036,811 (December 31, 2017)
2016 NOI(7):	NAV

Historical Occupancy
Most Recent Occupancy:	100.0% (Various)
2018 Occupancy:	100.0% (December 31, 2018)
2017 Occupancy:	99.9% (December 31, 2017)
2016 Occupancy:	99.6% (December 31, 2016)

Financial Information(1)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$50,000,000
Pari Passu Notes	380,000,000
Total Senior Notes	$430,000,000	$635 / $635	37.1% / 37.1%	3.25x / 3.12x	12.5% / 12.0%	12.5% / 12.0%
B Note	145,000,000
Whole Loan	$575,000,000	$849 / $849	49.7% / 49.7%	2.43x / 2.33x	9.3% / 9.0%	9.3% / 9.0%
(1)	The Osborn Triangle Loan (as defined below) consists of the non-controlling Note A-3 and is part of the Osborn Triangle Whole Loan (as defined below), evidenced by seven senior pari passu notes and one subordinate note, with an aggregate outstanding principal balance as of the Cut-off Date of $575.0 million. For additional information, see “The Loan” herein.

(2)	See “Current Mezzanine or Subordinate Indebtedness” and “Future Mezzanine or Subordinate Indebtedness Permitted" herein.

(3)	See “Initial and Ongoing Reserves” herein.

(4)	See “Portfolio Summary” chart below for the Year Built / Renovated and Appraised Value of the individual Osborn Triangle Properties (as defined below).

(5)	The borrowers have the right, without the lender’s consent, to replace Jones Lang LaSalle Americas, Inc. with an affiliate of Bulfinch, pursuant to a form of management agreement pre-approved by the lender at origination.

(6)	The increase in Underwritten NOI from Most Recent NOI is primarily attributable to (i) contractual rent steps through May 2020 and (ii) the present value of rent steps and a mark to market at the end of the lease term for investment grade tenants Pfizer and Novartis. The average contractual rent per sq. ft. over the lease term is $70.96 PSF for the 2024 Pfizer lease expiration, $86.61 PSF for the 2031 Pfizer lease expiration and $59.46 PSF for the 2024 Novartis lease expiration.

(7)	2016 NOI is not available because one of the properties, 610 Main Street North, was built in 2016.

(8)	Fitch and KBRA provided the listed assessments for the Osborn Triangle Loan in the context of its inclusion in the mortgage pool. S&P does not provide a credit assessment but confirmed that the Osborn Triangle Loan has credit characteristics consistent with an investment grade obligation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Cambridge, MA 02139	Collateral Asset Summary – Loan No. 3 Osborn Triangle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 37.1% 3.12x 12.5%

The Loan.   The Osborn Triangle mortgage loan (the “Osborn Triangle Loan”) is part of a fixed rate loan secured by the first mortgages encumbering the borrowers’ leasehold interest in the four condominium units that together comprise the Class A office/laboratory properties and a parking garage located in Cambridge, Massachusetts (the “Osborn Triangle Property”). The Osborn Triangle Loan is evidenced by the non-controlling Note A-3 with an original principal balance and outstanding principal balance as of the Cut-off Date of $50.0 million. The Osborn Triangle Loan is part of a $575.0 million whole loan that is evidenced by eight promissory notes: seven pari passu senior notes with an aggregate original principal balance of $430.0 million (the “Osborn Triangle Senior Notes”) and one subordinate note with an original principal balance of $145.0 million (the “Osborn Triangle Junior Note”) and, together with the Osborn Triangle Senior Notes (the “Osborn Triangle Whole Loan”). Only the Osborn Triangle Loan will be included in the mortgage pool for the Benchmark 2019-B13 Trust.

The relationship between the holders of the Osborn Triangle Senior Notes and the Osborn Triangle Junior Note will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Osborn Triangle Whole Loan” in the Preliminary Prospectus.

Total Debt Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$250,000,000	$250,000,000	JPMCC 2019-OSB	Yes
Note A-2	50,000,000	50,000,000	Benchmark 2019-B12	No
Note A-3	50,000,000	50,000,000	Benchmark 2019-B13	No
Note A-4	25,000,000	25,000,000	JPMCB	No
Note A-5-1	30,000,000	30,000,000	JPMCB	No
Note A-6-1	20,000,000	20,000,000	JPMCB	No
Note A-6-2	5,000,000	5,000,000	JPMCB	No
Senior Notes	$430,000,000	$430,000,000
Note B-1	145,000,000	145,000,000	JPMCC 2019-OSB	No
Whole Loan	$575,000,000	$575,000,000

The Osborn Triangle Whole Loan has a ten-year interest-only term and accrues interest at a fixed rate of 3.79700% per annum. The annual interest rate on both the Osborn Triangle Senior Notes and Osborn Triangle Junior Note is 3.79700% per annum. The Osborn Triangle Whole Loan proceeds were used to purchase the Osborn Triangle Property for approximately $1.148 billion and pay closing costs of approximately $8.7 million. The most recent prior financing of the Osborn Triangle Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$430,000,000	37.2%	Purchase Price	$1,148,275,000	99.3%
Junior Note	145,000,000	12.5	Closing Costs	8,667,656	0.7
Principal’s New Cash Contribution	581,942,656	50.3
Total Sources	$1,156,942,656	100.0%	Total Uses	$1,156,942,656	100.0%

The Borrowers. The borrowers are 610 Main Street North Leasehold LLC, 610 Main Street South Leasehold LLC, 700 Main Street Leasehold LLC and 610-700 Main Garage Leasehold LLC, each a single purpose Massachusetts limited liability company structured to be bankruptcy remote with two independent directors. The borrowers are indirectly owned or controlled by a joint venture between affiliates of Harrison Street Real Estate Capital (“HSRE”), MIT Investment Management Company (“MITIMCo”) and Bulfinch Companies, Inc. (“Bulfinch”). Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Osborn Triangle Whole Loan. HSRE is a real estate investment management firm headquartered in Chicago, Illinois with approximately $18.3 billion in assets under management, and HSRE has raised more than approximately $13.0 billion in discretionary equity capital for its private and public real estate offerings. Bulfinch specializes in the acquisition, development, management and leasing of commercial properties in the Boston area. Bulfinch owns and manages approximately 3.0 million sq. ft. of medical, biotech and office assets. MITIMCo supports much of MIT’s (as defined below) academic and research activities through returns generated by investing the institute’s financial resources. Founded in 1861, MIT presently enrolls approximately 11,500 undergraduate and graduate students and employs approximately 12,600 people, including 1,000 professors, with 89 Nobel Laureates among current and former members of the MIT community.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Cambridge, MA 02139	Collateral Asset Summary – Loan No. 3 Osborn Triangle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 37.1% 3.12x 12.5%

The Property.

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent per sq. ft.(3)	% of Total U/W Base Rent(3)	Lease Expiration
Pfizer(4)(5)	A1/A+/AA	499,386	73.8%	$81.64	77.9%	Various(6)
Novartis	A1/AA-/AA-	99,883	14.8	$73.91	14.1	7/31/2024
Lab Central	NR/NR/NR	68,996	10.2	$55.85	7.4	3/31/2027
Sulmona Restaurant Group	NR/NR/NR	3,355	0.5	$37.63	0.2	2/28/2027
Café Luna	NR/NR/NR	2,328	0.3	$37.13	0.2	3/31/2027
Boston Burger	NR/NR/NR	1,984	0.3	$36.05	0.1	9/30/2027
Revela	NR/NR/NR	1,015	0.1	$47.15	0.1	7/31/2027
Total / Wtd. Avg.		676,947	100.0%	$77.32	100.0%
(1)	Based on the underwritten rent roll dated May 1, 2019.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	U/W Base Rent per sq. ft. and % of Total U/W Base Rent includes the present value of rent steps and a mark to market at the end of the lease term for Pfizer and Novartis. The average contractual rent per sq. ft. over the lease term is $70.96 PSF for the 2024 Pfizer lease expiration, $86.61 PSF for the 2031 Pfizer lease expiration and $59.46 for the 2024 Novartis lease expiration. For the remaining tenants, the U/W Base Rent per sq. ft. and % of Total U/W Base Rent includes rent steps through May 1, 2020.

(4)	Pfizer’s lease associated with 139,212 sq. ft. of space at 610 Main Street North and 229,330 sq. ft. of space at 1 Portland Street has 2.75% annual lease escalations. Pfizer’s lease associated with 130,844 sq. ft. of space at 610 Main Street North has 3% annual lease escalations.

(5)	Pfizer subleases a portion of its space totaling 163,644 sq. ft. to CRISPR Therapeutics, Lab Central (as defined below), Casebia Therapeutics and KSQ Therapeutics. Casebia Therapeutics sub-subleases 5,184 sq. ft. of its space to Bayer’s Life Hub Boston through March 31, 2024 at $77.26 PSF plus 3.0% annual increases commencing April 1, 2019. Bayer reimburses expenses at a rate of $4.40 PSF.

(6)	Pfizer leases 229,330 sq. ft. of space at 1 Portland Street which expires January 31, 2024. Pfizer leases 270,056 sq. ft. of space at 610 Main Street North which expires December 31, 2031.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent per sq. ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	2	329,213	48.6%	329,213	48.6%	$77.76	48.9%	48.9%
2025	0	0	0.0%	329,213	48.6%	$0.00	0.0%	48.9%
2026	0	0	0.0%	329,213	48.6%	$0.00	0.0%	48.9%
2027	5	77,678	11.5%	406,891	60.1%	$53.88	8.0%	56.9%
2028	0	0	0.0%	406,891	60.1%	$0.00	0.0%	56.9%
2029	0	0	0.0%	406,891	60.1%	$0.00	0.0%	56.9%
2030 & Thereafter	1	270,056	39.9%	676,947	100.0%	$83.52	43.1%	100.0%
Vacant	0	0	0.0%	676,947	100.0%	$0.00	0.0%
Total / Wtd. Avg.	8	676,947	100.0%			$77.32	100.0%
(1)	Based on the underwritten rent roll dated May 1, 2019.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

The Osborn Triangle Property is a collection of three Class A office/laboratory buildings totaling 676,947 sq. ft. and a 650-space parking garage located directly adjacent to the Massachusetts Institute of Technology (“MIT”) campus in Cambridge, Massachusetts. The collateral for the Osborn Triangle Whole Loan consists of 610 Main Street North, 1 Portland Street, 700 Main Street and a subterranean 650-space parking garage situated on approximately 4.8 acres of land. The three properties are set around Watson Court, a central green space with outdoor seating. The Osborn Triangle Property was designed by Boston-based Elkus Manfredi Architects, Lab Architect Group and Tsai Kobus and completed by MIT Investment Management Company (“MITIMCo”). 610 Main Street North is LEED Gold certified and designed with electric vehicle charging stations, a reflective roof as well as water efficient fixtures and irrigation. 1 Portland Street has efficient layouts for a variety of office and laboratory requirements. 700 Main Street was converted from an industrial building into a life science facility in 2002, further expanded in 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Cambridge, MA 02139	Collateral Asset Summary – Loan No. 3 Osborn Triangle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 37.1% 3.12x 12.5%

Portfolio Summary
Property Name	Year Built / Renovated	Sq. Ft.	Allocated Loan Cut-off Date Balance	% Allocated Loan Original Balance	Appraised Value(1)	% Appraised Value	U/W NCF	% of U/W NCF
610 Main Street North	2016 / NAP	278,738	$20,182,609	40.4%	$462,000,000	39.9%	$23,500,965	45.5%
1 Portland Street	2013 / NAP	229,330	17,826,087	35.7	416,000,000	35.9	17,670,161	34.2
700 Main Street	Late 1800s / 2002, 2012	168,879	11,991,304	24.0	280,000,000	24.2	10,501,964	20.3
Total / Wtd. Avg.		676,947	$50,000,000	100.0%	$1,158,000,000	100.0%	$51,673,090	100.0%

The Osborn Triangle Property is currently 100.0% occupied by seven tenants (three office tenants and four retail tenants). The three office tenants at the Osborn Triangle Property consist of Pfizer, Novartis Institutes for Biomedical Research, Inc. (“Novartis”) and Lab Central Inc. (“Lab Central”). Retail tenants include Sulmona Restaurant Group, Café Luna, Boston Burger and Revela and comprise 1.3% of net rentable area and 0.6% of underwritten base rent.

Major Tenants.

Pfizer (499,386 sq. ft., 73.8% of NRA; 77.9% of U/W Base Rent) Pfizer (rated A1 / AA / A+ by Moody’s / S&P / Fitch) has been a tenant at the Osborn Triangle Property since December 2013. Pfizer leases 229,330 sq. ft. of space at 1 Portland Street which expires in January 2024 and 270,056 sq. ft. of space at 610 Main Street North which expires in December 2031, both with two, five-year renewal options and no termination options. Pfizer subleases a portion of its space totaling 163,644 sq. ft. to CRISPR Therapeutics, Lab Central, Casebia Therapeutics and KSQ Therapeutics. Pfizer is one of the world’s largest biopharmaceutical companies, with a global portfolio that encompasses medicines, vaccines and healthcare products. Headquartered in New York City with approximately 92,400 employees worldwide, Pfizer’s products are sold in over 125 countries. As of 2018, Pfizer reported revenues of approximately $53.6 billion. Pfizer’s location at 610 Main Street North and 1 Portland Street employs approximately 1,000 people and focuses on pharmaceutical and biologics research, drug metabolism, biotechnology and therapeutic areas including inflammation, immunology, rare diseases and internal medicine. In addition to Pfizer’s location at the Osborn Triangle Property, Massachusetts is home to Pfizer’s research and manufacturing site in Andover and serves as the global headquarters for Pfizer’s Center for Therapeutic Innovation.

Novartis (99,883 sq. ft., 14.8% of NRA; 14.1% of U/W Base Rent) Novartis (rated A1 / AA- / AA- by Moody’s / S&P / Fitch), occupies office and laboratory space through July 2024 with two, five-year renewal options and no termination options and has been a tenant at the Osborn Triangle Property since March 2014. Novartis is a multinational medicine company based in Basel, Switzerland with 125,000 employees worldwide. As of 2018, Novartis reported sales of $51.9 billion. Novartis’ location at 700 Main Street is home to Novartis Institutes for BioMedical Research (“NIBR”), the innovation arm of Novartis which focuses on developing new drugs. NIBR employs approximately 6,000 people in six research campuses across the globe. In addition to Novartis’ 700 Main Street location, Novartis has complementary Cambridge locations along Massachusetts Avenue, Windsor Street and within Technology Square.

Lab Central (68,996 sq. ft., 10.2% of NRA; 7.4% of U/W Base Rent) Lab Central occupies office and laboratory space through March 2027 with two five-year renewal options and no termination options and has been a tenant at the Osborn Triangle Property since April 2013. Lab Central is a shared laboratory space designed as a launchpad for potential life-sciences and biotech startups. Founded in 2013, Lab Central was primarily funded by two grants from the Massachusetts Life Sciences Center and MIT. 700 Main Street serves as Lab Central’s headquarters and primary incubator space. Along with 610 Main Street North, Lab Central’s two-building campus offers fully permitted laboratory and office space with a capacity to serve 450 scientists and entrepreneurs in about 70 companies. Lab Central subleases additional space from Pfizer at 610 Main Street North.

Environmental Matters. The Phase I environmental report dated April 10, 2019 recommended no further action at the Osborn Triangle Property.

The Market. The Osborn Triangle Property is located in Cambridge, Massachusetts, within the Boston office market (specifically the East Cambridge/Kendall Square office submarket). Situated on approximately 4.8 acres of land directly adjacent to MIT, the Osborn Triangle Property is located in the East Cambridge neighborhood in a dynamic biotech cluster, which is bound by Main Street, Albany Street and Massachusetts Avenue. Osborn Triangle Property’s location allows it to capitalize on its proximity to major institutional and research entities in Cambridge, affording its tenants immediate access to parking and public transportation, as well as the city’s entertainment, hospitality and residential districts. The neighborhood is anchored by the Kendall/MIT MBTA Red Line subway station and the approximately 166-acre MIT campus. MIT’s iconic Great Dome is less than 400 yards from the center of the Osborn Triangle Property. The Osborn Triangle Property is surrounded by a cluster of global life science/technology companies and fast-growing start-ups anchored by Akamai, Amazon, Apple, Biogen, Boeing, Broad Institute, Cambridge Innovation Center, Draper, Google, Koch Institute and Microsoft. Logan International Airport is located approximately 4.3 miles northeast of the Osborn Triangle Property and offers 40 airlines that fly non-stop to more than 100 domestic and international destinations. Furthermore, the Massachusetts Port Authority recently announced $1.0 billion worth of investments to further expand the airport’s international terminal, reconfigure other terminals and redesign its roadways.

According to the appraisal, the Osborn Triangle Property is located within the Boston metropolitan statistical area (the “Boston MSA”). As of year-end 2018, the Boston MSA had an unemployment rate of approximately 3.3%, a median household income of approximately $85,800 and a population of approximately 2.0 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Cambridge, MA 02139	Collateral Asset Summary – Loan No. 3 Osborn Triangle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 37.1% 3.12x 12.5%

East Cambridge/Kendall Square comprises nearly 21.0 million sq. ft. of world-class office and laboratory space complemented by a dense cluster of apartments, shopping destinations and dining amenities in addition to 2.5 acres of landscaped open space. Notable developments in the immediate area include the Cambridge Side Galleria mall, Canal Park, Riverview Office Park, Royal Sonesta Hotel and several high-rise residential condominium buildings. According to a third party research report, as of the fourth quarter of 2018, the East Cambridge submarket had approximately 7.4 million sq. ft. of laboratory space with approximately 1.4 million sq. ft. under construction. The average East Cambridge submarket vacancy in 2018 was approximately 0.2%. East Cambridge Class B NNN laboratory space had an average asking rents of $78.00 PSF, while Class A NNN laboratory space commanded nearly an $11 premium at $88.80 PSF. Recent leasing in the Cambridge office/laboratory submarket in the first quarter of 2019 includes more than 620,000 sq. ft. to tenants including Infinity Pharmaceuticals, Boston Microfluidics, BetterLesson, Syros Pharmaceuticals, Invaio Sciences, Ultragenyx Pharmaceutical, HiFiBiO Therapeutics and Casma Therapeutics.

In 2018, the Greater Boston area had approximately 20.3 million sq. ft. of laboratory space with an average vacancy rate of 4.9%. The laboratory submarkets across Greater Boston combined for 1.5 million sq. ft. of net absorption in 2018. 62 public companies with a combined market value of approximately $170.0 billion, the majority of them biotechnology firms are headquartered in Cambridge. Global pharmaceutical companies, including Takeda Pharmaceutical Co., Sanofi SA and Novartis AG, also have extensive research operations in the city. In the fourth quarter of 2018, tenants absorbed 468,000 sq. ft. of biotechnology-focused laboratory real estate in Greater Boston, with much of that growth occurring at the last of the Alexandria Center at Kendall Square buildings to be delivered. Bristol-Myers Squibb took occupancy of 208,000 sq. ft., while Facebook moved into 133,000 sq. ft. and furthered a trend of traditional office users paying significant premiums for Kendall Square space, even when that space was developed for lab use.

As of the first quarter of 2019, the Cambridge – East office submarket contained approximately 9.4 million sq. ft. of office space, had a direct vacancy rate of 1.4% and average asking NNN rents of $94.52 PSF (compared to underwritten gross rent of $77.32 PSF at the Osborn Triangle Property) according to a third party research report. As of the same time period, according to the appraisal, the Cambridge – East laboratory submarket contained approximately 12.3 million sq. ft. of laboratory space, had a direct vacancy rate of 0.9% and average asking NNN rents of $94.75 PSF (compared to underwritten gross rent of $77.32 PSF at the Osborn Triangle Property) according to a third party research report. The appraisal surveyed a competitive set of rent comparables from six other class A/B office/laboratory buildings in the Kendall Square. Base rent across the approximately 670,007 sq. ft. of leases ranges from $76.00 to $95.00 PSF (highlighted in the chart below). The appraisal concluded office/laboratory market rent of $87.50 PSF and retail space market rent of $45.00 PSF. Based on the appraiser’s analysis and concluded market rent, the Osborn Triangle Property’s in-place rent is approximately 24.3% and 17.4% below market with respect to office/laboratory and retail space, respectively.

Office Building Comparables
Property Name	Lessee	Lease Date	NRA	Lease Term	Lease Type	Rent per sq. ft.
238 Main Street	Bayer	Jun-2021	62,500	12 Yrs. 7 Mos.	NNN	$95.00
One Main Street	IPSEN	Jun-2019	31,750	10 Yrs.	NNN	$90.00
301 Binney Street	Cyclerion Therapeutics, Inc.	Jun-2019	114,454	10 Yrs. 3 Mos.	NNN	$90.00
301 Binney Street	Generation Bio	May-2019	71,462	10 Yrs.	NNN	$86.00
301 Binney Street	Ironwood Pharmaceuticals	Apr-2019	108,108	5 Yrs. 9 Mos.	NNN	$79.31
301 Binney Street	Momenta Pharmaceuticals, Inc.	Jan-2018	79,863	7 Yrs. 7 Mos.	NNN	$76.00
100 Binney Street	Bluebird Bio	Apr-2019	18,295	10 Yrs.	NNN	$86.00
100 Binney Street	TCR2 Therapeutics, Inc.	Apr-2018	22,890	7 Yrs. 4 Mos.	NNN	$76.00
100 Binney Street	Tango Therapeutics, Inc.	Aug-2017	22,000	8 Yrs. 4 Mos.	NNN	$76.00
45 & 75 Sidney Street	Voyager	Nov-2018	47,493	8 Yrs.	NNN	$83.00
399 Binney Street	Rubius Therapeutics, Inc.	Nov-2018	48,192	8 Yrs.	NNN	$78.00
399 Binney Street	Relay Therapeutics	Nov-2018	43,000	10 Yrs.	NNN	$80.00
Total/Wtd. Average			670,007			$83.60

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Cambridge, MA 02139	Collateral Asset Summary – Loan No. 3 Osborn Triangle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 37.1% 3.12x 12.5%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2017	2018	T-12 3/31/2019	U/W	U/W per sq. ft.
Base Rent	$40,270,949	$42,583,273	$43,432,253	$44,714,419	$66.05
IG Rent Steps and Market Adjustment(2)	0	0	0	7,625,181	11.26
Vacant Income	0	0	0	0	0.00
Total Reimbursement Revenue	13,282,194	14,252,881	14,607,789	16,481,111	24.35
Parking Income	1,920,448	2,339,140	2,363,122	2,255,641	3.33
Gross Potential Rent	$55,473,591	$59,175,294	$60,403,164	$71,076,352	$105.00
Total Other Income(3)	413,828	451,151	464,927	529,887	0.78
Less: Vacancy & Credit Loss(4)	0	0	0	(816,810)	(1.21)
Effective Gross Income	$55,887,418	$59,626,445	$60,868,091	$70,789,429	$104.57
Total Operating Expenses	$13,850,608	$15,721,797	$15,860,286	$17,055,013	$25.19
Net Operating Income(5)	$42,036,811	$43,904,648	$45,007,805	$53,734,416	$79.38
TI/LC	0	0	0	1,878,551	2.78
Capital Expenditures	0	0	0	182,776	0.27
Net Cash Flow	$42,036,811	$43,904,648	$45,007,805	$51,673,090	$76.33
(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Includes the present value of rent steps and a mark to market at the end of the lease term for Pfizer and Novartis. The average contractual rent per sq. ft. over the lease term is $70.96 PSF for the 2024 Pfizer lease expiration, $86.61 PSF for the 2031 Pfizer lease expiration and $59.46 PSF for the 2024 Novartis lease expiration. For the remaining tenants, includes rent steps through May 1, 2020.

(3)	Other Income consists of storage income, percentage rent (retail tenancy), sublease income and TI rent.

(4)	Vacancy is underwritten to the blended economic vacancy of 1.1%. The blended vacancy reflects the appraiser’s assumption of 2.0% market vacancy for 1 Portland Street and 700 Main Street, as well as the appraisers 0.0% vacancy assumption for 610 Main Street North because of its long term lease with credit tenant, Pfizer, which has a December 2031 expiration and is 2.5 years beyond the loan term. Other third party data sources show a submarket vacancy between 0.5% and 1.0% for buildings completed after 2009. The Osborn Triangle Property was completed or gut renovated between 2012 and 2016.

(5)	The increase from T-12 3/31/2019 Net Operating Income to Underwritten Net Operating Income is primarily due to IG Rent Steps and Market Adjustment for Pfizer and Novartis (as described above).

Property Management.   The Osborn Triangle Property is managed by Jones Lang LaSalle Americas, Inc., a Maryland corporation. The borrowers may terminate the property manager and replace it with a qualified manager that meets the requirements of the Osborn Triangle Whole Loan documents. The lender has the right to require the borrowers to terminate the management agreement and replace the manager in accordance with the Osborn Triangle Whole Loan documents if (i) an event of default occurs and remains uncured under the Osborn Triangle Whole Loan, (ii) the manager becoming insolvent or a debtor in any bankruptcy or insolvency proceeding or (iii) there is an event of default of the manager under the management agreement beyond all applicable cure periods. The borrowers are permitted to terminate the existing management agreement and replace manager with a pre-approved Bulfinch manager, subject to delivery of a management agreement and collateral assignment of management each in the forms pre-approved by the lender and attached as exhibits to the mortgage loan agreement.

Lockbox / Cash Management.   The Osborn Triangle Whole Loan documents require a hard lockbox and springing cash management. The borrowers were required at origination to deliver tenant direction letters to each existing tenant at the Osborn Triangle Property directing each tenant to remit its rent checks directly to the lender-controlled lockbox. The borrowers are also required to deliver a tenant direction letter to each future commercial tenant. So long as no Cash Sweep Event (as defined below) then exists, all funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower. Upon the occurrence and during the continuance of a Cash Sweep Event, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed for payment of taxes, insurance premiums, operating expenses, debt service, reserves, and other amounts payable in accordance with the Osborn Triangle Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Osborn Triangle Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Osborn Triangle Whole Loan. Upon the occurrence and during the continuance of an event of default under the Osborn Triangle Whole Loan documents or any bankruptcy action of the borrowers or property manager, the lender may apply funds to the debt in such priority as it may determine.

A “Cash Sweep Event” will commence upon the occurrence of (i) an event of default, (ii) a bankruptcy action of any individual borrower or the property manager, (iii) the date the debt service coverage ratio (as calculated in the loan documents) is less than 1.25x based on the trailing three month period or (iv) either Pfizer or Novartis (A) failing to renew its lease 12 months prior to its lease expiration date or renewal period, or (B) going “dark”, vacating, or abandoning its premises for a period of 90 consecutive days (excluding commercially reasonable periods in connection with a restoration of the Osborn Triangle Property) (each of (A) and (B), a “Tenant Trigger”), and will end, (a) with respect to clause (i), upon a cure of the event of default and the lender’s acceptance of such cure, (b) with respect to clause (ii) solely with respect to the property manager, the replacement of the property manager with a qualified manager under a replacement

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Cambridge, MA 02139	Collateral Asset Summary – Loan No. 3 Osborn Triangle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 37.1% 3.12x 12.5%

management agreement within 60 days, (c) with respect to clause (iii), if the debt service coverage ratio is at least 1.25x for two consecutive calendar quarters based on the trailing three month period and (d) with respect to clause (iv) with either (1) the replacement of Pfizer or Novartis, as applicable, with one or more replacements tenant(s) approved by the lender pursuant to one or more lease(s) for all or substantially all of the premises leased to Pfizer and/or Novartis or such less space, provided that the annual rental and other payments is in an amount sufficient to achieve a debt service coverage ratio of 1.25x for two consecutive calendar quarters or (2) at the borrowers’ election, the borrowers will have deposited cash or an acceptable letter of credit in an amount equal to $3.625 PSF per month for each month remaining in the non-renewal or termination period in the Pfizer lease or Novartis lease.

Initial and Ongoing Reserves.  At loan origination, the borrowers were not required to make any upfront deposits.

Real Estate Taxes and Insurance Reserves – On each due date, the borrowers are required to make monthly deposits of: (i) a tax reserve in an amount equal to 1/12 of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period (such reserve has been conditionally waived so long as no event of default under the related loan documents has occurred and is continuing, and the borrowers have provided satisfactory evidence that taxes have been paid in accordance with the requirements of the Osborn Triangle Loan documents) and (ii) an insurance reserve in an amount equal to 1/12 of the amount that the lender estimates will be necessary to cover premiums over the then succeeding 12-month period (such reserve has been conditionally waived so long as no event of default under the related loan documents has occurred and is continuing, and the borrowers maintain a blanket policy meeting the requirements of the Osborn Triangle Whole Loan documents).

TI/LC Reserve – In the event the borrowers have elected to cure a Tenant Trigger by depositing the applicable cure deposit, the borrowers are required to fund a reserve for tenant improvements and/or leasing commissions in an amount equal to $3.625 PSF for each month remaining in the applicable non-renewal or termination period under the related lease.

Current Mezzanine or Subordinate Indebtedness. The Osborn Triangle Junior Note, with an outstanding principal balance as of the Cut-off Date of $145.0 million, accrues interest at a fixed rate of 3.79700% per annum. The Osborn Triangle Junior Note had a 120-month term and is interest only for the full term. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Osborn Triangle Whole Loan” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. None, but the upper tier beneficial owners of the borrowers are permitted to pledge up to 75% of the direct or indirect equity interests in HSRE-Osborn Core Holding, LLC as part of a corporate financing, subject to satisfaction of certain terms and conditions in the Osborn Triangle Whole Loan documents including, without limitation: (i) the pledge is to an institutional investor meeting the requirements of the loan documents; (ii) at least 75% of the permitted pledge is secured by assets other than the Osborn Triangle Property or the direct or indirect interests in the Osborn Triangle Property; and (iii) the pledge will not result in a change in control of the borrowers.

Partial Release. The Osborn Triangle Whole Loan documents provide that the borrower may release either the 1 Portland Street and/or the 700 Main Street properties from the lien of the Osborn Triangle Whole Loan documents after July 1, 2021, subject to the satisfaction of certain terms and conditions including, without limitation (i) the payment of a release price equal to 110% of the allocated loan amount for such property, plus the payment of a yield maintenance premium (if applicable), (ii) the debt service coverage ratio (as calculated in the Osborn Triangle Whole Loan documents) for the properties then remaining subject to the lien of the Osborn Triangle Whole Loan documents based on the trailing 12 month period is equal to or greater than the greater of (a) 2.03x and (b) the debt service coverage ratio for all of the Osborn Triangle Property (including the property subject to the release) based on the trailing 12 month period, (iii) the remaining properties (after the release) will not be in violation of the condominium documents, the master lease documents, any leases or the then applicable laws, and the borrower continues to control the board of trustees of the condominium association and (iv) the borrower may not lease any space at the released property to an existing tenant unless either (a) the borrower has re-leased the space in the Osborn Triangle Property to a new tenant with an effective rent per square foot in an amount equal to or greater than the tenant that was relocated or (b) the lender consents to such relocation (which consent may not be unreasonably withheld, conditioned or delayed). The Osborn Triangle Whole Loan documents provide that if the loan-to-value ratio exceeds or would exceed 125% immediately after the release, no release will be permitted unless the principal balance of the Osborn Triangle Whole Loan is prepaid by an amount set forth in the Osborn Triangle Whole Loan documents or the borrower delivers a REMIC opinion. The borrower is not permitted to release the 610 Main Street North or parking garage properties.

Condominium and Master Lease Structure. The Osborn Triangle Property is subject to a condominium declaration, which divides the underlying property into four units, the 610 Main Street North unit, the 610 Main Street South unit (a/k/a/ 1 Portland Street), the 700 Main Street unit and the parking garage unit. The fee interests in the condominium units are owned by an affiliate of MIT, which is also the declarant under the condominium declaration. The fee owner of the units master leases each unit to the individual borrower, and the Osborn Triangle Whole Loan is secured by such leasehold interests. Pursuant to each master lease, the fee owner of the units has delegated the rights to exercise its rights and privileges in its capacity as the fee owner of the units under the condominium declaration to each borrower, and the individual borrowers control 100% of the condominium interests. The term of each of the master lease expires on May 15, 2084. The base rent under each ground lease was prepaid in full prior to the origination of the Osborn Triangle Whole Loan. Please see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus for additional information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3377 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 4 Grand Canal Shoppes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 46.3% 2.46x 9.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3377 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 4 Grand Canal Shoppes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 46.3% 2.46x 9.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3377 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 4 Grand Canal Shoppes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 46.3% 2.46x 9.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3377 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 4 Grand Canal Shoppes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 46.3% 2.46x 9.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3377 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 4 Grand Canal Shoppes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 46.3% 2.46x 9.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3377 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 4 Grand Canal Shoppes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 46.3% 2.46x 9.6%

Mortgage Loan Information
Loan Seller(1):	JPMCB
Loan Purpose:	Refinance
Credit Assessment
(Fitch/KBRA/S&P)(7):	BBB-sf / A-(sf) / N/A
Borrower Sponsors:	Grand Canal Shoppes Holdings, LLC
Borrowers:	Grand Canal Shops II, LLC; The Shoppes at the Palazzo, LLC
Original Balance(2):	$50,000,000
Cut-off Date Balance(2):	$50,000,000
% by Initial UPB:	5.3%
Interest Rate:	3.74080%
Payment Date:	1st of each month
First Payment Date:	August 1, 2019
Maturity Date:	July 1, 2029
Amortization:	Interest Only
Additional Debt(2):	$710,000,000 Pari Passu Debt; $215,000,000 Subordinate Debt
Call Protection(3):	L(27), D(88), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(4)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	Springing	$386,928
TI/LC:	$0	Springing	$2,321,544
Outstanding TI/LC:	$12,309,694	NAP	NAP
Gap Rent:	$1,218,246	NAP	NAP
Ground Rent:	$0	Springing	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Specialty Retail
Collateral:	Fee Simple/Leasehold
Location:	Las Vegas, NV
Year Built / Renovated:	1999 / 2007
Total Sq. Ft.(5):	759,891
Property Management:	Brookfield Properties Retail Inc.
Underwritten NOI:	$73,021,709
Underwritten NCF:	$70,997,903
Appraised Value(6):	$1,640,000,000
Appraisal Date(6):	April 3, 2019

Historical NOI
Most Recent NOI:	$71,465,811 (T-12 March 31, 2019)
2018 NOI:	$71,326,473 (December 31, 2018)
2017 NOI:	$74,425,947 (December 31, 2017)
2016 NOI:	$79,358,630 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy:	94.0% (May 31, 2019)
2018 Occupancy:	93.3% (December 31, 2018)
2017 Occupancy:	93.0% (December 31, 2017)
2016 Occupancy:	93.9% (December 31, 2016)

Financial Information(2)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$50,000,000
Pari Passu Notes	710,000,000
Total Senior Notes	$760,000,000	$1,000 / $1,000	46.3% / 46.3%	2.53x / 2.46x	9.6% / 9.3%	9.6% / 9.3%
Subordinate Notes	215,000,000
Whole Loan	$975,000,000	$1,283 / $1,283	59.5% / 59.5%	1.72x / 1.67x	7.5% / 7.3%	7.5% / 7.3%
(1)	The Grand Canal Shoppes Whole Loan (as defined below) was co-originated by MSBNA (as defined below), JPMCB (as defined below), WFB (as defined below), and GS (as defined below).

(2)	The Grand Canal Shoppes Loan (as defined below) consists of the non-controlling Note A-3-2 and is part of a whole loan evidenced by 23 senior pari passu notes and four subordinate notes, with an aggregate outstanding principal balance as of the Cut-off Date of $975 million. For additional information, see “The Loan” herein.

(3)	The lockout period will be at least 27 payment dates beginning with and including the first payment date of August 1, 2019. Defeasance of the Grand Canal Shoppes Whole Loan in full is permitted after the date that is the earlier to occur of (i) June 3, 2022 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 27 payments is based on the expected Benchmark 2019-B13 securitization closing date in October 2019. The actual lockout period may be longer.

(4)	See “Initial Reserves and Ongoing Reserves” herein.

(5)	Total Sq. Ft. excludes the 84,743 sq. ft. space currently leased to Barneys New York. Though initially included in the collateral, the borrowers have the right to obtain release of such space with no related prepayment of the Grand Canal Shoppes Whole Loan, subject to certain conditions in the loan documents. As such, no value, underwritten rental income or square footage has been attributed to this space.

(6)	Appraised Value represents the “As-Is” value which is exclusive of value associated with the Barneys New York space, which may be released from the collateral upon lease expiration in January 2020, subject to certain conditions in the loan documents. See “Release of Collateral” below.

(7)	Fitch and KBRA provided the listed assessments for the Grand Canal Shoppes Loan in the context of its inclusion in the mortgage pool. S&P does not provide a credit assessment but confirmed that the Grand Canal Shoppes Loan has credit characteristics consistent with an investment grade obligation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3377 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 4 Grand Canal Shoppes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 46.3% 2.46x 9.6%

The Loan.    The Grand Canal Shoppes mortgage loan (the “Grand Canal Shoppes Loan”) is part of a whole loan that has an outstanding principal balance as of the Cut-off Date of $975.0 million (the “Grand Canal Shoppes Whole Loan”), which is secured by a first mortgage lien on the borrowers’ fee simple and leasehold interests in a 759,891 sq. ft. specialty retail center located in Las Vegas, Nevada (the “Grand Canal Shoppes Property”). The Grand Canal Shoppes Whole Loan is comprised of (i) a senior loan, comprised of 23 pari passu notes with an aggregate original principal balance as of the Cut-off Date of $760.0 million (the “Grand Canal Shoppes Senior Notes”), of which Note non-controlling A-3-2, with an outstanding principal balance as of the Cut-off Date of $50.0 million, is being contributed to the Benchmark 2019-B13 Trust and constitutes the Grand Canal Shoppes Loan, and the remaining notes have been or are expected to be contributed to other securitization trusts and (ii) four subordinate pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $215.0 million (the “Grand Canal Shoppes Junior Notes”), each as described below. The Grand Canal Shoppes Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”), JPMorgan Chase Bank, National Association (“JPMCB”), Wells Fargo Bank, N.A. (“WFB”) and Goldman Sachs Bank USA (“GS”) on June 3, 2019.The relationship between the holders of the Grand Canal Shoppes Whole Loan will be governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Grand Canal Shoppes Whole Loan” in the Preliminary Prospectus. The most recent prior financing of the Grand Canal Shoppes property was included in the GSMS 2012-SHOP securitization.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1, A-1-6	$70,000,000	$70,000,000	MSC 2019-H7	Yes(1)
A-1-2	50,000,000	50,000,000	BANK 2019-BNK19	No
A-1-3	40,000,000	40,000,000	MSBNA	No
A-1-4	40,000,000	40,000,000	MSBNA	No
A-1-5	13,846,154	13,846,154	MSBNA	No
A-1-7	10,000,000	10,000,000	MSBNA	No
A-1-8	10,000,000	10,000,000	MSBNA	No
A-2-1	50,000,000	50,000,000	BANK 2019-BNK19	No
A-2-2	50,000,000	50,000,000	WFB	No
A-2-3	40,000,000	40,000,000	WFB	No
A-2-4	25,000,000	25,000,000	WFB	No
A-2-5	10,384,615	10,384,615	WFB	No
A-3-1	50,000,000	50,000,000	Benchmark 2019-B12	No
A-3-2	50,000,000	50,000,000	Benchmark 2019-B13	No
A-3-3	40,000,000	40,000,000	JPMCB	No
A-3-4	25,000,000	25,000,000	JPMCB	No
A-3-5	10,384,615	10,384,615	JPMCB	No
A-4-1	60,000,000	60,000,000	CGCMT 2019-GC41	No
A-4-2	60,000,000	60,000,000	GS	No
A-4-3	20,000,000	20,000,000	GSMS 2019-GC42(2)	No
A-4-4	25,000,000	25,000,000	GS	No
A-4-5	10,384,615	10,384,615	GS	No
Total Senior Notes	$760,000,000	$760,000,000
B Notes	215,000,000	215,000,000	CPPIB Credit Investments II Inc.	Yes(1)
Total	$975,000,000	$975,000,000
(1)	The holder of the Grand Canal Shoppes Subordinate Companion Loan will have the right to appoint the special servicer of the Grand Canal Shoppes Whole Loan and to direct certain decisions with respect to the Grand Canal Shoppes Whole Loan, unless a control appraisal event exists under the related co-lender agreement. The Grand Canal Shoppes Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2019-H7 securitization.

(2)	The GSMS 2019-GC42 securitization transaction is expected to close prior to the Closing Date.

The Grand Canal Shoppes Whole Loan has a 10-year initial term and is interest-only. The Grand Canal Shoppes Whole Loan has a remaining term of 117 months as of the Cut-off Date. The Grand Canal Shoppes Senior Notes accrue interest at a fixed annual rate equal to 3.74080% per annum. The Grand Canal Shoppes Junior Notes accrues interest at a fixed annual rate equal to 6.25000% per annum. The Grand Canal Shoppes Whole Loan proceeds were used to refinance existing CMBS and construction debt, fund outstanding landlord obligations in connection with 33 tenants, fund gap rent associated with five tenants, pay closing costs, and return equity to the Grand Canal Shoppes Borrower. Based on the “As Is” appraised value of $1.64 billion as of April 3, 2019, the Cut-off Date LTV Ratio is 59.5%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$760,000,000	77.9%	Existing CMBS Mortgage Loan Payoff	$627,284,452	64.3%
Junior Notes	215,000,000	22.1%	Upfront Reserves	13,527,940	1.4%
			Closing Costs	1,143,041	0.1%
			Return of Equity	333,044,567	34.2%
Total Sources	$975,000,000	100.0%	Total Uses	$975,000,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3377 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 4 Grand Canal Shoppes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 46.3% 2.46x 9.6%

The Borrowers / Borrower Sponsors. The borrowers are Grand Canal Shops II, LLC (the “Grand Canal Shoppes Borrower”) and The Shoppes at the Palazzo, LLC (the “Shoppes at the Palazzo Borrower”; and together with the Grand Canal Shoppes Borrower, the “Borrowers”), each organized as a Delaware limited liability company and each structured to be bankruptcy remote with two independent directors. The borrower sponsor is Grand Canal Shoppes Holdings, LLC, which is a joint venture between Brookfield Properties REIT Inc. and Nuveen Real Estate, and the nonrecourse carveout guarantor is BPR Nimbus LLC (the “Grand Canal Shoppes Guarantor”), an affiliate of Brookfield Properties REIT Inc. Brookfield Properties REIT Inc. ranks among the largest retail real estate companies in the United States. Its portfolio of mall properties has 170 locations across 42 states and representing over 146 million sq. ft of retail space. The company is focused on managing, leasing and redeveloping retail properties. Nuveen Real Estate is the investment management arm of Teachers Insurance and Annuity Association. Nuveen Real Estate manages various funds and mandates, across both public and private investments, and spanning both debt and equity and has over 80 years of real estate investing experience and more than 500 employees located across over 20 cities throughout the United States, Europe and Asia Pacific.

The Property.

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(2)	% of Total U/W Base Rent	Lease Expiration
							Sales PSF
The Venetian Casino Resort(3)	BBB-/NR/BBB-	81,105	10.7%	$56.69	6.9%	5/31/2029	NAV
Emporio D'Gondola(4)	NR/NR/NR	922	0.1	$4,394.46	6.0	5/31/2029	NAV
Regis Galerie(5)	NR/NR/NR	28,099	3.7	$84.27	3.5	5/31/2025	$249
Sephora	NR/NR/A+	10,074	1.3	$228.31	3.4	7/31/2021	NAV
Welcome to Las Vegas(6)	NR/NR/NR	14,234	1.9	$140.54	3.0	12/31/2020	$465
TAO Nightclub(7)	NR/NR/NR	49,441	6.5	$31.88	2.4	1/31/2025	$723
Grand Lux Café	NR/NR/NR	19,100	2.5	$76.63	2.2	12/31/2029	$1,151
CUT By Wolfgang Puck	NR/NR/NR	12,247	1.6	$103.00	1.9	5/31/2028	$1,157
Mercato Della Pescheria	NR/NR/NR	16,479	2.2	$68.66	1.7	11/30/2025	$556
Bellusso Jewelry	NR/NR/NR	2,999	0.4	$356.44	1.6	11/30/2022	$2,725
Golden Gai	NR/NR/NR	12,820	1.7	$80.73	1.5	12/31/2029	NAV
Peter Lik Gallery	NR/NR/NR	4,394	0.6	$222.96	1.5	8/31/2021	$878
Smith & Wollensky	NR/NR/NR	14,751	1.9	$63.89	1.4	6/30/2028	NAV
Michael Kors	BBB-/NR/BBB-	4,066	0.5	$225.75	1.4	1/31/2026	$803
Recital Karaoke	NR/NR/NR	14,062	1.9	$63.86	1.3	2/28/2029	NAV
Subtotal / Wtd. Avg.		284,793	37.5%	$93.38	39.7%
Remaining Tenants		429,835	56.6%	$94.09	60.3%
Vacant Space		45,263	6.0%	NAP	NAP%
Total / Wtd. Avg.		759,891	100.0%	$93.80	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	U/W Base Rent PSF and % of Total U/W Base Rent reflect the following: (a) in-place leases based on the May 2019 rent roll and (b) contractual rent steps of $2,184,628 through May 31, 2020.

(3)	Venetian Casino Resort has (i) 34,088 sq. ft. expiring on July 31, 2025, (ii) 38,920 sq. ft. expiring on May 31, 2029, (iii) 8,096 sq. ft. expiring on September 30, 2033 and (iv) 1 sq. ft. expiring on December 31, 2019 that generates $60,991 in underwritten base rent.

(4)	Operates the gondola attraction at the Grand Canal Shoppes Property.

(5)	Regis Galerie has (i) 8,406 sq. ft. expiring on December 31, 2020, (ii) 4,654 sq. ft. expiring on February 29, 2020, (iii) 15,039 sq. ft. expiring on May 31, 2025.

(6)	The Welcome to Las Vegas tenant has an additional lease that is expected to commence February 2020. Welcome to Las Vegas has (i) 10,239 sq. ft. expiring on December 31, 2020 and (ii) 3,995 sq. ft. expiring on January 31, 2030.

(7)	TAO has (i) 1,088 sq. ft. expiring on January 31, 2020, (ii) 39,553 sq. ft. expiring on January 31, 2025 and (iii) 8,800 sq. ft. expiring May 31, 2029.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3377 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 4 Grand Canal Shoppes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 46.3% 2.46x 9.6%

The following table presents certain information relating to the historical inline sales at the Grand Canal Shoppes Property:

Historical In-Line Sales(1)
Total In-Line	2015	2016	2017	2018	TTM February 2019 Sales PSF	TTM February 2019 Sales PSF
Anchor/Major Sales(2)	$129,599,970	$129,282,829	$130,862,228	$138,705,093	$140,317,346	$1,046
Comparable In-Line Sales	$200,973,916	$207,912,708	$223,524,143	$244,916,086	$244,795,176	$1,154
Comparable Food Court Sales	$17,055,210	$19,744,070	$21,275,466	$23,538,795	$23,688,945	$1,580
(1)	Information as provided by the borrower sponsor and only includes tenants reporting sales.

(2)	Anchor/Major Sales excludes all sales associated with Barney’s New York.

Historical and Current Occupancy(1)
	2014	2015	2016	2017	2018	Current(1)
The Venetian Occupancy (%)	95.1%	92.6%	98.3%	95.7%	99.1%	97.1%
The Palazzo Occupancy (%)	88.2%	89.5%	86.2%	88.4%	83.0%	86.2%
Total Occupancy (%)	92.6%	91.5%	93.9%	93.0%	93.3%	94.0%
(1)	Current occupancy is based on the May 31, 2019 underwritten rent roll.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring(1)	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(2)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM(3)	2	2,080	0.3%	2,080	0.3%	$0.00	0.0%	0.0%
2019	17	39,567	5.2%	41,647	5.5%	$61.58	3.6%	3.6%
2020	25	80,052	10.5%	121,699	16.0%	$55.90	6.7%	10.3%
2021	16	28,634	3.8%	150,333	19.8%	$200.74	8.6%	18.9%
2022	13	35,084	4.6%	185,417	24.4%	$133.50	7.0%	25.9%
2023	20	41,038	5.4%	226,455	29.8%	$133.79	8.2%	34.1%
2024	22	60,412	8.0%	286,867	37.8%	$105.63	9.5%	43.6%
2025	20	146,378	19.3%	433,245	57.0%	$71.87	15.7%	59.3%
2026	9	29,721	3.9%	462,966	60.9%	$92.59	4.1%	63.4%
2027	3	6,142	0.8%	469,108	61.7%	$139.93	1.3%	64.7%
2028	9	48,011	6.3%	517,119	68.1%	$102.91	7.4%	72.0%
2029	27	185,418	24.4%	702,537	92.5%	$97.34	26.9%	99.0%
2030 & Thereafter	2	12,091	1.6%	714,628	94.0%	$57.82	1.0%	100.0%
Vacant	NAP	45,263	6.0%	759,891	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	185	759,891	100.0%			$93.80	100.0%
(1)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule. Thereafter includes the recently executed Apple lease sq. ft. and lease expiration for the Expansion Parcel.

(2)	Annual U/W Base Rent PSF reflects the following: (a) in-place leases based on the May 2019 rent roll and (b) contractual rent steps of $2,184,628 through May 31, 2020.

(3)	MTM is inclusive of two storage units for specific tenants located across the Grand Canal Shoppes Property.

The Grand Canal Shoppes Property is a 759,891 sq. ft. specialty retail center that predominantly comprises the first-, second-, and third-levels of The Venetian Hotel and Casino (the “Venetian”) and Palazzo Resort and Casino (the “Palazzo”). The Grand Canal Shoppes Property opened in 1999, with an expansion completed in conjunction with the construction of The Palazzo in 2007, and is anchored by an 84,743 sq. ft., three level Barneys New York, currently slated to close by January 2020. Barneys New York will be part of the collateral for the Grand Canal Shoppes Whole Loan as of the origination date; however, the Borrowers (as defined below) have the right to obtain a free release of the Barneys Parcel (as defined below) subject to certain conditions in the loan documents. At origination, no value or rental income was attributed to the Barneys Parcel.

The Grand Canal Shoppes Property is situated across 21.1 acres of land along the central portion of Las Vegas Boulevard (“The Strip”). The Grand Canal Shoppes Property is a premier shopping, entertainment and dining venue in Las Vegas featuring a unique Venetian-inspired setting with luxury retailers and restaurant concepts. Attractions include a gondola ride through the canals of the Grand Canal Shoppes Property (operated by Emporio D’Gondola), as well as showroom/theater space for live performances.

The Venetian and the Palazzo Resort are luxury hotels and casino resorts situated within the southeast quadrant of Las Vegas Boulevard and Sands Avenue. The Venetian and the Palazzo are owned and operated by Las Vegas Sands. The overall resort complex is the largest on The Strip and includes a combined 7,117 rooms and 225,000 sq. ft. of gaming space, none of which are collateral for the Grand Canal Shoppes Whole Loan. The Grand Canal Shoppes Property is physically connected to the Venetian and the Palazzo, which combine to create a large hotel and resort complex with over 7,000 hotel rooms, 2.3 million sq. ft. of meeting space, 1.0 million sq. ft. of retail space and more than 30 restaurants. In addition, the Grand Canal Shoppes Property is within walking distance to over 140,000 hotel rooms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3377 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 4 Grand Canal Shoppes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 46.3% 2.46x 9.6%

The Grand Canal Shoppes Property is currently 94.0% leased as of May 31, 2019. The Grand Canal Shoppes Property generated $427.6 million in gross sales with comparable in-line and food court sales of $1,182 PSF as of the trailing twelve month period ending February 2019. The Grand Canal Shoppes Property generates over 60% of its top line revenue from food and entertainment offerings, including restaurants such as Tao Asian Bistro, featuring a night and beach club, Grand Lux Café, Sushi Samba, Delmonico Steakhouse, Cut by Wolfgang Puck, Smith & Wollensky, Verdugo West Brewery, Xiang Tian Xia Chinese Hot Pot and Recital Karaoke, among others. Noteworthy luxury retailers at the Grand Canal Shoppes Property include Louis Vuitton, Salvatore Ferragamo, Fendi and Jimmy Choo.

From 2015 through January 2019, capital expenditures, inclusive of development capital and landlord work, of approximately $20.3 million ($26.70 PSF) were invested in the Grand Canal Shoppes Property. In addition, there is a planned renovation and redevelopment of the common areas within the shopping areas above The Palazzo. Ownership is budgeting approximately $12.0 million to improve lighting and finishes, in an attempt to maintain existing and attract new tenants to this portion of the Grand Canal Shoppes Property. According to management, renovations are expected to begin in September 2019. Additionally, in conjunction with the development of a 27,422 sq. ft. international food hall, certain renovations, new finishes and lighting are expected to be completed in 2020. Such renovation and redevelopment, as well as development of the new food hall, are not required by or reserved for under the Grand Canal Shoppes Loan documents, and we cannot assure you that any such renovation, redevelopment, or food hall development will be completed.

The Grand Canal Shoppes Property is anchored by 18 major tenants which combined generate approximately $140.3 million in annual sales as of the trailing twelve month period ending February 2019. Since 2015, the Grand Canal Shoppes Property’s sales performance has steadily increased year-over-year, growing 21.4% over this period. Furthermore, since 2015 comparable in-line and food court sales have consistently exceeded $1,080 PSF and have reached $1,182 PSF as of the trailing twelve month period ending February 2019.

Appraisal. According to the appraisal, the Grand Canal Shoppes Property had a “As-Is” appraised value of $1,640,000,000 as of April 3, 2019.

Appraisal Approach	“As-Is” Value(1)	Discount Rate	Capitalization Rate
Income Capitalization Approach	$1,640,000,000	6.25%	4.34%
(1)	The “As-Is” Appraised Value of $1,640,000,000 is exclusive of any value associated with the Barney’s New York space, which is expected to close in January 2020.

Environmental Matters. Based on a Phase I environmental report dated May 15, 2019, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the Grand Canal Shoppes Property, other than continued compliance with an existing operations and maintenance plan for asbestos-containing materials.

The Market. The Grand Canal Shoppes Property is located in Las Vegas, Nevada along The Strip. The Grand Canal Shoppes Property’s tenant mix of retail, restaurants and entertainment offerings benefits from Las Vegas’s significant number of tourists, convention center attendees and residents. The Grand Canal Shoppes Property is adjacent to the Sands Expo Convention Center, a 1.8 million sq. ft. meeting and convention center. Additionally, Las Vegas has various developments in process that are expected to be completed in 2020 and beyond. The most notable of these developments are the MSG Sphere, an 18,000 seat performance venue being developed by Madison Square Garden and Las Vegas Sands, which will be located just east of the Grand Canal Shoppes Property and the redevelopment of the Las Vegas Convention Center District, which will include 1.4 million sq. ft. of expansion space. Additionally, the construction of a 65,000 seat Las Vegas Stadium is already under development, which will be the new home of the NFL’s Oakland Raiders, as well as a live entertainment and convention venue. We cannot assure you as to whether or when such developments will be completed.

Primary access to the Grand Canal Shoppes Property is provided via Interstate 15, the region’s primary north-south route, situated approximately one mile west of the Grand Canal Shoppes Property. The Grand Canal Shoppes Property is located approximately three miles north of the McCarran International Airport and has direct access to Citizen Area Transit, which has over 41 routes running throughout the region. According to the appraisal, approximately 42.1 million visitors traveled to Las Vegas in 2018, of which approximately 6.5 million were associated with convention center activity. According to the appraisal, the estimated 2018 population within a five-, seven- and 10-mile radius of the Grand Canal Shoppes Property was 410,151, 911,414 and 1,661,641, respectively. The estimated 2018 average household income within a five-, seven- and 10-mile radius was $54,257, $60,146 and $70,983, respectively.

The Grand Canal Shoppes Property is located in the Southeast submarket of the Las Vegas retail market. According to the appraisal, as of the fourth quarter of 2018, the Las Vegas retail market had inventory of approximately 29.9 million sq. ft., the vacancy rate was approximately 13.4% and average asking rents were approximately $22.34 PSF. According to the appraisal, as of the fourth quarter of 2018, the Southeast submarket had inventory of approximately 5.1 million sq. ft., the vacancy rate was approximately 14.5% and average asking rents were approximately $19.41 PSF. As of May 31, 2019, the Grand Canal Shoppes Property has an in-place asking rents of $93.80 PSF, which is slightly below the appraiser concluded market rent of $98.23 PSF for the space at the Grand Canal Shoppes Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3377 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 4 Grand Canal Shoppes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 46.3% 2.46x 9.6%

The following table presents certain information relating to the primary competition for the Grand Canal Shoppes Property:

Competitive Set(1)
	Distance to Subject (mi.)	Property Type	Year Built/ Renovated	Total GLA	Total Occupancy	Sales per sq. ft.	Anchors & Jr. Anchors
Grand Canal Shoppes	N/A	Specialty Retail	1999/2007	759,891	94.0%(2)	$1,182(3)	TAO Nightclub, Theater, Grand Lux Café, Mercato Della Pescheria, TAO Asian Bistro, Recital Karaoke, Madame Tussaud Las Vegas, Verdugo West Brewery, Golden Gai
Primary Competition
Forum Shops at Caesars	0.5	Fashion/Specialty	1992/1997,2004	650,000	99%	$1,400-$1,700	Upscale/themed retail project at Caesars with 1-2 levels
Wynn Las Vegas Retail	0.3	Fashion/Specialty	2005/2008	150,000	95%	$2,000-$3,000	Upscale retail areas located within The Wynn Las Vegas and Wynn Encore
The Shops at Crystals	1.1	Fashion/Specialty	2009/NAP	360,000	94%	$1,200-$1,400	Upscale specialty retail center with 3-levels on Las Vegas Strip part of City Center
Miracle Mile Shops	1.0	Fashion/Specialty	2000/2008,2016	494,000	93%	$825-$875	Mid-Tier specialty retail center with 1 and 2 stories at Planet Hollywood
Fashion Show Mall(4)	0.3	Super-Regional Center	1981/Various	1,875,400	95%	$825-$875	Neiman Marcus, Dillard’s, Macy’s, Saks, Forever 21, Nordstrom, Dick’s Sporting Goods
Secondary Competition
The Ling Promenade	0.4	Fashion/Specialty	2014/NAP	268,000	93%	---	Retail and entertainment specialty center including a number of restaurants and performance venues
Bellagio Shops	0.8	Fashion/Specialty	1998/NAP	---	100%	---	Upscale shopping area located within Bellagio Resort and Casino
The Showcase	1.6	Specialty Retail	1997/2003,2009	347,281	97%	---	Coca-Cola, Ross, Hard Rock, M&M's, Adidas
Las Vegas Premium Outlets	3.5	Outlet Center	2003/NAP	676,113	100%	$1,400-$1,600	Last Call Neiman Marcus, Off 5th Saks 5th Avenue, Nike
(1)	Source: Appraisal.

(2)	Occupancy as of May 31, 2019.

(3)	Comparable in-line and food court sales shown as of February 28, 2019.

(4)	Owned by an affiliate of the Borrowers.

Cash Flow Analysis.

Cash Flow Analysis
	2015	2016	2017	T-12 3/31/2018	U/W	U/W (PSF)
Base Rent(1)	$68,255,204	$67,507,328	$66,471,558	$66,941,590	$64,850,253	$85.34
Rent Steps	0	0	0	0	2,184,628	2.87
Total Recoveries	31,633,869	27,875,777	25,766,223	25,166,107	26,539,087	34.92
Other Income(2)	12,765,993	12,203,223	10,872,872	10,365,738	10,455,366	13.76
Effective Gross Income	$112,655,066	$107,586,327	$103,110,653	$102,473,435	$104,029,334	$136.90
Real Estate Taxes	$1,952,631	$1,995,183	$2,076,447	$2,102,023	$2,102,023	$2.77
Insurance	268,881	248,826	253,530	260,040	260,040	0.34
Other Operating Expenses(3)	31,074,924	30,916,371	29,454,203	28,645,562	28,645,562	37.70
Total Expenses	$33,296,436	$33,160,381	$31,784,180	$31,007,624	$31,007,624	$40.81
Net Operating Income(1)	$79,358,630	$74,425,947	$71,326,473	$71,465,811	$73,021,709	$96.09
TI/LC	0	0	0	0	2,023,806	2.66
Capital Expenditures	0	0	0	0	0	$0.00
Net Cash Flow	$79,358,630	$74,425,947	$71,326,473	$71,465,811	$70,997,903	$93.43
(1)	U/W Base Rent reflects the following: (a) in-place leases based on the May 2019 rent roll and (b) contractual rent steps of $2,184,628 through May 31, 2020. UW Base Rent excludes any rent associated with the Barneys New York space. The increase in UW Base Rent and Net Operating Income from T-12 3/31/2019 is due to recent leasing activity.

(2)	Other Income includes vending income, enterprise income, advertising revenue sponsorship income, specialty leasing income, overage rent and percent in lieu.

(3)	Other Operating Expenses includes the applicable portion of Walgreens ground/air rights lease rent, which equates to $133,475 (19.32% of the annual ground lease payment) was underwritten. The Venetian is responsible under its sublease for the remaining 80.68% of the ground rent under the Walgreens lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3377 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 4 Grand Canal Shoppes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 46.3% 2.46x 9.6%

Property Management.   The Grand Canal Shoppes Property is managed by Brookfield Properties Retail Inc., an affiliate of the Borrowers.

Lockbox / Cash Management.     The Grand Canal Shoppes Whole Loan is structured with a hard lockbox and springing cash management. The Borrowers are required to direct each tenant of the Grand Canal Shoppes Property to deposit all funds (other than Non-Core Income (as defined below)) directly into the lockbox account, and to deposit any funds received by the Borrowers and property manager, into the lockbox account within two business days of receipt. Within two business days of written notification of the commencement of a Cash Management Period (as defined below), the Borrowers are required to establish a lender-controlled cash management account with a cash management bank, into which all funds in the lockbox account will be required to be deposited periodically so long as a Cash Management Period is continuing. So long as a Cash Management Period is continuing, funds in the cash management account are required to be applied (i) to make deposits into the real estate taxes and insurance reserves (if then required) as described above under “—Escrows”, (ii) to make deposits into the ground rent reserve as described above under “—Escrows”, (iii) to pay debt service on the Grand Canal Shoppes Whole Loan, (iv) provided no event of default under the Grand Canal Shoppes Whole Loan is continuing as to which the lender has initiated an enforcement action, to pay operating expenses set forth in the annual budget (which is required to be approved by the lender) and extraordinary operating or capital expenses reasonably approved by the lender, (v) to make deposits into the recurring replacement reserve and the TI/LC reserve, as described above under “Escrows,” (vi) in the event a Cash Sweep Period (as defined below) is continuing, to deposit any excess amount remaining in the lockbox account into an excess cash flow account to be held by the lender as additional security for the Grand Canal Shoppes Whole Loan during the continuance of the Cash Sweep Period and (vii) if no Cash Sweep Period and no event of default under the Grand Canal Shoppes Whole Loan are continuing, all funds in the lockbox account are required to be disbursed to the Borrowers.

A “Cash Sweep Period” will commence upon the occurrence of (i) an event of default under the Grand Canal Shoppes Whole Loan and ending if such event of default is cured or waived; (ii) the determination that the debt yield is less than 6.0% as of the end of any calendar year and ending upon the date that the debt yield is equal to or in excess of 6.0% for two consecutive calendar quarters.

A “Cash Management Period” will commence upon the occurrence of (i) an event of default under the Grand Canal Shoppes Whole Loan and ending if such event of default is cured or waived or (ii) the determination that the debt yield is less than 6.5% as of the end of any calendar year and ending upon the date that the debt yield is equal to or in excess 6.5% for two consecutive calendar quarters.

“Non-Core Income” means (i) certain de minimis amounts of rents received directly by the Borrowers from miscellaneous revenue items such as holiday photos and change retrieved from fountains (but excluding rent from Seasonal Leases) and (ii) certain rents generated pursuant to multi-property sponsorship and advertising programs which are directly attributable to the Grand Canal Shoppes Property.

“Seasonal Leases” means leases and/or license agreements having a maximum term of one year or less.

Initial and Ongoing Reserves.    At loan origination, the Borrowers were required to deposit $1,218,246 for outstanding gap rents and $12,309,694 for outstanding tenant improvements and leasing commissions obligations, including among other tenants: $1,177,693 for Recital Karaoke, $1,472,330 for Verdugo West Brewery, $967,269 for Golden Gai, $63,000 for CUT By Wolfgang Puck, $882,000 for Smith & Wollensky and $20,000 for Once.

Real Estate Taxes and Insurance Reserves – During the continuance of a Cash Management Period, the Grand Canal Shoppes Borrowers are required to reserve monthly 1/12th of the estimated annual property taxes and 1/12th of the estimated annual insurance premiums. The monthly insurance reserve requirement is also waived if the Grand Canal Shoppes Borrowers provide the lender with evidence that (a) the insurance policies required to be maintained by the Borrowers are maintained pursuant to blanket policies that comply with the requirements of the Grand Canal Shoppes Whole Loan documents and (b) the insurance premiums payable in connection with such policies have been prepaid for not less than one year in advance (or, for the period of coverage under the policies as to which certificates are delivered at closing, such period, if less than one year).

Replacements Reserve – During the continuance of a Cash Management Period, the Borrowers are required to reserve monthly $16,122 for a replacement reserve. However, the Borrowers will not be required to make any portion of the monthly recurring replacement deposit if the amount then on deposit in the recurring replacement reserve is equal to or exceeds $386,928.

TI/LC Reserve – During the continuance of a Cash Management Period, the Borrowers are required to reserve monthly an amount equal to $96,731 for a TI/LC reserve. However, the Borrowers will not be required to make any portion of the monthly TI/LC reserve deposit if the amount then on deposit in the TI/LC reserve is equal to or exceeds $2,321,544.

Ground Rent Reserve – During the continuance of a Cash Management Period, the Borrowers are required to reserve monthly 1/12th of the annual amounts due by each of the Borrowers, as applicable, under the ground leases.

Ground/Air Rights Leases. A portion of the Grand Canal Shoppes Property, consisting of the first floor of Barneys New York and the ground floor space, is ground leased by Venetian Casino Resort, LLC, an affiliate of Las Vegas Sands Corporation, to the Borrowers. The ground floor space consists of restaurants and retail shops contained in the Venetian and the Palazzo. The ground lease for the casino level of the Venetian portion of the Grand Canal Shoppes Property, between Venetian Casino Resort, LLC and the Grand Canal Shoppes

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3377 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 4 Grand Canal Shoppes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 46.3% 2.46x 9.6%

Borrower (as defined below), expires in 2093 (the “Venetian Ground Lease”), while the ground lease for the casino level of the Palazzo portion of the Grand Canal Shoppes Property, between Venetian Casino Resort, LLC and the Shoppes at the Palazzo Borrower (as defined below), expires in 2097 (the “Palazzo Ground Lease”). The annual rents for each of the foregoing ground leases is $1 and each of the Borrowers has the option to purchase the premises for $1 on each applicable expiration date.

The Shoppes at the Palazzo Borrower also ground leases a certain air rights parcel (the “Walgreens Air Rights Space”), pursuant to a certain commercial lease (the “Walgreens Air Rights Lease”; and, collectively, with the Venetian Ground Lease and the Palazzo Ground Lease, the “Ground Leases”) between the Shoppes at the Palazzo Borrower, as lessee, and CAP II-Buccaneer, LLC, as lessor. The Walgreens Air Rights Lease requires an annual rent payment of $600,000 for lease years one through seven, with annual escalation based on the Consumer Price Index (not to exceed 2%), and expires in 2064 with one 40-year extension option. The Walgreens Air Rights Space is currently occupied by Buddy V's Ristorante and Carlo’s Bakery (12,839 sq. ft., 1.5% of underwritten base rent). The Venetian subleases a portion of the air rights parcel from the Shoppes at the Palazzo Borrower pursuant to a separate sublease. The Venetian is responsible under its sublease for an amount equal to 80.68% of the ground rent under the Walgreens Air Rights Lease. The remaining collateral, except for the Walgreens air rights lease space, is owned in fee. A portion of the fee is located at the ground level (the retail annex), with the majority fee located on levels 2 and 3. The collateral is vertically subdivided (i.e., the fee ownership is solely of the designated space on the ground level and levels 2 and 3). A reciprocal easement agreement governs the relationship among the owners of the Grand Canal Shoppes Property, and the owners of other interests in the complex that includes the Venetian and the Palazzo.

Current Mezzanine or Secured Subordinate Indebtedness. Concurrently with the funding of the Grand Canal Shoppes Whole Loan, JPMCB, MSBNA, WFB, and GS funded a subordinate loan in the amount of $215.0 million, evidenced by the Grand Canal Shoppes Junior Notes. The Grand Canal Shoppes Junior Notes carries an interest rate of 6.25000% per annum and is co-terminus with the Grand Canal Shoppes Senior Notes. The Grand Canal Shoppes Loan is subject to an intercreditor agreement.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Release of Collateral. The Borrowers may obtain the release of a portion of the Grand Canal Shoppes Property comprised of the approximately 84,743 sq. ft., three level space currently demised to Barneys New York (the “Barneys Parcel”) pursuant to a lease, which is expected to expire on January 31, 2020, upon a bona fide third-party sale to a third party not affiliated with the Borrowers or the Grand Canal Shoppes Guarantor, provided that, among other things, and in accordance with the Grand Canal Shoppes Whole Loan documents: (i) no event of default has occurred and is continuing, (ii) the lender has received reasonably satisfactory evidence that all portions of the Barneys Parcel owned by the Borrowers in fee simple have been legally subdivided from all portions of the Grand Canal Shoppes Property remaining after the release, (iii) upon request by the lender, the Borrowers delivered a legal opinion stating that the release does not constitute a “significant modification” of the Grand Canal Shoppes Whole Loan under Section 1001 of the Internal Revenue Code of 1986 or otherwise cause a tax to be imposed on a “prohibited transaction” by any REMIC Trust, (iv) following such release, the LTV (as determined by the lender in its sole discretion using only the portion of the remaining Grand Canal Shoppes Property which constitutes acceptable real estate collateral under the Code for a REMIC Trust) is equal to or less than 125% (provided that the Borrowers may prepay the “qualified amount” as that term is defined in the Internal Revenue Service Revenue Procedure 2010-30, as the same may be amended, modified or supplemented from time to time, in order to meet the foregoing loan-to-value ratio). From and after the release of the Barneys Parcel, without the prior consent of the lender, neither the Borrowers nor any of their affiliates may solicit, cause or facilitate the relocation of any existing tenant at the Grand Canal Shoppes Property to the Barneys Parcel.

Right of First Offer/Right of First Refusal. Pursuant to the Ground Leases and the reciprocal easement agreement (the “REA”) by and between, among other parties, the Borrowers and The Venetian Casino Resort, and to which the Grand Canal Shoppes Property is subject, a transfer of either the Grand Canal Shoppes portion or the Palazzo Shoppes portion of the Grand Canal Shoppes Property (other than to a lender in connection with foreclosure or delivery of a deed-in-lieu of foreclosure of a mortgage secured by the Grand Canal Shoppes Property or the first subsequent transferee from the lender) is subject to a right of first offer in favor of The Venetian Casino Resort.

Additionally, under the REA, in the case of acceleration of the Grand Canal Shoppes Whole Loan, The Venetian Casino Resort has the right, subject to the satisfaction of certain financial covenants, to purchase the Grand Canal Shoppes Whole Loan at a price equal to the total of (a) the outstanding principal balance of the Grand Canal Shoppes Whole Loan, (b) any accrued and unpaid interest up to (but excluding) the date of purchase, (c) all other amounts owed under the loan documents, including, without limitation (but only to the extent so owed) (1) any unreimbursed advances made by the servicer, with interest at the applicable rate, (2) any servicing and special servicing fees, (3) any exit fees, (4) any prepayment, yield maintenance or similar premiums and (5) if the date of purchase is not a scheduled payment date, any accrued and unpaid interest, from the date of purchase up to (but excluding) the scheduled payment date next succeeding the date of purchase and (d) all reasonable fees and expenses incurred by the lender in connection with the purchase.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

6163 Oxon Hill Road Oxon Hill, MD 20745	Collateral Asset Summary – Loan No. 5 Rivertowne Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 62.3% 2.23x 8.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6163 Oxon Hill Road Oxon Hill, MD 20745	Collateral Asset Summary – Loan No. 5 Rivertowne Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 62.3% 2.23x 8.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6163 Oxon Hill Road Oxon Hill, MD 20745	Collateral Asset Summary – Loan No. 5 Rivertowne Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 62.3% 2.23x 8.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6163 Oxon Hill Road Oxon Hill, MD 20745	Collateral Asset Summary – Loan No. 5 Rivertowne Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 62.3% 2.23x 8.8%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Refinance
Borrower Sponsors:	Daniel Massry; Saul Tawil
Borrower:	Rivertowne Center Acquisition, LLC
Original Balance(1):	$45,000,000
Cut-off Date Balance(1):	$45,000,000
% by Initial UPB:	4.7%
Interest Rate:	3.69000%
Payment Date:	6th of each month
First Payment Date:	November 6, 2019
Maturity Date:	October 6, 2029
Amortization:	Interest Only
Additional Debt(1):	21,000,000 Pari Passu Debt
Call Protection(2):	L(24), D(91), O(5)
Lockbox / Cash Management:	Springing Hard / Springing

Reserves
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	$7,046	NAP
TI/LC:	$0	$12,500	$1,050,000
Environmental:	$9,375	$0	NAP

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Oxon Hill, MD
Year Built / Renovated:	1987 / NAP
Total Sq. Ft.:	384,304
Property Management:	WRGUSA, LLC
Underwritten NOI(3):	$5,803,365
Underwritten NCF:	$5,514,400
Appraised Value:	$106,000,000
Appraisal Date:	July 10, 2019

Historical NOI
Most Recent NOI(3):	$4,994,234 (T-12 July 31, 2019)
2018 NOI:	$5,796,202 (December 31, 2018)
2017 NOI:	$5,627,581 (December 31, 2017)
2016 NOI:	$5,569,934 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy:	97.0% (September 4, 2019)
2018 Occupancy:	99.0% (December 31, 2018)
2017 Occupancy:	99.8% (December 31, 2017)
2016 Occupancy:	100.0% (December 31, 2016)

Financial Information(1)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$45,000,000
Pari Passu Notes	$21,000,000
Whole Loan	$66,000,000	$172 / $172	62.3% / 62.3%	2.35x / 2.23x	8.8% / 8.4%	8.8% / 8.4%

(1)	The Original Balance and Cut-off Date Balance of $45.0 million represents the controlling Note A-1 of a whole loan evidenced by two pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $66.0 million. See “The Loan” herein.

(2)	The lockout period will be at least 24 payments beginning with and including the first payment date of November 6, 2019. The borrower has the option to defease the full $66,000,000 Rivertowne Commons Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) September 9, 2023. The assumed lockout period of 24 payments is based on the expected Benchmark 2019-B13 securitization closing date in October 2019. The actual lockout period may be longer.

(3)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to Target signing a new 15-year lease to anchor the Rivertowne Commons Property (as defined below) commencing in October 2019, expiring in September 2034 and accounting for $757,704 of underwritten base rent inclusive of rent steps. The borrower bought K-Mart out of its space for $2.0 million in order to replace it with Target, which is now occupying 84,640 sq. ft.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6163 Oxon Hill Road Oxon Hill, MD 20745	Collateral Asset Summary – Loan No. 5 Rivertowne Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 62.3% 2.23x 8.8%

The Loan.    The Rivertowne Commons mortgage loan (the “Rivertowne Commons Loan”) is part of a whole loan (the “Rivertowne Commons Whole Loan”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a 384,304 sq. ft. retail center in Oxon Hill, Maryland (the “Rivertowne Commons Property”). The Rivertowne Commons Loan is evidenced by the controlling Note A-1 with an original principal balance and outstanding principal balance as of the Cut-off Date of $45.0 million.

The relationship between the holders of the Rivertowne Commons Whole Loan will be governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$45,000,000	$45,000,000	Benchmark 2019-B13	Yes
Note A-2	21,000,000	21,000,000	CREFI(1)	No
Total	$66,000,000	$66,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Rivertowne Commons Whole Loan, which accrues interest at an interest rate of 3.69000% per annum, has an original principal balance and outstanding principal balance as of the Cut-off Date of $66.0 million. The Rivertowne Commons Whole Loan had an initial term of 120 months, has a remaining term of 120 months and is interest-only for the term of the loan. The proceeds of the Rivertowne Commons Whole Loan were primarily used to refinance prior debt secured by the Rivertowne Commons Property, return equity to the borrower sponsor, pay origination costs and fund upfront reserves. Based on the appraised value of $106.0 million as of the July 10, 2019 appraisal, the Rivertowne Commons Whole Loan Cut-off Date LTV Ratio is 62.3%.

The most recent prior financing of the Rivertowne Commons Property was previously securitized in the JPMBB 2013-C17 transaction.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$66,000,000	100.0%	Loan Payoff	$49,901,891	75.6%
			Return of Equity	13,851,831	21.0
			Closing Costs	2,236,903	3.4
			Upfront Reserves	9,375	0.0
Total Sources	$66,000,000	100.0%	Total Uses	$66,000,000	100.0%

The Borrower / Borrower Sponsor.    The borrower is Rivertowne Center Acquisition, LLC a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Rivertowne Commons Whole Loan.

The borrower sponsors and non-recourse carveout guarantors are Daniel Massry and Saul Tawil of Wharton Realty Group and Centurion Realty, respectively. Daniel Massry founded Wharton Realty Group over 30 years ago and has been focused in the acquisition and property management business. Within the past several years, they have acquired over 20 properties in 12 states with a current total portfolio of over 30 properties. Wharton Realty Group owns over 6 million sq. ft. of office and retail space primarily on the East and Southeast coasts of the United States. Saul Tawil co-founded Centurion Realty, a family owned real estate management and development firm involved with ownership, management, acquisition and development of income-producing real estate in the United States. Centurion Realty’s portfolio includes retail shopping centers, high street retail assets, office buildings, hotels and other mixed-use projects. Currently, Centurion Realty owns or operates over 50 properties totaling over 4 million sq. ft.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6163 Oxon Hill Road Oxon Hill, MD 20745	Collateral Asset Summary – Loan No. 5 Rivertowne Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 62.3% 2.23x 8.8%

The Property.

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(3)	% of Total U/W Base Rent(3)	Lease Expiration	Sales PSF	Sales Date	Occupancy Cost(4)
Target(5)	A- / A2 / A	84,640	22.0%	$8.95	12.7%	9/30/2034	NAV	NAV	NAV
Safeway(6)	NR / B3 / B+	49,035	12.8	$10.00	8.2	10/31/2022	$343	TTM 7/31/2019	4.4%
AMC Theatres(7)	NR / NR / NR	37,560	9.8	$11.93	7.5	4/30/2030	$173	TTM 4/30/2019	9.6%
Ross Dress for Less(8)	NR / A2 / A-	25,069	6.5	$10.00	4.2	1/31/2024	NAV	NAV	NAV
Staples(9)	NR / B1 / B+	24,000	6.2	$13.21	5.3	5/31/2022	NAV	NAV	NAV
CVS(10)	NR / Baa2 /BBB	12,400	3.2	$14.38	3.0	9/30/2022	$1,020	TTM 7/31/2019	1.9%
Dollar Tree Stores, Inc.(11)	NR / Baa3 / BBB-	11,407	3.0	$14.00	2.7	1/31/2025	NAV	NAV	NAV
Beyond Beauty DMV, Inc.(12)	NR / NR / NR	11,172	2.9	$22.00	4.1	1/31/2025	NAV	NAV	NAV
Flaming Grill Buffet(13)	NR / NR / NR	10,039	2.6	$24.64	4.1	12/9/2022	NAV	NAV	NAV
Salon Plaza II(14)	NR / NR / NR	9,000	2.3	$18.00	2.7	11/7/2024	NAV	NAV	NAV
Total / Wtd. Avg. Major Tenants		274,322	71.4%	$11.87	54.6%
Remaining Tenants		98,323	25.6	$27.59	45.4%
Total / Wtd. Avg. Occupied Collateral		372,645	97.0%	$16.02	100.0%
Vacant		11,659	3.0
Total		384,304	100.0%

(1)	Based on the underwritten rent roll dated September 4, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Includes the present value of rent steps for Target ($80,584) and contractual rent steps through August 18, 2020 ($89,621).

(4)	Occupancy Cost is calculated using the most recent tenant reported sales and the adjusted gross rent.

(5)	Target has nine, five-year renewal options under its lease.

(6)	Safeway has four, five-year renewal options remaining under its lease. Safeway is able to terminate its lease by giving the landlord 9 months’ written notice under the then-current term of its lease.

(7)	AMC Theatres has three, five-year renewal options under its lease.

(8)	Ross Dress for Less has four, five-year renewal options under its lease.

(9)	Staples had three, five-year renewal options under its lease.

(10)	CVS has one, five-year renewal option under its lease.

(11)	Dollar Tree Stores, Inc. has one, five-year renewal option under its lease.

(12)	Beyond Beauty DMV, Inc. has two, five-year renewal options under its lease.

(13)	Flaming Grill Buffet has two, five-year renewal options under its lease.

(14)	Salon Plaza II has one, four-year renewal option under its lease.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(3)	% U/W Base Rent Rolling(3)	Cumulative % of U/W Base Rent(3)
MTM	1	1,388	0.4%	1,388	0.4%	$38.29	0.9%	0.9%
2019	0	0	0.0	1,388	0.4%	$0.00	0.0	0.9%
2020	4	8,453	2.2	9,841	2.6%	$23.87	3.4	4.3%
2021	4	14,160	3.7	24,001	6.2%	$25.19	6.0	10.2%
2022	10	109,786	28.6	133,787	34.8%	$16.06	29.5	39.8%
2023	5	14,799	3.9	148,586	38.7%	$31.44	7.8	47.6%
2024	4	37,075	9.6	185,661	48.3%	$15.12	9.4	57.0%
2025	7	35,013	9.1	220,674	57.4%	$19.87	11.7	68.6%
2026	2	10,018	2.6	230,692	60.0%	$17.90	3.0	71.6%
2027	1	6,238	1.6	236,930	61.7%	$22.43	2.3	74.0%
2028	2	6,620	1.7	243,550	63.4%	$20.12	2.2	76.2%
2029	2	6,895	1.8	250,445	65.2%	$31.15	3.6	79.8%
Thereafter	2	122,200	31.8	372,645	97.0%	$9.87	20.2	100.0%
Vacant	NAP	11,659	3.0	384,304	100.0%	NAP	NAP	100.0%
Total / Wtd. Avg.	44	384,304	100.0%			$16.02	100.0%
(1)	Based on the underwritten rent roll dated September 4, 2019.

(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(3)	Includes the present value of rent steps for Target ($80,584) and contractual rent steps through August 18, 2020 ($89,621).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6163 Oxon Hill Road Oxon Hill, MD 20745	Collateral Asset Summary – Loan No. 5 Rivertowne Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 62.3% 2.23x 8.8%

The Rivertowne Commons Property is a 384,304 sq. ft. anchored retail center located at 6163 Oxon Hill Road in Oxon Hill, Maryland. The Rivertowne Commons Property, which was constructed in 1987 and subsequently renovated by the prior owner, consists of two, single-story, multi-tenant, in-line buildings and six standalone buildings. The borrower sponsor acquired the Rivertowne Commons Property in 2013 for $58.5 million (approximately $152 PSF). In 2015, the borrower sponsor signed up AMC Theatres on a new, 15-year lease occupying 37,560 sq. ft. The borrower sponsor also signed up Target, an investment grade tenant (rated A2 by Moody’s and A- by Fitch), to anchor the Rivertowne Commons Property and further increased the occupancy, at the Rivertowne Commons Property. As of September 4, 2019, the Rivertowne Commons Property was 97.0% occupied by a diverse roster of 44 tenants, which includes a new Target lease that expires in September 2034. The Rivertowne Commons Property contains 2,014 parking spaces for a ratio of 5.2 per 1,000 sq. ft., and it can be accessed from four separate entrances of which two are signalized.

Major Tenants.

Target (84,640 sq. ft.; 22.0% of NRA; 12.7% of U/W Base Rent): Target occupies 84,640 sq. ft. of retail space through September 2034 that includes two, 10% rent increases in years five and nine of the lease term, nine, five-year renewal options and no termination options. According to the borrower sponsor, Target is expected to invest approximately $15 million ($173 PSF) into the space in addition to the approximately $3.8 million ($44 PSF) of work performed by the borrower sponsor.

Target is an investment grade tenant (rated A2 by Moody’s and A- by Fitch). Target is a department store that provides discount prices in its 1,855 stores across approximately 240 million sq. ft. in the United States. Target sells a wide variety of merchandise from groceries to clothes plus home furnishings. Target reported year-end 2018 revenues of $75.4 billion and a 5.0% increase in year-over-year sales.

Safeway (49,035 sq. ft.; 12.8% of NRA; 8.2% of U/W Base Rent): Safeway occupies 49,035 sq. ft. on a lease that commenced in March 1988 and expires in October 2022 with six, five-year renewal options of which two have already been exercised. The renewal options are deemed exercised unless Safeway gives the landlord written notice at least six months prior to the expiration of the then-current term, whereupon all future renewal options are also terminated. Safeway is able to terminate its lease by giving the landlord 9 months’ written notice under the then-current term of its lease. According to the borrower sponsor, as of trailing 12-month period ending July 2019, Safeway had sales of $343 PSF which was consistent with the year-end 2018 sales total and slightly higher than 2017 sales of $341 PSF. According to the borrower sponsor, Safeway is in the process of updating the interior space and reportedly investing approximately $2.5 million ($50 PSF).

Safeway, founded in 1915, is a supermarket chain that primarily offers food and general merchandise. Many of the Safeway stores offer specialty departments such as a bakery, delicatessen, florist, seafood and pharmacy. Safeway operates nearly 2,200 stores across 34 states and it is a subsidiary of Albertsons, which is the second-largest supermarket chain in North America. Safeway and its parent company are privately owned by a consortium of investors that includes Cerberus Capital Management.

Environmental Matters. The Phase I environmental report dated August 7, 2019 recommended a Phase II investigation to determine whether historical dry cleaning operations have impacted the Rivertowne Commons Property. The Phase II investigation dated September 6, 2019 revealed minor vapor intrusion and groundwater impact. The results stated that although sub-slab soil gas data collected during this investigation does not indicate a vapor intrusion risk, it is possible contaminant concentrations in soil gas beneath the slab of the building could increase over time. Further investigation would be warranted to assess whether the elevated chloroform, PCE, TCE, and cis-1,2-DCE contamination documented in deep soil gas wells presents a future risk of contaminant vapor intrusion into the building. In lieu of additional sampling, the installation of a subslab ventilation system to mitigate potential vapor intrusion into the building and also reduce the VOC contaminant concentrations in the sub-slab environment will be installed. The environmental consultant estimated the cost installation of the sub-slab ventilation system in the dry cleaner tenant space would cost approximately $5,000 to $7,500 and would take approximately 4 weeks to complete. An environmental escrow of (125% of the higher estimated cost of $7,500) $9,375 was held at loan origination and the work will be required to be completed post loan origination.

The Market. The Rivertowne Commons Property is located in Oxon Hill, Maryland which is located approximately 13 miles south of Washington, DC and approximately seven miles west of Alexandria, Virginia. Oxon Hill has a total population of 17,722 residents and Alexandria has an estimated population of 151,300 residents. The Rivertowne Commons Property also benefits from its location near National Harbor which is the region’s newest, mixed-use convention, tourist, retail and residential waterfront destination. Some additional attractions in the area include Mount Vernon, the George Washington Masonic Memorial, Landmark Mall and the Ronald Reagan Washington National Airport which is approximately 15 miles from the Rivertowne Commons Property.

According to the appraisal, the immediate area consists of retail along major arterials that are interspersed with multi-family complexes and single-family residential development nearby. The immediate area is also home to national retailers such as Marshalls, ALDI, Shoppers and Home Depot. Additionally, the Tanger Outlets National Harbor is located approximately two miles west of the Rivertowne Commons Property along the Capital Beltway. Based on the appraisal, the 2018 population in a one-, three- and five-mile radius was 13,929, 122,534 and 328,957, respectively. The 2018, average household income within a one-, three- and five-mile radius was $80,822, 76,447 and 101,350, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6163 Oxon Hill Road Oxon Hill, MD 20745	Collateral Asset Summary – Loan No. 5 Rivertowne Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 62.3% 2.23x 8.8%

The Rivertowne Commons Property is located within the National Harbor Boulevard/Oxon Hill retail submarket. According to a third party report, as of year-end 2018, the retail submarket contained approximately 3.3 million sq. ft. of retail space, had a direct vacancy rate of 2.5% and market rent of $21.65 PSF. Additionally, the retail submarket has experienced positive net absorption of 16,900 sq. ft. over the last 12-month period.

In determining market rent for the Rivertowne Commons Property, the appraiser identified the four comparable retail tenants listed in the table below.

Retail Rent Comparables(1)
Property Name	Location	Lease Term	Tenant Name	Lease Start Date	Lease Size (SF)	Rent (PSF)
Rivertowne Commons Property(2)	Oxon Hill, Maryland	15	Target	October 2019	84,640	$8.95
Caliber Collision	Hyattsville, Maryland	15	Caliber Collision	November 2018	21,854	$9.06
The Shops at Waldorf Center	Waldorf, Maryland	7	Christmas Tree Shops	February 2019	35,232	$8.99
Ridgeview Shopping Center	Hanover, Maryland	12	Food Lion	April 2018	41,953	$11.50
Fullerton Plaza	Nottingham, Maryland	15	Weis Markets	April 2018	67,000	$7.00

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated September 4, 2019. Rent (PSF) is inclusive of rent steps for Target.

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017	2018	T-12 6/30/2019	U/W(1)	U/W (PSF)(1)
Base Rent	$5,671,190	$5,777,108	5,996,566	$5,393,490	$5,799,532	$15.09
Reimbursements	1,902,673	2,069,101	2,083,554	1,984,646	2,236,926	5.82
Rent Steps(1)	0	0	0	0	170,205	0.44
Potential Income	0	0	0	0	368,865	0.96
Gross Potential Rent	$7,573,863	$7,846,209	$8,080,120	$7,378,136	$8,575,528	$22.31
Other Income(2)	163,076	194,477	176,212	168,742	159,936	0.42
Vacancy & Credit Loss(3)	(0)	(0)	(0)	(0)	(379,665)	(0.99)
Effective Gross Income	$7,736,939	$8,040,686	$8,256,332	$7,546,879	$8,355,800	$21.74
Real Estate Taxes	853,623	924,386	948,194	948,194	979,110	2.55
Insurance	48,685	58,819	47,526	101,243	97,438	0.25
Management Fee	387,118	405,434	412,975	377,686	334,232	0.87
Total Other Expenses	877,579	1,024,466	1,051,435	1,125,521	1,141,654	2.97
Net Operating Income(4)	$5,569,934	$5,627,581	$5,796,202	$4,994,234	$5,803,365	$15.10
Replacement Reserves	0	0	0	0	84,547	0.22
TI/LC	0	0	0	0	204,419	0.53
Net Cash Flow	$5,569,934	$5,627,581	$5,796,202	$4,994,234	$5,514,400	$14.35

(1)	Rent Steps include the present value of rent steps for Target ($80,584) and contractual rent steps through August 18, 2020 ($89,621).

(2)	Other Income consists of percentage rent, storage rent, late fees and marketing funds.

(3)	U/W Vacancy & Credit Loss represents the underwritten economic vacancy of 4.4%.

(4)	The increase from T-12 6/30/2019 NOI to U/W NOI is primarily attributable to Target signing a new 15 year lease to anchor the Rivertowne Commons Property commencing in October 2019, expiring in September 2034 and accounting for $757,704 of underwritten base rent inclusive of rent steps. The borrower bought K-Mart out of their space for $2.0 million in order to replace them with Target, who is now occupying 84,640 sq. ft.

Property Management.   The Rivertowne Commons Property is managed by WRGUSA, LLC, a New Jersey limited liability company and an affiliate of the borrower.

Lockbox / Cash Management.   The Rivertowne Commons Whole Loan documents require a springing hard lockbox and springing cash management. The Rivertowne Commons Whole Loan requires that following the occurrence of a Rivertowne Commons Trigger Period (as defined below) the borrower or property manager, as applicable, (i) deposit into the lockbox account, immediately after receipt, all rents and other revenue of any kind received by the borrower or the property manager with respect to the Rivertowne Commons Property and (ii) within five days after the occurrence of the Rivertowne Commons Trigger Period, deliver tenant direction letters to the tenants directing such tenants to pay all rents into the lockbox account. Upon the occurrence and during the continuance of a Rivertowne Commons Trigger Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Rivertowne Commons Whole Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Rivertowne Commons Whole Loan. To the extent that no Rivertowne Commons Trigger Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6163 Oxon Hill Road Oxon Hill, MD 20745	Collateral Asset Summary – Loan No. 5 Rivertowne Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 62.3% 2.23x 8.8%

A “Rivertowne Commons Trigger Period” will commence upon the occurrence of (i) an event of default, (ii) the debt yield being less than 7.00% or (iii) the occurrence of a Specified Tenant Trigger Period (as defined below), and will end, (a) with respect to clause (i), upon a cure, if applicable, of the event of default, (b) with respect to clause (ii), if the debt service coverage ratio is at least 7.25% for two consecutive calendar quarters, and (c) with respect to clause (iii), a Specified Tenant Trigger Period ceasing to exist.

A “Specified Tenant Trigger Period” means a period (a) commencing on the first to occur of (i) any Specified Tenant (as defined below) lease being in default under the Specified Tenant lease beyond applicable notice and cure periods, (ii) any Specified Tenant (or any permitted assignee or subtenant) failing to be in actual, physical possession of its space, failing to operate in its premises for the purpose contemplated under its lease and/or “going dark”, (iii) any Specified Tenant giving notice to the borrower that it is terminating its lease for all or any portion of its space, (iv) any termination or cancellation of any Specified Tenant lease and/or any Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of any Specified Tenant and/or guarantor of a Specified Tenant lease, or (vi) any Specified Tenant failing to extend or renew the applicable Specified Tenant lease at least 12 months prior to the expiration of the current term or the date upon which the Specified Tenant lease obligates the Specified Tenant to renew its lease in accordance with the applicable terms for a minimum of five years and (b) expiring upon the lender’s receipt of reasonably acceptable evidence of the satisfaction of the applicable Specified Tenant cure conditions or the leasing of the Specified Tenant space (or applicable portion) to a replacement tenant in accordance with the conditions set forth in the loan agreement..

“Specified Tenant” means (i) Target, (ii) any tenant whose lease, individually or when aggregated with all other leases at the Rivertowne Commons Property with the same tenant, any affiliate of such tenant, either (a) accounts for 15.0% or more of total sq. ft. of the Rivertowne Commons Property or (b) accounts for 15.0% or more of the rental income for the Rivertowne Commons Property and (iii) any other subsequent lessee(s) of the Specified Tenant space.

Initial and Ongoing Reserves.    On the origination date of the Rivertowne Commons Whole Loan, the borrower funded an environmental reserve of $9,375.

Tax Reserves. On each payment date following the first occurrence of a Rivertowne Commons Trigger Period, the borrower is required to deposit 1/12 of the estimated annual real estate taxes. Real estate tax reserve payments were waived as of the Cut-off Date.

Insurance Reserves. At the lender’s option, insurance escrows are waived so long as the Rivertowne Commons Property is covered by an acceptable blanket policy (which is currently maintained). If such conditions are no longer satisfied, on each payment date, the borrower will be required to fund an insurance reserve in a monthly amount equal to 1/12 of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of coverage.

Replacement Reserves. On each payment date, the borrower is required to deposit approximately $7,046 into a replacement reserve for capital expenditures.

TI/LC Reserves. On each payment date, the borrower is required to deposit $12,500 into a tenant improvement and leasing commissions reserve, subject to a cap of $1,050,000.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

900 & 990 Stewart Avenue Garden City, NY 11530	Collateral Asset Summary – Loan No. 6 900 & 990 Stewart Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 69.2% 1.95x 9.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

900 & 990 Stewart Avenue Garden City, NY 11530	Collateral Asset Summary – Loan No. 6 900 & 990 Stewart Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 69.2% 1.95x 9.1%

900 Stewart Avenue

Floor						
6	Wright Risk Management 37,550 SF Exp. 6/2029	Apple Bank 9,113 SF Exp. 2/2030				
5	College Park Advisors 8,861 SF Exp. 5/2020	Vacant 13,117 SF	RSC Insurance 15,499 SF Exp. 9/2026			
4	AON 41,556 SF Exp. 9/2028					
3	Paramus Equities 2,003 SF Exp. 5/2020	Vacant 3,052 SF	Signature Bank 16,414 SF Exp. 10/2028	AON 18,587 SF Exp. 9/2028		
2	Guardian Life Insurance 4,333 SF Exp. 7/2020	Neil Moldovan 6,490 SF Exp. 11/2022	Bottom Line 8,600 SF Exp. 2/2023	Quick Fund 5,330 SF Exp. 6/2026	Mass Mutual 9,040 SF Exp. 1/2023	
1	AT&T 4,368 SF Exp. 10/2024	BPA 11,330 SF Exp. 12/2025	All Risks 3,526 SF Exp. 12/2020	Remax 3,544 SF Exp. 8/2023	Continental Abstract 5,018 SF Exp. 1/2025	R.W. Baird 1,500 SF Exp. 6/2021
LL	ADW Asset Management 358 SF Exp. 5/2020	Café 4,060 SF	Vacant 13,195 SF			

990 Stewart Avenue

Floor								
6	Contour Mortgage 18,588 SF Exp. 5/2025	ENT & Allergy Associates 8,191 SF Exp. 3/2026	US Government Federal Aviation 11,795 SF Exp. 9/2023					
5	Mutual of America Life Insurance 5,899 SF Exp. 3/2027	Centers Plan For Healthy Living 14,684 SF Exp. 2/2026	Garibaldi Group 5,425 SF Exp. 2/2025	World Wide Security 6,564 SF Exp. 2/2022	Vacant 3,652 SF	Tinicum Enterprises 6,483 SF Exp. 8/2020		
4	Meyer, Suozzi, English & Klein 3,141 SF Exp. 2/2026	Nationwide 18,787 SF Exp. 8/2023	Flagstar Bank 3,020 SF Exp. 8/2023	Clear Choice 9,535 SF Exp. 5/2029				
3	Meyer, Suozzi, English & Klein 31,943 SF Exp. 2/2026							
2	National Financial Network 10,247 SF Exp. 3/2024	GSA 12,805 SF Exp. 8/2022	Contour 2,978 SF Exp. 10/2025	Vacant 1,997 SF				
1	Complete Women's Imaging 8,594 SF Exp. 10/2025	National Arbitration 10,795 SF Exp. 7/2024	Schoolhouse Properties 3,514 SF Exp. 5/2020	Ameriprise Financial 846 SF Exp. 4/2020				
LL	Vacant 1,128 SF	Zayo Group 1,175 SF Exp. 9/2023	Hands Health Medical 2,180 SF Exp. 9/2020	William Purtil MD 2,216 SF Exp. 1/2023	Vacant 1,765 SF	James J. Dunne DDS 1,799 SF Exp. 9/2023		
LL	Management Office 602 SF	Café 2,440 SF	Complete Women's Imaging 216 SF Exp. 10/2025	Tinicum Enterprises 682 SF Exp. 8/2020	Meyer, Suozzi, English & Klein 204 SF Exp. 2/2023	Meyer, Suozzi, English & Klein 200 SF Exp. 2/2026	World Wide Security 808 SF Exp. 8/2021	Vacant 388 SF

Vacant | Building | 2020 – 2021 | 2022 – 2023 | 2024 – 2025 | 2026+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

900 & 990 Stewart Avenue Garden City, NY 11530	Collateral Asset Summary – Loan No. 6 900 & 990 Stewart Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 69.2% 1.95x 9.1%

MAP © 2019 CARTIFACT
900 & 990 Stewart Avenue
900 & 990 Stewart Avenue
Garden City, NY 11530
Brookville
Jericho
Old Westbury
Hicksville
East Williston
Williston Park
Westbury
Mineola
Salisbury
Uniondale
Levittown
East Meadow
Franklin Square
Hempstead
North Bellmore
Malverne
Roosevelt
Baldwin
Rockville Centre
Freeport
Lynbrook
Northern State Pkwy
Southern State Pkwy
Meadowbrook State Pkwy
Wantagh State Pkwy
Nassau University Medical Center
Atlantic Ocean
New York
Yonkers
Glen Cove
East Meadow
West Babylon
Freeport
Brooklyn
Queens
Bronx
Uniondale

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

900 & 990 Stewart Avenue Garden City, NY 11530	Collateral Asset Summary – Loan No. 6 900 & 990 Stewart Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 69.2% 1.95x 9.1%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Acquisition
Borrower Sponsor:	Leibel Lederman
Borrower:	Stewart Avenue Holdings LLC
Original Balance(1):	$45,000,000
Cut-off Date Balance(1):	$45,000,000
% by Initial UPB:	4.7%
Interest Rate:	4.49000%
Payment Date:	1st of each month
First Payment Date:	September 1, 2019
Maturity Date:	August 1, 2024
Amortization:	Interest Only
Additional Debt(1) :	$39,000,000 Pari Passu Debt
Call Protection:	L(25), YM1(32), O(3)
Lockbox / Cash Management:	Hard / In Place

Reserves(2)
	Initial	Monthly	Cap
Taxes:	$520,691	$173,564	NAP
Insurance:	$46,815	$16,073	NAP
Replacement:	$1,000,000	NAP	NAP
TI/LC:	$7,000,000	NAP	NAP
Outstanding TI/LC:	$1,595,038	NAP	NAP
Master Lease:	$831,093	Springing	NAP
Free Rent:	$327,772	NAP	NAP
Ground Lease:	$20,325	Springing	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Leasehold
Location:	Garden City, NY
Year Built / Renovated:	1987, 1988 / 2014, 2018
Total Sq. Ft.:	461,820
Property Management:	Stewart Ave PM LLC
Underwritten NOI(3)(4):	$7,676,175
Underwritten NCF:	$7,447,208
Appraised Value(5):	$121,400,000
Appraisal Date(5):	May 2, 2019

Historical NOI
Most Recent NOI(3):	$4,477,840 (December 31, 2018)
2017 NOI:	$4,197,812 (December 31, 2017)
2016 NOI:	$4,982,784 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy(3)(4):	88.6% (June 11, 2019)
2018 Occupancy(3):	75.5% (July 31, 2018)
2017 Occupancy(6):	62.5% (December 31, 2017)
2016 Occupancy(6):	81.7% (December 31, 2016)

Financial Information(1)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV(4) Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$45,000,000
Pari Passu Notes	39,000,000
Whole Loan	$84,000,000	$182 / $182	69.2% / 69.2%	2.01x / 1.95x	9.1% / 8.9%	9.1% / 8.9%

(1)	The 900 & 990 Stewart Avenue Loan (as defined below) consists of the controlling Note A-1 and is part of the 900 & 990 Stewart Avenue Whole Loan (as defined below) evidenced by two pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $84.0 million. For additional information, see “The Loan” herein.
(2)	See “Initial and Ongoing Reserves” herein.
(3)	The increase in Underwritten NOI from Most Recent NOI and the increase in Most Recent Occupancy from 2018 Occupancy is primarily attributable to new leasing at the 900 & 990 Stewart Avenue Property (as defined below) including (i) 109,719 sq. ft. of new leases executed in 2018 representing 27.3% of underwritten base rent, (ii) 15,370 sq. ft. of new leases executed in 2019 representing 4.0% of underwritten base rent, largely backfilling the approximately 252,343 sq. ft. previously occupied by Chase who vacated in 2015 and 2016 and (iii) average rent for investment grade tenants AT&T, Mass Mutual, AON, Wright Risk Management and Nationwide.
(4)	Underwritten NOI and Most Recent Occupancy are inclusive of Mutual of America Life Insurance, which executed its lease commencing October 1, 2019, but has not yet taken occupancy or begun paying rent.
(5)	Appraised Value and LTV Cut-off / Balloon are based on the “As Complete” appraised value as of May 2, 2019 of $121.4 million. The “As Complete” appraised value assumes that (i) the borrower deposited $8.0 million into reserves for future tenant improvements, leasing commissions and capital expenditures and (ii) the PILOT (as defined below) program is extended beyond its current expiration date. The $8.0 million in tenant improvements, leasing commissions and capital expenditures was reserved at loan origination and based upon historic precedent, the PILOT program is expected to be extended. For additional information, see “IDA / PILOT” herein. The “As Is” appraised value as of May 2, 2019 is $101.9 million, resulting in a Cut-off Date LTV Ratio and Balloon LTV of 82.4%.
(6)	The decrease in 2017 Occupancy from 2016 Occupancy was primarily driven by Chase vacating the 900 & 990 Stewart Avenue Property in 2015 and 2016, who at the time was the sole occupant at the 900 Stewart Avenue building.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

900 & 990 Stewart Avenue Garden City, NY 11530	Collateral Asset Summary – Loan No. 6 900 & 990 Stewart Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 69.2% 1.95x 9.1%

The Loan.   The 900 & 990 Stewart Avenue mortgage loan (the “900 & 990 Stewart Avenue Loan”) is part of a whole loan with an outstanding principal balance of $84.0 million (the “900 & 990 Stewart Avenue Whole Loan”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrower’s leasehold interest in a 461,820 sq. ft. Class A office complex consisting of two buildings located in Garden City, New York (the “900 & 990 Stewart Avenue Property”). The 900 & 990 Stewart Avenue Loan, which is evidenced by the controlling Note A-1, has an original principal balance and outstanding principal balance as of the Cut-off Date of $45.0 million.

The relationship between the holders of the 900 & 990 Stewart Avenue Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Total Debt Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$45,000,000	$45,000,000	Benchmark 2019-B13	Yes
Note A-2	39,000,000	39,000,000	JPMCB	No
Whole Loan	$84,000,000	$84,000,000

The 900 & 990 Stewart Avenue Whole Loan has a five-year interest-only term and accrues interest at a rate of 4.49000% per annum, The 900 & 990 Stewart Avenue Whole Loan proceeds along with sponsor equity were used to acquire the 900 & 990 Stewart Avenue Property, fund reserves and pay closing costs. Based on the “As Complete” appraised value of $121.4 million as of May 2, 2019, the Cut-off Date LTV Ratio is 69.2%. The most recent financing of the 900 & 990 Stewart Avenue Whole Loan was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$84,000,000	68.4%	Purchase Price	$108,000,000	88.0%
Sponsor Equity	38,743,655	31.6%	Upfront Reserves	11,341,734	9.2%
		%	Closing Costs	3,401,921	2.8%
Total Sources	$122,743,655	100.0%	Total Uses	$122,743,655	100.0%

The Borrower / Borrower Sponsor. The borrower is Stewart Avenue Holdings LLC, a single purpose entity and Delaware limited liability company structured to be a bankruptcy-remote entity with two independent directors in its organizational structure. The borrower sponsor and non-recourse carveout guarantor is Leibel Lederman, a partner at Lionstone Capital with a record of purchasing over 65 buildings located in New York. Lionstone Capital is a real estate development and management firm with over 40 years of experience, specializing in the operations of affordable housing, as well as the ownership of retail and office properties. Lionstone Capital maintains ownership in 11 commercial assets, encompassing over 5.0 million sq. ft. of office space, located in New York, New Jersey and Pennsylvania. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 900 & 990 Stewart Avenue Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

900 & 990 Stewart Avenue Garden City, NY 11530	Collateral Asset Summary – Loan No. 6 900 & 990 Stewart Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 69.2% 1.95x 9.1%

The Property.

Tenant Summary(1)
Tenant	Credit Rating (Moody's/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(3)	% of Total U/W Base Rent	Lease Expiration(4)
AON	Baa2 / BBB+ / A-	60,143	13.0%	$31.46	14.6%	9/1/2028
Wright Risk Management	Baa3 / NR / BBB-	37,550	8.1	32.96	9.5	6/1/2029
Meyer, Suozzi, English & Klein(5)	NR / NR / NR	35,578	7.7	30.60	8.4	Various
Contour Mortgage(6)	NR / NR / NR	21,566	4.7	29.80	4.9	Various
Nationwide	A1 / NA / A+	18,787	4.1	29.03	4.2	8/1/2023
Signature Bank	NR / NR / NR	16,414	3.6	31.67	4.0	10/1/2028
RSC Insurance	NR / NR / NR	15,499	3.4	33.95	4.0	9/1/2026
Centers Plan for Healthy Living	NR / NR / NR	14,684	3.2	29.87	3.4	2/1/2026
GSA	Aaa / AAA / AA+	12,805	2.8	31.07	3.1	8/16/2022
US Government Federal Aviation	Aaa / AAA / AA+	11,795	2.6	35.67	3.2	9/1/2023
Total Major Office and Retail		244,821	53.0%	$31.49	59.3%
Other Occupied Office and Retail(7)		164,327	35.6%	32.20	40.7%
Total Occupied Office and Retail		409,148	88.6%	$31.77	100.0%
Vacant(8)		52,672	11.4%
Total / Wtd. Avg.		461,820	100.0%

(1)	Based on the underwritten rent roll dated June 11, 2019.
(2)	In certain instances, ratings provided are those of the parent company of the entity or government entity shown, whether or not the parent company guarantees the lease.
(3)	U/W Base Rent PSF is based on the in place rent roll as of June 11, 2019 and includes straight line average rent for investment grade tenants AT&T, Mass Mutual, AON, Wright Risk Management and Nationwide.
(4)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease). See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” in the Preliminary Prospectus.
(5)	Meyer, Suozzi, English & Klein leases 35,578 sq. ft., of which (i) 35,084 sq. ft. is leased for $30.91 PSF with a lease expiration of February 1, 2026, (ii) 294 sq. ft. of storage space is leased for $15.00 PSF with a lease expiration of February 1, 2023 and (iii) 200 sq. ft is storage space with no attributable base rent and a lease expiration of February 1, 2026.
(6)	Contour Mortgage leases 21,566 sq. ft., of which (i) 18,388 sq. ft. is leased for $29.87 PSF with a lease expiration of May 1, 2025, (ii) 2,978 sq. ft. is leased for $29.87 PSF with a lease expiration of October 1, 2025 and (ii) 200 sq. ft. is leased for $22.20 PSF with a lease expiration of May 1, 2025.
(7)	Other Occupied Office and Retail includes 602 sq. ft. associated with a management office leased for $24.00 PSF with no stated lease expiration and 6,500 sq. ft. associated with a café space with no attributable underwritten rent.
(8)	Vacant includes 14,378 sq. ft. associated with three master lease tenants with no attributable underwritten base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

900 & 990 Stewart Avenue Garden City, NY 11530	Collateral Asset Summary – Loan No. 6 900 & 990 Stewart Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 69.2% 1.95x 9.1%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	6	18,408	4.0%	18,408	4.0%	$31.52	4.5%	4.5%
2021	2	2,308	0.5%	20,716	4.5%	$28.45	0.5%	5.0%
2022	3	25,859	5.6%	46,575	10.1%	$33.99	6.8%	11.7%
2023	10	60,270	13.1%	106,845	23.1%	$31.81	14.7%	26.5%
2024	3	25,410	5.5%	132,255	28.6%	$32.19	6.3%	32.8%
2025	6	52,149	11.3%	184,404	39.9%	$33.00	13.2%	46.0%
2026	5	78,988	17.1%	263,392	57.0%	$31.83	19.3%	65.3%
2027	1	5,899	1.3%	269,291	58.3%	$33.50	1.5%	66.9%
2028	2	76,557	16.6%	345,848	74.9%	$31.50	18.6%	85.4%
2029	2	47,085	10.2%	392,933	85.1%	$33.48	12.1%	97.5%
Thereafter(3)	3	16,215	3.5%	409,148	88.6%	$19.72	2.5%	100.0%
Vacant(4)	NAP	52,672	11.4%	461,820	100.0%	NAP	NAP
Total / Wtd. Avg.	43	461,820	100.0%			$31.77	100.0%

(1)	Based on the underwritten rent roll dated June 11, 2019 and includes straight line average rent for investment grade tenants AT&T, Mass Mutual, AON, Wright Risk Management and Nationwide.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	Thereafter is inclusive of (i) 6,500 sq. ft. associated with a café space that has no underwritten rent and (ii) 602 sq. ft. associated with a management office underwritten to $24.00 PSF.
(4)	Vacant includes 14,378 sq. ft. associated with three master lease tenants with no attributable underwritten base rent.

The 900 & 990 Stewart Avenue Property is a 461,820 sq. ft., Class A suburban office complex consisting of two buildings located in Garden City, New York. The 900 & 990 Stewart Avenue Property is accessible from the Meadowbrook State Parkway, approximately 20.0 miles east of midtown Manhattan. Each building comprising the 900 & 990 Stewart Avenue Property offers a café, six-story atrium, elevator service and card access. Parking for the 900 & 990 Stewart Avenue Property includes 330,000 sq. ft. of covered parking and a total of 1,683 open and covered parking spaces, resulting in a parking ratio of approximately 3.64 spaces per 1,000 sq. ft. of net rentable area.

The 900 & 990 Stewart Avenue buildings were constructed in 1987 and 1988, respectively, and renovated in 2014 and 2018, respectively. Beginning in 2015, the 900 & 990 Stewart Avenue Property underwent an approximately $25.0 million capital improvement plan, with approximately $13.0 million invested in extensive building wide renovations and approximately $12.0 million invested in tenant spaces. Major improvements to the 900 & 990 Stewart Avenue Property include renovations to the lobby, café, restrooms and common areas, parking deck repairs, elevator modernization and mechanicals upgrades.

The 900 & 990 Stewart Avenue Property has experienced strong leasing momentum since 2015. In 2015 and 2016, Chase vacated its space at the 900 Stewart Avenue building, which at the time it had occupied as the sole tenant. Following Chase’s departure, the sponsor backfilled the vacated space, signing new leases totaling 332,022 sq. ft. (71.9% of net rentable area). In 2015, 2016, 2017 and 2018, 95,343 sq. ft., 80,364 sq. ft., 31,226 sq. ft. and 109,719 sq. ft., respectively, of leases, were executed at the 900 & 990 Stewart Avenue Property. Recently in 2019, an additional 15,370 sq. ft. of leases were executed.

As of June 11, 2019, the 900 & 990 Stewart Avenue Property was 88.6% leased to a roster of 39 tenants operating in various industries including financial services, insurance, healthcare, technology, government and law. Approximately 34.7% and 39.2% of net rentable area and underwritten base rent, respectively, are attributable to investment grade tenants. The 900 & 990 Stewart Avenue Property’s five largest tenants occupy approximately 173,624 sq. ft. (37.6% of net rentable area) with no other tenant occupying more than 3.6% of net rentable area.

Major Tenants.

AON (60,143 sq. ft.; 13.0% of NRA; 14.6% of U/W Base Rent) AON (NYSE: AON) (rated Baa2/BBB+/A- by Moody’s, Fitch and S&P) is a leading global professional services firm that provides advice and solutions to clients focused on risk, retirement and health. AON’s approximately 50,000 employees in 120 countries and sovereignties operate in five principal products and services, including commercial risk solutions, reinsurance solutions, retirement solutions, health solutions and data and analytic services. As of 2018, AON reported $10.8 billion in total revenue. AON executed its lease at the 900 & 990 Stewart Avenue Property in 2016 and currently occupies space on floors three and four in the 900 Stewart Avenue building through September 2028 with the right to terminate its lease in September 2025 with no less than 12 months’ prior written notice and the payment of a $3,283,065 termination fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

900 & 990 Stewart Avenue Garden City, NY 11530	Collateral Asset Summary – Loan No. 6 900 & 990 Stewart Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 69.2% 1.95x 9.1%

Wright Risk Management (37,550 sq. ft.; 8.1% of NRA; 9.5% of U/W Base Rent) Wright Risk Management (“Wright”), a subsidiary of Brown & Brown Insurance (NYSE: BRO) (rated Baa3/BBB- by Moody’s and S&P), designs and supervises comprehensive, fully-insured, and self-insured risk financing and risk management programs. In addition to acting as a program administrator for the New York Schools Insurance Reciprocal and the New York Municipal Insurance Reciprocal, Wright specializes in general and professional liability, directors and officers liability, employment practices liability, construction liability, environmental liability, commercial property, commercial automobile, and workers' compensation. In 2014, Wright was acquired by Brown & Brown Insurance, the sixth largest independent insurance brokerage in the United States. Founded in 1939 and headquartered in Daytona Beach, Florida, Brown & Brown Insurance has 291 locations in the United States as well as locations in England, Canada, Bermuda and the Cayman Islands. As of year end 2018, Brown & Brown Insurance reported approximately $2.0 billion in total revenue. Wright executed its lease at the 900 & 990 Stewart Avenue Property in 2018 and currently occupies space on floor six of the 900 Stewart Avenue building through June 2029 with the right to terminate its lease in April 2026 with no less than 12 months’ prior written notice and the payment of a $1,393,364 termination fee.

Meyer, Suozzi, English & Klein (35,578 sq. ft.; 7.7% of NRA; 8.4% of U/W Base Rent) Meyer, Suozzi, English & Klein (“Meyer”) is a law firm dedicated to a range of practices including business, litigation and dispute resolution, personal and labor and government. Founded in 1960, its attorneys come from prestigious backgrounds including New York County Assistant District Attorney, New York Supreme Court Justice, New York Appellate Division Justice, White House Deputy Chief of Staff and New York State Deputy Chief of the Labor Bureau. The Meyer office at the 900 & 990 Stewart Avenue Property serves as one of three locations for the firm, with additional locations in New York, New York and Washington, D.C. Meyer occupies space on floors three and four of the 990 Stewart Avenue building through February 2026, with additional storage spaces on the lower level through February 2023 and February 2026, with no termination options.

Environmental Matters. The Phase I environmental report dated January 23, 2019 recommended no further action at the 900 & 990 Stewart Avenue Property.

The Market. The 900 & 990 Stewart Avenue Property is located in Garden City, Nassau County, and is part of the Nassau-Suffolk Primary metropolitan statistical area, the sixth densest in the nation. Nassau County is situated in western Long Island, bordering New York City’s Queens borough to the west and Suffolk County to the east, affording the area extensive transportation connectivity including the Long Island Expressway, Meadowbrook Parkway and the Long Island Railroad. The 900 & 990 Stewart Avenue Property provides easy access to recreational and institutional demand drivers including Roosevelt Field Mall, Eisenhower Park, Garden City Golf Club, Hofstra University, Nassau Community College and the Nassau Coliseum. According to the appraisal, as of yearend 2018, the population within a one-, three- and five-mile radius of the 900 & 990 Stewart Avenue Property was 4,104, 193,625 and 504,787, respectively. Additionally, over the same period, the average household income within a one-, three- and five-mile radius was $158,504, $115,890 and $134,964, respectively.

The 900 & 990 Stewart Avenue Property is located within the Central Nassau Class A office submarket of the Long Island Class A office market. As of the first quarter of 2019, the Long Island Class A office market consisted of approximately 19.3 million sq. ft. of office space with an overall market vacancy of 10.4% and average asking rents of approximately $32.18 PSF. The Central Nassau Class A submarket totaled approximately 5.4 million sq. ft. with an average vacancy of 9.7% and average market asking rents of $33.23 PSF. According to the appraisal, the overall Long Island Class A office market has remained relatively stable in comparison to significant fluctuations in availability and asking rents experienced by other markets in the region, with vacancy ranging between 6.6% and 10.4% and asking rents ranging between $30.87 to $32.18 over the past two years. The Long Island Class A office market achieved 210,524 sq. ft. in leasing activity in the first quarter of 2019 with overall absorption totaling 20,942 sq. ft.

The appraisal identified 14 competitive Class A office rent comparables located across 10 properties in the Central Nassau submarket. The comparables range in size between 2,501 sq. ft. to 13,426 sq. ft. Asking rents range from $28.52 to $37.09 PSF, with a weighted average of approximately $32.75 PSF. The 900 & 990 Stewart Avenue Property’s in-place weighted average office rent is $32.30 PSF, which is in line with the appraisal’s concluded office market rent, ranging between $33.00 and $34.00 PSF, as demonstrated in the table below.

Summary of Appraisal’s Concluded Market Rent(1)
Space Type	Appraisal’s Concluded Market Rent PSF	900 & 990 Stewart Avenue Market Rent PSF(2)
Office <5,000	$34.00	$32.75
Office 5,000–10,000	$33.50	$34.81
Office >10,000	$33.00	$31.26
Storage	$12.50	$14.67
(1)	Source: Appraisal.
(2)	Based on the in place rent roll dated June 11, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

900 & 990 Stewart Avenue Garden City, NY 11530	Collateral Asset Summary – Loan No. 6 900 & 990 Stewart Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 69.2% 1.95x 9.1%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2016	2017	2018	U/W	U/W PSF
Base Rent	$10,829,919	$9,779,901	$9,850,286	$12,819,836	$27.76
Straight Line Rent(2)	0	0	0	180,785	0.39
Vacant Income(3)	0	0	0	1,608,412	3.48
Gross Potential Rent	$10,829,919	$9,779,901	$9,850,286	$14,609,033	$31.63
Total Reimbursements / Other Income	1,175,152	1,011,140	880,309	1,412,657	3.06
Total Other Income	145,064	96,244	896,576	71,964	0.16
Less: Vacancy	0	0	0	(1,763,941)	(3.82)
Effective Gross Income	$12,150,135	$10,887,285	$11,627,171	$14,329,713	$31.03
Total Fixed Expenses	2,964,750	2,334,422	2,207,280	2,473,666	5.36
Total Operating Expenses	4,202,602	4,355,051	4,942,051	4,179,871	9.05
Net Operating Income(4)	$4,982,784	$4,197,812	$4,477,840	$7,676,175	$16.62
TI/LC	0	0	0	136,604	0.30
Capital Expenditures	0	0	0	92,364	0.20
Net Cash Flow	$4,982,784	$4,197,812	$4,477,840	$7,447,208	$16.13

(1)	Based on the underwritten rent roll dated June 11, 2019.
(2)	Represents average rent for investment grade tenants over the loan term.
(3)	Vacant master lease tenants totaling 14,378 sq. ft. were underwritten to a weighted average of $34.51 PSF. Vacant office units totaling 21,818 sq. ft. were underwritten to a weighted average of $33.28 PSF. Vacant lower level space totaling 16,088 sq. ft. was underwritten to $24.00 PSF. The remaining vacant storage space totaling 388 sq. ft. has no associated underwritten base rent.
(4)	The increase in U/W Net Operating Income from 2018 Net Operating Income is primarily attributable to new leasing at the 900 & 990 Stewart Avenue Property including (i) 109,719 sq. ft. of new leases executed in 2018 representing 27.3% of underwritten base rent, (ii) 15,370 sq. ft. of new leases executed in 2019 representing 4.0% of underwritten base rent, largely backfilling the approximately 252,343 sq. ft. previously occupied by Chase who vacated in 2015 and 2016 and (iii) average rent for investment grade tenants AT&T, Mass Mutual, AON, Wright Risk Management and Nationwide.

Property Management.   The 900 & 990 Stewart Avenue Property is managed by Stewart Ave PM LLC, a New York limited liability company and an affiliate of the borrower.

Lockbox / Cash Management.   The 900 & 990 Stewart Avenue Whole Loan is structured with a hard lockbox and in place cash management. The borrower was required at origination to deliver tenant direction letters instructing all tenants to deposit rents into a lender controlled lockbox account. All funds in the lockbox account are required to be swept each business day into a cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. All funds on deposit in the cash management account following the occurrence and during the continuance of a Cash Sweep Event (as defined below) following payment of debt service, required reserves and operating expenses are required to be deposited into an excess cash flow reserve or, to the extent the Cash Sweep Event is caused by a DSCR Trigger Event (as defined below), into the operating expense and extraordinary expense subaccounts, and in each case to be held and disbursed in accordance with the terms of the loan documents. To the extent the Cash Sweep Event is caused by an event of default or bankruptcy action of the borrower, the lender may apply such funds in such order and priority as the lender determines. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence and continuation of (i) an event of default, (ii) any bankruptcy action of the borrower or manager or (iii) a DSCR Trigger Event.

A Cash Sweep Event may be cured no more than two times in the aggregate during the term of the 900 & 990 Stewart Avenue Whole Loan if, with respect to a Cash Sweep Event caused solely by (a) clause (i) above, the lender has accepted a cure by the borrower of the related event of default, (b) clause (ii) above, the borrower has replaced the manager with a qualified manager under a replacement management agreement within 60 days in accordance with the loan documents or (c) clause (iii) above, a DSCR Cure Event (as defined below) has taken place; provided, however, that the borrower has no right to cure a Cash Sweep Event caused by a bankruptcy action of the borrower.

“DSCR Trigger Event” means the debt service coverage ratio of the 900 & 990 Stewart Avenue Whole Loan (as calculated in accordance with the loan documents) based on the trailing three-month period immediately preceding the date of determination is less than 1.30x.

“DSCR Cure Event” means the debt service coverage ratio of the 900 & 990 Stewart Avenue Whole Loan (as calculated in accordance with the loan documents), based on the trailing three-month period immediately preceding the date of determination, is at least 1.35x for two consecutive quarters.

Initial and Ongoing Reserves.  At loan origination, the borrower deposited (i) approximately $7,000,000 into a rollover reserve, (ii) approximately $1,595,038 into an outstanding TI/LC reserve in connection with five leases, (iii) $1,000,000 into a replacement reserve, (iv) $831,093 into a master lease reserve (the “Master Lease Reserve Fund”), (v) $520,691 into a real estate tax reserve, (vi) $327,772 into a free rent reserve in connection with two leases, (vii) $46,815 into an insurance reserve and (viii) $20,325 into a ground rent reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

900 & 990 Stewart Avenue Garden City, NY 11530	Collateral Asset Summary – Loan No. 6 900 & 990 Stewart Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 69.2% 1.95x 9.1%

Tax Reserve. The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes, which currently equates to $173,564 per month.

Insurance Reserve. The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums, which currently equates to $16,073 per month. In the event the borrower obtains and maintains a blanket insurance policy acceptable to the lender and no event of default has occurred and is continuing, the requirement for monthly deposits into the insurance reserve will be waived.

Master Lease Reserve. The lender is required to release from the Master Lease Reserve Fund and deposit into the cash management account (a) a monthly rent payment in an amount equal to (i) $35.00 per rentable sq. ft. of each vacant space at the 900 & 990 Stewart Avenue Property (each, a “Vacant Space”) other than Suite 990 and (ii) $33.00 per rentable sq. ft. for Suite 990, and (b) if the borrower enters into a new lease for any Vacant Space, the lender is required to release a portion of the Master Lease Reserve Fund attributable to such tenant in accordance with the related terms of the 900 & 990 Stewart Avenue Loan documents. The balance in the master lease reserve will be released to the borrower upon the earlier to occur of (i) July 1, 2020 or (ii) the date on which all Vacant Space has been fully leased at an average rent of at least (a) $35.00 PSF per month for each vacant space other than Suite 990 or (b) $33.00 PSF per month for Suite 900, and each master lease tenant is in possession and paying full contractual rent under its respective master lease.

Ground Rent Reserve. At origination, $20,325 was deposited into the Ground Rent Reserve account, which sum is to be held by the lender as additional security for the 900 & 990 Stewart Avenue Loan. On a quarterly basis, in the event that the ground rent reserve is less than one-fourth of the aggregate amount of rents estimated to be due under the ground lease for the immediately succeeding 12-month period, the borrower is required to deposit into the ground rent reserve an amount equal to the shortage.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

Ground Lease. The 900 & 990 Stewart Avenue Property is subject to a ground lease with the County of Nassau. The 900 Stewart Avenue property ground lease has an expiration date of January 31, 2030 with four, 10-year and one, 14-year extension options. The 990 Stewart Avenue property ground lease has an expiration date of July 31, 2050 with two, 10-year and one, 14-year extension options. The base annual rent for each ground lease is $22,500 per acre per year until the expiration of the term of each ground lease.

IDA / PILOT. To obtain the payment-in-lieu of taxes (“PILOT”) benefits, the borrower leases the 900 & 990 Stewart Avenue Property to the Town of Hempstead Industrial Development Agency (the “IDA”), and IDA subleases the 900 & 990 Stewart Avenue Property back to the borrower (the “IDA Leaseback”), with the 900 Stewart Avenue leases and the 990 Stewart Avenue leases scheduled to expire on December 31, 2030 and December 31, 2031, respectively. Under the related PILOT agreement (the “PILOT Agreement”), as long as the IDA Leaseback is in effect, the borrower is required to make payment-in-lieu of taxes (“PILOT Payments”) in accordance with the payment schedule set forth in the PILOT Agreement for tax years 2019 through 2030, ranging from $1,246,054 for the tax year 2019 to $1,646,852 for the tax year 2030. Upon the occurrence of a recapture event, the borrower will be required to pay the IDA an amount equal to the difference between the PILOT payment and the real estate taxes that otherwise would have to be paid, which will have accrued to the benefit of the borrower during the fiscal years(s) in which the recapture event has occurred. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus for additional information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5105 South Harper Avenue Chicago, IL 60615	Collateral Asset Summary – Loan No. 7 City Hyde Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 73.8% 1.06x 6.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5105 South Harper Avenue Chicago, IL 60615	Collateral Asset Summary – Loan No. 7 City Hyde Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 73.8% 1.06x 6.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5105 South Harper Avenue Chicago, IL 60615	Collateral Asset Summary – Loan No. 7 City Hyde Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 73.8% 1.06x 6.7%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Refinance
Borrower Sponsor(1):	Antheus Capital
Borrower:	1525 HP, LLC
Original Balance(2):	$45,000,000
Cut-off Date Balance(2):	$45,000,000
% by Initial UPB:	4.7%
Interest Rate:	4.70000%
Payment Date:	1st of each month
First Payment Date:	November 1, 2019
Maturity Date:	October 1, 2029
Amortization:	Interest only for first 60 months; 360 months thereafter
Additional Debt(2):	$67,000,000 Pari Passu Debt
Call Protection(3):	L(24), D(90), O(6)
Lockbox / Cash Management(4):	Springing / Springing

Reserves(5)
	Initial	Monthly	Cap
Taxes:	$360,081	$120,027	NAP
Insurance:	$70,907	$8,863	NAP
Replacement:	$4,834	$4,834	NAP
TI/LC:	$11,465	$11,465	$687,888
Outstanding TI/LC:	$421,473	NAP	NAP
OneFish TwoFish:	$25,000	NAP	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Multifamily/Retail
Collateral:	Fee Simple
Location:	Chicago, IL
Year Built / Renovated:	2015 / NAP
Total Units:	180
Property Management:	Mac Property Management, L.L.C.
Underwritten NOI(6):	$7,534,164
Underwritten NCF:	$7,382,754
Appraised Value:	$151,800,000
Appraisal Date:	June 3, 2019

Historical NOI
Most Recent NOI(6)(7):	$6,147,471 (T-12 June 30, 2019)
2018 NOI:	$5,060,312 (December 31, 2018)
2017 NOI(7):	$4,271,284 (December 31, 2017)
2016 NOI(8):	NAV

Historical Occupancy
Most Recent Occupancy:	96.7% (June 3, 2019)
2018 Occupancy:	92.8% (December 31, 2018)
2017 Occupancy:	78.2% (December 31, 2017)
2016 Occupancy(8):	38.0% (December 31, 2016)

Financial Information(2)
Tranche	Cut-off Date Balance	Balance per Unit Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF(9)	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$45,000,000
Pari Passu Notes	67,000,000
Whole Loan	$112,000,000	$622,222 / $571,185	73.8% / 67.7%	1.08x / 1.06x	6.7% / 6.6%	7.3% / 7.2%

(1)	LARP Holdings, LLC, an affiliate of the borrower sponsor, is the nonrecourse carve-out guarantor.

(2)	The City Hyde Park Loan (as defined below) consists of the controlling Note A-1 and is part of the City Hyde Park Whole Loan (as defined below) evidenced by three pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $112.0 million. For additional information, see “The Loan” herein.

(3)	The lockout period will be at least 24 payment dates beginning with and including the first payment date of November 1, 2019. Defeasance of the full $112,000,000 City Hyde Park Whole Loan is permitted after the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 24 payments is based on the expected Benchmark 2019-B13 securitization closing date in October 2019. The actual lockout period may be longer.

(4)	The loan documents require a springing hard lockbox for retail tenants and a springing soft lockbox for residential tenants.

(5)	See “Initital and Ongoing Reserves” herein.

(6)	The increase in Underwritten NOI from Most Recent NOI is primarily attributable to lease-up of the multifamily component of the City Hyde Park Property (as defined below), as well as rent steps underwritten through February 2020 for non-investment grade tenants and average rents over the term of the City Hyde Park Whole Loan underwritten for investment grade tenants Whole Foods and PNC Bank.

(7)	The increase in Most Recent NOI from 2017 NOI is primarily attributable to the initial lease-up of the multifamily component of the City Hyde Park Property following receipt of a temporary certificate of occupancy (“TCO”) in June 2016.

(8)	2016 financials are not available as the City Hyde Park Property was delivered in June 2016.

(9)	The City Hyde Park Whole Loan has an NOI and NCF debt service coverage ratio based on interest only payments of 1.41x and 1.38x, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5105 South Harper Avenue Chicago, IL 60615	Collateral Asset Summary – Loan No. 7 City Hyde Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 73.8% 1.06x 6.7%

The Loan.    The City Hyde Park mortgage loan (the “City Hyde Park Loan”) is part of a whole loan (the “City Hyde Park Whole Loan”) evidenced by three pari passu notes that are secured by a first mortgage lien encumbering the borrower’s fee simple interest in a Class A mixed-use building consisting of 180 multifamily units and 110,062 sq. ft. of commercial space located in the Hyde Park neighborhood of Chicago, Illinois. (the “City Hyde Park Property”). The City Hyde Park Loan, which is evidenced by the controlling Note A-1, has an original principal balance and outstanding principal balance as of the Cut-off Date of $45.0 million.

The relationship between the holders of the City Hyde Park Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$45,000,000	$45,000,000	Benchmark 2019-B13	Yes
Note A-2	40,000,000	40,000,000	JPMCB	No
Note A-3	27,000,000	27,000,000	JPMCB	No
Whole Loan	$112,000,000	$112,000,000

The City Hyde Park Whole Loan, which accrues interest at an interest rate of 4.70000% per annum has an original principal balance and an outstanding principal balance as of the Cut-off Date of $112.0 million. The City Hyde Park Whole Loan had an initial term of 120 months, has a remaining term of 120 months and following a five-year interest only period, will amortize on a 30-year schedule. The proceeds of the City Hyde Park Whole Loan were primarily used to refinance prior debt secured by the City Hyde Park Property, fund upfront reserves and pay origination costs. Based on the “as is” appraised value of $151.8 million as of June 3, 2019, the City Hyde Park Whole Loan Cut-off Date LTV Ratio is 73.8%. The most recent prior financing of the City Hyde Park Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$112,000,000	97.4%	Loan Payoff	$112,000,000	97.4%
Borrower Sponsor Equity	3,010,250	2.6	Closing Costs	2,116,490	1.8
			Upfront Reserves	893,760	0.8
Total Sources	$115,010,250	100.0%	Total Uses	$115,010,250	100.0%

The Borrower / Borrower Sponsor. The borrower is 1525 HP, LLC, an Indiana limited liability company structured to be bankruptcy remote with two independent directors. The borrower sponsor is Antheus Capital and its affiliate, LARP Holdings, LLC, is the nonrecourse carveout guarantor. Antheus Capital is a private real estate company focused on the acquisition, development and redevelopment of apartment properties in select supply-constrained submarkets located throughout the United States. Founded in 2002 by Eli Ungar and David Gefsky, Antheus Capital owns a portfolio of approximately 7,800 multifamily units and 365,000 sq. ft. of commercial space. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the City Hyde Park Whole Loan.

The Property. The City Hyde Park Property is an 11-story, Class A mixed-use building located in the Hyde Park neighborhood of Chicago, Illinois. The City Hyde Park Property consists of 180 multifamily units in addition to 110,062 sq. ft. of retail space. Constructed in 2015, the City Hyde Park Property multifamily unit mix consists of 11 studios, 55 one-bedroom/one-bathroom units, 21 two-bedroom/one-bathroom units, 54 two-bedroom/two-bathroom units, 34 three-bedroom/two-bathroom units, three three-bedroom/three-bathroom units and two model units. Pursuant to the terms of the TIF (as defined below) agreement, as further discussed herein, the borrower sponsor is required to maintain 20% of units at affordable rates through expiration of the TIF agreement in December 2036. In total, the 36 affordable units at the City Hyde Park Property are leased at a rent level 53.4% below in-place rents for market rate units. Upon expiration of the TIF agreement, such units will no longer be subject to rent regulation. Units include nine-foot ceilings, floor-to-ceiling windows, city and lakefront views, European-style kitchens with modern finishes, stainless steel appliances, in-unit washer/dryers, and private balconies. Amenities at the City Hyde Park Property include a fitness center, resident lounge, private dining and study room, and a roof deck terrace. Parking for the City Hyde Park Property includes 377 underground parking spaces for the residents, resulting in a parking ratio of approximately 2.09 spaces per unit.

The Hyde Park neighborhood is located on the south side of Chicago, Illinois in the Hyde Park Neighborhood, an area anchored by the University of Chicago, approximately 1.0 mile from the City Hyde Park Property. The University of Chicago is currently ranked as a top 10 university nationally by U.S. News & World Report and is the third largest employer in the Chicago metropolitan statistical area (“MSA”). The Hyde Park Neighborhood consists of approximately 43,000 residents, including approximately 60.0% of the University of Chicago’s faculty and a majority of its students.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5105 South Harper Avenue Chicago, IL 60615	Collateral Asset Summary – Loan No. 7 City Hyde Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 73.8% 1.06x 6.7%

Residential Unit Summary(1)
Unit Type	Beds	Occupied Beds	% Occupied	Average Unit Size (SF)	Average Monthly In- Place Rent per Unit	Average Monthly In-Place Rent PSF
Studio	11	11	100.0%	577	$781	$1.35
1BD/1BA	55	55	100.0%	739	$1,568	$2.12
2BD/1BA	21	16	76.2%	955	$2,529	$2.65
2BD/2BA	54	53	98.1%	1,077	$2,670	$2.48
3BD/2BA	34	34	100.0%	1346	$3,310	$2.46
3BD/3BA	3	3	100.0%	1,541	$3,432	$2.23
Model	2	2	100.0%	1,041	NAP	NAP
Total/Wtd. Avg.	180	174	96.7%	987	$2,331	$2.29

(1)	Based on the underwritten rent roll dated June 3, 2019.

The City Hyde Park Property also features 110,062 sq. ft. of commercial space which is 100.0% leased to 10 tenants. The commercial space is anchored by Whole Foods (rated A+/A3/AA- by Fitch/Moody’s/S&P), which occupies 27.6% of commercial net rentable area through June 2036, well beyond maturity of the City Hyde Park Whole Loan. Other major tenants include Marshalls (rated A2/A+ by Moody’s/S&P) and Michaels (rated B1 by Moody’s). Approximately 54.4% of the commercial net rentable area is occupied by investment grade rated tenants.

Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent per sq. ft.(3)	% of Total U/W Base Rent	Lease Expiration
Whole Foods	A+ / A3 / AA-	30,326	27.6%	$25.92	29.6%	6/30/2036
Marshalls	NR / A2 / A+	26,020	23.6%	$15.00	14.7%	5/31/2026
Michaels	NR / B1 / NR	18,141	16.5%	$17.99	12.3%	2/28/2026
RGN-Chicago XXXII LLC	NR / NR / NR	16,614	15.1%	$20.98	13.1%	7/31/2026
Hyde Park Onefish Twofish LLC	NR / NR / NR	5,255	4.8%	$40.00	7.9%	7/31/2027
PNC Bank	A+ / A3 / A-	3,480	3.2%	$51.75	6.8%	7/31/2032
Pershing Animal Hospital, LLC	NR / NR / NR	2,936	2.7%	$43.00	4.8%	12/24/2029
Orange Theory Fitness	NR / NR / NR	2,927	2.7%	$40.00	4.4%	6/30/2027
Athletico Management	NR / B1 / NR	2,863	2.6%	$41.50	4.5%	5/31/2026
Nikki Nails Corp	NR / NR / NR	1,500	1.4%	$33.00	1.9%	2/28/2029
Total / Wtd. Avg.		110,062	100.0%	$24.11	100.0%

(1)	Based on the borrower rent roll.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	U/W Base Rent per sq. ft. includes rent steps through February 2020 for non-investment grade tenants and average rents over the term of the City Hyde Park Whole Loan for investment grade tenants Whole Foods and PNC Bank.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent per sq. ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
2019 & MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	4	63,638	57.8%	63,638	57.8%	$18.61	44.6%	44.6%
2027	2	8,182	7.4%	71,820	65.3%	$40.00	12.3%	57.0%
2028	0	0	0.0%	71,820	65.3%	$0.00	0.0%	57.0%
2029	2	4,436	4.0%	76,256	69.3%	$39.62	6.6%	63.6%
2030 and Thereafter	2	33,806	30.7%	110,062	100.0%	$28.58	36.4%	100.0%
Vacant	NAP	0	0.0%	110,062	0.0%	NAP	NAP
Total / Wtd. Avg.	10	110,062	100.0%			$24.11	100.0%

(1)	Based on the underwritten rent roll dated June 3, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5105 South Harper Avenue Chicago, IL 60615	Collateral Asset Summary – Loan No. 7 City Hyde Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 73.8% 1.06x 6.7%

Environmental Matters. The Phase I environmental report dated June 13, 2019 recommended no further action at the City Hyde Park Property other than complying with the terms and conditions set forth in the no further remediation letter for the Mortgaged Property relating to prior releases of heating oil at the Mortgaged Property, including maintaining the engineered concrete barrier.

The Market. The City Hyde Park Property is located in the Hyde Park neighborhood in the south side of Chicago, Illinois in the South Shore submarket within the greater Chicago MSA. The South Shore submarket contains approximately 41,036 multifamily units and is bordered by East 47th Street to the north, East 55th Street to the south, South Lake Shore Drive to the east and South Cottage Grove Avenue to the west. Chicago’s largest employers include a group of multinational corporations representing a variety of industries including healthcare, education, retail and financial services. Chicago’s largest employers include Advocate Health Care System, Northwestern Memorial Healthcare, University of Chicago, JPMorgan Chase & Co., and Amazon.

As of the first quarter of 2019, the greater Chicago MSA consisted of approximately 484,506 units of multifamily inventory with an overall market vacancy of 4.8% and average asking rents of approximately $1,443 per unit. The South Shore submarket totaled approximately 41,036 units of multifamily inventory with average vacancy of 5.7% and average market asking rents of $1,374 per unit. Over the past year, the overall Chicago MSA achieved 8,803 units in absorption activity with 8,463 units built. The appraisal’s concluded market rent is $2,346 per month, in-line with the City Hyde Park Property’s underwritten average monthly in place rent per unit.

Comparable Multifamily Properties(1)
	City Hyde Park Property(2)	Solstice on the Park	Twin Towers	Regents Park	4700 Lake Park Apartments	Hyde Park Tower Apartments
Number of Stories	11	24	22	36	26	22
Year Built	2015	2018	1951	1972	2003	1990
Number of units	180	250	253	1,025	218	155
Unit size (Sq. ft.):
Studio	511	525	428	614	470	NAP
1-BR	711	786	637	755	764	702
2-BR	1,043	1,357	735	1,084	940	899
3 BR	1,364	1,715	987	1,271	1,112	1,183
Rent per month:
Studio	$781	$1,425	$1,411	$1,467	$1,002	NAP
1-BR	$1,568	$1,857	$1,509	$1,618	$1,321	$1,545
2-BR	$2,656	$3,505	$1,635	$1,991	$1,484	$2,029
3 BR	$3,320	$5,000	$2,334	$2,584	$1,632	$2,472

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated June 3, 2019.

As of the first quarter of 2019, the greater Chicago MSA consisted of approximately 103,380,000 sq. ft. of retail space with an overall market vacancy of 12.6% and average asking rents of approximately $20.36 per sq. ft. The South Shore submarket totaled approximately 6,776,000 sq. ft. of retail with average vacancy of 12.1% and average market asking rents of $21.70 PSF. Over the past year, the overall Chicago MSA achieved 260,000 units in absorption activity with 296,000 units built.

The appraisal identified five comparable retail leases in the Chicago MSA across five properties. The comparable properties were built between 1920 and 2013 and with rentable area ranging in size from 8,200 sq. ft. to 146,061 sq. ft. All comparable properties were 100% occupied. Comparable leases ranged between $20.00 and $45.00 PSF with a weighted average rent of approximately $30.64 PSF. The appraiser’s concluded market rent is $24.52 PSF, in-line with the City Hyde Park Property’s weighted average underwritten base rent PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5105 South Harper Avenue Chicago, IL 60615	Collateral Asset Summary – Loan No. 7 City Hyde Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 73.8% 1.06x 6.7%

Cash Flow Analysis.

	Cash Flow Analysis
	2017	2018	T-12 6/30/2019	U/W	U/W (Per Unit)
Residential Income(1)	$3,108,723	$4,106,585	$4,950,264	$4,795,836	$26,644
Gross Retail Income(1)(2)	2,843,738	3,870,123	3,763,001	4,114,729	37
Vacant Income	0	852,420	0	186,458	1,036
Gross Potential Rent	$5,952,461	$8,829,128	$8,713,265	$9,097,022	50,539
Vacancy	0	(1,097,051)	(829,976)	(186,458)	(1,036)
Other Income(3)	251,030	449,077	1,253,858	1,485,630	8,254
Effective Gross Income	$6,203,491	$8,181,154	$9,137,147	$10,396,195	$57,757
Total Expenses	1,932,207	3,120,842	2,989,676	2,862,031	15,900
Net Operating Income(4)(5)(6)	$4,271,284	$5,060,312	$6,147,471	$7,534,164	$41,856
TI/LC	0	0	0	98,900	549
Replacement Reserves	0	0	0	52,509	292
Net Cash Flow	$4,271,284	$5,060,312	$6,147,471	$7,382,754	$41,015

(1)	Residential Income and Gross Retail Income are based on the underwritten rent roll dated June 3, 2019

(2)	Gross Retail Income is inclusive of approximately $1.4 million in tenant reimbursements. Gross Retail Income U/W (Per Unit) is calculated based on commercial square footage of 110,062 sq. ft.

(3)	Inclusive of approximately $1.2 million attributable to TIF income, representing the 15-year average of budgeted TIF income.

(4)	The increase in 2018 Net Operating Income from 2017 Net Operating Income is primarily attributable to significant lease-up to the residential portion of the City Hyde Park Property after it received its TCO in June 2016.

(5)	The increase in T-12 6/30/2019 from 2018 Net Operating Income is primarily attributable to significant lease-up to the residential portion of the property after receiving its TCO in June 2016.

(6)	The increase in U/W Net Operating Income from T-12 6/30/2019 Net Operating Income is primarily attributable to lease-up of the multifamily component of the City Hyde Park Property (as defined below), as well as rent steps underwritten through February 2020 for non-investment grade tenants and average rents over the term of the City Hyde Park Whole Loan underwritten for investment grade tenants Whole Foods and PNC Bank.

Property Management.   The City Hyde Park Property is managed by Mac Property Management, L.L.C., an Illinois limited liability company and an affiliate of the borrower.

Lockbox / Cash Management.   The loan documents require a springing hard lockbox for retail tenants and a springing soft lockbox for residential tenants with springing cash management. Upon the occurrence of a Cash Sweep Event (as defined below), the borrower is required to (i) deliver tenant direction letters to each commercial tenant at the City Hyde Park Property directing each tenant to remit their rent checks directly to the lockbox or (ii) collect, or cause the property manager to collect, all rents from residential tenants of the City Hyde Park Property and deposit the same into a lender controlled clearing account within one business day of receipt. All funds deposited into the clearing account are required to be transferred to or at the direction of the borrower unless a Cash Sweep Event exists.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrower or property manager, or (iii) the date that the debt service coverage ratio (as calculated in the loan documents based on the interest only payments for the loan and tested quarterly) based on the trailing three-month period immediately preceding the date of determination falls below 1.10x during the interest only period or 1.05x during the amortization period of the loan term.

A Cash Sweep Event may be cured (a) with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default, (b) with respect to clause (ii) above, solely to the extent caused by the bankruptcy or insolvency action of the property manager, if the borrower replaces the property manager with a qualified manager in accordance with the loan documents within 60 days of such event, or (c) with respect to clause (iii) a DSCR Cure Event (as defined below) has taken place. The borrower does not have the right to cure a Cash Sweep Event caused by a bankruptcy action of the borrower.

A “DSCR Cure Event” means the debt service coverage ratio on the City Hyde Park Whole Loan (as calculated in accordance with the loan documents), based on the trailing three-month period immediately preceding the date of determination, is at least 1.10x for two consecutive calendar quarters during the interest only period and at least 1.05x for two consecutive quarters during the amortization period.

Initial and Ongoing Reserves.    On the origination date of the City Hyde Park Whole Loan, the borrower funded a reserve of (i) $421,473 for outstanding tenant improvements and leasing commissions (ii) $360,081 for real estate taxes, (iii) $70,907 for insurance premiums (iv) $25,000 to the OneFish TwoFish reserve, (v) $11,465 for the tenant improvements and leasing commissions, and (vi) $4,834 for replacement reserves.

Tax Reserves. The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of annual real estate taxes, initially approximately $120,027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5105 South Harper Avenue Chicago, IL 60615	Collateral Asset Summary – Loan No. 7 City Hyde Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 73.8% 1.06x 6.7%

Insurance Reserves. The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums, initially approximately $8,863. The requirement for insurance reserves will be waived to the extent no event of default has occurred and is continuing and the borrower delivers satisfactory evidence that the City Hyde Park Property is insured under a blanket insurance policy in accordance with the loan documents.

Replacement Reserves. The borrower is required to deposit into a replacement reserve, on a monthly basis, 1/12 of (x) $0.20 per rentable sq. ft. of retail space at the City Hyde Park Property, and (y) $200 per residential apartment unit, initially approximately $4,834.

TI/LC Reserves. The borrower is required to deposit into a TI/LC reserve, on a monthly basis, approximately $11,465 ($1.25 PSF annually) for retail space at the City Hyde Park Property, subject to a cap of $687,888 ($6.25 PSF of retail space). The borrower is also required to deposit any termination fees or other consideration payable in connection with any early termination of a lease at the City Hyde Park Property.

OneFish TwoFish Reserve. The borrower is required to deposit $25,000 to cover the costs and expenses in connection with clearing the outstanding OneFish TwoFish code violations. If at any time the lender determines the funds in the reserve are insufficient to clear the violations and pay for any associated penalties, the borrower is required to deposit an amount sufficient to pay for the repairs.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. The borrower is permitted to obtain the release of the retail portion of the City Hyde Park Property at any time during the term of the City Hyde Park Loan upon satisfaction of certain terms and conditions including, without limitation (a) the payment of a release price equal to the greater of (i) 125% of the allocated loan amount of the retail component and (ii) 100% of the net sales proceeds from the sale, together with the yield maintenance premium (if applicable); (b) the resulting loan-to-value ratio does not exceed the loan-to-value ratio as of the origination date; (c) the resulting debt service coverage ratio of the remaining City Hyde Park Property based on the trailing 12-month period is equal to or exceeds the greater of (i) the debt service coverage ratio as of the origination date, and (ii) the debt service coverage ratio immediately preceding the release based on the trailing 12-month period; and (d) in the event the sale of the retail component is not to a bona fide third party that is unaffiliated with the borrower and guarantor, the lender consents to the sale in its sole discretion.

Tax Increment Financing. The City Hyde Park Property is subject to a tax increment financing (“TIF”) with the City of Chicago Community Development Commission. Pursuant to the TIF arrangement, 20% of the multifamily units are required to be rented as affordable housing units through the remaining term of the TIF. The TIF expires in 2036, with income from the TIF ceasing in 2033. The TIF payment for the June 1, 2019 payment date was $1,145,446, with the next estimated payment of $1,195,290 due on June 1, 2020. The straight line average of the TIF payments through the term of the TIF is equal to $1,225,352 annually. See “Description of the Mortgage Pool–Real Estate and Certain Tax Considerations” in the Preliminary Prospectus for additional information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9533 Brighton Way Beverly Hills, CA, 90210	Collateral Asset Summary – Loan No. 8 9533 Brighton Way	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 63.6% 1.58x 6.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9533 Brighton Way Beverly Hills, CA, 90210	Collateral Asset Summary – Loan No. 8 9533 Brighton Way	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 63.6% 1.58x 6.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9533 Brighton Way Beverly Hills, CA, 90210	Collateral Asset Summary – Loan No. 8 9533 Brighton Way	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 63.6% 1.58x 6.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9533 Brighton Way Beverly Hills, CA, 90210	Collateral Asset Summary – Loan No. 8 9533 Brighton Way	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 63.6% 1.58x 6.7%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Refinance
Borrower Sponsor:	David Dushey
Borrowers(1):	Various
Original Balance:	$43,000,000
Cut-off Date Balance:	$43,000,000
% by Initial UPB:	4.5%
Interest Rate:	4.17000%
Payment Date:	1st of each month
First Payment Date:	November 1, 2019
Maturity Date:	October 1, 2029
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(24), D(91), O(5)
Lockbox / Cash Management:	Hard / Springing
Reserves(2)
	Initial	Monthly	Cap
Taxes:	$170,489	$42,623	NAP
Insurance:	$0	Springing	NAP
Replacement:	$195	$195	NAP
TI/LC:	$2,382	$2,382	$142,940
Outstanding TI/LC:	$525,188	NAP	NAP
Free Rent:	$41,918	NAP	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Retail / Office
Collateral:	Fee Simple
Location:	Beverly Hills, CA
Year Built / Renovated:	1930 / 2016
Total Sq. Ft.:	14,294
Property Management:	Jenel Management Corp.
Underwritten NOI(3):	$2,895,270
Underwritten NCF:	$2,864,347
Appraised Value:	$67,600,000
Appraisal Date:	August 18, 2019

Historical NOI
Most Recent NOI(3):	$1,827,852 (T-12 June 30, 2019)
2018 NOI:	$1,558,724 (December 31, 2018)
2017 NOI(4):	NAV
2016 NOI(5):	NAV

Historical Occupancy
Most Recent Occupancy(3):	88.6% (August 20, 2019)
2018 Occupancy(3)(6):	57.5% (December 31, 2018)
2017 Occupancy(6):	48.7% (December 31, 2017)
2016 Occupancy(5):	NAV

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$43,000,000	$3,008 / $3,008	63.6% / 63.6%	1.59x / 1.58x	6.7% / 6.7%	6.7% / 6.7%

(1)	The borrowers for the 9533 Brighton Way Loan (as defined below) are Almost Rodeo Blue LLC, 9533 Brighton LLC, AAC Beverly Hills Brighton LLC and Mishan Holdings, LLC, which own the 9533 Brighton Way Property (as defined below) as tenants-in-common. See “The Borrowers/Borrower Sponsor” herein.

(2)	See “Initial and Ongoing Reserves” herein.

(3)	The increase from Most Recent NOI to Underwritten NOI and the increase from 2018 Occupancy to Most Recent Occupancy are primarily attributable to new leases executed in 2019 at the 9533 Brighton Way Property including Boglioli (10.4% of net rentable area; 15.0% of underwritten base rent) and Monogram Capital (20.7% of net rentable area; 7.9% of underwritten base rent). Boglioli has executed its lease and taken possession of its space. According to the borrower sponsor, Boglioli is expected to complete buildout of its space and take occupancy by year-end 2019.

(4)	2017 NOI is not available because the 9533 Brighton Way Property experienced lease up accounting for 67.0% of net rentable area and 72.9% of underwritten base rent from July 2017 to April 2019.

(5)	2016 NOI and 2016 Occupancy are not available because the 9533 Brighton Way Property underwent a renovation from January 2016 to November 2016.

(6)	The increase from 2017 Occupancy to 2018 Occupancy is primarily attributable to new leasing at the 9533 Brighton Way Property including Vhernier USA (11.5% of net rentable area; 11.6% of underwritten base rent) and Creed Boutique (3.9% of net rentable area; 11.6% of underwritten base rent).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9533 Brighton Way Beverly Hills, CA, 90210	Collateral Asset Summary – Loan No. 8 9533 Brighton Way	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 63.6% 1.58x 6.7%

The Loan.   The 9533 Brighton Way mortgage loan (the “9533 Brighton Way Loan”) is a fixed rate loan secured by the borrowers’ fee simple interest in a 14,294 sq. ft., luxury boutique, mixed-use retail and office building located in Beverly Hills, California (the “9533 Brighton Way Property”). The 9533 Brighton Way Loan had an original principal balance and an outstanding principal balance as of the Cut-off Date of $43.0 million and accrues interest at an interest rate of 4.17000% per annum. The 9533 Brighton Way Loan proceeds were used to refinance existing debt, fund upfront reserves, pay closing costs and return equity to the borrower sponsor. Based on the “As Is” appraised value of $67.6 million as of August 18, 2019, the Cut-off Date LTV Ratio is 63.6%. The most recent financing of the 9533 Brighton Way Loan was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$43,000,000	100.0%	Payoff Existing Debt	$41,321,275	96.1%
			Upfront Reserves	740,172	1.7%
			Closing Costs	650,399	1.5%
			Return of Equity	288,155	0.7%
Total Sources	$43,000,000	100.0%	Total Uses	$43,000,000	100.0%

The Borrowers / Borrower Sponsor. The borrowers are Almost Rodeo Blue LLC, 9533 Brighton LLC, AAC Beverly Hills Brighton LLC and Mishan Holdings, LLC, as tenants-in-common. Each borrower is a Delaware limited liability company structured to be bankruptcy remote with one independent director. The loan documents permit the transfer of tenant-in-common interests from any of Almost Rodeo Blue LLC, AAC Beverly Hills Brighton LLC or Mishan Holdings, LLC to 9533 Brighton LLC in accordance with certain terms and conditions set forth in the loan documents. For additional information, please see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common” in the Preliminary Prospectus. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 9533 Brighton Way Loan.

The borrower sponsor and non-recourse carveout guarantor is David Dushey, the key principal of Jenel Management (“Jenel”). Jenel is a private real estate investment and management organization based in New York, New York. With more than three decades of experience in acquisitions, finance, construction development and leasing, Jenel currently has approximately $2.0 billion of assets under management and manages 95 properties totaling more than 3 million sq. ft. of retail, hotel and mixed-use space. Notable investments span across urban high density areas including New York City, Brooklyn, Queens, Philadelphia, Chicago, Charleston, Miami and Seattle with multinational and national tenants including Hermes, LVMH Moët Hennessy Louis Vuitton, Tesla, Sephora, Petco, Walgreens, Starbucks, Verizon and Citibank.

The Property.

Tenant Summary(1)
Tenant	Type	Credit Rating (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent per sq. ft (3)	% of Total U/W Base Rent	Lease Expiration
Isaia	Retail	NR / NR / NR	3,087	21.6%	$264.28	27.1%	6/30/2025
Monogram Capital	Office	NR / NR / NR	2,962	20.7%	$80.34	7.9%	3/31/2024
Berluti(4)	Retail	A1 / NR / A+	2,923	20.4%	$274.64	26.7%	1/31/2028
Vhernier USA	Retail	NR / NR / NR	1,642	11.5%	$213.15	11.6%	1/31/2028
Boglioli(5)	Retail	NR / NR / NR	1,490	10.4%	$302.01	15.0%	1/31/2029
Creed Boutique	Retail	NR / NR / NR	563	3.9%	$621.84	11.6%	7/31/2028
Total Occupied Office and Retail			12,667	88.6%	$237.36	100.0%
Vacant(6)			1,627	11.4%
Total / Wtd. Avg.			14,294	100.0%

(1)	Based on the underwritten rent roll dated August 20, 2019.

(2)	Credit ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	U/W Base Rent per sq. ft. includes rent steps through July 2020 and average rent over the loan term for investment grade tenant Berluti.

(4)	In the event Berluti does not achieve a gross sales threshold of $2.7 million per annum in each of 2021 and 2022, Berluti has the right to terminate its lease effective as of December 31, 2022, with no less than 90 days’ prior notice. Berluti has reported limited sales data, totaling 14 months across 2018 and 2019. However, Berluti’s annualized total sales of $2,024,418 and $2,287,413 in 2018 and 2019, respectively, indicate an approximately 13.0% increase in the first two years of its lease. Additionally, a comparison of Berluti’s sales from May 2019 to June 2019 and May 2018 to June 2018 indicates an approximately 54.9% increase.

(5)	Boglioli has a one-time right to terminate its lease effective as of April 30, 2022 with no less than 12 months’ prior notice and the payment of a termination fee of $300,000. Boglioli has executed its lease and taken possession of its space. According to the borrower sponsor, Boglioli is expected to complete buildout of its space and take occupancy by year end 2019.

(6)	Vacant net rentable area totaling 1,627 sq. ft. includes 850 sq. ft. of office space and 777 sq. ft. of retail space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9533 Brighton Way Beverly Hills, CA, 90210	Collateral Asset Summary – Loan No. 8 9533 Brighton Way	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 63.6% 1.58x 6.7%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent per sq. ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	1	2,962	20.7%	2,962	20.7%	$80.34	7.9%	7.9%
2025	1	3,087	21.6%	6,049	42.3%	$264.28	27.1%	35.0%
2026	0	0	0.0%	6,049	42.3%	$0.00	0.0%	35.0%
2027	0	0	0.0%	6,049	42.3%	$0.00	0.0%	35.0%
2028	3	5,128	35.9%	11,177	78.2%	$293.07	50.0%	85.0%
2029 and Thereafter	1	1,490	10.4%	12,667	88.6%	$302.01	15.0%	100.0%
Vacant	NAP	1,627	11.4%	14,294	100.0%	NAP	NAP
Total / Wtd. Avg.	6	14,294	100.0%			$237.36	100.0%
(1)	Based on the underwritten rent roll dated August 20, 2019.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

The 9533 Brighton Way Property is a two-story, 14,294 sq. ft., luxury boutique, mixed-use retail and office building located in Beverly Hills, California. With direct frontage along North Camden Drive and Brighton Way, the 9533 Brighton Way Property benefits from its access and commercial exposure to the Golden Triangle district of Beverly Hills, a high-street retail location in Southern California that encompasses Rodeo Drive, a destination retail corridor located approximately one block away from the 9533 Brighton Way Property. According to the appraisal, the Golden Triangle district is the most prestigious retail location in Southern California as well as one of the most prestigious retail locations in the world.

The 9533 Brighton Way Property was originally constructed in 1930 and features a brick façade, ivy walls, high ceilings and arched windows. The borrower sponsor acquired the 9533 Brighton Way Property in March 2013 for approximately $40.6 million (approximately $2,840 PSF). Since acquisition, the borrower sponsor has invested approximately $1.1 million in capital expenditures (approximately $74.14 PSF) to reposition the 9533 Brighton Way Property from a single-tenant format to a multi-tenant space featuring five grade level retail units and two second floor office units. Emporio Armani had occupied the 9533 Brighton Way Property as its sole tenant before vacating in January 2016 at its lease maturity. Inclusive of capital expenditures, tenant improvements, leasing commissions and financing costs, the borrower sponsor has a total cost basis of approximately $48.6 million. Since Emporio Armani’s departure and the completion of renovations in November 2016, occupancy at the 9533 Brighton Way Property increased from 48.7% in 2017 to 88.6% as of August 2019.

As of August 20, 2019, the 9533 Brighton Way Property was 88.6% leased to five retail tenants and one office tenant. Approximately 20.4% and 26.7% of net rentable area and underwritten base rent, respectively, is attributable to investment grade tenant Berluti. Other tenants include a mix of national retailers and office users in the financial space.

Major Tenants.

Isaia (3,087 sq. ft.; 21.6% of NRA; 27.1% of U/W Base Rent) Isaia is a Neapolitan high-end menswear firm offering men’s clothing and accessories and made to measure services. Founded in Naples, Italy in the 1920s, Isaia has distribution in the United States, Europe, Japan and China. Isaia currently occupies its space through June 2025 with one, ten year extension option and no unilateral termination options.

Monogram Capital (2,962 sq. ft.; 20.7% of NRA; 7.9% of U/W Base Rent) Monogram Capital is a private equity investment firm focused on consumer and retail companies. Founded in 2014 and headquartered in Los Angeles, Monogram Capital’s partners have invested more than $1.3 billion of equity capital, typically deploying up to $30 million of equity capital per investment. Notable investments include Chewy.com, Dig Inn, Koia, Planet Fitness and Tartine. Monogram Capital currently occupies its space through March 2024 with one, five-year extension option and no termination options.

Berluti (2,923 sq. ft.; 20.4% of NRA; 26.7% of U/W Base Rent) Berluti, a subsidiary of LVMH Moët Hennessy (“LVMH”) (rated A1 and A+ by Moody’s and S&P), is a menswear brand that specializes in the finishing of calfskin, kangaroo leather and alligator skin in its production of shoes and boots, belts, bags and wallets as well as bespoke and ready-to-wear garments. Founded in 1895, Berluti has expanded to over 50 boutique locations around the world. LVMH Moët Hennessy is an international luxury goods company comprised of 75 houses operating in five major sectors of the luxury market including wines and spirits, fashion and leather goods, perfumes and cosmetics, watches and jewelry and selective retailing. Notable brands include Moët & Chandon, Veuve Clicquot, Louis Vuitton, Christian Dior, Givenchy, Acqua di Parma, Benefit Cosmetics, Tag Heuer, Bvlgari and Sephora. LVMH employs approximately 156,000 people and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9533 Brighton Way Beverly Hills, CA, 90210	Collateral Asset Summary – Loan No. 8 9533 Brighton Way	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 63.6% 1.58x 6.7%

reported sales of approximately €46.8 billion in 2018. Berluti occupies its space through January 2028 with one, ten-year extension option. Berluti has the right to terminate its lease in December 2022 if it fails to achieve a gross sales threshold of $2.7 million per annum during each of 2021 and 2022.

Environmental Matters. The Phase I environmental report dated August 12, 2019 recommended no further action at the 9533 Brighton Way Property, other than the implementation of an operations and maintenance plan for asbestos containing materials. The operations and maintenance plan was implemented on September 4, 2019.

The Market. The 9533 Brighton Way Property is located in Beverly Hills, Los Angeles County, California. Beverly Hills and Los Angeles County achieved approximately $2.5 billion and $112.9 billion in annual retail sales in 2017, respectively. The 9533 Brighton Way Property is specifically located in the Golden Triangle area, generally defined as the area bounded by Santa Monica Boulevard to the north, Canon Drive to the east and Wilshire Boulevard to the south. The Golden Triangle encompasses Rodeo Drive and Wilshire Boulevard, approximately one and five blocks away from the 9533 Brighton Way Property, respectively, which are two primary retail thoroughfares home to prominent retailers including Chanel, Gucci, Saks Fifth Avenue and Barney’s New York. The 9533 Brighton Way Property offers its tenants access to local demand drivers including the University of California Los Angeles, Century City, 20th Century Fox Studios, Cedars-Sinai Medical Center and the Beverly Center. The 9533 Brighton Way Property offers access to major traffic routes including Sunset Boulevard, Santa Monica Boulevard, Olympic Boulevard, Beverly Drive and Wilshire Boulevard, the major office corridor through Beverly Hills. According to the appraisal, the 2019 population within a one-, three- and five-mile radius is estimated to be 27,858, 274,756 and 694,090, respectively. Additionally, over the same period, the median household income within a one-, three- and five-mile radius is estimated to be $105,205, $87,947 and $78,631, respectively.

According to the appraisal, the 9533 Brighton Way Property is located within the West Los Angeles retail submarket of the Greater Los Angeles retail market. As of the first quarter of 2019, the Greater Los Angeles retail market consisted of approximately 133.2 million sq. ft. of retail space with an overall market vacancy of 5.4%. As of the first quarter of 2019, the West Los Angeles retail submarket totaled approximately 5.2 million sq. ft. with average vacancy of 5.7%. According to a third party report, asking rents in the Beverly Hills Golden Triangle area range from $84.00 to $900.00 PSF.

The appraisal identified nine comparable retail leases located within six properties in the West Los Angeles retail submarket. Comparable buildings were built between 1928 and 1963 and range in size from 5,500 sq. ft. to 20,609 sq. ft. Base rents for the comparable retail leases ranged between $84.00 and $362.58 PSF with a weighted average of approximately $277.61 PSF, while all properties were 100% occupied. The appraisal also identified 16 comparable office leases located within five properties in the Golden Triangle district. Comparable buildings were built between 1961 and 1972 and range in size from 68,430 sq. ft. to 303,595 sq. ft. Base rents for the comparable office leases ranged between $54.00 and $96.00 PSF with a weighted average of approximately $72.60 PSF. The appraisal’s concluded market rents for retail and office space and the 9533 Brighton Way Property’s in-place weighted average rents are demonstrated in the table below.

Summary of Appraisal’s Concluded Market Rent(1)
Type	Appraisal’s Concluded Office Market Rent PSF	Property’s In-Place Wtd. Avg. Rent(2)
Retail	$252.00	$243.76
Retail – Small End Cap	$564.00	$603.73
Office	$78.00	$78.00
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated August 20, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9533 Brighton Way Beverly Hills, CA, 90210	Collateral Asset Summary – Loan No. 8 9533 Brighton Way	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 63.6% 1.58x 6.7%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2018	T-12 6/30/2019	U/W	U/W PSF
Base Rent(2)	$1,814,098	$2,064,550	$2,203,899	$154.18
Straight Line Rent(2)	0	0	802,787	56.16
Vacant Income	0	0	255,703	17.89
Gross Potential Rent	$1,814,098	$2,064,550	$3,262,389	$228.23
Total Reimbursements	374,759	412,590	617,054	43.17
Total Other Income	0	0	0	0.00
Less: Vacancy	0	0	(255,703)	(17.89)
Effective Gross Income	$2,188,857	$2,477,140	$3,623,740	$253.51
Total Fixed Expenses	515,803	522,031	531,351	37.17
Total Operating Expenses	114,330	127,257	197,119	13.79
Net Operating Income(3)	$1,558,724	$1,827,852	$2,895,270	$202.55
TI/LC	0	0	28,588	2.00
Capital Expenditures	0	0	2,335	0.16
Net Cash Flow	$1,558,724	$1,827,852	$2,864,347	$200.39
(1)	Based on the underwritten rent roll dated August 20, 2019.

(2)	U/W Base Rent is inclusive of rent steps through July 2020 and straight-line rent for investment grade tenant, Berluti, over its lease term.

(3)	The increase from T-12 6/30/2019 Net Operating Income to U/W Net Operating Income is primarily attributable to new leases executed in 2019 at the 9533 Brighton Way Property including Boglioli (10.4% of net rentable area; 15.0% of underwritten base rent) and Monogram Capital (20.7% of net rentable area; 7.9% of underwritten base rent). Boglioli has executed its lease and taken possession of its space. According to the borrower sponsor, Boglioli is expected to complete buildout of its space and take occupancy by year-end 2019.

Property Management.   The 9533 Brighton Way Property is managed by Jenel Management Corp., a New York corporation and an affiliate of one of the borrowers.

Lockbox / Cash Management.   The 9533 Brighton Way Loan is structured with a hard lockbox and springing cash management. The borrowers were required at origination to deliver tenant direction letters instructing all tenants to deposit rents into a lockbox account controlled by the lender. So long as no Cash Sweep Event (as defined below) then exists, all funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrowers. All funds on deposit in the cash management account following the occurrence and during the continuance of a Cash Sweep Event following payment of debt service, required reserves and operating expenses are required to be deposited into the excess cash flow reserve, and in each case to be held and disbursed in accordance with the terms of the loan documents. During the continuance of an event of default, the lender may apply such funds in such order and priority as the lender determines. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence and continuation of (i) an event of default, (ii) any bankruptcy action of the borrowers or property manager or (iii) a DSCR Trigger Event (as defined below).

A Cash Sweep Event may be cured in accordance with the following conditions: with respect to a Cash Sweep Event caused solely by (a) clause (i) above, the acceptance of a cure by the lender of the related event of default, (b) clause (ii) above solely with respect to the property manager, if the borrowers have replaced the property manager with a qualified manager under a replacement management agreement within 60 days in accordance with the loan documents, and (c) clause (iii) above, a DSCR Cure Event (as defined below) has taken place or the payment of a DSCR Trigger Event Deposit (as defined below).

“DSCR Trigger Event” means the debt service coverage ratio of the 9533 Brighton Way Loan (as calculated in accordance with the loan documents) based on the trailing three-month period immediately preceding the date of determination is less than 1.35x. A DSCR Trigger Event is deemed not to have occurred under the loan documents to the extent the borrowers deliver cash or a letter of credit in an amount that, if used to pay down the 9533 Brighton Way Loan, would cause the debt service coverage ratio to equal or exceed the threshold.

“DSCR Cure Event” means the debt service coverage ratio of the 9533 Brighton Way Loan (as calculated in accordance with the loan documents), based on the trailing three-month period immediately preceding the date of determination, is at least 1.35x for two consecutive quarters.

“DSCR Trigger Event Deposit” means a deposit from the borrowers in the form of cash or a letter of credit in an amount that, if used to reduce the outstanding principal balance of the 9533 Brighton Way Loan, would prevent or cure the DSCR Trigger Event.

Initial and Ongoing Reserves. At loan origination, the borrowers deposited (i) $525,188 into an outstanding TI/LC reserve in connection with the Boglioli and Monogram Capital leases, (ii) $170,489 into a real estate tax reserve, (iii) $41,918 into a free rent reserve in connection with the Boglioli lease, (iv) $2,382.33 into a TI/LC reserve and (v) $194.56 into a replacement reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9533 Brighton Way Beverly Hills, CA, 90210	Collateral Asset Summary – Loan No. 8 9533 Brighton Way	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 63.6% 1.58x 6.7%

Tax Reserve. The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes, which currently equates to $42,623.25 per month.

Insurance Reserve. The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums. In the event the borrowers obtain and maintain a blanket insurance policy acceptable to the lender and no event of default has occurred and is continuing, the requirement for monthly deposits into the insurance reserve will be waived.

Replacement Reserve. The borrowers are required to deposit into a replacement reserve on a monthly basis, an amount equal to $194.56 for replacement reserves (approximately $0.16 PSF annually).

TI/LC Reserve. The borrowers are required to deposit into a TI/LC reserve on a monthly basis, an amount equal to $2,382.33 for tenant improvement and leasing commission obligations (approximately $2.00 PSF annually), subject to a cap of $142,939.80 (approximately $10.00 PSF).

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

77 Sands Boulevard Bethlehem, PA 18015	Collateral Asset Summary – Loan No. 9 Wind Creek Leased Fee	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,521,017 84.8% 1.27x 7.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77 Sands Boulevard Bethlehem, PA 18015	Collateral Asset Summary – Loan No. 9 Wind Creek Leased Fee	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,521,017 84.8% 1.27x 7.1%

LEHIGH RIVER
BUS PARKING
BUS PARKING
HOTEL/OUTLETS/EVENT PARKING
HOTEL/OUTLETS/EVENT PARKING
SELF PARKING LOT
EVENT CENTER
HOTEL
OUTLETS
CASINO
BUS BAY
PARKING GARAGE
OUTLETS PARKING
WIND CREEK
CASINO & HOTEL
RT. 412 NORTH
RT. 412 SOUTH
FROM I-78
TO I-78

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77 Sands Boulevard Bethlehem, PA 18015	Collateral Asset Summary – Loan No. 9 Wind Creek Leased Fee	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,521,017 84.8% 1.27x 7.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77 Sands Boulevard Bethlehem, PA 18015	Collateral Asset Summary – Loan No. 9 Wind Creek Leased Fee	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,521,017 84.8% 1.27x 7.1%

Mortgage Loan Information
Loan Seller(1):	GACC
Loan Purpose:	Recapitalization
Borrower Sponsors:	Jeffrey Gural; Barry Gosin; James Kuhn; Michael Perrucci; Richard Fischbein
Borrower:	Ground Landlord, LLC
Original Balance(2):	$41,600,000
Cut-off Date Balance(2):	$41,521,017
% by Initial UPB:	4.4%
Interest Rate:	4.38000%
Payment Date:	6th of each month
First Payment Date:	September 6, 2019
Maturity Date:	August 6, 2029
Amortization:	420 months
Additional Debt:	$104,800,645 Pari Passu Debt
Call Protection(3):	L(26), D(89), O(5)
Lockbox / Cash Management:	Hard / In Place

Reserves(4)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	Springing	NAP
Lease Sweep:	$0	Springing	NAP
Debt Service:	$1,365,880	(3)	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Land – Leased Fee
Collateral:	Fee Simple
Location:	Bethlehem, PA
Year Built / Renovated:	NAP / NAP
Total Sq. Ft.(5):	2,608,541
Property Management:	Self-Managed
Underwritten NOI:	$10,402,235
Underwritten NCF:	$10,402,235
Appraised Value(6):	$172,500,000
Appraisal Date:	April 23, 2019

Historical NOI(7)
Most Recent NOI:	NAP
2018 NOI:	NAP
2017 NOI:	NAP
2016 NOI:	NAP

Historical Occupancy(7)
Most Recent Occupancy:	NAP
2018 Occupancy:	NAP
2017 Occupancy:	NAP
2016 Occupancy:	NAP

Financial Information(2)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$41,521,017
Pari Passu Notes	104,800,645
Whole Loan	$146,321,662	$56 / $48	84.8% / 72.8%	1.27x / 1.27x	7.1% / 7.1%	8.3% / 8.3%
(1)	The Wind Creek Leased Fee Loan (as defined below) was originated by Cantor Commercial Real Estate Lending, L.P. (“CCRE”) and Notes A-2, A-3, A-4, A-5 and A-6 were sold to DBR Investments Co. Limited (“DBRI”), an affiliate of GACC. Note A-4, Note A-5-2 and Note A-6, in the aggregate Cut-off Date Balance of approximately $41.5 million will constitute the Wind Creek Leased Fee Loan.

(2)	The Wind Creek Leased Fee Loan is part of a whole loan evidenced by seven pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $146.3 million.

(3)	The lockout period will be at least 26 payment dates beginning with and including the first payment date of September 6, 2019. Defeasance of the full $146.6 million Wind Creek Leased Fee Whole Loan is permitted after the date that is the earlier to occur of (i) July 23, 2022 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 26 payments is based on the expected Benchmark 2019-B13 securitization closing date in October 2019. The actual lockout period may be longer.

(4)	See “Initial and Ongoing Reserves” herein.

(5)	The Total Sq. Ft. represents the total sq. ft. of the land of the Wind Creek Leased Fee Property (as defined below).

(6)	Based on the “as is” appraised value of the leased fee interest. The “as is” appraised value, inclusive of the Wind Creek Casino and Resort Bethlehem improvements is $1.14 billion, which results in a Cut-off Date LTV Ratio of 12.9%.

(7)	The ground lease related to the Wind Creek Leased Fee Property was executed in May 2019 and as a result, Historical NOI and Historical Occupancy information is not available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77 Sands Boulevard Bethlehem, PA 18015	Collateral Asset Summary – Loan No. 9 Wind Creek Leased Fee	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,521,017 84.8% 1.27x 7.1%

The Loan.    The Wind Creek Leased Fee mortgage loan (the “Wind Creek Leased Fee Loan”) is part of a whole loan (the “Wind Creek Leased Fee Whole Loan”) consisting of seven pari passu promissory notes with an aggregate original principal balance of $146.6 million and cut-off date balance of approximately $146.3 million. The Wind Creek Leased Fee Whole Loan is secured by the borrower’s fee simple interest in the land underlying the Wind Creek Casino and Resort Bethlehem located in Bethlehem, Pennsylvania (the “Wind Creek Leased Fee Property”). The controlling Note A-4 and non-controlling Notes A-5-2 and A-6, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $41.6 million, are being contributed to the Benchmark 2019-B13 Trust and constitute the Wind Creek Leased Fee Loan.

The relationship between the holders of the Wind Creek Leased Fee Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-4, A-5-2, A-6	$41,600,000	$41,521,017	Benchmark 2019-B13	Yes
A-1, A-2	40,000,000	39,924,055	CD 2019-CD8	No
A-3	45,000,000	44,914,562	CGCMT 2019-GC41	No
A-5-1	$20,000,000	19,962,028	DBRI	No
Whole Loan	$146,600,000	$146,321,662

The Wind Creek Leased Fee Whole Loan has a 10-year term and amortizes on a 35-year schedule. The Wind Creek Leased Fee Whole Loan accrues interest at a rate equal to 4.38000% per annum. The Wind Creek Leased Fee Whole Loan proceeds were used to pay closing costs, fund upfront reserves and recapitalize the borrower. Based on the “as is” appraised value of $172.5 million as of April 23, 2019, the Cut-off Date LTV Ratio is 84.8%. The “as is” appraised value, inclusive of the Wind Creek Casino and Resort Bethlehem improvements is $1.14 billion, which results in a Cut-off Date LTV Ratio of 12.9%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$146,600,000	100.0%	Equity Recapitalization	$142,698,954	97.3%
			Closing Costs	2,535,166	1.7
			Upfront Reserves	1,365,880	0.9
Total Sources	$146,600,000	100.0%	Total Uses	$146,600,000	100.0%

The Borrower / Borrower Sponsors.    The borrower is Ground Landlord, LLC, a single purpose Pennsylvania limited liability company structured to be bankruptcy remote with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Wind Creek Leased Fee Whole Loan. The borrower sponsors and non-recourse carveout guarantors under the Wind Creek Leased Fee Whole Loan are Jeffrey Gural, Barry Gosin, James Kuhn, Michael Perrucci and Richard Fischbein.

Jeffrey Gural is the chairman of GFP Real Estate LLC (formerly Newmark Holdings and Newmark Knight Frank). GFP Real Estate LLC has an ownership interest in more than 50 properties, most of which are located in New York City. Jeffrey Gural is responsible for all future acquisitions and the managing and leasing of the over 11.0 million sq. ft. Barry Gosin has served as chief executive officer of Newmark Group, Inc. (which operates as Newmark Knight Frank), one of the world’s leading commercial real estate advisory firms, since 1979. Barry Gosin spearheaded Newmark Knight Frank’s merger with BGC Partners in 2011. James Kuhn joined Newmark Knight Frank in 1992 and is currently a principal and president of brokerage services. Since merger with BCG Partners, he has led Newmark Knight Frank in the acquisition of 23 companies. Mike Perrucci is the co-founder and partner of the law firm Florio Perrucci Steinhardt & Cappelli and the owner of Peron Construction, Inc., a real estate development company. Richard Fischbein is a litigation attorney and a partner at the law firm Olshan Frome Wolosky (“Olshan”). Prior to joining Olshan, Richard Fischbein was a partner at Hiscock & Barclay LLP and a founding partner of the New York City law firm, Fischbein Badillo Wagner and Harding, LLP.

The Property. The Wind Creek Leased Fee Property is the fee simple interest in the land underlying the Wind Creek Casino and Resort Bethlehem, a gaming, hotel, retail and dining resort (“Wind Creek Resort”) located in Bethlehem, Pennsylvania. The Wind Creek Leased Fee Property consists of 56.2 acres (2,608,541 sq. ft.). The Wind Creek Resort, which opened in 2009, features a 282 room hotel, a 146,000 sq. ft. casino (2,829 slot machines, 216 live dealer stadium gaming, 189 banked table games, and 26 poker tables according to management), four operated restaurants, two operated lounges, three leased restaurants, a leased food court (eight outlets), a leased nightclub, a leased event center, 12,272 sq. ft. of meeting space, an indoor pool, a fitness room, a lobby workstation, a gift shop, vending areas, leased and operated retail outlets, and entertainment venues.

The Wind Creek Resort is managed by Wind Creek Hospitality (“Wind Creek”), which is the principal gaming and hospitality entity for the Poarch Band of Creek Indians. Wind Creek’s portfolio consists of nine properties located throughout the United States and Caribbean. In addition to their $1.3 billion investment to acquire the leasehold interest in the Wind Creek Resort, Wind Creek reportedly plans to invest approximately $190 million to add a 300-room hotel and an indoor waterpark. The investment plan is not limited to the Wind Creek Leased Fee Property as Wind Creek reportedly plans to acquire over 100 acres in the surrounding area. Additionally, there is future potential for sports gambling at the Wind Creek Resort. Wind Creek has also retained the previous management team of Sands Bethlehem, which

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77 Sands Boulevard Bethlehem, PA 18015	Collateral Asset Summary – Loan No. 9 Wind Creek Leased Fee	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,521,017 84.8% 1.27x 7.1%

should facilitate transition of the casino operations. According to the Pennsylvania gaming regulatory authority, as of the trailing 12 months ending May 31, 2019, the gaming revenue for the Wind Creek Resort was approximately $523.7 million.

In May 2019, the borrower sponsors entered into a 40-year ground lease with Sands Bethpage Gaming LLC, an affiliate of Wind Creek, as tenant. In connection with the origination of the Wind Creek Leased Fee Whole Loan, the borrower sponsors transferred their interest in the ground lease to the borrower. The ground lease has a 40-year term ending in 2059 and includes eight, 25-year extension options, resulting in a fully extended maturity date of 2259. The ground leasehold interest is subject to a condominium regime. There are two condominium units in the condominium, the gaming unit, which is owned by the ground lease tenant under the ground lease, and the retail unit, which is owned by an affiliate of the ground lease tenant. The owner of the retail unit guarantees performance of the lease obligations by the tenant under the ground lease.

The annual rent is $9.5 million, payable quarterly, with contractual consumer price index increases of up to 2.0% annually (the “Base Rent”). The Base Rent will decrease in the following two scenarios:

If Base Rent exceeds 3.0% of gross slot machine revenue and gross table game revenue from all of Wind Creek’s, its subtenants’, operators’ and affiliates within a 50-mile radius (as determined in accordance with Pennsylvania Gaming Law as of the date of the ground lease and as reported to the Pennsylvania Gaming Control Board) (the “Wind Creek Gaming Proceeds”) for the immediately preceding year, then the Base Rent will be adjusted to 3.0% of the Wind Creek Gaming Proceeds. In no event will the Base Rent be reduced as described in this paragraph if such reduction in the Wind Creek Gaming Proceeds is solely attributable to casualty, condemnation and/or a temporary closure in furtherance of a capital improvement.

During a period after May 31, 2019 where (i) Wind Creek Gaming Proceeds decrease below $475,439,460 for a trailing four-quarter period and (ii) any of the following events occurs: (a) the addition of live table games or internet gaming at the Resorts World Casino in New York, New York; (b) the addition of live table games or internet gaming at the Empire City Casino in Yonkers, New York; (c) the opening of any new gaming or internet gaming facility in the following regions: New York City, Westchester County, Rockland County, Suffolk County, or Nassau County; (d) the opening of any gaming facility anywhere in the state of New Jersey outside of Atlantic County; (e) the opening of any gaming facility in Pennsylvania within 50 miles of the Wind Creek Casino and Resort Bethlehem premises; and (f) the opening of any internet gaming facility in Pennsylvania (in each case with respect to items (c)-(f), by an entity that is not Wind Creek or an affiliate of Wind Creek.) (each of items (a) through (e), “Competitive Gaming Projects”) (a “Competitive Gaming Period”), base rent will be adjusted to 90% of the then-applicable Base Rent; provided that Base Rent will only be adjusted one time during a Competitive Gaming Period, notwithstanding the number of Competitive Gaming Projects that open.

In no event will the Base Rent decrease below $8,500,000 (the “Base Rent Floor”). See “Description of the Mortgage Pool—Tenant Issues—Other” in the Preliminary Prospectus.

The ground tenant has a right of first offer to purchase the Mortgaged Property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

Environmental Matters. According to Phase I environmental reports, each dated July 17, 2019, there are no recognized environmental conditions at the Wind Creek Leased Fee Property. The environmental report identified a controlled recognized environmental condition related to the Wind Creek Leased Fee Property constituting part of a larger property historically operated for steel manufacturing, and recommended continued compliance with activity and use limitations and other terms contained in two recorded environmental covenants. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Market. The Wind Creek Leased Fee Property is located in Bethlehem, Pennsylvania, less than 70 miles from midtown Manhattan and less than 60 miles from Philadelphia, Pennsylvania. Bethlehem can be accessed through four major highways including I-78, a major east/west highway that provides access to the Holland Tunnel in New York City, U.S. Route 22, a major freeway providing access to Cincinnati, Ohio in the west and to Newark, New Jersey to the east, Pennsylvania Route 33, a north-south route that runs from the Poconos in the North to Northampton County in the south, and I-476, a northeast extension of the Pennsylvania Turnpike providing direct access to Philadelphia. According to the appraisal, within a 25 mile-, 50 mile- and 75- mile radius, the estimated population in 2019 is approximately 1.18 million, 7.41 million and 19.61 million, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77 Sands Boulevard Bethlehem, PA 18015	Collateral Asset Summary – Loan No. 9 Wind Creek Leased Fee	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,521,017 84.8% 1.27x 7.1%

Cash Flow Analysis.

Cash Flow Analysis(1)(2)
	U/W	U/W PSF(3)
Base Rent	$9,500,000	$3.64
Rent Steps(4)	902,235	0.35
Gross Potential Rent	$10,402,235	$3.99
Other Income	0	0.00
Effective Gross Income	$10,402,235	$3.99
Total Operating Expenses(5)	0	0.00
Net Operating Income	$10,402,235	$3.99
Replacement Reserves	0	0.00
Net Cash Flow	$10,402,235	$3.99
(1)	See “Description of the Mortgage Pool-Mortgage Pool Characteristics—Property Types—Leased Fee” and “Risk Factors—Risks Related to the Mortgage Loans—Leased Fee Properties have Special Risks” sections in the Preliminary Prospectus.

(2)	The ground lease related to the Wind Creek Leased Fee Property was executed in May 2019 and as a result, Historical NOI and Historical Occupancy information is not available.

(3)	The U/W PSF is based on the total sq. ft. of the land.

(4)	Rent Steps represent the average increase in the annual base rent over the life of the Wind Creek Leased Fee Whole Loan, which assumes contractual consumer price index increases of 2.0% annually.

(5)	The tenant leasing the improvements located at the Wind Creek Leased Fee Property is responsible for all expenses.

Property Management.   The Wind Creek Leased Fee Property is self-managed.

Lockbox / Cash Management.    The Wind Creek Leased Fee Whole Loan requires a hard lockbox and in place cash management. The borrower is required to establish a cash management account (which will also function as a lockbox account), and enter into a cash management agreement, within 45 days of the loan origination date. Upon establishment of the lender controlled cash management account, the borrower is required to cause tenants to deposit rents directly into such cash management account. In addition, the borrower and the property manager are required to deposit all rents and gross revenue from the Wind Creek Leased Fee Property into such cash management account within two business days of receipt. Funds in the cash management account are required to be applied as set forth in the loan documents. Excess cash flow after payment of debt service, reserves, and any budgeted or extraordinary expenses is required to be released to the borrower; provided that if a Lease Sweep Period (as defined below) is continuing excess cash flow is required to be deposited in to a lease sweep reserve as described below, and if any other Trigger Period (as defined below) is continuing, excess cash flow is required to be deposited into an account to be held as additional security for the Wind Creek Leased Fee Whole Loan during the continuance of such Trigger Period.

A “Trigger Period” commences upon the occurrence of (i) an event of default, (ii) the commencement of a Low DSCR Period (as defined below), (iii) the commencement of a Lease Sweep Period; and ends if, (A) with respect to a Trigger Period continuing pursuant to clause (i), the event of default commencing the Trigger Period has been cured and such cure has been accepted by the lender, (B) with respect to a Trigger Period continuing due to clause (ii), the Low DSCR Period has ended pursuant to the definition of such term, or (C) with respect to a Trigger Period continuing due to clause (iii), such Lease Sweep Period has ended pursuant to the definition of such term.

A “Low DSCR Period” commences if the debt service coverage ratio falls below 1.05x and ends if the debt service coverage ratio is at least 1.10x for two consecutive calendar quarters.

A “Lease Sweep Period” will commence upon the first monthly payment date following the occurrence of (a) with respect to each Lease Sweep Lease (as defined below), the tenant under Lease Sweep Lease exercises its right to terminate its lease, (b) the date that a Lease Sweep Lease is surrendered, cancelled or terminated prior to its expiration date, (c) the date that a tenant under a Lease Sweep Lease discontinues its business or “goes dark”; provided that a Lease Sweep Period will not be triggered under this clause (c) for so long as the Lease Sweep Business Discontinuance Conditions (as defined below) are met, (d) upon a monetary or material non-monetary default under a Lease Sweep Lease beyond any applicable cure period, (e) the occurrence of an insolvency proceeding for a tenant under a Lease Sweep Lease.

A Lease Sweep Period will end upon, (i) with respect to clauses (a), (b) and (c) above, the entirety of the Lease Sweep Lease space is leased pursuant to an Approved Triple Net Lease (as defined below), (ii) with respect to clause (a), if such termination option under is not validly exercised by the tenant under the applicable Lease Sweep Lease by the latest exercise date specified in the Lease Sweep Lease, (iii) with respect to clause (d) above, the date the subject default is cured and (iv) with respect to clause (e) above, either (1) the applicable tenant insolvency proceeding has terminated or (2) the Lease Sweep Lease has been assigned to an acceptable third party.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77 Sands Boulevard Bethlehem, PA 18015	Collateral Asset Summary – Loan No. 9 Wind Creek Leased Fee	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,521,017 84.8% 1.27x 7.1%

A “Lease Sweep Lease” means (a) an Approved Triple Net Lease or (b) any replacement lease that covers all or any portion of the applicable Lease Sweep Lease space.

An “Approved Triple Net Lease” means either the ground lease entered into at origination or a lease entered into by the borrower, as landlord, after origination, which is approved in writing by the lender, covers the entire Wind Creek Leased Fee Property, has an initial term that extends at least 30 years beyond the end of the term of the Wind Creek Leased Fee Whole Loan and is a triple net lease.

“Lease Sweep Business Discontinuance Conditions” means the satisfaction of all of the following: (i) the applicable tenant under a Lease Sweep Lease is discontinuing its business either (x) in connection with alterations to the improvements (situated on the Wind Creek Leased Fee Property) owned or leased by such tenant under a Lease Sweep Lease made in accordance with the terms of the Lease Sweep Lease and, in the lender’s reasonable judgment, the tenant under the Lease Sweep Lease has sufficient funds to fully complete such alterations or (y) in connection with the restoration of the improvements (situated on the Wind Creek Leased Fee Property) owned or leased by such tenant under the Lease Sweep Lease as a result of a casualty or condemnation or other similar proceeding made in accordance with the terms of the Lease Sweep Lease and, in the lender’s reasonable judgment, (i) there are sufficient insurance proceeds or condemnation awards, as applicable, to fully complete such restoration, (ii) the applicable tenant has commenced and is diligently pursuing completion of such alterations or restoration, as applicable, (iii) to the extent the improvements were operated as a casino prior to the commencement of the applicable Lease Sweep Period, the lender is satisfied that such discontinuance will not in any way affect the ability to operate the improvements as a casino following the completion of the restoration or otherwise jeopardize the approvals, and (iv) the lender is satisfied that such alterations or restoration, as applicable, are completed by the earlier to occur of (x) the date that is six months prior to the stated maturity date and (y) the date that is four months following the date such alterations or restoration work (as applicable) was commenced.

Initial and Ongoing Reserves. At origination, the borrower deposited $1,365,880 into an interest reserve for payment of the first two debt service payments of the Wind Creek Leased Fee Whole Loan.

Tax Reserve. On each monthly payment date immediately following the date on which a quarterly installment of base rent is paid under the ground lease, the borrower is required to deposit an amount that lender determines will be needed (in equal quarterly deposits) in order to accumulate sufficient funds to pay the estimated annual real estate taxes into a tax reserve. Notwithstanding, so long as (i) there is no event of default and (ii) an Approved Triple Net Lease is in full force and effect and is required to pay all real estate taxes, the monthly reserve requirement is waived.

Insurance Reserve. On each monthly payment date immediately following the date on which a quarterly installment of base rent is paid under the ground lease, the borrower is required to deposit an amount that lender determines will be needed (in equal quarterly deposits) in order to accumulate sufficient funds to pay the estimated annual insurance premiums into an insurance reserve. Notwithstanding, so long as (i) there is no event of default and (ii) an Approved Triple Net Lease is in full force and effect and is required to pay all insurance premiums, the monthly insurance reserve requirement with respect to insurance being maintained by the ground tenant under its ground lease will be waived. In addition, as long as the Wind Creek Leased Fee Property is covered by an acceptable blanket policy (which is currently maintained), the monthly insurance requirement will be waived with respect to the insurance so maintained.

Replacement Reserve. On each monthly payment date immediately following the date on which a quarterly installment of base rent is paid under the ground lease, the borrower is required to deposit an amount the lender reasonably determines will be needed in order to accumulate sufficient funds to pay all approved capital expenditures into a replacement reserve. Notwithstanding, so long as (i) there is no event of default and (ii) an Approved Triple Net Lease is in full force and effect and is required to pay all costs and expenses of a capital nature, the monthly reserve requirement is waived.

Interest Reserve. On each monthly payment date immediately following the date on which a quarterly installment of base rent is paid under the ground lease (other than the first installment of rent due on July 30, 2019 under the ground lease documents), the borrower is required to deposit an amount equal to the monthly debt service payment amount due on each of the next two succeeding monthly payment dates, which amounts are required to be transferred into the interest reserve account.

Lease Sweep Reserve. On each monthly payment date during the continuance of a Lease Sweep Period, the borrower will be required to deposit all excess cash into the lease sweep reserve account.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

530 West 33rd Street New York, NY 10001	Collateral Asset Summary – Loan No. 10 30 Hudson Yards	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 50.9% 3.45x 10.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

530 West 33rd Street New York, NY 10001	Collateral Asset Summary – Loan No. 10 30 Hudson Yards	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 50.9% 3.45x 10.9%

30 HUDSON YARDS

OBSERVATION DECK
SKY LOBBY
KKR
RELATED
DNB
AROSA
WELLS FARGO
WARNERMEDIA
WELLS FARGO
Collateral
Non - Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

530 West 33rd Street New York, NY 10001	Collateral Asset Summary – Loan No. 10 30 Hudson Yards	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 50.9% 3.45x 10.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

530 West 33rd Street New York, NY 10001	Collateral Asset Summary – Loan No. 10 30 Hudson Yards	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 50.9% 3.45x 10.9%

MAP © 2019 CARTIFACT
DATA © OSM CONTRIBUTORS
Intrepid Sea, Air & Space Museum
LINCOLN TUNNEL
Jacob Javits Convention Center
HUDSON YARDS
West Tower
Vessel
The Shops and Restaurants at Hudson Yards
10 Hudson Yards
30 Hudson Yards
530 West 33rd Street
New York, NY 10001
Farley Post Office Building
Madison Square Garden
Port Authority Bus Terminal
NY Times Building
Fashion Institute of Technology
Chelsea Park
London Terrace Apartments
CHELSEA
Upper West Side
West New York
Central Park
Upper East Side
Astoria
QUEENS
Midtown
Long Island City
Hoboken
New York
MANHATTAN
SoHo
Jersey City
Financial District
BROOKLYN

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

530 West 33rd Street New York, NY 10001	Collateral Asset Summary – Loan No. 10 30 Hudson Yards	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 50.9% 3.45x 10.9%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Credit Assessment
(Fitch/KBRA/S&P(6)):	A-sf / BBB(sf) / N/A
Borrower Sponsor:	30 HY WM REIT Owner LP
Borrower:	30 HY WM Unit Owner LP
Original Balance(1):	$40,000,000
Cut-off Date Balance(1):	$40,000,000
% by Initial UPB:	4.2%
Interest Rate(2):	3.11000%
Payment Date:	6th of each month
First Payment Date:	August 6, 2019
Maturity Date:	July 6, 2029
Amortization:	Interest Only
Additional Debt(1):	$1,080,000,000 Pari Passu Debt; $310,000,000 Subordinate Debt
Call Protection(3):	L(27), DorYM1(88), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(4)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	Springing	NAP
TI/LC:	$0	Springing	NAP
Condominium:	$0	Springing	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	2019 / NAP
Total Sq. Ft.:	1,463,234
Property Management:	Self-Managed
Underwritten NOI:	$122,023,186
Underwritten NCF:	$121,730,539
Appraised Value:	$2,200,000,000
Appraisal Date:	May 23, 2019

Historical NOI(5)
Most Recent NOI:	NAP
2018 NOI:	NAP
2017 NOI:	NAP
2016 NOI:	NAP

Historical Occupancy(5)
Most Recent Occupancy:	100.0% (October 6, 2019)
2018 Occupancy:	NAP
2017 Occupancy:	NAP
2016 Occupancy:	NAP

Financial Information(1)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$40,000,000
Pari Passu Notes	1,080,000,000
Total Senior Notes	$1,120,000,000	$765 / $765	50.9% / 50.9%	3.46x / 3.45x	10.9% / 10.9%	10.9% / 10.9%
B Note	$310,000,000
Whole Loan	$1,430,000,000	$977 / $977	65.0% / 65.0%	2.51x / 2.51x	8.5% / 8.5%	8.5% / 8.5%
(1)	The 30 Hudson Yards Loan (as defined below) is part of a whole loan evidenced by 29 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $1.120 billion and three subordinate notes with an aggregate principal balance of $310,000,000. See “The Loan” herein.

(2)	The Interest Rate of 3.11000% per annum represents the mortgage rate of the 30 Hudson Yards Senior Notes (as defined below).

(3)	The lockout period will be at least 27 payments beginning with and including August 6, 2019. The borrower has the option to (a) defease the 30 Hudson Yards Whole Loan (as defined below) in full or (b) prepay in full, together with a yield maintenance premium equal to the greater of yield maintenance or 1% of the outstanding principal balance of the 30 Hudson Yards Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) June 14, 2022. The actual lockout period may be longer.

(4)	See “Initial and Ongoing Reserves” herein.

(5)	The 30 Hudson Yards Property was completed in 2019, therefore Historical NOI and Historical Occupancy information is not available.

(6)	Fitch and KBRA provided the listed assessments for the 30 Hudson Yards Loan in the context of its inclusion in the mortgage pool. S&P does not provide a credit assessment but confirmed that the 30 Hudson Yards Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

530 West 33rd Street New York, NY 10001	Collateral Asset Summary – Loan No. 10 30 Hudson Yards	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 50.9% 3.45x 10.9%

The Loan.    The 30 Hudson Yards mortgage loan (the “30 Hudson Yards Loan”) is part of a whole loan (the “30 Hudson Yards Whole Loan”) consisting of 29 pari passu senior notes with an aggregate initial principal balance of $1,120,000,000 (collectively the “30 Hudson Yards Senior Notes”) and three junior notes with an aggregate initial principal balance and cut-off date balance of $310,000,000 (collectively the “30 Hudson Yards Junior Notes”). The 30 Hudson Yards Loan is secured by the borrower’s fee simple interest in a Class A office condominium located at 530 West 33rd Street in New York, New York (the “30 Hudson Yards Property”). The controlling 30 Hudson Yards Junior Notes, along with a certain of the 30 Hudson Yards Senior Notes were contributed to the Hudson Yards 2019-30HY Trust. The non-controlling Note A-1-C7, with an outstanding principal balance as of the Cut-off Date of $40.0 million, is being contributed to the Benchmark 2019-B13 Trust and constitutes the 30 Hudson Yards Loan.

The relationship between the holders of the 30 Hudson Yards Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced AB Whole Loans—The 30 Hudson Yards Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-C7	$40,000,000	40,000,000	Benchmark 2019-B13	No
A-1-S1, A-1-S2, A-1-S3, A-2-S1, A-2-S2, A-2-S3, A-1-C1, A-1-C2, A-1-C9, A-2-C1, A-3-S1, A-3-S2, A-3-S3	$698,000,000	$698,000,000	Hudson Yards 2019-30HY	No(1)
A-1-C6, A-1-C8, A-2-C2	$100,000,000	$100,000,000	CGCMT 2019-GC41	No
A-1-C4, A-1-C5, A-1-C10	$93,200,000	$93,200,000	Benchmark 2019-B12	No
A-2-C-4	$20,000,000	$20,000,000	GSMS 2019-GC42	No
A-1-C3, A-2-C3, A-2-C5	$84,400,000	$84,400,000	GSBI(2)	No
A-3-C1, A-3-C2, A-3-C3, A-3-C4, A-3-C5	$84,400,000	$84,400,000	BANK 2019-BNK19	No
B-1, B-2, B-3	$310,000,000	$310,000,000	Hudson Yards 2019-30HY	Yes(1)
Whole Loan	$1,430,000,000	$1,430,000,000
(1)	The holder of the 30 Hudson Yards Junior Notes will have the right to appoint the special servicer of the 30 Hudson Yards Whole Loan and to direct certain decisions with respect to the 30 Hudson Yards Whole Loan, unless a control appraisal event exists under the related co-lender agreement; provided that after the occurrence of a control appraisal event with respect to the 30 Hudson Yards Junior Notes, the holder of the 30 Hudson Yards Note A-1-S1 will have such rights.

(2)	Expected to be contributed to one or more future securitization transactions.

(3)	The GSMS 2019-GC42 securitization transaction is expected to close prior to the Closing Date.

The 30 Hudson Yards Whole Loan has a 10-year term with interest only payments during the loan term. The 30 Hudson Yards Senior Notes have an interest rate of 3.11000% per annum and the 30 Hudson Yards Junior Notes have an interest rate of 4.21709677% per annum, resulting in a weighted average interest rate of 3.35000% per annum on the 30 Hudson Yards Whole Loan. The proceeds of the 30 Hudson Yards Whole Loan and a new cash contribution from the borrower sponsor were primarily used to fund the acquisition of the 30 Hudson Yards Property and pay closing costs. Based on the “as is” appraised value of $2.20 billion as of May 23, 2019 and Cut-off Date balance of the Senior Notes, the Cut-off Date LTV Ratio is 50.9%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$1,430,000,000	64.6%	Purchase Price	$2,155,000,000	97.4%
Loan Sponsor Equity	781,978,273	35.4	Closing Costs	56,978,273	2.6
Total Sources	$2,211,978,273	100.0%	Total Uses	$2,211,978,273	100.0%

The Borrower / Borrower Sponsors.    The borrower is 30 HY WM Unit Owner LP, a single purpose Delaware limited partnership structured to be bankruptcy remote with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 30 Hudson Yards Whole Loan. The borrower sponsor of the borrower, 30 HY WM REIT Owner LP (the “Borrower Sponsor”), is a joint venture among RSA 30 HY WM LLC (the “Related Partner”), RFM Cactus NYSS 30HY Sub LLC (the “ASRS/Related JV”), Allianz U.S. Private REIT LP (“Allianz REIT”) and APKV US Private REIT LP (“APKV REIT”). The Related Partner holds 1.01% direct equity interest of the Borrower Sponsor, ASRS/Related JV holds 49.99% direct equity interest of the Borrower Sponsor, APKV REIT holds 4.9% direct equity interest of the Borrower Sponsor, and Allianz REIT holds 44.1% direct equity interest of the Borrower Sponsor. The 30 Hudson Yards Whole Loan is recourse to the borrower, and there is no separate recourse guarantor.

The Related Companies, L.P. (“Related”) is a privately owned real estate firm in the United States. Founded by Stephen M. Ross in 1972, Related is a fully integrated, highly diversified company with experience in development, acquisition, management, finance, marketing and sales. Headquartered in New York City, Related has offices and major developments in Boston, Chicago, Los Angeles, San Francisco, South Florida, Washington, DC and London, and has a team of approximately 4,000 professionals.

Arizona State Retirement System (“ASRS”) is a state agency that administers a pension plan, long term disability plan, retiree health insurance plans and other benefits to qualified government workers for the state of Arizona. More than a half-million of Arizona’s public servants belong to the ASRS, which encompasses state employees, the three state universities, community college districts, school districts and charter schools, all 15 counties, most cities and towns, and a variety of political subdivisions, such as fire and water districts.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

530 West 33rd Street New York, NY 10001	Collateral Asset Summary – Loan No. 10 30 Hudson Yards	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 50.9% 3.45x 10.9%

Allianz is a European financial services company headquartered in Munich, Germany with core businesses in insurance and asset management. As of year-end 2018, the Allianz had approximately €1,961 billion of assets under management. In the United States, investment advisory services are provided by AllianzGlobal Investors Capital, Allianz Global Investors Solutions and PIMCO.

The Property.

Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent per sq. Ft.	% of Total U/W Base Rent	Lease Expiration
WarnerMedia	A- / Baa2 / BBB	1,463,234	100.0%	$75.00	100.0%	6/30/2034
Total Occupied		1,463,234	100.0%	$75.00	100.0%
Vacant		0	0.0%
Total / Wtd. Avg.		1,463,234	100.0%

(1)	Credit Ratings are those of the parent company and guarantor on the WarnerMedia lease, AT&T.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent per sq. ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2020	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2021	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2022	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2023	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2024	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2025	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2026	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2027	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2028	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2029 and Thereafter	1	1,463,234	100.0	1,462,234	100.0%	$75.00	100.0	100.0%
Vacant	NAP	0	0.0	1,462,234	100.0%	NAP	NAP
Total / Wtd. Avg.	1	1,463,234	100.0%			$75.00	100.0%

The 30 Hudson Yards Property is comprised of a 1,463,234 sq. ft. office condominium designated as the Time Warner Unit located across 26 floors within the larger 30 Hudson Yards building in New York, New York. The larger 30 Hudson Yards building was constructed in 2019 and consists of approximately 2.6 million sq. ft. across 68 floors (the “30 Hudson Yards Building”). The 30 Hudson Yards Building, which is 1,296 feet tall and is the second tallest office building in New York City, is designed to achieve LEED Core & Shell Gold certification, features panoramic views, outdoor terraces, a triple-height lobby, the highest outdoor observation deck in the city, direct access to restaurants and retail at The Shops at Hudson Yards and a future underground connection to the new No. 7 subway station. Collateral for the 30 Hudson Yards Whole Loan is comprised of the WarnerMedia unit, which consists of 1,463,234 rentable sq. ft. across 26 floors (construction floors 12 through 38 and display floors 16 through 51) within the 30 Hudson Yards Building (the “WarnerMedia Unit”). Four floors are used for amenity space including a fitness center, a cafeteria, technology bar and a sky lobby. Only the WarnerMedia Unit is collateral for the 30 Hudson Yards Whole Loan.

The 30 Hudson Yards Property is subject to a condominium declaration. The 20-30 Hudson Yards Condominium is comprised of eight units: the WarnerMedia Unit (36.09% common interest), the Retail Unit (33.39% common interest), five office units (28.04% common interest collectively) and the Observation Deck Unit (2.48% common interest). In addition to the subject WarnerMedia Unit, the five office units and the Observation Deck Unit are located at the 30 Hudson Yards Building. The Retail Unit consists of the Shops at Hudson Yards, and is located adjacent to the 30 Hudson Yards Property at 20 Hudson Yards.

The borrower acquired the 30 Hudson Yards Property from TW NY Properties LLC, a wholly owned subsidiary of Warner Media LLC (“WarnerMedia”) for $2.155 billion ($1,473 PSF) in a sale-leaseback transaction. WarnerMedia previously acquired the WarnerMedia Unit following the 2014 sale of its existing headquarters, Time Warner Center at Columbus Circle.

As of October 6, 2019, the 30 Hudson Yards Property was 100.0% occupied by WarnerMedia. WarnerMedia, who along with parent company AT&T Inc. (“AT&T”; rated Baa2/BBB/A- by Moody’s/S&P/Fitch), has reportedly invested approximately $700 million ($478 PSF) on the fit-out of its space and at loan origination, entered into a direct 15-year triple-net lease with the borrower for the entire 30 Hudson Yards Property. WarnerMedia is in the process of consolidating all of its New York-based business segments, including Turner, HBO, Warner Bros. and CNN, into 30 Hudson Yards which will serve as WarnerMedia’s global headquarters and is expected to host approximately 5,000 employees.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

530 West 33rd Street New York, NY 10001	Collateral Asset Summary – Loan No. 10 30 Hudson Yards	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 50.9% 3.45x 10.9%

WarnerMedia (formerly Time Warner Inc.) is a media and entertainment company with businesses in television networks, film and TV entertainment and publishing. Comprised of HBO, Turner, and Warner Bros., WarnerMedia creates premium content, operating one of the world’s largest television and film studios, and owning a vast library of entertainment. As of December 31, 2017, WarnerMedia had approximately 26,000 employees. Prior to being acquired by AT&T, Time Warner Inc. was rated Baa2/BBB/A- by Moody’s/S&P/Fitch.

The WarnerMedia lease is a direct 15-year triple-net lease for the entire WarnerMedia Unit comprising 1,463,234 rentable sq. ft. across 26 floors (construction floors 12 through 38 and display floors 16 through 51) within the 30 Hudson Yards Building, at an initial base rent of $75.00 PSF with 2.5% annual rent escalations. AT&T is the guarantor on the WarnerMedia lease. The WarnerMedia lease includes four, 5-year extension options each at 100% of fair market rent. The WarnerMedia lease was signed in conjunction with loan origination in June 2019. There are no free rent periods or outstanding tenant improvements or leasing costs.

Additionally, the WarnerMedia lease is structured with a contraction option for up to 10 floors totaling 404,325 sq. ft. (27.6% of rentable sq. ft.) (the “Contraction Space”) where, on June 14, 2024, the 5th anniversary of the lease commencement date, WarnerMedia has the right to contract one or more contiguous full floors comprising floors 42 through 51. In connection with the contraction option, WarnerMedia is required to pay a contraction fee to the borrower equal to $24,000,000 for each floor contracted (the “Contraction Payment”). If WarnerMedia elects to contract more than three floors, the borrower is required to deposit with the lender an amount equal to $125 PSF of the contracted space in excess of the highest three floors, to be held by the lender and held as additional collateral for the 30 Hudson Yards Whole Loan (the “Contraction Escrow”), with the balance of the Contraction Payment (including with respect to the highest three floors), after payment of any amounts owed to the WarnerMedia tenant and all costs incurred in connection with the contraction, distributed to the borrower, or if a Trigger Period (defined below) exists, deposited with the lender as additional collateral for the 30 Hudson Yards Whole Loan. The Contraction Escrow will be released to the borrower in connection with the borrower’s re-leasing of the Contraction Space (or any portion of such space, subject to a cap of $125 PSF of re-let space, calculated in the aggregate across all re-let Contraction Space) with Qualified Leases that are in full force and effect in order to pay for the cost of tenant improvements, leasing commissions, leasing costs and other landlord obligations with respect to such replacement lease and (if any remaining portion of such $125 PSF cap remains after application or allocation to the foregoing amounts) to cover the payment of base rent during any initial free rent period under such replacement leases. Once all the subject Contraction Space has been re-let, any remaining funds in the Contraction Escrow after payment of such costs and the expiration of such initial free rent periods (determined on a per square foot basis), or retention in the Contraction Escrow of amounts sufficient to pay the same, will be disbursed to the borrower, or if a Trigger Period exists, deposited with the lender as additional collateral for the 30 Hudson Yards Whole Loan.

A “Qualified Lease” means a replacement lease (i) with a term that extends at least five years beyond the maturity date of the 30 Hudson Yards Whole Loan to at least July 6, 2034; (ii) entered into in accordance with the 30 Hudson Yards Whole Loan documents and (iii) on market terms with respect to, among other things, base rent, additional rent and recoveries and tenant improvement allowances.

Environmental Matters. According to Phase I environmental report, dated May 30, 2019, there are no recognized environmental conditions at the 30 Hudson Yards Property.

The Market. The 30 Hudson Yards Property is located at 530 West 33rd Street on the southwest corner of 33rd Street and 10th Avenue in New York, New York. Per the appraisal, the Manhattan office market saw leasing velocity rise 46.0% in Q4 2018 on a year-over-year basis and up 43.9% when compared to the ten-year average. Manhattan leasing in Q4 2018 was one of the strongest on record for the 2018 year, totaling 43.2 million sq. ft. As of Q1 2019, average asking rents in Manhattan were $76.12 PSF, slightly down from the 2018 average of $76.30 PSF. Availability saw a slight increase from 12.2% to 12.3% from year-end 2018 to Q1 2019. Midtown average asking rents remained flat for Q1 2019, at $82.02 PSF. The Far West Side, Plaza District, and Park Avenue submarkets represent the three highest overall asking rents in all of Manhattan, with all 3 submarkets averaging above $100 PSF. These submarkets tend to have higher rents due to newer, boutique office product, high demand, and high leasing activity. Midtown Manhattan has a higher mix of Class A trophy buildings that range from the new construction occurring in Hudson Yards and Midtown East, to the classic, staple buildings located along Park Avenue and Plaza District.

Hudson Yards is an approximately 28-acre area on the far West Side of Manhattan, bounded by West 30th Street, West 33rd Street, 10th Avenue and 12th Avenue. Hudson Yards is the cornerstone of the greater Hudson Yards District, which recently has been rezoned to accommodate nearly 40 million sq. ft. of new mixed-use development. Due to the rezoning, the Hudson Yards District has the capacity to include approximately 26 million sq. ft. of new office development, approximately 20,000 housing units, approximately three million sq. ft. of hotel space, a public school, approximately two million sq. ft. of retail space and more than 20 acres of public open space. The neighborhood transformation is expected to be facilitated by the recently-completed extension of the No. 7 subway line from Grand Central Station, with the final station located immediately adjacent to the Hudson Yards site.

The 30 Hudson Yards Property is located in the Far West Side submarket of Manhattan. As of Q1 2019, the submarket was home to approximately 6.9 million sq. ft. of commercial real estate space, with a vacancy rate of 2.4% and average asking rent of $119.03 PSF. The Far West Side submarket has transformed in recent years due to the establishment of the Hudson Yards development. This development has encompassed a variety of office buildings, residential buildings, retail stores and parks. Many office tenants have decided to relocate from Midtown to the Far West Side. As a result of the new developments, average asking rents increased approximately 18.5% throughout 2017 from $100.38 PSF as of Q1 2017 to $118.94 PSF as of Q4 2017. For the same time period, the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

530 West 33rd Street New York, NY 10001	Collateral Asset Summary – Loan No. 10 30 Hudson Yards	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 50.9% 3.45x 10.9%

average vacancy rate decreased from 20.7% as of Q1 2017 to 3.8% as of Q4 2017. Both average asking rent and the vacancy rate have slightly improved as of Q1 2019 at $119.03 PSF and 2.4%, respectively.

In order to compare contract rent at the 30 Hudson Yards Property with market standards, the appraiser adjusted the base rent to reflect the modified gross equivalent rent. The appraisal’s modified gross equivalent contract rent at the 30 Hudson Yards Property was $106.01 PSF, which includes contract rent of $75.00 PSF, real estate taxes of $13.85 PSF and operating expenses of $17.15 PSF. The appraisal determined a modified gross equivalent market rent at the 30 Hudson Yards Property of $100.00 PSF for floors 16 through 24, $110.00 PSF for floors 35 through 43 and $120.00 PSF for floors 44 through 51, for an overall average of $108.24 PSF. The WarnerMedia lease provides for an initial base rent of $75.00 PSF for all floors.

The following chart summarizes comparable office leases per the appraisal. Due to the lack of large single tenant building leases available in the marketplace, the appraiser identified comparable single-tenant and large headquarter leases within comparable properties that would directly compete with the WarnerMedia lease. The most comparable leases to the WarnerMedia lease are Deutsche Bank’s recent lease at Time Warner Center and Blackrock’s lease at 50 Hudson Yards:

Large Headquarter and Net Lease Comparables(1)
Property Name	Tenant Name	Lease Year	Term (mos.)	Tenant Size (SF)	Contract Net Rent PSF	Modified Gross Rent PSF	Free Rent (mos.)
30 Hudson Yards Property	WarnerMedia	2019	120	1,463,234	$75.00(2)	$106.01	0
50 Hudson Yards	Blackrock	2017	264	847,081	$91.00	$128.50	21
1100 Avenue of the Americas	Bank of America	2018	240	357,940	NAP	$118.00	17
424 Fifth Avenue	WeWork	2018	240	697,029	$108.74	$129.97	12
One Columbus Circle	Deutsche Bank	2019	264	1,063,104	$73.01	$119.00	15
Total / Wtd. Avg.(3)			255	2,965,154	$88.41	$124.17	16
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated June 14, 2019.

(3)	Total / Wtd. Avg. excludes the 30 Hudson Yards Property.

Summary of Comparable Office Leases(1)
Property Name	Tenant Name	Lease Year	Term (mos.)	Lease Type	Tenant Size (SF)	Base Rent PSF	Free Rent (mos.)
55 Hudson Yards	Apple	Feb-2019	135	Modified Gross	29,881	$104.00	12
520 Madison Avenue	Madison Realty Capital	Feb-2019	128	Modified Gross	19,000	$118.00	8
425 Park Avenue	Citadel	Jan-2019	150	Modified Gross	161,200	$178.27	14
1095 Avenue of the Americas	Lloyds Bank	Jan-2019	120	Modified Gross	34,846	$150.00	0
1114 Avenue of the Americas	Vinson & Elkins, LLP	Jan-2019	192	Modified Gross	76,497	$95.00	12
50 Hudson Yards	Confidential	Jan-2019	120	Modified Gross	400,000	$110.00	18
1 Vanderbilt Avenue	TD Securities	Dec-2018	198	Modified Gross	118,872	$130.00	18
55 Hudson Yards	Third Point	Nov-2018	120	Modified Gross	89,043	$130.00	13
1114 Avenue of the Americas	The Trade Desk	Nov-2018	144	Modified Gross	95,580	$139.00	12
441 Ninth Avenue	Peloton Interactive, LLC	Nov-2018	180	Modified Gross	312,000	$106.66	22.5
55 Hudson Yards	Vista Equity Partners	Nov-2018	192	Modified Gross	28,429	$104.00	13
1271 Avenue of the Americas	Bessemer Trust Company	Sep-2018	264	Modified Gross	236,631	$107.00	0
1 Vanderbilt Avenue	The Carlyle Group	July-2018	189	Modified Gross	95,367	$166.00	9
66 Hudson Boulevard	AllianceBernstein	May-2018	240	Modified Gross	186,226	$105.00	16
390 Madison Avenue	JP Morgan Chase	Mar-2018	128	Modified Gross	417,157	$94.40	20
Total / Wtd. Avg.			168		2,300,729	$116.14	15
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

530 West 33rd Street New York, NY 10001	Collateral Asset Summary – Loan No. 10 30 Hudson Yards	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 50.9% 3.45x 10.9%

Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W	U/W PSF
Base Rent	$109,742,550	$75.00
Rent Steps(2)	2,743,564	$1.88
Credit Rent Steps(3)	14,618,240	$9.99
Gross Potential Rent	$127,104,354	$86.87
Reimbursements	42,267,893	$28.89
Vacancy(4)	(5,081,167)	($3.47)
Effective Gross Income	$164,291,079	$112.28
Real Estate Taxes (PILOT)(5)	21,270,425	$14.54
Insurance	1,547,918	1.06
Management Fee(6)	1,000,000	0.68
Other Operating Expenses	18,449,550	12.61
Net Operating Income	$122,023,186	$83.39
Replacement Reserves	292,647	$0.20
Net Cash Flow	$121,730,539	$83.19
(1)	The 30 Hudson Yards Property was completed in 2019, therefore Historical NOI information is not available

(2)	Underwritten Rent Steps includes the first annual rent step to $76.88 PSF in June 2020.

(3)	Straight Line Rent Credit given to (i) the WarnerMedia non-contraction space through the fully-extended lease term and (ii) the WarnerMedia Contraction Space through June 2024 (contraction option year 5)

(4)	Vacancy represents an underwritten economic vacancy of 3.0%

(5)	Real Estate Taxes (PILOT) is underwritten to the average of the projected PILOT payments over the 15-year lease term.

(6)	Management Fee is set to 1.5% of Effective Gross Income as calculated under the management agreement, capped at $1.0 million.

Property Management.   The 30 Hudson Yards Property is self-managed.

Lockbox / Cash Management.   The 30 Hudson Yards Whole Loan is structured with a hard lockbox and springing cash management. During the continuance of a Trigger Period (defined below), the borrower is required to send tenant direction letters to all tenants of the 30 Hudson Yards Property instructing them to deposit all rents and other payments into the lockbox account controlled by the lender, and any funds received by the borrower or the property manager are required to be immediately deposited in the lockbox account. During a Trigger Period, all funds in the lockbox account are required to be transferred on each business day into a cash management account established for the sole and exclusive benefit of the lender, and applied to all required payments and reserves as set forth in the 30 Hudson Yards Whole Loan documents, and all property costs and expenses contained in the lender-approved budget, and thereafter, minimum distributions to holders of preferred shares issued by the REIT in a maximum amount not to exceed $100,000 per annum and all property costs and expenses contained in the lender-approved budget, and thereafter, minimum distributions to holders of preferred shares issued by the REIT in a maximum amount not to exceed $100,000 per annum, with any excess funds being held by the lender in a lease sweep reserve or cash collateral account, as applicable, as additional collateral for the 30 Hudson Yards Whole Loan. Under certain circumstances and for limited purposes described in the 30 Hudson Yards Whole Loan documents, the borrower may request disbursements of such excess cash flow.

A “Trigger Period” means a period during which (i) an event of default under the 30 Hudson Yards Whole Loan documents has occurred until cured, (ii) the debt yield falling below 6.50% for any calendar quarter (“Low Debt Yield Trigger”) until the debt yield is equal to or greater than 6.50% for two consecutive calendar quarters or (iii) upon the occurrence of a Lease Sweep Period (defined below) until such Lease Sweep Period is cured as described below. In addition, the borrower has the right to cure a Low Debt Yield Trigger by delivering cash collateral or an acceptable letter of credit to the lender in an amount that, if applied to reduce the outstanding principal balance of the 30 Hudson Yards Whole Loan, would cause the debt yield test to be satisfied.

Notwithstanding the foregoing, so long as the WarnerMedia lease remains in full force and effect, in the event the debt yield falls below the Low Debt Yield Trigger as a result of the WarnerMedia tenant’s exercise of its contraction right with respect to any Contraction Space, the foregoing minimum debt yield requirement and cash flow sweep upon a Low Debt Yield Trigger will not apply until such time as the debt yield has increased to (or above) the Low Debt Yield Trigger (in which event, and thereafter, the minimum debt yield requirement, and cash flow sweep upon a Low Debt Yield Trigger, will again be applicable). Any letters of credit provided as described above are subject to an aggregate cap of 10% of the loan amount and other criteria to be set forth in the 30 Hudson Yards Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

530 West 33rd Street New York, NY 10001	Collateral Asset Summary – Loan No. 10 30 Hudson Yards	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 50.9% 3.45x 10.9%

A “Lease Sweep Period” will occur upon or during (a) a bankruptcy, insolvency or similar events of the Major Tenant (as defined below) or lease guarantor, (b) failure to pay base rent or other material monetary or material nonmonetary defaults by a Major Tenant under its Major Lease beyond all notice and cure periods thereunder, (c) the Major Tenant going dark (i.e. ceases operations at its leased premises with respect to a portion of its leased premises such that the Major Tenant is no longer operating 800,000 rentable sq. ft. (less contraction space that has been relet)), with subleases not counting as dark space except during the last two years of the term of the 30 Hudson Yards Whole Loan, (d) notice of (or actual) termination, cancellation, surrender, contraction of a portion of its leased premises such that the Major Tenant is no longer occupying 800,000 gross sq. ft. or non-renewal of such Major Tenant’s lease, or (e) upon a decline in the credit rating of AT&T (or of any lease guarantor of a replacement tenant that has a rating of at least “BB-” at the time of replacement) below “BB-” or the equivalent by any of the rating agencies. For the avoidance of doubt, the exercise by the WarnerMedia tenant of its contraction option for all or any portion of the Contraction Space will not, in and of itself, constitute a Lease Sweep Period.

A Lease Sweep Period may be cured as follows: (i) with respect to any Lease Sweep Period, at such time as the borrower has reserved with the lender into the lease sweep reserve (or has delivered a letter of credit (satisfying criteria to be set forth in the 30 Hudson Yards Whole Loan documents) reasonably acceptable to the lender) an amount equal to $125 (or, if the only Lease Sweep Period is pursuant to clause (e) above, $50 or, if the only Lease Sweep Period is pursuant to clause (c) above, $87) per rentable square foot of the applicable lease sweep, (ii) in the case of a Lease Sweep Period under clause (a), (1) if the Major Tenant became subject to a bankruptcy proceeding, (A) the Major Lease has been assumed (but not assigned) by the Major Tenant without any negative material change in the economics, scope or duration of such Major Lease and a plan of reorganization has been confirmed as to the Major Tenant and the effective date of such plan of reorganization has occurred or (B) the assignment and assumption of the Major Lease by an unaffiliated third party assignee pursuant to an assignment approved in the bankruptcy proceeding by non-appealable court order and execution of a guaranty by a replacement guarantor; and (2) if the guarantor under the Major Lease became subject to a bankruptcy proceeding, (A) the Major Lease has remained in effect and no base rent default or material monetary or material non-monetary default has occurred and is continuing (other than a bankruptcy of the Major Tenant, provided in such case, clause (1) above will also apply), and a plan of reorganization has been confirmed as to the guarantor of the Major Lease and the effective date of such plan of reorganization has occurred (and, if applicable, clause (1)(B) above has been satisfied) or (B) the assignment and assumption of the Major Lease by an unaffiliated third party assignee pursuant to an assignment approved in the bankruptcy proceeding by non-appealable court order and execution of a guaranty by a replacement guarantor, (iii) in the case of a Lease Sweep Period under clause (b), a cure by the Major Tenant of the applicable default under its Major Lease, (iv) in the case of a Lease Sweep Period under clause (c), the Major Tenant is operating at least 800,000 rentable sq. ft. of its leased premises (less contraction space that has been relet), which will include subleased space except during the last two years of the term of the 30 Hudson Yards Whole Loan or (v) in the case of a Lease Sweep Period under clauses (c) or (d), (x) the borrower’s re-leasing of the affected portion of the leased premises (or 95% of such affected portion if the contraction option has not been exercised by WarnerMedia tenant) pursuant to qualified leases and (y) the completion and payment in full of all tenant improvements, leasing commissions, leasing costs and other landlord obligations of an inducement nature with respect to such leases, all free and abated rent periods will have expired and full rent thereunder commenced (or either (A) sufficient reserves therefor have been escrowed with the lender or (B) the borrower has delivered a letter of credit to the lender (satisfying criteria in the 30 Hudson Yards Whole Loan documents) reasonably acceptable to the lender to secure the payment of such costs and free or abated rent).

“Major Lease” means the WarnerMedia lease, and any replacement Lease covering all or substantially all of the space currently demised under the WarnerMedia lease (which, for this purpose, if the Contraction Option is exercised, will not include any tenant under a lease with respect to the Contraction Space.

“Major Tenant” will mean a tenant under a Major Lease.

Initial and Ongoing Reserves. The 30 Hudson Yards Whole Loan did not require upfront reserves.

Tax Reserve. During a Trigger Period, the borrower is required to make monthly deposits into the tax reserve in an amount equal to 1/12 of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period.

Insurance Reserve. During a Trigger Period, if an acceptable blanket policy is not in place, the borrower is required to make monthly deposits to the insurance reserve in an amount equal to 1/12 of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period.

Replacement Reserve. During a Trigger Period, the borrower is required to make monthly deposits into a replacement reserve in an amount equal to 1/12 of $0.20 PSF. In addition, regardless of whether a Trigger Period exists, on each payment date from and after July 6, 2024, replacement reserves will be required in a monthly amount equal to 1/12 of $0.20 PSF.

Condominium Reserve. During a Trigger Period, the borrower is required to make monthly deposits into a condominium reserve in an amount equal to 1/12 of the amount that the lender estimates will be necessary to pay common charges over the then succeeding 12-month period.

IDA / PILOT. The borrower leases the 30 Hudson Yards Property to the New York City Industrial Development Agency (the “Agency”) pursuant to a lease (the “Company Lease”), and the Agency subleases the 30 Hudson Yards Property back to the borrower (the “Agency Lease”) (the Company Lease and Agency Lease, collectively the “IDA Leases”). The benefits of this lease structure to the borrower are

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

530 West 33rd Street New York, NY 10001	Collateral Asset Summary – Loan No. 10 30 Hudson Yards	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 50.9% 3.45x 10.9%

a mortgage recording tax exemption and real property tax abatements. As such, the borrower pays installment payments in lieu of real estate taxes as the rent under the Agency Lease (the “PILOT Payments”). In order for the PILOT Payments to achieve the same priority as would real estate tax payments (i.e., ahead of any mortgage or other lien), the borrower (with the Agency as holder of the leasehold under the Company Lease) provided mortgages in favor of the Hudson Yards Infrastructure Corporation, a not-for-profit local development corporation (“HYIC”) to secure the PILOT Payments (collectively, the “PILOT Mortgage”). The HYIC has issued Hudson Yards revenue bonds for which the PILOT Payments are used to repay the bondholders. The term of the IDA Leases runs to June 30, 2044 (such period, the “Initial Term”), with annual automatic extensions thereof for a term of one year, unless within 60 days preceding the expiration of the current term the Agency provides written notice of termination to the borrower (such date, the “Expiration Date”); provided that after the Initial Term the IDA Leases will automatically terminate within 60 days after the repayment in full or defeasance of any Hudson Yards revenue bonds issued by HYIC for which an assignment of the PILOT amount payable under the Agency Lease is used to repay the bondholders.

Current Mezzanine or Subordinate Indebtedness. The 30 Hudson Yards Whole Loan consists of 29 senior pari passu senior notes with an aggregate initial principal balance of $1,120,000,000 and three junior notes, with an aggregate initial principal balance of $310,000,000. The 30 Hudson Yards Senior Notes have an interest rate of 3.11000% per annum and the 30 Hudson Yards Junior Notes have an interest rate of 4.21709677% per annum, resulting in a weighted average interest rate of 3.35000% per annum on the 30 Hudson Yards Whole Loan. The 30 Hudson Yards Junior Notes along with certain of the 30 Hudson Yards Senior Notes were contributed to the Hudson Yards 2019-30HY Trust.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5070 & 5151 Wilshire Boulevard Los Angeles, CA 90036	Collateral Asset Summary – Loan No. 11 Beverly Hills BMW	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,490,000 85.0% 1.00x 4.0%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Borrower Sponsors:	York Capital Management; Western Avenue Capital
Borrowers:	5070 Wilshire, LP; 5151 Wilshire, LP
Original Balance(1):	$39,490,000
Cut-off Date Balance(1):	$39,490,000
% by Initial UPB:	4.1%
Interest Rate:	3.90000%
Payment Date:	6th of each month
First Payment Date:	October 6, 2019
Maturity Date:	September 6, 2029
Amortization:	Interest Only
Additional Debt(1):	$20,000,000 Pari Passu Debt
Call Protection(2):	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / Springing(6)

Reserves
	Initial	Monthly	Cap
Taxes:	$1,534,640	$6,581	NAP
Insurance:	$0	Springing	NAP
TI/LC:	$0	Springing	NAP
Replacement:	$0	Springing	NAP
Debt Service:	$500,000	Springing	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Retail – Other
Collateral:	Fee Simple
Location:	Los Angeles, CA
Year Built / Renovated:	2010 / NAP
Total Sq. Ft.:	339,000
Property Management:	Western Avenue Capital Management, Inc.
Underwritten NOI(3):	$2,358,779
Underwritten NCF(3):	$2,358,779
Appraised Value(3)(4):	$70,000,000
Appraisal Date:	July 16, 2019

Historical NOI(5)
Most Recent NOI:	NAV
2018 NOI:	NAV
2017 NOI:	NAV
2016 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	100.0% (October 6, 2019)
2018 Occupancy:	100.0% (December 31, 2018)
2017 Occupancy:	100.0% (December 31, 2017)
2016 Occupancy:	100.0% (December 31, 2016)

Financial Information(1)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon(3)(4)	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$39,490,000
Pari Passu Notes	20,000,000
Whole Loan	$59,490,000	$175 / $175	85.0% / 85.0%	1.00x / 1.00x	4.0% / 4.0%	4.0% / 4.0%

(1)	The Beverly Hills BMW loan consists of the controlling Note A-1 and non-controlling Note A-3 (the “Beverly Hills BMW Loan”) and is part of a whole loan evidenced by three pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $59.49 million (the “Beverly Hills BMW Whole Loan”). See “Whole Loan Summary” chart herein.

(2)	The lockout period will be at least 25 payments beginning with and including October 6, 2019. The borrowes have the option to defease the Beverly Hills BMW Whole Loan in full after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) August 14, 2022. The assumed lockout period of 25 payments is based on the expected Benchmark 2019-B13 securitization closing date in October 2019. The actual lockout period may be longer.

(3)	In conjunction with loan origination, the borrower purchased approximately $11.2 million of U.S. Treasury securities created through the Separate Trading of Registered Interest and Principal of Securities program (“Treasury STRIPS”) and other U.S. Treasury securities (collectively, the “Treasury Securities”) to supply an additional approximate $1.2 million of annual cash flow for a total of approximately $12,084,077 over the loan term. The appraiser concluded to a “Hypothetical Market Value” inclusive of the value of the U.S. Treasury STRIPS equal to $81.0 million, which results in a Cut-off Date LTV Ratio equal to 73.4% for the Beverly Hills BMW Whole Loan.

(4)	The appraiser concluded to a “Hypothetical Land Value less Demolition” of $100,200,000 as of July 16, 2019. The “Hypothetical Land Value less Demolition” is based on a proposed future redevelopment of the Beverly Hills BMW Property to higher density mixed-use multifamily uses under the TOC Program (as defined below) of 467 multi-family units and 8 single family lots. The Cut-off Date LTV based on the “Hypothetical Land Value less Demolition” is equal to 59.4% for the Beverly Hills BMW Whole Loan.

(5)	The Beverly Hills BMW Property was acquired in connection with the origination of the Beverly Hills BMW Whole Loan and as a result historical financial information is not available.

(6)	The Beverly Hills BMW Whole Loan is structured with a hard lockbox and springing cash management, provided that cash management is in-place day one given a Low DSCR Period (DSCR<1.30x) exists as of the origination date of the Beverly Hills BMW Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5070 & 5151 Wilshire Boulevard Los Angeles, CA 90036	Collateral Asset Summary – Loan No. 11 Beverly Hills BMW	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,490,000 85.0% 1.00x 4.0%

The relationship between the holders of the Beverly Hills BMW Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1, A-3	$39,490,000	$39,490,000	Benchmark 2019-B13	Yes
A-2	20,000,000	20,000,000	DBRI	No
Whole Loan	$59,490,000	$59,490,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$59,490,000	69.6%	Purchase Price	$70,000,000	81.9%
Sponsor Equity	25,966,983	30.4	Treasury Securities	11,156,713	13.1
			Closing Costs	2,265,631	2.7
			Reserves	2,034,640	2.4
Total Sources	$85,456,983	100.0%	Total Uses	$85,456,983	100.0%

The Borrowers / Borrower Sponsors.    The borrowers are 5070 Wilshire, LP and 5151 Wilshire, LP, each a single purpose Delaware limited partnership structured to be bankruptcy remote with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Beverly Hills BMW Whole Loan. The borrower sponsors are York Capital Management and Western Avenue Capital (“WAC”) and the non-recourse carveout guarantor is KAFAM Properties, Inc., which entity is indirectly owned by WAC.

York Capital Management focuses on merger and acquisition transactions, distressed securities and restructuring opportunities and special situation equity investing. York Capital Management is a global institutional investment management firm with approximately $20.5 billion in assets under management as of March 2018. York Capital Management was founded in 1991 by Jamie Dinan and is headquartered in New York City, with additional offices in London and Hong Kong.

KAFAM Properties, Inc. is an entity owned by WAC. Western Avenue Capital has a diversified portfolio of over 3.0 million sq. ft. of retail, healthcare, multifamily, industrial and office properties across the Unites States, with the majority of the assets in the Los Angeles metropolitan statistical area.

The Property. The Beverly Hills BMW Property was constructed in 2010 and consists of the fee simple interest in (i) a 38,835 sq. ft. BMW car dealership and parking structure, totaling 93,000 sq. ft. and (ii) a 74,131 sq. ft. BMW service center and parking structure, totaling 246,000 sq. ft. The Beverly Hills BMW Property is situated on 3.86 acres of land located in Mid-Wilshire, Los Angeles, California. The Beverly Hills BMW Property is 100.0% leased to SRE California 9 BHB, LLC (a subsidiary of the guarantor of the leases, Sonic Automotive (“Sonic”)). In 2010, Sonic invested approximately $35.5 million ($105 PSF) to construct the Beverly Hills BMW Property.

The Beverly Hills BMW Property is 100% occupied by Sonic under two triple net (“NNN”) leases that each expire in June 2024. Under the 5151 Wilshire Blvd. lease, the borrower, as landlord is to be responsible for any increase in real estate taxes that may result from a Proposition 13 reassessment of the 5151 Wilshire Blvd. portion of the Beverly Hills BMW Property due to the sale thereof (the upfront tax reserve collected at origination is intended to cover the borrower’s portion of taxes for the duration of the Beverly Hills BMW Whole Loan, which amount is in addition to the income provided by the Treasury Securities that cover taxes assuming the taxes are allocated exactly per the PSA allocation). Sonic has an average annual rent of $3.54 PSF, which is 77.9% below the appraiser’s concluded market rent of $16.00 PSF NNN. Sonic has one, five-year renewal option with a 10% step up in annual base rent. In addition to cash flow generated from the Sonic leases in place, the Beverly Hills Whole Loan is structured with supplemental income collateralized by the Treasury Securities. The Treasury Securities will supply an additional approximate $1.2 million of annual cash flow for a total of approximately $12,084,077 over the loan term.

Sonic Automotive, Inc. (NYSE: SAH) is a Fortune 500 company and among the largest automotive retailers in the Unites States. The automotive dealerships provide comprehensive services, including sales of both new and used cars and light trucks, sales of replacement parts, performance of vehicle maintenance, warranty, paint and collision repair services, and arrangement of extended warranty contracts, financing and insurance for the company's customers. Sonic operates in 13 states and 25 major metropolitan markets and has more than 100 dealerships representing 24 different brands, primarily luxury and import brands. As of year-end 2018, Sonic reported total revenue of approximately $9.9 billion.

Based on the appraiser’s analysis, the highest and best use for the Beverly Hills BMW Property is a redevelopment to multifamily use with commercial uses on the ground level. The city of Los Angeles (the “City”) recently enacted a program to increase residential density near major transit stops known as the Transit Oriented Communities Affordable Housing Incentives Program (“TOC”). The Beverly Hills BMW Property benefits from such program as it is located in TOC Zones 3 and 4. According to the appraiser’s analysis, subject to a site plan and California Environmental Quality Act environmental approval by the City, under the TOC program, up to 467 multifamily units

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5070 & 5151 Wilshire Boulevard Los Angeles, CA 90036	Collateral Asset Summary – Loan No. 11 Beverly Hills BMW	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,490,000 85.0% 1.00x 4.0%

and eight single family residences would be permitted to be constructed across the Beverly Hills BMW Property. Currently, under the existing zoning laws (exclusive of any additional rights available to the Beverly Hills BMW Property under the TOC Program), up to 264 multifamily units may be constructed across the Beverly Hills BMW Property, provided that such construction would be subject to discretionary approval by the applicable governmental authorities. In addition the City’s current administration is seeking to institute the proposed Purple Line Transit Neighborhood Plan (“TNP Plan”) designation, which TNP Plan is forecasted to benefit the Beverly Hills BMW Property to the extent of potentially allowing approximately 1,000 multifamily units to be constructed across the Beverly Hills BMW Property, which development would also be subject to discretionary approval by the applicable governmental authorities (provided that the TNP Plan is not anticipated to be approved until 2021; therefore, such plan and the proposed re-zoning contemplated thereunder is subject to change).

Tenant Summary
Tenant	Credit Rating (Moody's/Fitch/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Sonic Automotive (5151 Wilshire – Service Building)	Ba3/NR/NR	246,000	72.6%	$1.95	40.0%	6/19/2024
Sonic Automotive (5070 Wilshire – Sales Building)	Ba3/NR/NR	93,000	27.4	$7.74	60.0	6/19/2024
Sub Total / Wtd. Avg.		339,000	100.0%	$3.54	100.0%
Vacant Space		0	0.0
Total / Wtd. Avg.		339,000	100.0%

(1)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2020	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2021	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2022	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2023	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2024	2	339,000	100.0	339,000	100.0%	$3.54	100.0	100.0%
2025	0	0	0.0	339,000	100.0%	$0.00	0.0	100.0%
2026	0	0	0.0	339,000	100.0%	$0.00	0.0	100.0%
2027	0	0	0.0	339,000	100.0%	$0.00	0.0	100.0%
2028	0	0	0.0	339,000	100.0%	$0.00	0.0	100.0%
2029	0	0	0.0	339,000	100.0%	$0.00	0.0	100.0%
Thereafter	0	0	0.0	339,000	100.0%	$0.00	0.0	100.0%
Vacant	NAP	0	0.0	339,000	100.0%	NAP	NAP
Total / Wtd. Avg.	2	339,000	100.0%			$3.54	100.0%

Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W	U/W PSF
Base Rent	$1,200,000	$3.54
Rent Steps	0	$0.00
Gross Potential Rent	$1,200,000	$3.54
STRIPS Income(2)	1,237,753	$3.65
Effective Gross Income	$2,437,753	$7.19
Total Operating Expenses(3)(4)	78,975	$0.23
Net Operating Income	$2,358,779	$6.96
Replacement Reserves	0	$0.00
Net Cash Flow(2)	$2,358,779	$6.96
(1)	The Beverly Hills BMW Property was acquired in connection with the origination of the Beverly Hills BMW Whole Loan and as a result historical financial information is not available.

(2)	U/W STRIPS Income represents the year 1 supply of cash flow from the Treasury Securities. A total of approximately $12,084,077 in STRIPS Income will be supplied over the term of the Beverly Hills BMW Whole Loan.

(3)	The tenant leasing the improvements located at the Beverly Hills BMW Property is responsible for all expenses.

(4)	Total Other Expenses include the borrowers’ portion of the real estate taxes. Under the Sonic Automotive (5151 Wilshire) lease, the tenant is not responsible for the increases in taxes as a result of a reassessment under Proposition 13 due to the sale thereof.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 12 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,500,000 45.4% 2.91x 12.3%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Refinance
Credit Assessment
(KBRA/Fitch/S&P)(5):	A / BBB-sf / N/A
Borrower Sponsor:	Joseph Moinian
Borrowers:	3 Columbus Circle LLC; 3 Columbus Circle LLC - Series A; 3 Columbus Circle LLC - Series B
Original Balance(1):	$37,500,000
Cut-off Date Balance(1):	$37,500,000
% by Initial UPB:	3.9%
Interest Rate:	3.91400%
Payment Date:	11th of each month
First Payment Date:	April 11, 2019
Maturity Date:	March 11, 2029
Amortization:	Interest Only
Additional Debt(1)(2) :	$452,500,000 Pari Passu Debt $105,000,000 Subordinate Debt
Call Protection(3):	L(31), D(84), O(5)
Lockbox / Cash Management:	Hard / In Place

Reserves
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	Springing	$1,000,000
TI/LC:	$0	Springing	$5,000,000
Outstanding TI/LC:	$1,820,891	NAP	NAP
Free Rent:	$847,794	NAP	NAP
Young & Rubicam:	$0	Springing	$40,000,000
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1927 / 2010-2013
Total Sq. Ft.:	753,713
Property Management:	Columbus Property Management LLC
Underwritten NOI(4):	$60,497,452
Underwritten NCF:	$56,594,080
Appraised Value:	$1,080,000,000
Appraisal Date:	January 1, 2019

Historical NOI
Most Recent NOI(4):	$40,091,035 (T-12 December 31, 2018)
2017 NOI:	$34,698,749 (December 31, 2017)
2016 NOI:	$35,192,550 (December 31, 2016)
2015 NOI:	$29,622,920 (December 31, 2015)

Historical Occupancy
Most Recent Occupancy:	97.2% (January 1, 2019)
2018 Occupancy:	98.0% (December 31, 2018)
2017 Occupancy:	91.9% (December 31, 2017)
2016 Occupancy:	98.4% (December 31, 2016)

Financial Information(1)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$37,500,000
Pari Passu Notes	$452,500,000
Total Senior Notes	$490,000,000	$650 / $650	45.4% / 45.4%	3.11x / 2.91x	12.3% / 11.5%	12.3% / 11.5%
Subordinate Notes	$105,000,000
Whole Loan	$595,000,000	$789 / $789	55.1% / 55.1%	2.56x / 2.40x	10.2% / 9.5%	10.2% / 9.5%
(1)	The 3 Columbus Circle Loan (as defined below) is evidenced by the non-controlling Notes A-1-4-B and A-1-8 with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $37.5 million (the “3 Columbus Circle Loan”). The 3 Columbus Circle Loan is part of a $595.0 million whole loan that is evidenced by 18 promissory notes: 16 pari passu senior notes with an aggregate original principal balance of $490.0 million (the “3 Columbus Circle Senior Notes”) and two subordinate notes with an aggregate original principal balance of $105.0 million (the “3 Columbus Circle Junior Notes”) and, together with the 3 Columbus Circle Senior Notes, the “3 Columbus Circle Whole Loan”). Only the 3 Columbus Circle Loan will be included in the Benchmark 2019-B13 Trust. Payments allocated to the 3 Columbus Circle Junior Notes will be paid to the holders of the Loan-Specific Certificates as described in the “Description of the Mortgage Pool—The Whole Loans—The AB Whole Loans—3 Columbus Circle Whole Loan” Preliminary Prospectus.

(2)	The 3 Columbus Circle Junior Notes, with an aggregate outstanding principal balance as of the Cut-off Date of $105.0 million, accrue interest at a fixed rate of 3.91400% per annum. The 3 Columbus Circle Junior Notes each have a 120-month term and are interest only for the full term. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 3 Columbus Circle Whole Loan” in the Preliminary Prospectus.

(3)	The lockout period will be 31 payments beginning with and including April 11, 2019. The borrower has the option to defease the 3 Columbus Circle Whole Loan in full after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) April 11, 2022.

(4)	The increase in Underwritten NOI from Most Recent NOI is primarily attributable to (i) an additional 214,372 sq. ft. lease executed with Young & Rubicam, Inc. on floors three through eight, accounting for approximately $16.3 million in underwritten base rent and (ii) rent steps through January 2020 or average rent over the loan term for investment grade tenants.

(5)	Fitch and KBRA provided the listed assessments for the 3 Columbus Circle Loan in the context of its inclusion in the mortgage pool. S&P does not provide a credit assessment but confirmed that the 3 Columbus Circle Loan has credit characteristics consistent with an investment grade obligation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 12 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,500,000 45.4% 2.91x 12.3%

The relationship between the holders of the 3 Columbus Circle Senior Notes and 3 Columbus Circle Junior Notes will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 3 Columbus Circle Whole Loan” in the Preliminary Prospectus.

Total Debt Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1-1, A-2-1	$75,000,000	75,000,000	Benchmark 2019-B10	No(1)
Note A-1-2-A	50,000,000	50,000,000	JPMCC 2019-COR5	No
Note A-1-2-B, A-1-7	50,000,000	50,000,000	Benchmark 2019-B12	No
Note A-1-3, A-2-4	100,000,000	100,000,000	Benchmark 2019-B11	No
Note A-1-4-B, A-1-8	37,500,000	37,500,000	Benchmark 2019-B13	No
Note A-1-4-A	25,000,000	25,000,000	CCRE	No
Note A-1-5	50,000,000	50,000,000	CSAIL 2019-C16	No
Note A-1-6	30,000,000	30,000,000	NREC	No
Note A-2-2, A-2-3	50,000,000	50,000,000	CF 2019-CF1	No
Note A-2-5-A	12,500,000	12,500,000	MSC 2019-H7	No
Note A-2-5-B	10,000,000	10,000,000	MSC 2019-H6	No
Senior Notes	$490,000,000	$490,000,000
Note B-1	$51,450,000	$51,450,000	Benchmark 2019-B10	Yes(1)
Note B-2	53,550,000	53,550,000	Benchmark 2019-B10	Yes
Whole Loan	$595,000,000	$595,000,000
(1)	The initial Control Notes are Note B-1 and Note B-2, so long as no control appraisal period with respect to the 3 Columbus Whole Loan has occurred and is continuing. If and for so long as a control termination event with respect to the 3 Columbus Whole Loan has occurred and is continuing, then the Control Note will be Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan—The 3 Columbus Circle Whole Loan” in the Preliminary Prospectus.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior A Notes	$490,000,000	80.5%	Refinance Existing Debt(1)	$371,671,992	61.1%
Subordinate Notes	105,000,000	17.2%	Young & Rubicam Condo Purchase(2)	215,600,000	35.4%
Sponsor Equity	13,763,711	2.3%	Closing Costs	18,823,034	3.1%
			TI/LC Reserve	1,820,891	0.3%
			Free Rent Reserve	847,794	0.1%
Total Sources	$608,763,711	100.0%	Total Uses	$608,763,711	100.0%

(1)	Includes approximately $21.7 million in defeasance costs.

(2)	In conjunction with loan origination, Moinian executed a sale leaseback of floors three through eight to Young & Rubicam. For additional information, see “The Property” herein.

The Borrowers / Borrower Sponsor. The borrowers are 3 Columbus Circle LLC – Series A, 3 Columbus Circle LLC – Series B (each a “series” of 3 Columbus Circle LLC formed under the Delaware General Corporation Law) and 3 Columbus Circle LLC, a Delaware limited liability company. Each borrower is a single purpose entity structured to be a bankruptcy-remote entity with 3 Columbus Circle LLC having two independent directors in its organizational structure. The borrower sponsor and non-recourse carveout guarantor is Joseph Moinian, the key principal of The Moinian Group (“Moinian”). Founded in 1982, Moinian is a private real estate acquisition, ownership, development and management company. Moinian has acquired commercial properties throughout the United States, focusing on major cities such as New York, Chicago, Dallas and Los Angeles. Moinian develops, owns and operates properties across various asset categories, including office, hotel, retail, condos and rental apartments. Notable New York City investments include the Oskar, The Sky, 17 Battery North & South and 535-545 Fifth Avenue, with a portfolio of more than 20.0 million sq. ft. Two of the borrowers, 3 Columbus Circle LLC – Series A and 3 Columbus Circle LLC – Series B, each as a series of 3 Columbus Circle LLC own the 3 Columbus Circle Property as tenants-in-common. For additional information, please see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common” in the Preliminary Prospectus.

The Property.

The 3 Columbus Circle Property is a Class A, 26-story, 753,713 sq. ft. office building with ground floor retail located in the Midtown neighborhood of Manhattan, New York. The 3 Columbus Circle Property occupies the entire city block bounded by Broadway, Eighth Avenue, West 57th Street and West 58th Street, and features panoramic views of Central Park, the Hudson River and New York City. The 3 Columbus Circle Property serves as the national headquarters for its largest tenant, Young & Rubicam, Inc. (“Young & Rubicam”) (49.8% of net rentable area; rated BBB+/BBB by Fitch and S&P), and approximately 72.0% and 78.8% of net rentable area and underwritten base rent, respectively, is leased to investment grade tenants, including Nordstrom’s first men’s store in Manhattan, CVS Pharmacy, Chase Bank, Versace and AT&T.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 12 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,500,000 45.4% 2.91x 12.3%

The 3 Columbus Circle Property’s bottom five floors were originally constructed in 1904 and underwent a 22-story expansion by Shreve, Lamb and Harmon in 1927, the architectural firm behind the Empire State Building. From 2010 to 2013, the 3 Columbus Circle Property underwent an approximately $82.5 million building-wide renovation, including an approximately $44.0 million energy-efficient glass façade surrounding the building’s original foundation. In addition to the façade, the lobby received an approximately $1.0 million expansion and renovation that widened the existing entrance on Broadway and replaced the existing lobby walls with 12-foot glass walls. The retail space received approximately $3.0 million in capital improvements, including floor-to-ceiling windows and fully redesigned restrooms. The 3 Columbus Circle Property features modern building systems, 12 passenger elevators, a loading dock and office terraces on multiple floors. The 3 Columbus Circle Property has earned Energy Star designation and LEED Silver certification.

As of January 1, 2019, the 3 Columbus Circle Property was 97.2% leased to a diversified roster of 40 tenants, including a mix of 32 office tenants, five telecom tenants and three investment grade retail tenants. Approximately 72.0% and 78.8% of net rentable area and underwritten base rent, respectively, are attributable to investment grade tenants. The 3 Columbus Circle Property’s 10 largest tenants occupy approximately 610,518 sq. ft. (81.0% of net rentable area) and have a weighted average remaining lease term of approximately 13.0 years.

Moinian acquired the 3 Columbus Circle Property in 2004 for approximately $250 million. In 2011, when the building was 33.3% occupied, Moinian sold a 48.9% interest in the building to SL Green and together, the companies began an extensive multi-year redevelopment plan to reposition the building to a Class A asset. In 2012, while the redevelopment was underway, a 214,372 sq. ft. condominium interest which covers floors three to eight was sold to Young & Rubicam for approximately $143.6 million. Renovations were completed in 2013 and the 3 Columbus Circle Property was leased up to 97.2% as of January 1, 2019. In 2018, Moinian repurchased SL Green’s interest in the 3 Columbus Circle Property for $227.5 million and, in conjunction with the origination of the 3 Columbus Circle Whole Loan, Moinian repurchased Young & Rubicam’s condominium interest for $215.6 million. In conjunction with repurchase of the Young & Rubicam condominium interest, a new lease to Young & Rubicam was simultaneously executed with an initial base rent of $76.00 per sq. ft. and a lease expiration of July 2033.

The 3 Columbus Circle Property is located in the Midtown West office submarket, proximate to other prominent buildings on Columbus Circle including the Museum of Arts and Design. Nordstrom’s women’s store is expected to open in 2019 across the street at Central Park Tower. The Columbus Circle neighborhood benefits from nearby attractions including Central Park, Rockefeller Center, Radio City Music Hall, Lincoln Center for the Performing Arts and the Museum of Modern Art. In particular, the 3 Columbus Circle Property benefits from its location on Broadway, which is a major artery connecting the southern tip of Manhattan to Upper Manhattan. The 3 Columbus Circle Property’s frontage along Broadway, 8th Avenue, West 57th Street and West 58th Street provides its retail tenants with access to the pedestrian traffic in the area. The 3 Columbus Circle Property is accessible by public and vehicular transportation including three subway lines within one block, New York Penn Station within an eight minute drive and LaGuardia Airport within a 21 minute drive.

The 3 Columbus Circle Property is located in the central business district of Manhattan, New York in the Midtown West submarket within the greater Midtown office market. The Midtown West Side submarket contains approximately 31.0 million sq. ft. of office inventory and is bordered by 72nd Street to the north, 42nd Street to the south, Seventh Avenue to the east and the Hudson River to the west. New York City’s largest employers include multinational corporations representing a variety of industries including healthcare, financial services, retail and education. Fifty-eight of the nation’s Fortune 500 corporations are headquartered in the New York Region including Verizon, J.P. Morgan Chase, Citigroup, IBM, MetLife, PepsiCo, American International Group, Morgan Stanley, New York Life Insurance, Goldman Sachs Group, TIAA, American Express and Time Warner.

As of the fourth quarter of 2018, the greater Midtown Class A office market consisted of approximately 181.1 million sq. ft. of office space with an overall market vacancy of 9.3% and average asking rents of approximately $75.03 per sq. ft. The Midtown West Side Class A submarket totaled approximately 24.5 million sq. ft. with average vacancy of 6.9% and average market asking rents of $76.87 per sq. ft. The overall Midtown office market achieved 23.7 million sq. ft. in leasing activity in 2018 with overall and direct absorption levels, totaling 7.3 million sq. ft. and 8.1 million sq. ft., respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 12 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,500,000 45.4% 2.91x 12.3%

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent per sq. ft.(3)	% of Total U/W Base Rent	Lease Expiration
Young & Rubicam, Inc.(4)	NA / BBB+ / BBB	375,236	49.8%	$72.06	39.9%	7/31/2033
Emerge 212 3CC LLC	Baa3 / BBB / BBB-	57,359	7.6	$55.00	4.7	11/30/2027
Nordstrom(5)	Baa1 / BBB+ / BBB+	46,991	6.2	$282.15	19.6	10/31/2039
Jazz at Lincoln Center, Inc.	NA / NA / NA	30,653	4.1	$52.00	2.4	4/30/2028
Josephson(6)	NA / NA / NA	22,742	3.0	$100.00	3.4	12/31/2032
Versace USA, Inc.	NA / BBB- / BBB-	21,342	2.8	$75.00	2.4	7/31/2025
CVS Caremark Pharmacy	Baa2 / NA / BBB	21,159	2.8	$193.20	6.0	7/31/2028
Trustees of Columbia(7)	Aaa / NA / AAA	14,162	1.9	$77.77	1.6	8/31/2025
Cohen and Company LLC	NA / NA / NA	11,166	1.5	$83.00	1.4	2/28/2029
Laura & John Arnold(8)	NA / NA / NA	9,708	1.3	$56.00	0.8	7/31/2025
Total Major Office and Retail		610,518	81.0%	$91.04	82.0%
Other Occupied Office and Retail(9)		121,646	16.1%	$99.39	17.8%
Total Occupied Office and Retail		732,164	97.1%	$92.43	99.9%
Telecom		218	0.1%	328.03	0.1%
Total Occupied		732,382	97.2%	$92.50	100.0%
Vacant(10)		21,331	2.8%
Total / Wtd. Avg.		753,713	100.0%

(1)	Based on the underwritten rent roll dated January 1, 2019.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	U/W Base Rent per sq. ft. includes rent steps through January 2020 and average rent over the loan term for investment grade tenants, including Young & Rubicam, Inc., Emerge 212 3CC LLC, Nordstrom, CVS Caremark Pharmacy, Chase Bank, Trustees of Columbia and AT&T Corp.

(4)	Young & Rubicam, Inc. leases 375,236 sq. ft., of which (i) 214,372 sq. ft. is leased for $76.00 per sq. ft. and is set to expire July 2033, (ii) 124,760 sq. ft. is leased for $68.60 per sq. ft. and is set to expire August 2033, (iii) 34,634 sq. ft. is leased for $62.00 per sq. ft. and is set to expire in August 2033 and (iv) 1,300 sq. ft. is leased for $32.50 per sq. ft. and is set to expire in August 2033.

(5)	Nordstrom leases 46,991 sq. ft., of which (i) 43,018 sq. ft. is leased for $241.25 per sq. ft. and (ii) 3,973 sq. ft. is leased for $725.00 per sq. ft.

(6)	Josephson is an affiliate of the borrower and its leased space serves as headquarters for affiliates of the borrower.

(7)	Trustees of Columbia leases 14,162 sq. ft., of which (i) 6,031 sq. ft. is leased for $76.53 per sq. ft., (ii) 5,020 sq. ft. is leased for $78.79 per sq. ft. and (iii) 3,111 sq. ft. is leased for $78.51 per sq. ft.

(8)	Laura & John Arnold has the right to cancel its lease at the end of any month occurring between March 1, 2020 and March 1, 2023, with no less than nine months’ prior notice and the payment of a termination fee.

(9)	Other Occupied Office and Retail includes 2,831 sq. ft. of a management office that has no underwritten rent. Subleases account for 20,015 sq. ft. (2.7% of net rentable area).

(10)	Vacant space includes 21,231 sq. ft. of office space and 100 sq. ft. of storage space.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent per sq. ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	5	18,655	2.5%	18,655	2.5%	$78.46	2.2%	2.2%
2021	5	19,013	2.5%	37,668	5.0%	$83.35	2.3%	4.5%
2022	3	7,861	1.0%	45,529	6.0%	$87.38	1.0%	5.5%
2023	5	18,327	2.4%	63,856	8.5%	$80.93	2.2%	7.7%
2024	3	14,518	1.9%	78,374	10.4%	$82.74	1.8%	9.5%
2025	5	60,820	8.1%	139,194	18.5%	$73.90	6.6%	16.1%
2026	1	6,190	0.8%	145,384	19.3%	$84.14	0.8%	16.9%
2027	1	57,359	7.6%	202,743	26.9%	$55.00	4.7%	21.5%
2028	3	57,235	7.6%	259,978	34.5%	$107.32	9.1%	30.6%
2029 and Thereafter(3)	13	472,404	62.7%	732,382	97.2%	$99.52	69.4%	100.0%
Vacant	NAP	21,331	2.8%	753,713	100.0%	NAP	NAP
Total / Wtd. Avg.	44	753,713	100.0%			$92.50	100.0%
(1)	Based on the underwritten rent roll dated January 1, 2019.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	2029 and Thereafter is inclusive of a 2,831 sq. ft. management office and a 3,021 sq. ft. storage space that have no underwritten rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 12 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,500,000 45.4% 2.91x 12.3%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2015	2016	2017	2018	U/W	U/W PSF
Base Rent(2)	$35,696,175	$41,873,116	$43,763,738	$48,360,889	$67,743,982	$89.88
Straight Line Rent(2)	0	0	0	0	4,169,665	5.53
Vacant Income	0	0	0	0	1,977,018	2.62
Gross Potential Rent	$35,696,175	$41,873,116	$43,763,738	$48,360,889	$73,890,665	$98.04
Total Reimbursements	3,840,772	2,954,447	3,436,707	4,969,121	7,102,216	9.42
Total Other Income(3)	4,797,805	5,333,639	3,752,429	3,994,225	10,130	0.01
Less: Vacancy	0	0	0	0	(1,587,003)	(2.11)
Effective Gross Income	$44,334,752	$50,161,202	$50,952,874	$57,324,235	$79,416,007	$105.37
Total Fixed Expenses	7,341,633	7,763,377	8,781,856	9,797,054	10,509,084	13.94
Total Operating Expenses	7,370,199	7,205,275	7,472,268	7,436,146	8,409,471	11.16
Net Operating Income(4)	$29,622,920	$35,192,550	$34,698,749	$40,091,035	$60,497,452	$80.27
TI/LC	0	0	0	0	3,752,630	4.98
Capital Expenditures	0	0	0	0	150,743	0.20
Net Cash Flow	$29,622,920	$35,192,550	$34,698,749	$40,091,035	$56,594,080	$75.09
(1)	Based on the underwritten rent roll dated January 1, 2019.

(2)	U/W Base Rent is inclusive of rent steps through January 2020 and straight line rent for investment grade tenants over the loan term, accounting for approximately $4.2 million in U/W Base Rent. Historic base rent does not include rent from Young & Rubicam.

(3)	Total Other Income from 2016 to 2018 included a condominium charge to Young & Rubicam for its share in building expenses. U/W Base Rent and Total Reimbursements reflects Young & Rubicam paying reimbursements under its lease.

(4)	The increase in Underwritten Net Operating Income from 2018 Net Operating Income is primarily attributable to (i) an additional 214,372 sq. ft. lease executed with Young & Rubicam on floors three through eight, accounting for approximately $16.3 million in underwritten base rent and (ii) rent steps through January 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

824-840 East New York Avenue Brooklyn, NY 11203	Collateral Asset Summary – Loan No. 13 Ensemble	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,500,000 69.0% 1.68x 7.1%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Refinance
Borrower Sponsor:	Joel Wertzberger
Borrower:	824 East NY Ave LLC
Original Balance:	$34,500,000
Cut-off Date Balance:	$34,500,000
% by Initial UPB:	3.6%
Interest Rate:	3.93000%
Payment Date:	6th of each month
First Payment Date:	November 6, 2019
Maturity Date:	October 6, 2029
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(24), D(90), O(6)
Lockbox / Cash Management:	Springing Hard / Springing

Reserves
	Initial	Monthly	Cap
Taxes:	$0	$40,780	NAP
Insurance:	$71,035	$7,104	NAP
Replacement:	$0	$1,978	NAP
TI/LC:	$0	$0	NAP
Economic Holdback(1):	$1,720,000	$0	NAP
421-a Tax(2):	$489,363	Springing	NAP

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	High Rise Multifamily
Collateral:	Fee Simple
Location:	Brooklyn, NY
Year Built / Renovated:	2019 / NAP
Total Units:	93
Property Management:	Self-Managed
Underwritten NOI:	$2,328,845
Underwritten NCF:	$2,304,625
Appraised Value:	$50,000,000
Appraisal Date:	January 9, 2019

Historical NOI(3)
Most Recent NOI:	NAV
2017 NOI:	NAV
2016 NOI:	NAV
2015 NOI:	NAV

Historical Occupancy(3)
Most Recent Occupancy:	79.6% (August 29, 2019)
2017 Occupancy:	NAV
2016 Occupancy:	NAV
2015 Occupancy:	NAV

Financial Information
Tranche	Cut-off Date Balance	Balance per Unit Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF(4)	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$34,500,000	$370,968 / $370,968	69.0% / 69.0%	1.69x / 1.68x	7.1% / 7.0%	6.8% / 6.7%

(1)	The economic holdback will be released in installments, not more than once per month up until and including the 36th monthly payment date, but no release request can be made after the 36th monthly payment date, where each installment is equal to an amount which, if released, will not cause the debt yield (based upon the proposed net loan amount after giving effect to the proposed release) to be less than 7.0%, provided that upon each release request made by the borrower (i) no event of default has occurred and is continuing, (ii) no trigger period under the loan documents has ocurred and is continuing, (iii) the lender has determined the debt yield for the immediately prior calendar quarter equals or exceeds 7% (based on the proposed net loan amount after giving effect to the release of the proposed release amount), (iv) the lender has determined that the property has achieved an occupancy rate of 90% with respect to the residential units and (v) the borrower has delivered the final certificate of 421-a tax abatement eligibility. In the event that the economic holdback reserve funds have not been fully released on or prior to the 36th monthly payment date the lender has the right to hold the economic holdback reserve funds as additional collateral for the Ensemble loan and as additional security for all of the borrower’s obligations under the Ensemble loan documents.

(2)	See “Tax Abatement” herein.

(3)	Historical information was unavailable because the Ensemble property was built in 2019.

(4)	The U/W Debt Yield NOI (%) and U/W Debt Yield NCF (%) are calculated net of a $1,720,000 holdback reserve. The U/W Debt Yield NOI and U/W Debt Yield NCF (%) calculated based on the fully funded aggregate loan amount of $34,500,000 are 6.8% and 6.7%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

824-840 East New York Avenue Brooklyn, NY 11203	Collateral Asset Summary – Loan No. 13 Ensemble	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,500,000 69.0% 1.68x 7.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$34,500,000	100.0%	Loan Payoff	$21,543,765	62.4%
			Return of Equity	9,809,663	28.4
			Upfront Reserves	2,280,398	6.6
			Closing Costs	866,173	2.5
Total Sources	$34,500,000	100.0%	Total Uses	$34,500,000	100.0%

The Borrower / Borrower Sponsor.    The borrower is 824 East NY Ave LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Ensemble loan.

The borrower sponsor and non-recourse carveout guarantor is Joel Wertzberger, founder of Joyland Group and current CEO of Hamilton Eastman. Hamilton Eastman is a real estate investment company with commercial, residential and mixed-use properties throughout Manhattan, Brooklyn and Queens. The borrower sponsor is a defendant in several pending lawsuits. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

The Property.   The Ensemble property consists of the borrower’s fee simple interest in a newly constructed, 93 unit, multifamily apartment building located at 824-840 East New York Avenue in Brooklyn, New York. The Ensemble property is a seven-story building with 65 market rate units and 28 affordable units. In-unit amenities include in-unit washer/dryers and full appliances while select units offer private outdoor space. There are 50 below grade parking spaces available to tenants as well as a video intercom and remote lock system, a roof deck, a recreation room on the first floor and a bike room in the cellar.

The market rate unit mix at the Ensemble property consists of 14 studio apartments, 46 one-bedroom apartments and 5 two-bedroom apartments. The affordable unit mix at the Ensemble property consists of 6 studio apartments, 19 one-bedroom apartments and 3 two-bedroom apartments. As of the underwritten rent roll dated August 29, 2019, the Ensemble property was 79.6% occupied (95.4% occupied for the market rate units and 42.9% occupied for the affordable units). The 28 affordable units at the Ensemble property were subject to a lottery system through the New York City Department of Housing Preservation and Development (“NYC HPD”). NYC HPD is actively reviewing the applications received (approximately 30,000), has approved 12 tenants (which are in occupancy) and is expected to approve tenants on the remaining 16 affordable units within the next six months. In connection with the lease-up of the affordable units, the borrower deposited $1.72 million into a holdback reserve account on the origination date of the Ensemble loan, will be held by the lender until achievement of a debt yield of at least 7.0%, among other conditions set forth in the Ensemble loan documents (see footnote to Economic Holdback Reserve).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

824-840 East New York Avenue Brooklyn, NY 11203	Collateral Asset Summary – Loan No. 13 Ensemble	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,500,000 69.0% 1.68x 7.1%

The following table presents unit mix information with respect to the Ensemble property.

Unit Mix(1)
Unit Type	Total Units	Occupied Units	Average Unit Size (SF)	In-Place Average Rent per Month
Studio – Market Rate	14	14	414	$1,911
1-BR – Market Rate	46	43	549	$2,360
2-BR – Market Rate	5	5	667	$2,755
Subtotal / Wtd. Avg. (Market Rate Units)	65	62	529	$2,291
Studio - Affordable	6	5	363	$1,800
1-BR – Affordable	19	5	497	$2,200
2-BR - Affordable	3	2	662	$2,600
Subtotal / Wtd. Avg. (Affordable Units	28	12	486	$2,100
Total / Wtd. Avg. (All Units	93	74	516	$2,260
(1)	Source: Underwritten Rent Roll dated August 29, 2019.

Tax Abatement.   The Ensemble property has applied for a 35-year 421-a post construction tax abatement through New York City. All documentation for the tax abatement has been sent to NYC HPD and the file is pending review and final approval. At origination of the Ensemble loan, the lender obtained a legal opinion that states all necessary documentation has been sent to NYC HPD, that the Ensemble property is in compliance with the applicable statute and that the Ensemble property is entitled to receive the real estate tax abatement. Under this abatement, the Ensemble property will receive a 100% tax exemption for the first 25 years retroactively to the date of issuance of the certificate of occupancy on June 25, 2019 (through the 2043/2044 tax year) and a 25-30% tax exemption for the last 10 years (through the 2053/2054 tax year) above the base year assessment of $67,818. In return, the Ensemble property must designate 30% of units (28 units) as affordable units. At origination, the borrower deposited $489,363 into the tax reserve, equal to the difference of the appraiser’s year-one projected stabilized unabated real estate tax expense and the underwritten real estate tax expense amount. In addition, the loan is structured with a springing “421-a Reserve” into which the borrower will be required to make a true up payment, starting in January 2020 and on each subsequent tax payment due date thereafter, an amount equal to that required to pay all taxes due for such tax payment due date, which obligation will continue until the borrower has delivered to the lender the 421-a tax certificate evidencing the Ensemble property’s receipt of the tax abatement. Further, until such time as the borrower delivers evidence to the lender (in a form reasonably acceptable to the lender) that the 421-a tax abatement is received, the guarantor pursuant to the loan documents guarantees a portion of the debt equal to $10.0 million.

The appraiser identified the six comparable multifamily properties listed in the table below in determining market rent for the Ensemble property.

Rent Comparables(1)
	Ensemble(2)	492 Lefferts Avenue	12 Ford Street	24 Ford Street	550 Kingston Avenue	2288 Atlantic Avenue	777 Saints Mark Ave
Number of Stories	7	7	7	7	6	NAP	6
Year Built	2019	2017	2016	2016	2017	2016	1944
Number of units	93	38	50	55	49	NAP	68
Unit size (Sq. ft.)(3):
Studio	399	490	NAP	NAP	NAP	494	582
1-BR	534	817	733	638	627	744	630
2-BR	665	971	840	837	835	992	755
Rent per month(3):
Studio	1,882	2,033	NAP	NAP	NAP	2,062	1,916
1-BR	2,344	2,492	2,226	2,348	2,057	2,108	1,880
2-BR	2,711	2,748	2,843	2,726	2,440	2,250	2,335
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated August 29, 2019.

(3)	Unit Size (sq. ft.) represents the average sq. ft. rent per month represents the average in-place monthly rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

824-840 East New York Avenue Brooklyn, NY 11203	Collateral Asset Summary – Loan No. 13 Ensemble	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,500,000 69.0% 1.68x 7.1%

Cash Flow Analysis.

Cash Flow Analysis(1)
	In-Place Underwritten	Holdback Underwritten	U/W (Per Unit)
Base Rent(2)	$2,006,700	$2,006,700	$21,577
Potential Income from Vacant Units	555,900	555,900	5,977
Gross Potential Income – Apts.	$2,562,600	$2,562,600	$27,555
Other Income	150,000	150,000	1,613
Less: Vacancy(3)	(611,084)	(112,728)	(1,212)
Effective Gross Income – Apts.	$2,101,516	$2,599,872	$27,956
Commercial Rental Income	90,000	90,000	968
Potential Income from Commercial Vacant Space	34,000	34,000	366
Gross Potential Income - Commercial	$124,000	$124,000	$1,333
Less: Vacancy	(34,000)	(34,000)	(366)
Effective Gross Income – Commercial	$90,000	$90,000	$968
Total Effective Gross Income	$2,191,516	$2,689,872	$28,923
Total Operating Expenses(4)	346,076	361,027	3,882
Net Operating Income	$1,845,440	$2,328,845	$25,041
Capital Expenditures	23,735	23,735	255
TI/LC	485	485	5
Net Cash Flow	$1,821,220	$2,304,625	$24,781
(1)	Historical information was unavailable because the Ensemble property was built in 2019.

(2)	U/W Base Rent is based on the underwritten rent roll dated August 29, 2018.

(3)	U/W Vacancy represents the economic vacancy of 5.5%.

(4)	U/W real estate taxes of $8,949 were based on the borrower's tax consultants estimated tax liability under the 421(a) tax abatement program.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Lake Woodlands Drive The Woodlands, TX 77380	Collateral Asset Summary – Loan No. 14 Woodlands Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 26.0% 3.95x 17.4%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Credit Assessment
(Fitch/KBRA/S&P)(5):	BBB- / AA- / N/A
Borrower Sponsors:	Brookfield Property REIT Inc.; Brookfield Property Partners L.P.; Brookfield Asset Management Inc.
Borrower:	The Woodlands Mall Associates, LLC
Original Balance(1):	$30,000,000
Cut-off Date Balance(1):	$30,000,000
% by Initial UPB:	3.2%
Interest Rate:	4.25600%
Payment Date:	1st of each month
First Payment Date:	September 1, 2019
Maturity Date:	August 1, 2029
Amortization:	Interest Only
Additional Debt(1):	$217,600,000 Pari Passu Debt; $177,400,000 Subordinate Debt; $39,503,446 Mezzanine Debt; Future Mezzanine Debt Permitted
Call Protection(2):	L(26), D(89), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	Springing	$377,291
TI/LC:	$0	Springing	$3,018,324
Outstanding Tenant Obligations:	$2,174,886	$0	NAP
Major Anchor:	$0	Springing	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Super Regional Mall
Collateral:	Fee Simple
Location:	The Woodlands, TX
Year Built / Renovated:	1994, 2003, 2016 / NAP
Total Sq. Ft.(3):	758,231
Property Management:	Self-Managed
Underwritten NOI:	$43,116,674
Underwritten NCF:	$42,206,797
Appraised Value:	$953,400,000
Appraisal Date:	April 20, 2019

Historical NOI
Most Recent NOI:	$43,706,659 (T-12 May 31, 2019)
2018 NOI:	$43,176,859 (December 31, 2018)
2017 NOI:	$41,521,330 (December 31, 2017)
2016 NOI:	$37,955,056 (December 31, 2016)

Historical Occupancy(4)
Most Recent Occupancy:	95.8% (May 28, 2019)
2018 Occupancy:	94.2% (December 31, 2018)
2017 Occupancy:	95.8% (December 31, 2017)
2016 Occupancy:	96.1% (December 31, 2016)

Financial Information(1)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$30,000,000
Pari Passu Notes	217,600,000
Total Senior Notes	$247,600,000	$327 / $327	26.0% / 26.0%	4.04x / 3.95x	17.4% / 17.0%	17.4% / 17.0%
B Note	177,400,000
Whole Loan	$425,000,000	$561 / $561	44.6% / 44.6%	2.35x / 2.30x	10.1% / 9.9%	10.1% / 9.9%
Mezzanine Loan	39,503,446
Total Debt	$464,503,446	$613 / $561	48.7% / 44.6%	1.83x / 1.79x	9.3% / 9.1%	10.1% / 9.9%
(1)	The Woodlands Mall loan consists of the non-controlling Note A-4-2 with a Cut-off Date balance of $30,000,000 (the “Woodlands Mall Loan”) and is part of a whole loan evidenced by nine senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $247.6 million and one subordinate note with an outstanding principal balance as of the Cut-off Date of $177.4 million (the “Woodlands Mall Whole Loan”).

(2)	The lockout period will be at least 26 payments beginning with and including September 1, 2019. The borrower has the option to defease the Woodlands Mall Whole Loan in full after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) July 5, 2022. The assumed lockout period of 26 payments is based on the expected Benchmark 2019-B13 securitization closing date in October 2019. The actual lockout period may be longer.

(3)	Based on total collateral sq. ft. of 758,231, which does not account for an additional 713,438 sq. ft. for Dillard’s (229,866 sq. ft.), Macy’s (199,019 sq. ft.), JCPenney (146,553 sq. ft.) and Nordstrom (138,000 sq. ft.), which are not part of the collateral.

(4)	Borrower provided information, reflects collateral occupancy only. Inclusive of the non-collateral anchors, 2016 Occupancy was 96.6%, 2017 Occupancy was 96.4%, 2018 Occupancy was 94.9% and Most Recent Occupancy was 97.8%.

(5)	Fitch and KBRA provided the listed assessments for the Woodlands Mall Loan in the context of its inclusion in the mortgage pool. S&P does not provide a credit assessment but confirmed that the Woodlands Mall Loan has credit characteristics consistent with an investment grade obligation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Lake Woodlands Drive The Woodlands, TX 77380	Collateral Asset Summary – Loan No. 14 Woodlands Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 26.0% 3.95x 17.4%

The relationship between the holders of the Woodlands Mall Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Woodlands Mall Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-4-2	$30,000,000	$30,000,000	Benchmark 2019-B13	No
A-2, A-6	70,000,000	70,000,000	CD 2019-CD8	No
A-1-1, A-5, A-7	76,200,000	76,200,000	Benchmark 2019-B12	No(1)
A-3, A-4-1	50,000,000	50,000,000	GSMS 2019-GC42(2)	No
A-1-2	21,400,000	21,400,000	DBRI	No
Total Senior Notes	$247,600,000	$247,600,000
B	177,400,000	177,400,000	Benchmark 2019-B12	Yes(1)
Total	$425,000,000	$425,000,000
(1)	With respect to the Woodlands Mall Whole Loan, the initial control note is Note B. During the continuance of a Woodlands Mall control appraisal period, Note A-1-1 will be the control note. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—Woodlands Mall Whole Loan” in the Preliminary Prospectus.

(2)	The GSMS 2019-GC42 securitization transaction is expected to close prior to the Closing Date.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$425,000,000	91.4%	Loan Payoff	$322,891,259	69.4%
Mezzanine Loan	40,000,000	8.6%	Upfront Reserves	2,174,886	0.5%
			Closing Costs	3,880,393	0.8%
			Return of Equity	136,053,462	29.3%
Total Sources	$465,000,000	100.0%	Total Uses	$465,000,000	100.0%

The Borrower / Borrower Sponsors. The borrower is The Woodlands Mall Associates, LLC, a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The borrower sponsors are Brookfield Property REIT Inc., Brookfield Property Partners L.P. and Brookfield Asset Management Inc. and the non-recourse carveout guarantor is BPR OP, LP, each an affiliate of Brookfield Properties. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Woodlands Mall Whole Loan

Brookfield Properties is a fully-integrated, global real estate services company, providing development and portfolio management capabilities across the real estate investment strategies of Brookfield Asset Management — a global alternative asset manager with over $365 billion in assets under management. Brookfield Properties manages or owns approximately 320 million sq. ft. of office, retail and multifamily commercial real estate worldwide. The Woodlands Mall property has historically been indirectly owned by GGP Inc. In August 2018, GGP Inc. was acquired by Brookfield Property Partners L.P.

The Property. The Woodlands Mall property is a 758,231 sq. ft. portion of the Woodlands Mall shopping center, a two-level enclosed super regional mall that contains approximately 1.47 million sq. ft. of gross leasable area. The Woodlands Mall Shopping Center is anchored by Dillard’s, Macy’s, JCPenney, and Nordstrom, which each separately own their improvements and underlying land and as such are excluded from the Woodlands Mall Whole Loan collateral. The Woodlands Mall Shopping Center is also junior anchored by Dick’s Sporting Goods and Forever 21 (both part of the Woodlands Mall Whole Loan collateral). The four major non-collateral anchors (Dillard’s, Macy’s, JCPenney, and Nordstrom) have 2018 sales estimates of $41.0 million, $73.0 million, $15.0 million, and $34.2 million, respectively. The operating covenants of the non-collateral anchors have expired, other than Nordstrom, which expires in 2029. As of the trailing 12 months ending May 2019, Dick’s Sporting Goods and Forever 21 reported total sales of approximately $12.7 million and $7.6 million, respectively. According to news reports, Forever 21 Inc. is preparing for a potential bankruptcy filing, which may result in the Forever 21 tenant exercising its termination option described below or otherwise closing. We cannot assure you that the Forever 21 tenant will remain open for business.

The Woodlands Mall property consists of a broad merchandise mix with over 150 specialty retailers including Apple, Athleta, Banana Republic, Coach, Microsoft, Pink, Pottery Barn, Michael Kors, and Sephora. Additionally, there are five office suites at the Woodlands Mall property, which comprise 38,087 sq. ft. The Woodlands Mall property also features various dining options such as Brio, The Cheesecake Factory, Fleming's Prime Steakhouse, Panera Bread, and P.F. Chang’s Asian Bistro, which are complemented by a ten-bay food court located in the lower level of the Woodlands Mall property. The Apple store is expanding its footprint at the Woodlands Mall property, and is expected to comprise 8,409 sq. ft. upon expansion, which is expected to be completed in December 2019 (current footprint is 6,311 sq. ft.). The borrower sponsor spent approximately $7.9 million associated with the Apple suite, which involved creation of the space in the center court of the Woodlands Mall property, including structural work and removal of escalators. The borrower sponsor has turned over this raw space to Apple, and according to the borrower sponsor, Apple plans to invest significant capital to renovate space. As of the trailing 12 months ending May 2019, the Apple store generated sales of approximately $50.1 million ($7,934 PSF (based on sq. ft. prior to its expansion)). Other notable features at the Woodlands Mall property include an outdoor lifestyle shopping area connected to the Woodlands waterway where visitors can experience water taxi service to surrounding offices and residences.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Lake Woodlands Drive The Woodlands, TX 77380	Collateral Asset Summary – Loan No. 14 Woodlands Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 26.0% 3.95x 17.4%

As of May 28, 2019, the Woodlands Mall property had an occupancy rate of 95.8% (excluding non-collateral anchors). As of the trailing 12 months ending May 2019, the Woodlands Mall property generated in-line (<10,000 sq. ft.) sales of $708 PSF with an occupancy cost ratio of 13.4%. Excluding the Apple store, the Woodlands Mall property generated in-line (<10,000 sq. ft.) sales of $569 PSF with an occupancy cost ratio of 16.8% over the same period.

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration		Occupancy
							Sales PSF(3)	Cost(3)
Forever 21(4)	NR / NR / NR	85,150	11.2%	$20.53	5.4%	6/30/2025	$90	22.9%
Dick’s Sporting Goods	NR / NR / NR	83,075	11.0	$18.50	4.7	1/31/2027	$153	16.1%
Victoria’s Secret	NR / Ba1 / BB	9,474	1.2	$77.00	2.2	1/31/2027	$824	15.6%
Barnes & Noble	NR / NR / NR	30,471	4.0	$22.97	2.2	1/31/2020	$268	8.6%
Arhaus Furniture	NR / NR / NR	14,484	1.9	$45.92	2.0	1/31/2025	$480	11.9%
Express	NR / NR / NR	7,429	1.0	$85.89	2.0	1/31/2021	$364	23.6%
Pottery Barn	NR / NR / NR	13,363	1.8	$47.74	2.0	1/31/2022	$511	11.2%
Tyler’s	NR / NR / NR	17,116	2.3	$34.88	1.8	10/31/2023	$302	15.2%
Microsoft	AA+ / Aaa / AAA	6,506	0.9	$81.04	1.6	6/25/2024	$834	10.9%
Altar’d State	NR / NR / NR	6,809	0.9	$75.13	1.6	1/31/2025	$571	15.1%
Subtotal / Wtd. Avg.		273,877	36.1%	$30.28	25.5%
Remaining Tenants		452,171	59.6	$53.50	74.5%
Occupied Subtotal / Wtd. Avg.(5)		726,048	95.8%	$46.39	100.0%
Vacant Space		32,183	4.2%
Total / Wtd. Avg.		758,231	100.0%

(1)	Based on the underwritten rent roll dated May 28, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Sales PSF and Occupancy Cost are as of the trailing 12 months ending May 31, 2019.

(4)	Forever 21 has the right to terminate its lease at any time upon 180 days’ notice and payment of a termination fee equal to 12 months of minimum annual rent.

(5)	The Occupied Subtotal / Wtd. Avg. U/W Base Rent PSF excludes 25,819 sq. ft. which has no attributable base rent.

The following table presents certain information relating to the historical occupancy and tenant sales at the Woodlands Mall property:

Historical Occupancy and Tenant Sales(1)(2)
	2010	2011	2012	2013	2014	2015	2016	2017	2018	Current(3)
Occupancy including non-collateral anchors(4)	93.1%	93.6%	96.1%	96.5%	97.7%	83.8%	96.6%	96.4%	94.9%	97.8%
Occupancy excluding non-collateral anchors(4)	91.4%	92.0%	95.4%	95.9%	97.3%	81.3%	96.1%	95.8%	94.2%	95.8%
In-line Tenant (<10,000 sq. ft.) Sales PSF(5)	NAP	NAP	NAP	NAP	NAP	NAP	$723	$711	$717	$708
In-line Tenant (<10,000 sq. ft.) Sales PSF (excl. Apple)	NAP	NAP	NAP	NAP	NAP	NAP	$622	$602	$590	$569
(1)	Historical Occupancy is based on the average of each respective year.

(2)	Not all tenants at the Woodlands Mall property are required to report sales.

(3)	Current occupancy is based on the underwritten rent roll dated May 28, 2019, including recently executed leases. Current sales data is as of the trailing 12 months ending May 31, 2019.

(4)	In 2015, occupancy declined due to the Dick’s Sporting Goods box being added to the Woodlands Mall property, but not capturing the Dick’s Sporting Goods lease as in-place given the store did not open for operation until October 2016.

(5)	Apple’s sales are based on the tenant’s 8,409 sq. ft. that it will be expanding into in December 2019 at the Woodlands Mall property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Lake Woodlands Drive The Woodlands, TX 77380	Collateral Asset Summary – Loan No. 14 Woodlands Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 26.0% 3.95x 17.4%

Lease Rollover Schedule(1)(2)(3)
Year	Number of Leases Expiring(4)	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	1	1,917	0.3%	1,917	0.3%	$0.00	0.0%	0.0%
2019	12	36,616	4.8	38,533	5.1%	$47.44	5.3	5.3%
2020	20	70,726	9.3	109,259	14.4%	$42.61	9.3	14.6%
2021	20	35,940	4.7	145,199	19.1%	$76.41	8.5	23.1%
2022	15	75,799	10.0	220,998	29.1%	$47.76	11.1	34.2%
2023	11	44,434	5.9	265,432	35.0%	$52.06	7.1	41.3%
2024	16	68,633	9.1	334,065	44.1%	$44.93	9.5	50.8%
2025	15	145,211	19.2	479,276	63.2%	$38.33	17.1	68.0%
2026	14	33,746	4.5	513,022	67.7%	$72.29	7.5	75.5%
2027	8	124,644	16.4	637,666	84.1%	$28.37	10.9	86.4%
2028	13	31,094	4.1	668,760	88.2%	$71.25	6.8	93.2%
2029	9	38,371	5.1	707,131	93.3%	$42.66	5.0	98.2%
Thereafter	4	18,917	2.5	726,048	95.8%	$30.46	1.8	100.0%
Vacant	0	32,183	4.2	758,231	100.0%	NAP	NAP
Total / Wtd. Avg. (5)	158	758,231	100.0%			$46.39	100.0%
(1)	Based on the underwritten rent roll dated May 28, 2019.

(2)	Calculated based on the approximate square footage occupied by each collateral tenant.

(3)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(4)	Number of Leases Expiring excludes approximately 30 temporary/kiosk tenants which operate under short term leases.

(5)	The Total / Wtd. Avg. Annual U/W Base Rent PSF excludes 25,819 sq. ft. which has no attributable base rent.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2016	2017	2018	T-12 5/31/2019	U/W	U/W PSF(2)
Base Rent	$28,621,745	$31,111,560	$32,538,184	$33,313,292	$32,484,623	$42.84
Rent Steps(3)	0	0	0	0	747,681	$0.99
Gross Up Vacancy	0	0	0	0	2,965,936	$3.91
Reimbursements	11,821,126	12,508,578	11,984,194	12,383,926	13,320,934	$17.57
Other Income(4)	6,723,425	8,189,537	8,267,824	8,220,484	7,378,029	$9.73
Vacancy & Credit Loss	(122,935)	(278,970)	172,149	(109,714)	(2,965,936)	($3.91)
Effective Gross Income	$47,043,362	$51,530,705	$52,962,351	$53,807,988	$53,931,267	$71.13
Real Estate Taxes	2,779,751	3,901,952	4,054,151	4,370,019	$5,083,264	$6.70
Insurance	224,629	212,697	111,713	116,909	116,928	$0.15
Management Fee	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	$1.32
Other Operating Expenses	5,083,926	4,894,727	4,619,627	4,614,401	4,614,401	$6.09
Total Operating Expenses	$9,088,306	$10,009,375	$9,785,492	$10,101,329	$10,814,593	$14.26
Net Operating Income	$37,955,056	$41,521,330	$43,176,859	$43,706,659	$43,116,674	$56.86
TI/LC	0	0	0	0	758,231	$1.00
Capital Expenditures	0	0	0	0	151,646	$0.20
Net Cash Flow	$37,955,056	$41,521,330	$43,176,859	$43,706,659	$42,206,797	$55.66
(1)	Based on the underwritten rent roll dated May 28, 2019.

(2)	U/W PSF is based on 758,231 sq. ft.

(3)	Includes $621,640 of contractual rent steps through June 1, 2020 and $126,041 for straight line average rent for Microsoft, Starbucks, Sephora, AT&T, Coach and Michael Kors.

(4)	U/W Other Income consists of % in lieu income ($550,214), overage rent ($722,055), specialty leasing income ($5,488,535), and miscellaneous income ($617,224), which includes parking revenue, carousel revenue and trash pad/recycling income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

901-1001 Lakeside Avenue East Cleveland, OH 44114	Collateral Asset Summary – Loan No. 15 Northpoint Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 62.3% 3.31x 11.3%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Refinance
Borrower Sponsors:	William Z. Hertz; Isaac Hertz; Sarah Hertz
Borrower:	Hertz Cleveland North Point, LLC
Original Balance(1):	$25,000,000
Cut-off Date Balance(1):	$25,000,000
% by Initial UPB:	2.6%
Interest Rate:	3.30000%
Payment Date:	6th of each month
First Payment Date:	October 6, 2019
Maturity Date:	September 6, 2024
Amortization:	Interest Only
Additional Debt(1):	65,500,000 Pari Passu Debt
Call Protection(2):	L(25), D(30), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves
	Initial	Monthly	Cap
Taxes:	$1,379,655	$344,914	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	$14,556	$524,001
TI/LC(3):	$10,500,000	Springing	$5,000,000
Unfunded Obligations:	$2,109,853	$0	NAP
Free Rent:	$1,259,644	$75,758	NAP
Ground Rent:	$40,000	$10,000	NAP

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral(4):	Fee Simple / Leasehold
Location:	Cleveland, OH
Year Built / Renovated:	1985 / 2017-2019
Total Sq. Ft.:	873,335
Property Management:	Hertz Management Group, LLC
Underwritten NOI(5):	$10,209,290
Underwritten NCF:	$10,034,623
Appraised Value:	$145,300,000
Appraisal Date:	July 18, 2019

Historical NOI
Most Recent NOI(5):	$8,392,212 (T-12 June 30, 2019)
2018 NOI:	$7,999,814 (December 31, 2018)
2017 NOI:	$8,844,707 (December 31, 2017)
2016 NOI(6):	NAV

Historical Occupancy
Most Recent Occupancy(7):	79.5% (May 16, 2019 & July 16, 2019)
2018 Occupancy:	72.0% (December 31, 2018)
2017 Occupancy:	78.3% (December 31, 2017)
2016 Occupancy(6):	NAV

Financial Information(1)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$25,000,000
Pari Passu Notes	$65,500,000
Whole Loan	$90,500,000	$104 / $104	62.3% / 62.3%	3.37x / 3.31x	11.3% / 11.1%	11.3% / 11.1%
(1)	The Northpoint Tower Loan (as defined below) consists of the non-controlling Note A-2-1 with an original principal balance and Cut-off Date balance of $25.0 million (the “Northpoint Tower Loan”) and is part of a whole loan evidenced by four pari passu notes with an aggregate original principal balance and Cut-off Date balance of $90.5 million (the “Northpoint Tower Whole Loan”).

(2)	The lockout period will be at least 25 payments beginning with and including the first payment date of October 6, 2019. The borrower has the option to defease the full $90,500,000 Northpoint Tower Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) the third anniversary of the note date, August 9, 2022. The assumed lockout period of 25 payments is based on the expected Benchmark 2019-B13 securitization closing date in October 2019. The actual lockout period may be longer.

(3)	Monthly deposits into the TI/LC reserve are waived as long as the balance in the TI/LC reserve account is greater than or equal to $5,000,000. To the extent the balance in the TI/LC reserve is less than $5,000,000, $90,972 is required to be deposited on each monthly due date until the balance equals or exceeds $5,000,000.

(4)	The Northpoint Tower property consists of two office buildings with a 216 space underground parking garage and a 1,005 space parking garage structure. The two office buildings and the underground parking garage are owned in fee simple, however the parking garage structure is subject to a ground lease with the City of Cleveland expiring in 2059.

(5)	The increase from Most Recent Net Operating Income to Underwritten Net Operating Income is primarily from (i) GSA ($909,100 of base rent), which has signed a lease for 45,455 sq. ft. that is expected to commence in November 2019 and (ii) Rent Steps of $404,309.

(6)	The borrower sponsors acquired the Northpoint Tower property in September 2016. As such full year 2016 occupancy and financial information is not available.

(7)	Most Recent Occupancy is based on the underwritten rent roll dated July 16, 2019 for the 1001 Lakeside Avenue Building (as defined below) and May 16, 2019 for the 901 Lakeside Avenue Building (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

901-1001 Lakeside Avenue East Cleveland, OH 44114	Collateral Asset Summary – Loan No. 15 Northpoint Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 62.3% 3.31x 11.3%

The relationship between the holders of the Northpoint Tower Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-2-1	$25,000,000	$25,000,000	Benchmark 2019-B13	No
Note A-1	40,500,000	40,500,000	GCMS 2019-GC42(1)	Yes
Note A-2-2	5,000,000	5,000,000	GCMS 2019-GC42(1)	No
Note A-3	20,000,000	20,000,000	GCMS 2019-GC42(1)	No
Total	$90,500,000	$90,500,000
(1)	The GSMS 2019-GC42 securitization transaction is expected to close prior to the Closing Date.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$90,500,000	89.3%	Loan Payoff	$82,751,324	81.6%
Other Sources(1)	8,962,268	8.8	Upfront Reserves	15,289,152	15.1%
Borrower Sponsor Equity	1,894,166	1.9	Closing Costs	3,315,958	3.3%
Total Sources	$101,356,433	100.0%	Total Uses	$101,356,433	100.0%
(1)	Other Sources consists of the transfer of reserves from the prior debt on the Northpoint Tower property to partially fund certain upfront reserves for the Northpoint Tower Whole Loan. $8,002,731 was transferred with respect to the TI/LC reserve and $959,536 was transferred with respect to the Taxes reserve.

The Borrower / Borrower Sponsors. The borrower is Hertz Cleveland North Point, LLC, a Delaware limited liability company and single purpose entity with at least one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Northpoint Tower Whole Loan. The borrower sponsors and initial non-recourse carveout guarantors are William Z. Hertz, Isaac Hertz and Sarah Hertz of Hertz Investment Group. Hertz Investment Group is a real estate investment firm that acquires, markets and manages high-rise office properties throughout the United States. Currently Hertz Investment Group’s portfolio comprises more than 21 million sq. ft. across 25 cities. In addition to the Northpoint Tower property, Hertz Investment Group owns and manages the 508,397 sq. ft. Fifth Third Center and the 340,000 sq. ft. Skylight Office Tower properties located in Cleveland. Following the origination of the Northpoint Tower Whole Loan, Hertz Group Realty Operating Partnership, LP, a Delaware limited partnership, acquired 100% of the equity interests in the borrower, as permitted under the loan documents. It is expected that the borrower will exercise its right to substitute Hertz Group Realty Operating Partnership, LP as the non-recourse carveout guarantor in place of the initial non-recourse carveout guarantors in accordance with certain terms and provisions set forth in the loan documents.

The Property. The Northpoint Tower property consists of 873,335 sq. ft. of Class A office space spanning two buildings with a 216-space underground parking garage and a 1,005 space parking garage located in the Cleveland, Ohio central business district (the “Cleveland CBD”). The three buildings consist of a five-story, 281,397 sq. ft. office building located at 901 Lakeside Avenue East (the “901 Lakeside Avenue Building”), a 19-story, 591,938 sq. ft. office building adjacently located at 1001 Lakeside Avenue East (the “1001 Lakeside Avenue Building”) and a four-story, 1,005-stall parking garage connected to the 901 Lakeside Avenue Building and 1001 Lakeside Avenue Building via a sky-bridge (the “Northpoint Tower Parking Garage”). The Northpoint Tower property was 79.5% occupied based on the underwritten rent roll dated May 16, 2019 for the 901 Lakeside Avenue Building and based on the underwritten rent roll dated July 16, 2019 for the 1001 Lakeside Avenue Building. At origination of the Northpoint Tower Whole Loan, the borrower funded $10.5 million into the TI/LC reserve that is not tied to any specific tenant and is to be used for future leasing at the Northpoint Tower property.

The largest tenant based on underwritten base rent, Jones Day (39.2% of NRA; 55.1% of U/W Base Rent), occupies 342,641 sq. ft. Jones Day occupies 100.0% of the 901 Lakeside Avenue Building and two full floors of the 1001 Lakeside Avenue Building. The Jones Day leases expire in June 2026 and the Jones Day has two, 10-year renewal options remaining with no termination options. The Northpoint Tower property serves as the headquarters location for Jones Day, which has been located at the Northpoint Tower property since 1987. Founded in 1893, Jones Day currently has over 2,500 attorneys across 42 offices worldwide and was ranked as the ninth largest law firm in AM Law’s 2018-2019 rankings. Over the last three years, Jones Day has performed a renovation to each of its floors, spending approximately $17 million of its own money on the renovation in addition to the $6 million in tenant improvements Jones Day received in connection with its 2011 lease extension. Jones Day has renewed its leases at the Northpoint Tower property seven times and expanded its space four times since its initial occupancy began in 1987. Jones Day has a right of first refusal to purchase the 901 Lakeside Avenue Building solely to the extent that the 901 Lakeside Avenue Building is not concurrently transferred with the entirety of the Northpoint Tower property. The right of first refusal was not subordinated to the lien of the mortgage as the right of first refusal only applies to the extent that the 901 Lakeside Avenue Building is transferred separate and apart from the entirety of the Northpoint Tower property.

The second largest tenant based on underwritten base rent, GSA (9.1% of NRA; 10.4% of U/W Base Rent), occupies 79,151 sq. ft. of office space. GSA has (i) 45,455 sq. ft. expiring October 31, 2029, (ii) 31,409 sq. ft. expiring May 31, 2020 and (iii) 2,287 sq. ft. expiring October 31, 2028 and operates as the Department of Health and Human Services and the Department of Labor. The Department of Health and Human Services signed a new lease at the 1001 Lakeside Avenue Building in July 2018 for 45,455 sq. ft. that will be occupied by courtrooms for Medicaid’s court of appeals and is anticipating to complete its buildout or take occupancy in or around December 2019. The total cost of the Department of Health and Human Services buildout is expected to be approximately $4.1 million, with the borrower sponsors covering only approximately $1.7 million and GSA paying for the remainder. The Department of Labor initially moved into the Northpoint Tower property in 2001 and utilizes its office space for workers compensation claims, focusing on cancer and other sickness claims from employees working on nuclear weapons.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

901-1001 Lakeside Avenue East Cleveland, OH 44114	Collateral Asset Summary – Loan No. 15 Northpoint Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 62.3% 3.31x 11.3%

The third largest tenant based on underwritten base rent, Willis Towers Watson US LLC (“Willis Towers Watson”) (3.2% of NRA; 4.1% of U/W Base Rent), occupies 28,135 sq. ft. of office space on a portion of the 15th floor of the 1001 Lakeside Avenue Building on a lease expiring in December 2025. Willis Towers Watson is a publicly traded (NASDAQ: WLTW) global advisory, broking and solutions company that helps clients around the world realize their path for growth. Willis Towers Watson has 45,000 employees serving more than 140 countries and markets. For the year ended December 2018, Willis Towers Watson reported revenue of approximately $8.5 billion and net income of approximately $695 million. Willis Towers Watson has been located at the Northpoint Tower property since 1999 and has renewed its lease twice at the property since initial occupancy.

The Northpoint Tower parking garage is located on a 2.16 acre parcel which is owned by the City of Cleveland. The ground lease with the City of Cleveland expires in 2059, with annual base ground rent of $120,000, subject to annual consumer price index increases. The ground lease also requires payment of percentage rent above gross receipts of $1.6 million, however gross receipts are currently approximately $1.2 million and percentage rent is not being paid.

Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(3)	% of Total U/W Base Rent(3)	Lease Expiration
Jones Day	NR / NR / NR	342,641	39.2%	$26.59	55.1%	6/30/2026
GSA(4)	AAA / Aaa / AA+	79,151	9.1%	$21.80	10.4%	10/31/2029
Willis Towers Watson(5)	BBB / Baa3 / BBB	28,135	3.2%	$24.00	4.1%	12/31/2025
CGI Technologies & Solutions	NR / NR / NR	32,919	3.8%	$20.00	4.0%	7/31/2020
RSM US LLP	NR / NR / NR	25,753	2.9%	$21.50	3.3%	5/31/2021
Mansour Gavin, LPA(6)	NR / NR / NR	22,541	2.6%	$21.00	2.9%	5/31/2025
United Healthcare Services, Inc.	A- / A3 / A+	15,213	1.7%	$22.00	2.0%	5/31/2023
Stantec Consulting Services, Inc.	NR / NR / NR	15,950	1.8%	$19.76	1.9%	10/31/2023
Spangenberg Shibley & Liber	NR / NR / NR	13,929	1.6%	$22.51	1.9%	10/31/2021
Albertelli Law Partners Ohio	NR / NR / NR	13,552	1.6%	$21.00	1.7%	8/31/2027
Sub Total / Wtd. Avg.		589,784	67.5%	$24.49	87.4%
Remaining Office Tenants		104,353	11.9%	$20.03	12.6%
Total / Wtd. Avg. Occupied		694,137	79.5%	$23.82	100.0%
Vacant Space		179,198	20.5%	NAP	NAP
Total / Wtd. Avg.		873,335	100.0%	$23.82	100.0%
(1)	Based on the underwritten rent roll dated July 16, 2019 for the 1001 Lakeside Avenue Building and May 16, 2019 for the 901 Lakeside Avenue Building.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	U/W Base Rent PSF and % of Total U/W Base Rent include contractual rent steps of $107,354 through July 1, 2020 and $296,954 for the present value of rent steps for Jones Day and Willis Towers Watson.

(4)	GSA has 45,455 SF expiring October 31, 2029, 31,409 SF expiring May 31, 2020 and 2,287 SF expiring October 31, 2028. GSA is permitted to terminate (a) the 45,455 SF expiring on October 31, 2029 at any time after October 31, 2024 with 90 days’ notice, (b) the 31,409 SF expiring May 31, 2020 at any time with 120 days’ notice and (c) the 2,287 SF expiring October 31, 2028 any time after October 31, 2023 with 90 days’ notice.

(5)	Willis Towers Watson has a one-time option to terminate its lease on December 31, 2021 by providing at least 12 months’ notice and paying an early termination fee equal to the sum of four months of base rent plus the sum of (i) any unamortized portion of the early rent reset under the lease, (ii) the unamortized portion of the tenant improvement allowance and (iii) the unamortized portion of any legal costs or commissions.

(6)	Mansour Gavin, LPA can terminate its lease in June 2020, with nine months’ prior notice, provided it pays a termination fee equal to $176,893 plus other miscellaneous fees.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

901-1001 Lakeside Avenue East Cleveland, OH 44114	Collateral Asset Summary – Loan No. 15 Northpoint Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 62.3% 3.31x 11.3%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	1	1,791	0.2%	1,791	0.2%	$19.40	0.2%	0.2%
2019	0	0	0.0	1,791	0.2%	$0.00	0.0	0.2%
2020	5	88,666	10.2	90,457	10.4%	$22.04	11.8	12.0%
2021	5	71,971	8.2	162,428	18.6%	$22.06	9.6	21.6%
2022	5	24,223	2.8	186,651	21.4%	$14.72	2.2	23.8%
2023(3)	2	31,163	3.6	217,814	24.9%	$20.85	3.9	27.7%
2024	1	5,523	0.6	223,337	25.6%	$21.00	0.7	28.4%
2025	2	50,676	5.8	274,013	31.4%	$22.66	6.9	35.4%
2026	3	358,830	41.1	632,843	72.5%	$26.27	57.0	92.4%
2027	1	13,552	1.6	646,395	74.0%	$21.00	1.7	94.1%
2028(3)	1	2,287	0.3	648,682	74.3%	$28.49	0.4	94.5%
2029	1	45,455	5.2	694,137	79.5%	$20.00	5.5	100.0%
Thereafter	0	0	0.0	694,137	79.5%	$0.00	0.0	100.0%
Vacant	0	179,198	20.5	873,335	100.0%	$0.00	0.0	100.0%
Total / Wtd. Avg.	27	873,335	100.0%			$23.82	100.0%

(1)	Based on the underwritten rent roll dated July 16, 2019 for the 1001 Lakeside Avenue Building and May 16, 2019 for the 901 Lakeside Avenue Building.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

Cash Flow Analysis.

Cash Flow Analysis
	2017	2018	T-12 6/30/2019	U/W	U/W PSF
Base Rent(1)	$15,172,790	$14,586,882	$14,890,416	$16,534,081	$18.93
Vacant Income	0	0	0	3,776,292	$4.32
Gross Potential Rent	$15,172,790	$14,586,882	$14,890,416	$20,310,373	$23.26
Total Reimbursement Revenue	532,192	263,012	291,935	265,351	$0.30
Less: Vacancy & Credit Loss	(288,518)	(253,755)	(273,300)	(3,776,292)	($4.32)
Parking	1,769,422	1,667,248	1,685,938	1,685,938	$1.93
Other Income	217,694	149,061	176,004	176,004	$0.20
Effective Gross Income	$17,403,580	$16,412,448	$16,770,993	$18,661,374	$21.37

Real Estate Taxes	$3,440,551	$3,264,532	$3,228,403	$3,164,674	$3.62
Insurance	$152,779	131,521	119,757	102,902	$0.12
Management Fee	$522,107	492,373	503,130	559,841	$0.64
Other Operating Expenses	4,443,436	4,524,208	4,527,491	4,624,666	$5.30
Total Operating Expenses	$8,558,873	$8,412,634	$8,378,781	$8,452,084	$9.68

Net Operating Income(2)	$8,844,707	$7,999,814	$8,392,212	$10,209,290	$11.69
TI/LC	0	0	0	0	$0.00
Capital Expenditures	0	0	0	174,667	$0.20
Net Cash Flow	$8,844,707	$7,999,814	$8,392,212	$10,034,623	$11.49
(1)	U/W Base Rent includes contractual rent steps of $107,354 through July 1, 2020 and $296,954 for the present value of rent steps for Jones Day and Willis Towers Watson.

(2)	The increase from TTM 6/30/2019 Net Operating Income to Underwritten Net Operating Income is primarily from (i) GSA ($909,100 of Base rent), which has signed a lease for 45,455 sq. ft. that is expected to commence in November 2019 and (ii) Rent Steps of $404,309.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND
OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Academy Securities, Inc. and Drexel Hamilton, LLC or any other underwriter, (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the preliminary prospectus relating to the Benchmark 2019-B13 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B13 (the "Offering Document").  The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

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